                           The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed.  This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not seeking an offer to buy these securities in any state where the offer or sale is prohibited.

                                                       SUBJECT TO COMPLETION DATED JANUARY 9, 2007
                                    Prospectus Supplement dated January [•], 2007 to Prospectus dated January 9, 2007

                                                       FIA Card Services, National Association
                                                           Sponsor, Servicer and Originator

                                                           BA Credit Card Funding, LLC
                                                               Transferor and Depositor

                                                               BA Credit Card Trust
                                                                  Issuing Entity

                                                                     BAseries
                        The issuing entity will issue and sell:                              Class A(2007-1) Notes
                        Principal amount                                                     $400,000,000
                        Interest rate                                                        [•]% per year
                        Interest payment dates                                               15th day of each month,
                                                                                             beginning in March 2007
                        Expected principal payment date                                      January 17, 2017
                        Legal maturity date                                                  June 17, 2019
                        Expected issuance date                                               January [•], 2007
                        Price to public                                                      $[•] (or [•]%)
                        Underwriting discount                                                $[•] (or [•]%)
                        Proceeds to the issuing entity                                       $[•] (or [•]%)

The Class A(2007-1) notes are a tranche of the Class A notes of the BAseries.

Credit Enhancement: Interest and principal on the Class B notes and the Class C notes of the BAseries are subordinated to payments on the Class A notes as described herein and in the accompanying prospectus.

The Class A(2007-1) notes will have the benefit of an interest rate swap agreement provided by Bank of
America, N.A., as derivative counterparty.

______________________________________________________________________________________________________________________________

You should consider the discussion under "Risk Factors" beginning on page S-8 of this prospectus supplement and page 28 of the accompanying prospectus before you purchase any notes.

The primary asset of the issuing entity is the collateral certificate, Series 2001-D.  The collateral certificate represents an undivided interest in BA Master Credit Card Trust II.  Master Trust II's assets include receivables arising in a portfolio of unsecured consumer revolving credit card accounts.  The notes are obligations of the issuing entity only and are not obligations of BA Credit Card Funding, LLC, FIA Card Services, National Association, their affiliates or any other person.  Each tranche of notes will be secured by specified assets of the issuing entity as described in this prospectus supplement and in the accompanying prospectus.  Noteholders will have no recourse to any other assets of the issuing entity for payment of the BAseries notes.

The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
______________________________________________________________________________________________________________________________

Neither the SEC nor any state securities commission has approved the notes or determined that this prospectus supplement or the prospectus is truthful, accurate or complete.  Any representation to the contrary is a criminal offense.

                                             Underwriters

                                   Banc of America Securities LLC
                                           Barclays Capital
                                              Citigroup
                                            Credit Suisse

                           Important Notice about Information Presented in this
                          Prospectus Supplement and the Accompanying Prospectus

         We provide information to you about the notes in two separate documents:

         (a) this prospectus supplement, which will describe the specific terms of the Class A(2007-1)
notes, and

         (b) the accompanying prospectus, which provides general information about the BAseries notes and each other series of notes which may be issued by the BA Credit Card Trust, some of which may not apply to the BAseries or the Class A(2007-1) notes.

         References to the prospectus mean the prospectus accompanying this prospectus supplement.

         This prospectus supplement may be used to offer and sell the Class A(2007-1) notes only if accompanied by the prospectus.

         This prospectus supplement supplements disclosure in the prospectus.

         You should rely only on the information provided in this prospectus supplement and the prospectus including any information incorporated by reference.  We have not authorized anyone to provide you with different information.

         We are not offering the Class A(2007-1) notes in any state where the offer is not permitted.
We do not claim the accuracy of the information in this prospectus supplement or the prospectus as of any date other than the dates stated on their respective covers.

         We include cross-references in this prospectus supplement and in the prospectus to captions in these materials where you can find further related discussions.  The Table of Contents in this prospectus supplement and in the prospectus provide the pages on which these captions are located.

         Parts of this prospectus supplement and the prospectus use defined terms.  You can find a listing of defined terms in the "Glossary of Defined Terms" beginning on page 176 in the prospectus.

                                                 ________

                                                    S-2

                   TABLE OF CONTENTS

         Use of Securitization as a

Annex I:

The Master Trust II Portfolio...................A-I-1
     General....................................A-I-1
     Delinquency and Principal Charge-Off
         Experience.............................A-I-1
     Revenue Experience.........................A-I-3
     Interchange................................A-I-5
     Principal Payment Rates....................A-I-5
     Renegotiated Loans and
        Re-Aged Accounts........................A-I-6
     The Receivables............................A-I-6

Annex II:
Outstanding Series, Classes and
        Tranches of Notes......................A-II-1

Annex III:
Outstanding Master Trust II Series............A-III-1

                             S-3

                                         Class A(2007-1) Summary

         This summary does not contain all the information you may need to make an informed investment decision.  You should read this prospectus supplement and the prospectus in their entirety before you purchase any notes.

         Only the Class A(2007-1) notes are being offered through this prospectus supplement and the prospectus.  Other series, classes and tranches of BA Credit Card Trust notes, including other tranches of notes that are included in the BAseries as a part of the Class A notes or other notes that are included in the Class A(2007-1) tranche, may be issued by the BA Credit Card Trust in the future without the consent of, or prior notice to, any noteholders.

         Other series of certificates of master trust II may be issued without the consent of, or prior notice to, any noteholders or certificateholders.

Transaction Parties
     Issuing Entity of the Notes                   BA Credit Card Trust
     Issuing Entity of the Collateral Certificate  BA Master Credit Card Trust II
     Sponsor, Servicer and Originator              FIA Card Services, National Association
     Transferor and Depositor                      BA Credit Card Funding, LLC
     Master Trust II Trustee, Indenture Trustee    The Bank of New York
     Owner Trustee                                 Wilmington Trust Company
     Derivative Counterparty                       Bank of America, N.A.

Assets
     Primary Asset of the Issuing Entity           Master trust II, Series 2001-D Collateral Certificate
     Collateral Certificate                        Undivided interest in master trust II
     Primary Assets of Master Trust II             Receivables in unsecured revolving credit card accounts
     Accounts and Receivables (as of beginning     Principal receivables:                       $83,607,927,315
          of the day on January 1, 2007)           Finance charge receivables:                  $1,275,952,648
                                                   Account average principal balance:           $1,754
                                                   Account average credit limit:                $14,161
                                                   Account average age:                         approximately 87
                                                                                                months
                                                   Account billing addresses:                   all 50 States plus
                                                                                                the District of
                                                                                                Columbia and Puerto
                                                                                                Rico
                                                   Aggregate total receivable balance as a
                                                   percentage of aggregate total credit limit:  12.57%
     Accounts (as of September 30, 2006)           With regard to statements prepared for
                                                   cardholders during September 2006 only,
                                                   accounts that had cardholders that made
                                                   the minimum payment under the terms of the
                                                   related credit card agreement:               3.49%
                                                   With regard to statements prepared for
                                                   cardholders during September 2006 only,
                                                   accounts that had cardholders that paid
                                                   their full balance under the terms of the
                                                   related credit card agreement:               10.17%

                                                    S-4

Asset Backed Securities Offered                     Class A(2007-1)
     Class                                          Class A
     Series                                         BAseries
     Initial Principal Amount                       $400,000,000
     Initial Nominal Liquidation Amount             $400,000,000
     Expected Issuance Date                         January [•], 2007
     Credit Enhancement                             Subordination of the Class B and the Class C notes
     Credit Enhancement Amount                      Required Subordinated Amount
     Required Subordinated Amount of Class B Notes  Applicable required subordination percentage of Class B notes multiplied by the adjusted outstanding dollar principal amount of the Class A(2007-1) notes.
     Required Subordination Percentage of Class B   8.72093%.  However, see "The Class A(2007-1) Notes—Required
        Notes                                       Subordinated Amount" for a discussion of the calculation of the applicable stated percentage and the method by which the
                                                    applicable stated percentage may be changed in the future.
     Required Subordinated Amount of Class C Notes  Applicable required subordination percentage of Class C notes multiplied by the adjusted outstanding dollar principal amount of the Class A(2007-1) notes.
     Required Subordination Percentage of Class C   7.55814%.  However, see "The Class A(2007-1) Notes—Required
        Notes                                       Subordinated Amount" for a discussion of the calculation of the applicable stated percentage and the method by which the
                                                    applicable stated percentage may be changed in the future.
     Accumulation Reserve Account Targeted Deposit  0.5% of the outstanding dollar principal amount of the
                                                    Class A(2007-1) notes.

Risk Factors                                        Investment in the Class A(2007-1) notes involves risks.  You should consider carefully the risk factors beginning on page
                                                    S-8 in this prospectus supplement and page 28 in the prospectus.

Interest
     Interest Rate                                  [•]% per year.
     Distribution Dates                             March 15, 2007 and the 15th day of each following calendar month
                                                    (or the next Business Day if the 15th is not a Business Day).
     Interest Accrual Method                        30/360
     Interest Accrual Periods                       From and including the issuance date to but excluding the 15th day of the calendar month in which the first interest payment date occurs and then from and including the 15th day of each calendar month to but excluding the 15th day in the next
                                                    calendar month.
     Interest Payment Dates                         Each distribution date starting on March 15, 2007
     First Interest Payment Date                    March 15, 2007
     First Interest Payment                         $[•]
     Business Day                                   New York, New York and Newark, Delaware

Principal
     Expected Principal Payment Date                January 17, 2017
     Legal Maturity Date                            June 17, 2019
     Revolving Period End                           Between 12 and 1 months prior to expected principal payment date

Servicing Fee                                       2% of the nominal liquidation amount

                                                    S-5

Anticipated Ratings                                 The Class A(2007-1) notes must be rated by at least one of the following nationally recognized rating agencies:
                                                    Moody's:                         Aaa
                                                    Standard & Poor's:               AAA
                                                    Fitch:                           AAA

Derivative Agreement                                The Class A(2007-1) notes will have the benefit of an interest rate swap agreement (referred to as the derivative agreement)
                                                    provided by Bank of America, N.A., as derivative counterparty.
                                                    Under the derivative agreement, for each Transfer Date:

                                                    o        the derivative counterparty will make a payment to the
                                                         issuing entity, based on the outstanding dollar principal
                                                         amount of the Class A(2007-1) notes, at a rate equal to
                                                         [•]% per year; and

                                                    o        the issuing entity will make a payment to the
                                                         derivative counterparty, based on the outstanding dollar
                                                         principal amount of the Class A(2007-1) notes, at a rate
                                                         not to exceed one-month LIBOR (for the related interest
                                                         period) plus [•]% per year.

                                                    For a more detailed discussion of the derivative agreement, see
                                                    "The Class A(2007-1) Notes—Derivative Agreement."

Early Redemption Events                             Early redemption events applicable to the Class A(2007-1) notes include the following: (i) the occurrence of the expected
                                                    principal payment date for such notes; (ii) each of the Pay Out
                                                    Events described under "Master Trust II—Pay Out Events" in the prospectus; (iii) the issuing entity becoming an "investment company" within the meaning of the Investment Company Act of
                                                    1940, as amended; and (iv) for any date the amount of Excess
                                                    Available Funds for the BAseries averaged over the 3 preceding calendar months is less than the Required Excess Available Funds for the BAseries for such date.  See "The Indenture—Early
                                                    Redemption Events" in the prospectus.

                                                    If an early redemption event (other than clause (iii) above)
                                                    applicable to the Class A(2007-1) notes occurs and the
                                                    derivative agreement has not been terminated or an interest reserve account event has not occurred, Available Principal
                                                    Amounts allocable to the Class A(2007-1) notes together with any amounts in the principal funding subaccount for the Class
                                                    A(2007-1) notes will not be paid to the holders of the Class
                                                    A(2007-1) notes, but instead will be retained in the principal funding subaccount and paid to the Class A(2007-1) noteholders on the expected principal payment date of the Class A(2007-1)
                                                    notes. See "The Class A(2007-1) Notes—Early Redemption of Notes."

                                                    If following an early redemption event for the Class A(2007-1)
                                                    notes (i) the derivative agreement terminates, (ii) an interest reserve account event occurs, (iii) the issuing entity becomes an "investment company" within the meaning of the Investment
                                                    Company Act of 1940, as amended or (iv) an event of default and acceleration of the Class A(2007-1) notes occurs, Available
                                                    Principal Amounts will be paid to the Class A(2007-1)
                                                    noteholders. See "The Class A(2007-1) Notes—Early Redemption of
                                                    Notes."

                                                    S-6

                                                    See "The Class A(2007-1) Notes—Derivative Agreement" for a
                                                    description of the events leading to the occurrence of an
                                                    interest reserve account event.

Events of Default                                   Events of default applicable to the Class A(2007-1) notes
                                                    include the following: (i) the issuing entity's failure, for a period of 35 days, to pay interest upon such notes when such interest becomes due and payable; (ii) the issuing entity's failure to pay the principal amount of such notes on the
                                                    applicable legal maturity date; (iii) the issuing entity's default in the performance, or breach, of any other of its covenants or warranties, as discussed in the prospectus; and
                                                    (iv) the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the issuing entity.  See "The
                                                    Indenture—Events of Default" in the prospectus.

Optional Redemption                                 If the nominal liquidation amount is less than 5% of the highest outstanding dollar principal amount.

ERISA Eligibility                                   Yes, subject to important considerations described under
                                                    "Benefit Plan Investors" in the prospectus (investors are
                                                    cautioned to consult with their counsel).

Tax Treatment                                       Debt for U.S. federal income tax purposes, subject to important considerations described under "Federal Income Tax Consequences"
                                                    in the prospectus (investors are cautioned to consult with their tax counsel).

Stock Exchange Listing                              The issuing entity will apply to list the Class A(2007-1) notes on a stock exchange in Europe.  The issuing entity cannot
                                                    guarantee that the application for the listing will be accepted or that, if accepted, the listing will be maintained.  To
                                                    determine whether the Class A(2007-1) notes are listed on a stock exchange you may contact the issuing entity c/o Wilmington
                                                    Trust Company, Rodney Square North, 1100 N. Market Street,
                                                    Wilmington, Delaware 19890-0001, telephone number:
                                                    (302) 651-1000.

Clearance and Settlement                            DTC/Clearstream/Euroclear

                                                    S-7

                                               Risk Factors

         The risk factors disclosed in this section and in "Risk Factors" in the accompanying prospectus describe the principal risk factors of an investment in the Class A(2007-1) notes.

         The derivative agreement can affect the amount of credit enhancement available to the notes.

         Since the derivative counterparty makes payments under the derivative agreement based on a fixed rate for the related Transfer Date and the issuing entity makes payments under the derivative agreement based on a floating rate for the related Transfer Date, it is possible that the amount owing to the derivative counterparty for any Transfer
         Date could exceed the amount owing to the issuing entity for the related Transfer Date and that a net derivative payment will be owing by the issuing entity to the derivative counterparty. If a net derivative payment is owing by the issuing entity to the derivative counterparty for any Transfer Date, the derivative counterparty will be entitled to that payment from Available Funds and certain other available amounts otherwise allocated to the Class A(2007-1) notes and deposited into the interest funding subaccount for the Class A(2007-1) notes. If deposits to the interest funding subaccount for net derivative payments are made out of reallocated Available Principal
         Amounts, the amount of credit enhancement supporting the Class A(2007-1) notes may be reduced.

         A payment default under the derivative agreement or a termination of the derivative agreement may result in early or reduced payment on the notes.

         If the long-term, senior unsecured debt rating of the derivative counterparty is reduced below "BBB-" by Standard & Poor's or below "Baa3" by Moody's, or if either rating is withdrawn by Standard & Poor's or Moody's, the derivative counterparty will be directed to assign its rights and obligations under the derivative agreement to a replacement derivative counterparty. You should be aware that there may not be a suitable replacement derivative counterparty. In addition, we cannot assure you that any assignment of the derivative counterparty's rights and obligations will occur.

         A payment default by the derivative counterparty or the issuing entity may result in the termination of the derivative agreement.

         The derivative agreement may also be terminated upon the occurrence of certain other events described under "The Class A(2007-1) Notes—Derivative Agreement."

         Although the rating agencies have not relied on the ratings of the derivative counterparty in rating any notes, but rather have relied on the value of the receivables and the benefits of the applicable credit enhancement, we cannot assure you that interest on the Class A(2007-1) notes can be paid if a payment default by the derivative counterparty occurs.

                                                    S-8

         The occurrence of certain events may result in early payment on the notes.

         The occurrence of the issuing entity becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended (an "investment company early redemption event") will cause Available Principal Amounts allocable to the Class
         A(2007-1) notes, including amounts on deposit in the related principal funding subaccount, if any, to be paid to the Class A(2007-1) noteholders as described under
         "The Indenture—Early Redemption Events" in the prospectus. The occurrence of an early redemption event other than an investment company early redemption event will cause
         Available Principal Amounts allocable to the Class A(2007-1) notes to be accumulated in the related principal funding subaccount and not paid to the Class A(2007-1)
         noteholders until the expected principal payment date for the Class A(2007-1) notes, unless any of the following events occurs: the derivative agreement is terminated, an interest reserve account event occurs (as described under "The Class A(2007-1)
         Notes—Derivative Agreement"), an investment company early redemption event occurs or an event of default and acceleration of the Class A(2007-1) notes occurs. Upon the occurrence of any such event, such amounts will not be accumulated, but instead will be paid to the Class A(2007-1) noteholders. We cannot assure you that any of these events will not occur prior to the expected principal payment date. See "The Class
         A(2007-1) Notes—Derivative Agreement" in this prospectus supplement and "The
         Indenture—Events of Default" and "Master Trust II—Pay Out Events" in the prospectus.

                                                    S-9

                                           Transaction Parties

BA Credit Card Trust

         The notes will be issued by BA Credit Card Trust (referred to as the issuing entity).  For a description of the limited activities of the issuing entity, see "Transaction Parties—BA Credit Card
Trust" in the prospectus.

BA Master Credit Card Trust II

         BA Master Credit Card Trust II (referred to as master trust II) issued the collateral certificate.  See "Transaction Parties—BA Master Credit Card Trust II" and "Master Trust II" in the
prospectus.  The collateral certificate is the issuing entity's primary source of funds for the payment of principal of and interest on the notes.  The collateral certificate is an investor certificate that represents an undivided interest in the assets of master trust II.  Master trust II's assets primarily include receivables from selected MasterCard®, Visa® and American Express® unsecured revolving credit card accounts that meet the eligibility criteria for inclusion in master trust II.  These eligibility criteria are discussed under "Master Trust II—Addition of Master Trust II Assets."

         The credit card receivables in master trust II consist primarily of finance charge receivables and principal receivables.  Finance charge receivables include periodic finance charges, cash advance fees, late charges and certain other fees billed to cardholders, annual membership fees and recoveries on receivables in Defaulted Accounts.  Principal receivables include amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and all other fees billed to cardholders that are not considered finance charge receivables.

         In addition, Funding is permitted to add to master trust II participation interests in pools of assets that primarily consist of receivables arising under revolving credit card accounts owned by FIA and collections on such receivables.

         See "Annex I: The Master Trust II Portfolio" in this prospectus supplement for detailed financial information on the receivables and the accounts.

         The collateral certificate is the certificate comprising the Series 2001-D certificate issued by master trust II.  Other series of certificates may be issued by master trust II in the future without prior notice to or the consent of any noteholders or certificateholders.  See "Annex III: Outstanding
Master Trust II Series" in this prospectus supplement for information on the other outstanding series issued by master trust II.

BA Credit Card Funding, LLC

         BA Credit Card Funding, LLC (referred to as Funding), a limited liability company formed under the laws of Delaware and a subsidiary of Banc of America Consumer Card Services, LLC, an indirect subsidiary of FIA, is the transferor and depositor to master trust II.  Funding is also the holder of the Transferor Interest in master trust II and the beneficiary of the issuing entity.  On the
Substitution Date, Funding was substituted for FIA as the transferor of

                                                    S-10

receivables to master trust II, as holder of the Transferor Interest in master trust II, and as beneficiary of the issuing entity pursuant to the trust agreement.  See "Transaction Parties—BA Credit Card Funding, LLC" in the
prospectus for a description of Funding and its responsibilities.

FIA and Affiliates

         FIA Card Services, National Association (referred to as FIA) is a national banking association.  FIA is an indirect subsidiary of Bank of America Corporation.

         FIA formed master trust II on August 4, 1994.  Prior to the substitution of Funding as transferor of receivables to master trust II, which coincided with the merger of Bank of America,
National Association (USA) with and into FIA, FIA transferred receivables to master trust II.  In addition, prior to this substitution and merger, FIA was the holder of the Transferor Interest in master trust II, the transferor of the collateral certificate to the issuing entity pursuant to the trust agreement, and the sole beneficiary of the issuing entity.  At the time of this substitution and merger,
FIA's economic interest in the Transferor Interest in master trust II was transferred to Funding through
Banc of America Consumer Card Services, LLC (referred to as BACCS).  In addition, from and after this substitution and merger, FIA has transferred, and will continue to transfer, to BACCS the receivables arising in certain of the U.S. consumer credit card accounts originated or acquired by FIA.  BACCS has sold and may continue to sell receivables to Funding for addition to master trust II.  The receivables transferred to master trust II have been and will continue to be generated from transactions made by cardholders of selected MasterCard, Visa and American Express credit card accounts from the portfolio of
MasterCard, Visa and American Express accounts originated or acquired by FIA (such portfolio of accounts is referred to as the Bank Portfolio).

         BACCS is a limited liability company formed under the laws of North Carolina and an indirect subsidiary of FIA.

         FIA is responsible for servicing, managing and making collections on the credit card receivables in master trust II.  See "Transaction Parties—FIA and Affiliates" in the prospectus for a description of FIA, BACCS and each of their respective responsibilities.

         See "Transaction Parties—FIA and Affiliates" and "FIA's Credit Card Activities" in the
prospectus for a discussion of FIA's servicing practices and its delegation of servicing functions to its operating subsidiary Banc of America Card Servicing Corporation.

         Use of Securitization as a Source of Funding

         FIA has been securitizing credit card receivables since 1986.  FIA created master trust II on
August 4, 1994.  BA Credit Card Trust, the issuing entity, was created on May 4, 2001.  In addition to sponsoring the securitization of the credit card receivables in master trust II, FIA and its affiliates are the sponsors to other master trusts securitizing other consumer and small business lending products.

         FIA uses a variety of funding sources to meet its liquidity goals.  Funding sources for FIA have included, but are not limited to, securitization and debt issuances.

                                                    S-11

The Bank of New York

         The Bank of New York, a New York banking corporation, is the indenture trustee under the indenture for the notes and the trustee under the pooling and servicing agreement (referred to herein and in the prospectus as the master trust II agreement) for the master trust II investor certificates.
See "The Indenture—Indenture Trustee" in the prospectus for a description of the limited powers and duties of the indenture trustee and "Master Trust II—Master Trust II Trustee" in the prospectus for a description of the limited powers and duties of the master trust II trustee.  See "Transaction
Parties—The Bank of New York" in the prospectus for a description of The Bank of New York.

Wilmington Trust Company

         Wilmington Trust Company, a Delaware banking corporation, is the owner trustee of the issuing entity.  See "Transaction Parties—Wilmington Trust Company" in the prospectus for a description of the ministerial powers and duties of the owner trustee and for a description of Wilmington Trust Company.

Derivative Counterparty

         Bank of America, N.A. (referred to as the derivative counterparty) is a national banking association organized under the laws of the United States, with its principal executive offices located in Charlotte, North Carolina. The derivative counterparty is a wholly-owned indirect subsidiary of Bank of America Corporation (the "Corporation") and is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. As of September 30, 2006, the derivative counterparty had consolidated assets of $1,186 billion, consolidated deposits of $721 billion and stockholder's equity of
$110 billion based on regulatory accounting principles.

         The Corporation is a bank holding company and a financial holding company, with its principal executive offices located in Charlotte, North Carolina. Additional information regarding the Corporation is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, together with any subsequent documents it filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Recent Developments: On January 1, 2006, the Corporation completed its merger with MBNA
Corporation.

         Additional information regarding the foregoing is available from the filings made by the
Corporation with the SEC, which filings can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, United States, at prescribed rates.
In addition, the SEC maintains a website at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file such information electronically with the SEC.

                                                    S-12

         The information concerning the Corporation, the derivative counterparty and the foregoing mergers contained herein is furnished solely to provide limited introductory information and does not purport to be comprehensive. Such information is qualified in its entirety by the detailed information appearing in the documents and financial statements referenced herein.

         Moody's currently rates the derivative counterparty's long-term debt as "Aa1" and short-term debt as "P-1." The outlook is Stable. Standard & Poor's rates the derivative counterparty's long-term debt as "AA" and its short-term debt as "A-1+." Ratings are on CreditWatch Positive. Fitch rates long-term debt of the derivative counterparty as "AA-" and short-term debt as "F1+." The outlook is
Positive. Further information with respect to such ratings may be obtained from Moody's, Standard &
Poor's and Fitch, respectively. No assurances can be given that the current ratings of the derivative counterparty's instruments will be maintained.

         The derivative counterparty will provide copies of the most recent Bank of America Corporation
Annual Report on Form 10-K, any subsequent reports on Form 10-Q, and any required reports on Form 8-K
(in each case as filed with the Commission pursuant to the Exchange Act), and the publicly available portions of the most recent quarterly Call Report of the derivative counterparty delivered to the
Comptroller of the Currency, without charge, to each person to whom this document is delivered, on the written request of such person. Written requests should be directed to:

         Bank of America Corporate Communications
         100 North Tryon Street, 18th Floor
         Charlotte, North Carolina 28255
         Attention: Corporate Communications

         The delivery of this prospectus supplement shall not create any implication that there has been no change in the affairs of the Corporation or the derivative counterparty since the date hereof, or that the information with respect to the Corporation or the derivative counterparty contained or referred to herein is correct as of any time subsequent to the dates referred to herein.

         The information in the preceding eight paragraphs has been provided by the derivative counterparty. The issuing entity makes no representations as to the accuracy or completeness of such information.

                                        The Class A(2007-1) Notes

         The Class A(2007-1) notes will be issued by the issuing entity pursuant to the indenture and the BAseries indenture supplement.  The following discussion and the discussions under "The Notes" and
"The Indenture" in the prospectus summarize the material terms of the Class A(2007-1) notes, the indenture and the BAseries indenture supplement.  These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the Class A(2007-1) notes, the indenture and the BAseries indenture supplement.  So long as the conditions to issuance are met or waived, additional Class A(2007-1) notes may be issued on any date or in any amount.  There is no limit on the total dollar principal amount of Class A(2007-1)

                                                    S-13

notes that may be issued.  See "The Notes—Issuances of
New Series, Classes and Tranches of Notes" in the prospectus for a description of the conditions to issuance.

Securities Offered

         The Class A(2007-1) notes are part of a series of notes called the BAseries.  The BAseries consists of Class A notes, Class B notes and Class C notes.  The Class A(2007-1) notes are a tranche of
Class A notes of the BAseries.  The Class A(2007-1) notes are issued by, and are obligations of, the BA
Credit Card Trust.

         On the expected issuance date, the Class A(2007-1) notes are expected to be the sixty-third tranche of Class A notes outstanding in the BAseries.

The BAseries

         The BAseries notes will be issued in classes.  Each class of notes has multiple tranches, which may be issued at different times and have different terms (including different interest rates, interest payment dates, expected principal payment dates, legal maturity dates or other characteristics).
Whenever a "class" of notes is referred to in this prospectus supplement or the prospectus, it includes all tranches of that class of notes, unless the context otherwise requires.

         Notes of any tranche can be issued on any date so long as a sufficient amount of subordinated notes or other acceptable credit enhancement has been issued and is outstanding.  See "The
Notes—Issuances of New Series, Classes and Tranches of Notes" in the prospectus.  The expected principal payment dates and legal maturity dates of tranches of senior and subordinated classes of the BAseries may be different.  Therefore, subordinated notes may have expected principal payment dates and legal maturity dates earlier than some or all senior notes of the BAseries.  Subordinated notes will generally not be paid before their legal maturity date unless, after payment, the remaining outstanding subordinated notes provide the credit enhancement required for the senior notes.

         In general, the subordinated notes of the BAseries serve as credit enhancement for all of the senior notes of the BAseries, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of the BAseries.  However, certain tranches of senior notes may not require subordination from each class of notes subordinated to it.  For example, a tranche of
Class A notes may be credit enhanced solely from Class C notes.  In this example, the Class B notes will not provide credit enhancement for that tranche of Class A notes.  The amount of credit exposure of any particular tranche of notes is a function of, among other things, the total outstanding principal amount of notes issued, the required subordinated amount, the amount of usage of the required subordinated amount and the amount on deposit in the senior tranches' principal funding subaccounts.

         As of the date of this prospectus supplement, the BAseries is the only issued and outstanding series of the issuing entity.  See "Annex II: Outstanding Series, Classes and Tranches of Notes" for
information on the other outstanding notes issued by the issuing entity.

                                                    S-14

Interest

         Interest on the Class A(2007-1) notes will accrue at the fixed rate specified on the cover page of this prospectus supplement.

         Interest on the Class A(2007-1) notes for any interest payment date will equal one-twelfth of the product of:

         o    the Class A(2007-1) note interest rate multiplied by

         o    the outstanding dollar principal amount of the Class A(2007-1) notes as of the related record date.

         The payment of interest on the Class A(2007-1) notes on any payment date is senior to the payment of interest on Class B and Class C notes of the BAseries on that date.  Generally, no payment of interest will be made on any Class B BAseries note until the required payment of interest has been made to all Class A BAseries notes.  Likewise, generally, no payment of interest will be made on any Class C
BAseries note until the required payment of interest has been made to all Class A and Class B BAseries notes.  However, funds on deposit in the Class C reserve account will be available only to holders of
Class C notes to cover shortfalls of interest on Class C notes on any interest payment date.

         The issuing entity will pay interest on the Class A(2007-1) notes solely from the portion of
BAseries Available Funds and from other amounts that are available to the Class A(2007-1) notes under the indenture and the BAseries indenture supplement after giving effect to all allocations and reallocations.  If those sources are not sufficient to pay the interest on the Class A(2007-1) notes,
Class A(2007-1) noteholders will have no recourse to any other assets of the issuing entity, FIA, BACCS,
Funding or any other person or entity for the payment of interest on those notes.

Principal

         The issuing entity expects to pay the stated principal amount of the Class A(2007-1) notes in one payment on its expected principal payment date, and is obligated to do so if funds are available for that purpose.  If the stated principal amount of the Class A(2007-1) notes is not paid in full on the expected principal payment date due to insufficient funds, noteholders will generally not have any remedies against the issuing entity until the legal maturity date of the Class A(2007-1) notes.

         In addition, if the stated principal amount of the Class A(2007-1) notes is not paid in full on the expected principal payment date, then an early redemption event will occur for the
Class A(2007-1) notes and principal and interest payments on the Class A(2007-1) notes will be made monthly until they are paid in full or until the legal maturity date occurs, whichever is earlier.

         Principal of the Class A(2007-1) notes will begin to be paid earlier than the expected principal payment date if any other early redemption event or an event of default and

                                                    S-15

acceleration occurs for the Class A(2007-1) notes.  See "The Notes—Early Redemption of Notes," "The Indenture—Early
Redemption Events" and "—Events of Default" in the prospectus.

         The issuing entity will pay principal on the Class A(2007-1) notes solely from the portion of
BAseries Available Principal Amounts and from other amounts which are available to the Class A(2007-1)
notes under the indenture and the BAseries indenture supplement after giving effect to all allocations and reallocations.  If those sources are not sufficient to pay the principal of the Class A(2007-1)
notes, Class A(2007-1) noteholders will have no recourse to any other assets of the issuing entity,
Funding, BACCS, FIA or any other person or entity for the payment of principal on those notes.

Nominal Liquidation Amount

         The nominal liquidation amount of a tranche of notes corresponds to the portion of the investor interest of the collateral certificate that is available to support that tranche of notes.  Generally, the nominal liquidation amount is used to determine the amount of Available Principal Amounts and
Available Funds that are available to pay principal of and interest on the notes.  For a more detailed discussion of nominal liquidation amount, see "The Notes—Stated Principal Amount, Outstanding Dollar
Principal Amount and Nominal Liquidation Amount" in the prospectus.

Subordination; Credit Enhancement

         Credit enhancement for the Class A(2007-1) notes will be provided through subordination.  The amount of subordination available to provide credit enhancement to any tranche of notes is limited to its available subordinated amount.  If the available subordinated amount for any tranche of notes has been reduced to zero, losses will be allocated to that tranche of notes pro rata based on its nominal liquidation amount.  The nominal liquidation amount of those notes will be reduced by the amount of losses allocated to it and it is unlikely that those notes will receive their full payment of principal.

         Principal and interest payments on Class B and Class C BAseries notes are subordinated to payments on Class A BAseries notes as described above under "—Interest" and
"—Principal."  Subordination of Class B and Class C BAseries notes provides credit enhancement for
Class A BAseries notes.

         Principal and interest payments on Class C BAseries notes are subordinated to payments on
Class A and Class B BAseries notes as described above under "—Interest" and
"—Principal."  Subordination of Class C BAseries notes provides credit enhancement for Class A and Class
B BAseries notes.

         BAseries Available Principal Amounts allocable to subordinated classes of BAseries notes may be reallocated to pay interest on senior classes of BAseries notes or to pay a portion of the master trust
II servicing fee allocable to the BAseries, subject to certain limitations.  See "Sources of Funds to
Pay the Notes—Deposit and Application of Funds for the BAseries—Application of BAseries Available
Principal Amounts" in the prospectus.  The nominal liquidation amount of the subordinated notes will be reduced by the amount of those reallocations.  In addition, charge-offs due to uncovered defaults on principal receivables in

                                                    S-16

master trust II allocable to the BAseries generally are reallocated from the senior classes to the subordinated classes of the BAseries.  See "Sources of Funds to Pay the
Notes—Deposit and Application of Funds for the BAseries—Allocations of Reductions from Charge-Offs" in the prospectus.  The nominal liquidation amount of the subordinated notes will be reduced by the amount of charge-offs reallocated to those subordinated notes.  See "The Notes—Stated Principal Amount,
Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount" and
"Master Trust II—Defaulted Receivables; Rebates and Fraudulent Charges" in the prospectus.

         BAseries Available Principal Amounts remaining after any reallocations described above will be applied to make targeted deposits to the principal funding subaccounts of senior notes before being applied to make targeted deposits to the principal funding subaccounts of the subordinated notes if the remaining amounts are not sufficient to make all required targeted deposits.

         In addition, principal payments on subordinated classes of BAseries notes are subject to the principal payment rules described below in "—Required Subordinated Amount."

         In the BAseries, payment of principal may be made on a subordinated class of notes before payment in full of each senior class of notes only under the following circumstances:

         o    If after giving effect to the proposed principal payment the outstanding subordinated notes are still sufficient to support the outstanding senior notes.  See "Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Targeted Deposits of BAseries
              Available Principal Amounts to the Principal Funding Account" and "—Allocation to Principal
              Funding Subaccounts" in the prospectus.  For example, if a tranche of Class A notes has been repaid, this generally means that, unless other Class A notes are issued, at least some Class B notes and Class C notes may be repaid when they are expected to be repaid even if other tranches of Class A notes are outstanding.

         o    If the principal funding subaccounts for the senior classes of notes have been sufficiently prefunded as described in "Sources of Funds to Pay the Notes—Deposit and Application of
              Funds for the BAseries—Targeted Deposits of BAseries Available Principal Amounts to the
              Principal Funding Account—Prefunding of the Principal Funding Account for Senior Classes"
              in the prospectus.

         o    If new tranches of subordinated notes are issued so that the subordinated notes that have reached their expected principal payment date are no longer necessary to provide the required subordination.

         o    If the subordinated tranche of notes reaches its legal maturity date and there is a sale of credit card receivables as described in "Sources of Funds to Pay the Notes—Sale of Credit
              Card Receivables" in the prospectus.

                                                    S-17

Required Subordinated Amount

         In order to issue notes of a senior class of the BAseries, the required subordinated amount of subordinated notes for those senior notes must be outstanding and available on the issuance date.
Generally, the required subordinated amount of subordinated notes for each tranche of Class A BAseries notes is equal to a stated percentage of the adjusted outstanding dollar principal amount of that tranche of Class A notes.  For the Class A(2007-1) notes, the required subordinated amount of Class B notes is equal to 8.72093% of the adjusted outstanding dollar principal amount of the Class A(2007-1)
notes, and the required subordinated amount of Class C notes is equal to 7.55814% of the adjusted outstanding dollar principal amount of the Class A(2007-1) notes.

         Similarly, the required subordinated amount of Class C notes for each tranche of Class B
BAseries notes is generally equal to a stated percentage of its adjusted outstanding dollar principal amount.  However, the required subordinated amount of Class C notes for any tranche of Class B BAseries notes may be adjusted to reflect its pro rata share of the portion of the adjusted outstanding dollar principal amount of all Class B BAseries notes that is not providing credit enhancement to the Class A notes.

         For an example of the calculations of the BAseries required subordinated amounts, see the chart titled "BAseries Required Subordinated Amounts" in the prospectus.

         Reductions in the adjusted outstanding dollar principal amount of a tranche of senior notes of the BAseries will generally result in a reduction in the required subordinated amount for that tranche.
Additionally, a reduction in the required subordinated amount of Class C notes for a tranche of Class B
BAseries notes may occur due to:

         o    a decrease in the aggregate adjusted outstanding dollar principal amount of Class A
              BAseries notes,

         o    a decrease in the Class A required subordinated amount of Class B notes for outstanding tranches of Class A BAseries notes, or

         o    the issuance of additional Class B BAseries notes;

any of which would reduce the amount of credit enhancement provided by an individual tranche of Class B
BAseries notes to the Class A BAseries notes.  However, if an early redemption event or event of default and acceleration for any tranche of Class B BAseries notes occurs, or if on any day its usage of the required subordinated amount of Class C notes exceeds zero, the required subordinated amount of Class C notes for that tranche of Class B notes will not decrease after that early redemption event or event of default and acceleration or after the date on which its usage of the required subordinated amount of
Class C notes exceeds zero.

         The percentages used in, or the method of calculating, the required subordinated amounts described above may change without the consent of any noteholders if the rating agencies consent.  In addition, the percentages used in, or the method of calculating, the required subordinated amount of subordinated notes of any tranche of BAseries notes (including other tranches in the same class) may be different than the percentages used in, or the method of

                                                    S-18

calculating, the required subordinated amounts for the Class A(2007-1) notes.  In addition, if the rating agencies consent, the issuing entity, without the consent of any noteholders, may utilize forms of credit enhancement other than subordinated notes in order to provide senior classes of notes with the required credit enhancement.

         No payment of principal will be made on any Class B BAseries note unless, following the payment, the remaining available subordinated amount of Class B BAseries notes is at least equal to the required subordinated amount of Class B notes for the outstanding Class A BAseries notes less any usage of the required subordinated amount of Class B notes for the outstanding Class A BAseries notes.
Similarly, no payment of principal will be made on any Class C BAseries note unless, following the payment, the remaining available subordinated amount of Class C BAseries notes is at least equal to the required subordinated amount of Class C notes for the outstanding Class A and Class B BAseries notes less any usage of the required subordinated amount of Class C notes for the outstanding Class A and Class
B BAseries notes.  However, there are some exceptions to this rule.  See "—Subordination; Credit
Enhancement" above and "The Notes—Subordination of Interest and Principal" in the prospectus.

Revolving Period

         Until principal amounts are needed to be accumulated to pay the Class A(2007-1) notes, principal amounts allocable to the Class A(2007-1) notes will either be applied to other BAseries notes which are accumulating principal or paid to Funding as holder of the Transferor Interest.  This period is commonly referred to as the revolving period.  Unless an early redemption event or event of default for the Class A(2007-1) notes occurs, the revolving period is expected to end twelve calendar months prior to the expected principal payment date.  However, if the servicer reasonably expects that less than twelve months will be required to fully accumulate principal amounts in an amount equal to the outstanding dollar principal amount of the Class A(2007-1) notes, the end of the revolving period may be delayed.  See "Sources of Funds to Pay the Notes—Deposit and Application of Funds for the
BAseries—Targeted Deposits of BAseries Available Principal Amounts to the Principal Funding
Account—Budgeted Deposits" in the prospectus.

Early Redemption of Notes

         The early redemption events applicable to all notes, including the Class A(2007-1) notes, are described in "The Notes—Early Redemption of Notes" and "The Indenture—Early Redemption Events" in the
prospectus.

         If an early redemption event (other than the issuing entity becoming an "investment company"
within the meaning of the Investment Company Act of 1940, as amended, referred to herein as an investment company early redemption event) applicable to the Class A(2007-1) notes occurs and the derivative agreement has not been terminated, an interest reserve account event has not occurred and an event of default and acceleration of the Class A(2007-1) notes has not occurred, Available Principal
Amounts allocable to the Class A(2007-1) notes together with any amounts in the principal funding subaccount for the Class A(2007-1) notes will not be paid to the holders of the Class A(2007-1) notes as described under "The Indenture—Early Redemption of the Notes" in the prospectus, but instead will be retained in the principal funding

                                                    S-19

subaccount and paid to the holders of the Class A(2007-1) notes on the expected principal payment date of the Class A(2007-1) notes. However, if following an early redemption event (i) the derivative agreement terminates, (ii) an interest reserve account event occurs, (iii) an investment company early redemption event occurs or (iv) an event of default and acceleration of the
Class A(2007-1) notes occurs, such amounts will not be accumulated in the principal funding subaccount for the Class A(2007-1) notes, but instead will be paid to the Class A(2007-1) noteholders on each interest payment date.

         See "The Indenture—Early Redemption Events" in the prospectus for a description of the investment company early redemption event and "—Derivative Agreement" below for a description of an interest reserve account event and the derivative agreement termination events.

Optional Redemption by the Issuing Entity

         Funding, so long as it is an affiliate of the servicer, has the right, but not the obligation, to direct the issuing entity to redeem the Class A(2007-1) notes in whole but not in part on any day on or after the day on which the nominal liquidation amount of the Class A(2007-1) notes is reduced to less than 5% of their highest outstanding dollar principal amount.  This repurchase option is referred to as a clean-up call.

         The issuing entity will not redeem subordinated notes if those notes are required to provide credit enhancement for senior classes of notes of the BAseries.

         If the issuing entity is directed to redeem the Class A(2007-1) notes, it will notify the registered holders at least thirty days prior to the redemption date.  The redemption price of a note will equal 100% of the outstanding principal amount of that note, plus accrued but unpaid interest on the note to but excluding the date of redemption.

         If the issuing entity is unable to pay the redemption price in full on the redemption date, monthly payments on the Class A(2007-1) notes will thereafter be made until either the principal of and accrued interest on the Class A(2007-1) notes are paid in full or the legal maturity date occurs, whichever is earlier.  Any funds in the principal funding subaccount and the interest funding subaccount for the Class A(2007-1) notes will be applied to make the principal and interest payments on the notes on the redemption date.

Events of Default

         The Class A(2007-1) notes are subject to certain events of default described in "The
Indenture—Events of Default" in the prospectus.  For a description of the remedies upon the occurrence of an event of default, see "The Indenture—Events of Default Remedies" and "Sources of Funds to Pay the
Notes—Sale of Credit Card Receivables" in the prospectus.

Issuing Entity Accounts

         The issuing entity has established a principal funding account, an interest funding account, an accumulation reserve account and a Class C reserve account for the benefit of the BAseries.  The principal funding account, the interest funding account, and the accumulation reserve account will have subaccounts for the Class A(2007-1) notes.

                                                    S-20

         Each month, distributions on the collateral certificate and other amounts will be deposited in the issuing entity accounts and allocated to the notes as described in the prospectus.

Security for the Notes

         The Class A(2007-1) notes are secured by a shared security interest in:

         o    the collateral certificate;

         o    the collection account;

         o    the applicable principal funding subaccount;

         o    the applicable interest funding subaccount;

         o    the applicable accumulation reserve subaccount; and

         o    the applicable derivative agreement.

         However, the Class A(2007-1) notes are entitled to the benefits of only that portion of the assets allocated to them under the indenture and the BAseries indenture supplement.

         See "Sources of Funds to Pay the Notes—The Collateral Certificate" and "—Issuing Entity
Accounts" in the prospectus.

Limited Recourse to the Issuing Entity

         The sole sources of payment for principal of or interest on the Class A(2007-1) notes are provided by:

         o    the portion of the Available Principal Amounts and Available Funds allocated to the
              BAseries and available to the Class A(2007-1) notes, and

         o    funds in the applicable issuing entity accounts for the Class A(2007-1) notes.

         Class A(2007-1) noteholders will have no recourse to any other assets of the issuing entity,
FIA, BACCS, Funding or any other person or entity for the payment of principal of or interest on the
Class A(2007-1) notes.

         However, following a sale of credit card receivables (i) due to an insolvency of Funding,
(ii) due to an event of default and acceleration for the Class A(2007-1) notes or (iii) on the legal maturity date for the Class A(2007-1) notes, as described in "Sources of Funds to Pay the Notes—Sale of
Credit Card Receivables" in the prospectus, the Class A(2007-1) noteholders have recourse only to the proceeds of that sale.

Derivative Agreement

         The amount payable by the derivative counterparty to the issuing entity under the derivative agreement will be, for each Transfer Date, an amount equal to one-twelfth of the

                                                    S-21

product of (a) [•]% and (b) the outstanding dollar principal amount of the Class A(2007-1) notes at the end of the prior month
(or, with respect to the Transfer Date related to the initial interest period, the initial dollar principal amount of the Class A(2007-1) notes). In the case of the first Transfer Date, such amounts will include accrued amounts for the period from and including the issuance date to but excluding the first interest payment date. Payments from the derivative counterparty to the issuing entity will be calculated on the basis of a 360-day year and twelve 30-day months.

         The amount payable by the issuing entity to the derivative counterparty under the derivative agreement will be, for each Transfer Date, an amount equal to the product of:

         (i)      a fraction, the numerator of which is the actual number of days in the interest period relating to such Transfer Date, and the denominator of which is 360;

         (ii)     a rate not to exceed LIBOR prevailing on the related LIBOR determination date with respect to such interest period plus [•]% per year; and

         (iii)    the outstanding dollar principal amount of the Class A(2007-1) notes at the end of the prior month (or, with respect to the Transfer Date related to the initial interest period, the initial dollar principal amount of the Class A(2007-1) notes).

         An "interest period" begins on and includes an interest payment date and ends on but excludes the next interest payment date. However, the first interest period will begin on and include the issuance date. "LIBOR" is the London interbank offered rate for U.S. dollar deposits for a one-month period as of each LIBOR determination date. A "LIBOR determination date" means January [•], 2007 for the period from and including the issuance date to but excluding March 15, 2007 and for each interest period thereafter, the second London business day prior to the interest payment date on which such interest period commences. A "London business day" means any Business Day on which dealings in deposits in United
States dollars are transacted in the London interbank market.

         For each Transfer Date, the net derivative receipt, if any, will be treated as Available Funds.
The net derivative payment, if any, will be paid to the derivative counterparty out of Available Funds and certain other available amounts allocated to the Class A(2007-1) notes and deposited into the related interest funding subaccount, including amounts on deposit in the accumulation reserve subaccount and reallocated Available Principal Amounts, based on the respective amounts due as described under
"Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Targeted Deposits of
BAseries Available Funds to the Interest Funding Account" in the prospectus.

         The "net derivative payment," for any Transfer Date, means, (a) if the netting provisions of the derivative agreement apply, the amount by which the floating amount for such date exceeds the fixed amount for such date, and (b) otherwise, an amount equal to the floating amount for such date.

        The "net derivative receipt," for any Transfer Date, means, (a) if the netting provisions of the derivative agreement apply, the amount by which the fixed amount for such date exceeds the

                                                    S-22

floating amount for such date, and (b) otherwise, an amount equal to the fixed amount for such date.

         The netting provisions of the derivative agreement will apply unless the issuing entity elects gross payments to be made pursuant to the provisions of the derivative agreement. If the issuing entity elects gross payments under the derivative agreement, the issuing entity's obligation to pay the floating amount on any Transfer Date to the derivative counterparty pursuant to the terms of the derivative agreement is conditioned upon the prior receipt of the fixed amount from the derivative counterparty for such date.

         The "fixed amount," for any Transfer Date, means an amount equal to the fixed amount (including any termination payments pursuant to the derivative agreement) payable by the derivative counterparty to the issuing entity for such date pursuant to the terms of the derivative agreement.

         The "floating amount," for any Transfer Date, means an amount equal to the floating amount payable by the issuing entity to the derivative counterparty for such date pursuant to the derivative agreement minus the excess of (i) the targeted amount of principal funding subaccount earnings for the
Class A(2007-1) notes for the related month over (ii) the sum of the amount actually earned on such funds for the related month, plus amounts withdrawn from the applicable accumulation reserve subaccount, plus collections of finance charge receivables allocable to the designated portion of the Transferor
Interest, if any, plus amounts withdrawn from a derivative reserve account, in each case, to cover shortfalls on principal funding subaccount earnings, if any. The floating amount does not include any termination payments payable by the issuing entity to the derivative counterparty pursuant to the derivative agreement.

         The derivative agreement will terminate by its terms, whether or not the Class A(2007-1) notes have been paid in full prior to such termination, upon the earliest to occur of:

         (i)      the termination of the issuing entity pursuant to the terms of the indenture;

         (ii)     the payment in full of the Class A(2007-1) notes;

         (iii)    the expected principal payment date for the Class A(2007-1) notes;

         (iv)     the insolvency, conservatorship or receivership of the derivative counterparty;

         (v)      the failure on the part of the issuing entity or the derivative counterparty to make any payment under the derivative agreement within the applicable grace period, if any;

         (vi)     illegality on the part of the issuing entity or the derivative counterparty to be a party to, or perform an obligation under, the derivative agreement;

         (vii)    either the issuing entity or the derivative counterparty will, or there is a substantial likelihood that it will, be required to pay certain taxes or deduct or withhold part of payment received for or on account of a tax;

                                                    S-23

         (viii)   failure of the derivative counterparty to provide certain organizational or financial information to the issuing entity to the extent that the aggregate significance percentage of all the derivative products provided by the derivative counterparty or its affiliates to the issuing entity is 10% or more; and

         (ix)     the issuing entity amends the master trust II agreement, the Series 2001-D supplement, the trust agreement, the indenture or the BAseries indenture supplement without the consent of the derivative counterparty in a manner that would have an adverse effect on the derivative counterparty or would adversely impact the issuing entity's ability to perform under the derivative agreement.

         In the event that the derivative agreement terminates prior to the payment in full of the Class
A(2007-1) notes, applications of Available Funds to fund targeted deposits to the interest funding subaccount will be made without the benefit of any net derivative receipts that might have been due for any future Transfer Dates.

         If (i) the derivative counterparty's or a replacement derivative counterparty's short-term credit rating from Standard & Poor's is below "A-1", (ii) in the case of a replacement derivative counterparty that does not have a short-term credit rating from Standard & Poor's, such derivative counterparty's long-term, senior, unsecured debt rating from Standard & Poor's is below "A+", or (iii)
any such relevant rating is withdrawn by Standard & Poor's, the derivative counterparty will be required within 30 days from the date of such rating or withdrawal to fund an interest reserve account in an amount equal to one-twelfth of the product of (a) [•]% and (b) the outstanding dollar principal amount of the Class A(2007-1) notes at the end of the month preceding such reduction or withdrawal (the
"required interest reserve amount"). On any Transfer Date after such deposit, if Standard & Poor's short-term credit rating of the derivative counterparty or replacement derivative counterparty is "A-1"
or higher, or if Standard & Poor's long-term, senior, unsecured debt rating of a replacement derivative counterparty that does not have a short-term credit rating from Standard & Poor's is "A+" or higher, the issuing entity will distribute any amounts on deposit in the interest reserve account to the derivative counterparty pursuant to the terms of the derivative agreement. The issuing entity will establish and maintain the interest reserve account for the benefit of the Class A(2007-1) noteholders. There can be no assurance that the derivative counterparty can or will adequately fund the interest reserve account.
If the derivative counterparty fails to adequately fund the interest reserve account within 30 days of such reduction or withdrawal (an "interest reserve account event"), then (i) if an early redemption event has not previously occurred, upon the occurrence of an early redemption event, Available Principal
Amounts allocable to the Class A(2007-1) notes, together with any amounts in the principal funding subaccount for the Class A(2007-1) notes, will not be retained in such subaccount and will be paid to the Class A(2007-1) noteholders or (ii) if an early redemption event has previously occurred, upon the occurrence of such interest reserve account event, any amounts in the principal funding subaccount for the Class A(2007-1) notes will not be retained in such account and will, together with Available
Principal Amounts allocable to the Class A(2007-1) notes, if any, be paid to the Class A(2007-1)
noteholders.

         All amounts on deposit in the interest reserve account on any Transfer Date (after giving effect to any deposits to the interest reserve account to be made on such Transfer Date) will be invested in Permitted Investments. Investment earnings on amounts on deposit in the interest

                                                    S-24

reserve account will be retained in the interest reserve account (to the extent the amount on deposit is less than the required interest reserve amount) or paid to the derivative counterparty.

         On the Transfer Date on or following the termination of the derivative agreement due to a default by the derivative counterparty, the issuing entity will withdraw an amount equal to the net derivative receipt, if any, for such Transfer Date, plus the amount of any net derivative receipt previously due but not paid, from funds on deposit in the interest reserve account, if any, and treat such amounts as Available Funds as described under "Sources of Funds to Pay the Notes—Deposit and
Application of Funds for the BAseries—BAseries Available Funds" in the prospectus as if such amounts were a net derivative receipt received from the derivative counterparty. The interest reserve account will thereafter be terminated.

         Upon the termination of the interest reserve account, any remaining amounts that had been on deposit therein will be paid to the derivative counterparty.

         In the event the long-term, senior, unsecured debt rating of the derivative counterparty or a replacement derivative counterparty is reduced below "BBB-" by Standard & Poor's or below "Baa3" by
Moody's, or is withdrawn by either Standard & Poor's or Moody's, the issuing entity will direct the derivative counterparty to assign its rights and obligations under the derivative agreement to a replacement derivative counterparty. There can be no assurance that a successor derivative counterparty will be found or that such assignment can be made.

         The rating agencies have not relied on the ratings of the derivative counterparty in rating the
Class A(2007-1) notes but rather on the value of the receivables in master trust II and the terms of the applicable credit enhancements.

         The aggregate "significance percentage" of the derivative agreement, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%.

Accumulation Reserve Account

         The issuing entity will establish an accumulation reserve subaccount to cover shortfalls in investment earnings on amounts (other than prefunded amounts) on deposit in the principal funding subaccount for the Class A(2007-1) notes.

         The amount targeted to be deposited in the accumulation reserve subaccount for the Class
A(2007-1) notes is zero, unless more than one budgeted deposit is required to accumulate and pay the principal of the Class A(2007-1) notes on its expected principal payment date, in which case, the amount targeted to be deposited is 0.5% of the outstanding dollar principal amount of the Class A(2007-1)
notes, or another amount designated by the issuing entity.  See "Sources of Funds to Pay the
Notes—Deposit and Application of Funds for the BAseries—Targeted Deposits to the Accumulation Reserve
Account" in the prospectus.

Shared Excess Available Funds

         The BAseries will be included in "Group A."  In addition to the BAseries, the issuing entity may issue other series of notes that are included in Group A.  As of the date of this prospectus supplement, the BAseries is the only series of notes issued by the issuing entity.

                                                    S-25

         To the extent that Available Funds allocated to the BAseries are available after all required applications of those amounts as described in "Sources of Funds to Pay the Notes—Deposit and Application
of Funds for the BAseries—Application of BAseries Available Funds" in the prospectus, these unused
Available Funds, referred to as shared excess available funds, will be applied to cover shortfalls in
Available Funds for other series of notes in Group A.  In addition, the BAseries may receive the benefits of shared excess available funds from other series in Group A, to the extent Available Funds for those other series of notes are not needed for those series.  See "Sources of Funds to Pay the
Notes—The Collateral Certificate," and
"—Deposit and Application of Funds for the BAseries—Shared Excess Available Funds" in the prospectus.

Stock Exchange Listing

         The issuing entity will apply to list the Class A(2007-1) notes on a stock exchange in Europe.
The issuing entity cannot guarantee that the application for the listing will be accepted or that, if accepted, the listing will be maintained.  To determine whether the Class A(2007-1) notes are listed on a stock exchange you may contact the issuing entity c/o Wilmington Trust Company, Rodney Square North,
1100 N. Market Street, Wilmington, Delaware 19890-0001, telephone number: (302) 651-1000.

Ratings

         The issuing entity will issue the Class A(2007-1) notes only if they are rated at least "AAA"
or "Aaa" or its equivalent by at least one nationally recognized rating agency.

         Other tranches of Class A notes may have different rating requirements from the
Class A(2007-1) notes.

         A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date.  A rating does not address the likelihood of payment of principal of a note on its expected principal payment date.  In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by an early redemption event or an event of default.  A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency.  Each rating should be evaluated independently of any other rating.

         See "Risk Factors—If the ratings of the notes are lowered or withdrawn, their market value could decrease" in the prospectus.

                                               Underwriting

         Subject to the terms and conditions of the underwriting agreement for the
Class A(2007-1) notes, the issuing entity has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class
A(2007-1) notes set forth opposite its name:

                                                    S-26

                                                                                                      Principal
Underwriters                                                                                            Amount
                                                                                                ______________________
Banc of America Securities LLC..........................................................         $        100,000,000
Barclays Capital Inc. ..................................................................                  100,000,000
Citigroup Global Markets Inc. ..........................................................                  100,000,000
Credit Suisse Securities (USA) LLC......................................................                  100,000,000
                                                                                                ______________________
         Total..........................................................................         $        400,000,000
                                                                                                ======================

         The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $400,000,000 of the aggregate principal amount of the Class A(2007-1) notes if any of the Class A(2007-1) notes are purchased.

         The underwriters have advised the issuing entity that the several underwriters propose to offer the Class A(2007-1) notes to the public at the public offering price determined by the several underwriters and set forth on the cover page of this prospectus supplement and to offer the
Class A(2007-1) notes to certain dealers at that public offering price less a concession not in excess of
[•]% of the principal amount of the Class A(2007-1) notes.  The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of [•]% of the principal amount.

         After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.

         Each underwriter of the Class A(2007-1) notes has agreed that:

         o    it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the
              Class A(2007-1) notes in, from or otherwise involving the United Kingdom; and

         o    it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Class A(2007-1) notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity.

         In connection with the sale of the Class A(2007-1) notes, the underwriters may engage in:

         o    over-allotments, in which members of the syndicate selling the Class A(2007-1) notes sell more notes than the issuing entity actually sold to the syndicate, creating a syndicate short position;

         o    stabilizing transactions, in which purchases and sales of the Class A(2007-1) notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

                                                    S-27

         o    syndicate covering transactions, in which members of the selling syndicate purchase the
              Class A(2007-1) notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

         o    penalty bids, by which the underwriter reclaims a selling concession from a syndicate member when any of the Class A(2007-1) notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

         These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A(2007-1) notes to be higher than it would otherwise be.  These transactions, if commenced, may be discontinued at any time.

         The issuing entity, Funding and FIA will, jointly and severally, indemnify the underwriters and their controlling persons against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities.

         Banc of America Securities LLC, one of the underwriters of the Class A(2007-1) notes, is an affiliate of each of FIA, Funding and the derivative counterparty.  Affiliates of FIA, Funding, Banc of
America Securities LLC and the derivative counterparty may purchase all or a portion of the
Class A(2007-1) notes.

         Proceeds to the issuing entity from the sale of the Class A(2007-1) notes and the underwriting discount are set forth on the cover page of this prospectus supplement.  Proceeds to the issuing entity from the sale of the Class A(2007-1) notes will be paid to Funding.  See "Use of Proceeds" in the prospectus.  Additional offering expenses, which will be paid by Funding, are estimated to be $700,000.

                                                    S-28

                                                                                                   Annex I

                                      The Master Trust II Portfolio

         The information provided in this Annex I is an integral part of the prospectus supplement, and is incorporated by reference into the prospectus supplement.

General

         The receivables conveyed to master trust II arise in accounts selected from the Bank Portfolio on the basis of criteria set forth in the master trust II agreement as applied on the Cut-Off Date or, for additional accounts, as of the date of their designation.  The transferor has the right, subject to certain limitations and conditions set forth therein, to designate from time to time additional accounts and to transfer to master trust II all receivables of those additional accounts.  Any additional accounts designated must be Eligible Accounts as of the date the transferor designates those accounts as additional accounts.  See "Receivables Transfer Agreements Generally" and "Master Trust II—The
Receivables" in the prospectus.

         As owner of the credit card accounts, FIA retains the right to change various credit card account terms (including finance charges and other fees it charges and the required minimum monthly payment).  FIA has no restrictions on its ability to change the terms of the credit card accounts except as described in this prospectus supplement or in the accompanying prospectus.  See "Risk Factors—FIA may change the terms of the credit card accounts in a way that reduces or slows collections.  These changes may result in reduced, accelerated or delayed payments to you" in the prospectus.  Changes in relevant law, changes in the marketplace or prudent business practices could cause FIA to change credit card account terms.  See "FIA's Credit Card Activities—Origination, Account Acquisition, Credit Lines and Use
of Credit Card Accounts" in the prospectus for a description of how credit card account terms can be changed.

         Static pool information regarding the performance of the receivables in master trust II is being provided through an Internet Web site at http://bofa.com/cardabs.  See "Where You Can Find More
Information" in the accompanying prospectus.  Static pool information regarding the performance of the receivables in master trust II was not organized or stored within FIA's computer systems for periods prior to January 1, 2006 and cannot be obtained without unreasonable expense or effort.  Since January
1, 2006, FIA has stored static pool information relating to delinquency, charge-off, yield and payment rate performance for the receivables in master trust II and, beginning with the calendar quarter ended
March 31, 2006, this information is presented through the above-referenced Internet Web site and will be updated on a quarterly basis.  FIA anticipates that this information will ultimately be presented for the five most recent calendar years of account originations.  As a result, the full array of static pool information relating to the Master Trust II Portfolio will not be available until 2011.

Delinquency and Principal Charge-Off Experience

         FIA's procedures for determining whether an account is contractually delinquent, including a description of its collection efforts with regard to delinquent accounts, are described under "FIA's
Credit Card Portfolio—Delinquencies and Collection Efforts" in the prospectus.  Similarly, FIA's procedures for charging-off and writing-off accounts is described under "FIA's Credit Card
Portfolio—Charge-Off Policy" in the prospectus.

                                                    A-I-1

         The following table sets forth the delinquency experience for cardholder payments on the credit card accounts comprising the Master Trust II Portfolio for each of the dates shown.  The receivables outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the date shown.  We cannot provide any assurance that the delinquency experience for the receivables in the future will be similar to the historical experience set forth below.

                                                         Delinquency Experience
                                                       Master Trust II Portfolio
                                                        (Dollars in Thousands)

                                      September 30,                                     December 31,
                               _______________________________________________________________________________________________
                                          2006                             2005                              2004
                               _______________________________________________________________________________________________
                                               Percentage                       Percentage of                      Percentage
                                                of Total                            Total                           of Total
                               Receivables     Receivables      Receivables      Receivables      Receivables      Receivables
                               _______________________________________________________________________________________________
Receivables Outstanding...    $   80,407,712                 $   73,475,619                     $   73,981,346
Receivables Delinquent:
   30-59 Days.............    $    1,222,951       1.52%     $      998,589          1.35%      $    1,171,256         1.58%
   60-89 Days.............           734,444       0.91             621,535          0.85              798,616         1.08
   90-119 Days............           544,741       0.68             490,511          0.67              615,720         0.83
   120-149 Days...........           471,010       0.59             455,614          0.62              547,761         0.74
   150-179 Days...........           503,602       0.63             475,357          0.65              544,124         0.74
   180 or More Days.......               853       0.00               1,104          0.00                1,986         0.00
      Total...............    --------------  -------------  -----------------  --------------  ----------------  -------------
                              $    3,477,601       4.33%     $    3,042,710          4.14%      $    3,679,463         4.97%

                                                                        December 31,
                               _______________________________________________________________________________________________
                                          2003                             2002                              2001
                               _______________________________________________________________________________________________
                                               Percentage                       Percentage of                      Percentage
                                                of Total                            Total                           of Total
                               Receivables     Receivables      Receivables      Receivables      Receivables      Receivables
                               _______________________________________________________________________________________________
Receivables Outstanding...    $   77,426,846                 $   72,696,743                     $   66,500,791
Receivables Delinquent:
   30-59 Days.............    $    1,202,508       1.55%     $    1,343,708          1.85%      $    1,247,086         1.88%
   60-89 Days.............           825,924       1.07             833,204          1.15              708,484         1.07
   90-119 Days............           714,683       0.93             673,670          0.93              687,073         1.03
   120-149 Days...........           671,119       0.87             624,003          0.86              328,551         0.49
   150-179 Days...........           597,052       0.77             548,596          0.75              442,299         0.67
   180 or More Days.......             3,510       0.00               9,778          0.01               15,744         0.02
      Total...............    --------------  -------------  -----------------  --------------  ----------------  -------------
                              $    4,014,796       5.19%     $    4,032,959          5.55%      $    3,429,237         5.16%

         The following table sets forth the principal charge-off experience for cardholder payments on the credit card accounts comprising the Master Trust II Portfolio for each of the

                                                    A-I-2

periods shown.  Charge-offs consist of write-offs of principal receivables.  If accrued finance charge receivables that have been written off were included in total charge-offs, total charge-offs would be higher as an absolute number and as a percentage of the average of principal receivables outstanding during the periods indicated.  Average principal receivables outstanding is the average of the daily principal receivables balance during the periods indicated.  We cannot provide any assurance that the charge-off experience for the receivables in the future will be similar to the historical experience set forth below.

                                                Principal Charge-Off Experience
                                                   Master Trust II Portfolio
                                                    (Dollars in Thousands)

                                                                                  Nine Months
                                                                                     Ended
                                                                                 September 30,        Year Ended December 31,
                                                                                     2006               2005             2004
                                                                               ____________________________________________________
            Average Principal Receivables Outstanding............              $     74,240,395   $     68,633,103  $   72,347,604
            Total Charge-Offs....................................              $      1,831,997   $      4,028,454  $    3,996,412
            Total Charge-Offs as a percentage of Average Principal
                  Receivables Outstanding........................                         3.29%              5.87%           5.52%

                                                                                             Year Ended December 31,
                                                                                     2003               2002             2001
                                                                               ____________________________________________________
            Average Principal Receivables Outstanding............              $     70,695,439   $     65,393,297  $   59,261,613
            Total Charge-Offs....................................              $      4,168,622   $      3,629,682  $    3,102,804
            Total Charge-Offs as a percentage of Average Principal
                  Receivables Outstanding........................                         5.90%              5.55%           5.24%

         Total charge-offs as a percentage of average principal receivables outstanding for the months ended October 31, 2006 and November 30, 2006 were 3.72% and 4.47%, respectively, each calculated as an annualized figure.  Total charge-offs are total principal charge-offs before recoveries and do not include any charge-offs of finance charge receivables or the amount of any reductions in average daily principal receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous adjustments.  Recoveries are a component of yield and are described below in "—Revenue Experience."

Revenue Experience

         The following table sets forth the revenue experience for the credit card accounts from finance charges, fees paid and interchange in the Master Trust II Portfolio for each of the periods shown.

         The revenue experience in the following table is calculated on a cash basis.  Yield from finance charges and fees and recoveries is the result of dividing finance charges and fees and recoveries (net of expenses) by average daily principal receivables outstanding during the periods indicated.  Finance charges and fees are comprised of monthly cash collections of periodic finance charges and other credit card fees including interchange.

                                                    A-I-3

         Each month, FIA allocates amounts recovered (net of expenses) between its U.S. credit card and consumer loan portfolios pro rata based on each portfolio's charge-offs during the prior month relative to the combined charge-offs for both portfolios during the prior month.  Once recoveries have been so allocated to the U.S. credit card portfolio, the total amount of those recoveries that are allocated to the Master Trust II Portfolio is determined by dividing the average total principal receivables for the
Master Trust II Portfolio for the related calendar month by the average total principal receivables for the U.S. credit card portfolio for the same calendar month.  Under the master trust II agreement, recoveries allocated to the Master Trust II Portfolio and transferred to Funding under the receivables purchase agreement are treated as collections of finance charge receivables.

                                                             Revenue Experience
                                                        Master Trust II Portfolio
                                                          (Dollars in Thousands)

                                                          Nine Months Ended
                                                            September 30,             Year Ended December 31,
                                                                2006
                                                                                     2005                 2004
                                                          _________________________________________________________
Finance Charges and Fees.............................     $     10,162,601    $     12,730,706     $     12,565,091
Recoveries...........................................     $        205,295    $        312,462     $        275,246
Yield from Finance Charges and Fees and Recoveries...               18.62%              19.00%               17.75%

                                                                            Year Ended December 31,
                                                                 2003                2002                 2001
                                                          _________________________________________________________
Finance Charges and Fees.............................     $     12,172,680    $     11,538,974     $     11,476,244
Recoveries...........................................     $        252,765    $        194,977     $         10,574
Yield from Finance Charges and Fees and Recoveries...               17.58%              17.94%               19.38%

         The yield on a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the receivables, the amount of fees, changes in the delinquency rate on the receivables, the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges, and the percentage of credit card accounts bearing finance charges at promotional rates.  See "Risk Factors" in the prospectus.

         The revenue from periodic finance charges and fees—other than annual fees—depends in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay account balances over several months—as opposed to convenience use, where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases—and upon other credit card related services for which the cardholder pays a fee.  Revenues from periodic finance charges and fees also depend on the types of charges and fees assessed on the credit card accounts.  Accordingly, revenue will be affected by future changes in the types of charges and fees assessed on the accounts and on the types of additional accounts added from time to time.  These revenues could

                                                    A-I-4

be adversely affected by future changes in fees and charges assessed by FIA and other factors.  See "FIA's Credit Card Activities" in the prospectus.

Interchange

         A percentage of the interchange for the Bank Portfolio attributed to cardholder charges for goods and services in the accounts of master trust II will be transferred from FIA, through BACCS and
Funding, to master trust II.  This interchange will be allocated to each series of master trust II investor certificates based on its pro rata portion as measured by its Investor Interest of cardholder charges for goods and services in the accounts of master trust II relative to the total amount of cardholder charges for goods and services in the MasterCard, Visa and American Express credit card accounts owned by FIA, as reasonably estimated by FIA.

         MasterCard, Visa and American Express may from time to time change the amount of interchange reimbursed to banks issuing their credit cards.  Interchange will be treated as collections of finance charge receivables.  Under the circumstances described herein, interchange will be used to pay a portion of the Investor Servicing Fee required to be paid on each Transfer Date.  See "Master Trust II—Servicing
Compensation and Payment of Expenses" and "FIA's Credit Card Activities—Interchange" in the prospectus.

Principal Payment Rates

         The following table sets forth the highest and lowest cardholder monthly principal payment rates for the Master Trust II Portfolio during any month in the periods shown and the average cardholder monthly principal payment rates for all months during the periods shown, in each case calculated as a percentage of total beginning monthly account principal balances during the periods shown.  Principal payment rates shown in the table are based on amounts which are deemed payments of principal receivables with respect to the accounts.

                                      Cardholder Monthly Principal Payment Rates
                                                Master Trust II Portfolio

                               Nine Months
                                  Ended
                              September 30,                           Year Ended December 31,
                                  2006
                                                 2005           2004          2003           2002          2001
                              ___________________________________________________________________________________
Lowest Month............         16.21%          15.31%         13.95%        12.73%         12.93%        12.28%
Highest Month...........         18.20%          17.15%         16.47%        14.71%         14.40%        13.76%
Monthly Average.........         16.99%          16.30%         15.05%        13.84%         13.63%        13.03%

         FIA's billing and payment procedures are described under "FIA's Credit Card Portfolio—Billing and Payments" in the prospectus.  We cannot provide any assurance that the cardholder monthly principal payment rates in the future will be similar to the historical experience set forth above.  In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

                                                    A-I-5

         Funding, as transferor, has the right, subject to certain limitations and conditions, to designate certain removed credit card accounts and to require the master trust II trustee to reconvey all receivables in those removed credit card accounts to the transferor.  Once an account is removed, receivables existing or arising under that credit card account are not transferred to master trust II.

Renegotiated Loans and Re-Aged Accounts

         FIA may modify the terms of its credit card agreements with cardholders who have experienced financial difficulties by offering them renegotiated loan programs, which include placing them on nonaccrual status, reducing interest rates, or providing any other concession in terms.  In addition, a cardholder's account may be re-aged to remove existing delinquency.  For a detailed description of renegotiated loans and re-aged accounts, see "FIA's Credit Card Portfolio—Renegotiated Loans and Re-Aged
Accounts" in the prospectus.

The Receivables

         The following tables summarize the Master Trust II Portfolio by various criteria as of the beginning of the day on January 1, 2007.  Because the future composition of the Master Trust II
Portfolio may change over time, neither these tables nor the information contained in "Class A(2007-1)
Summary—Assets—Accounts and Receivables" describe the composition of the Master Trust II Portfolio at any future time.  If the composition of the Master Trust II Portfolio changes over time, noteholders will not be notified of such change.  For example, there can be no assurance that the anticipated changes in servicing procedures as a result of the merger between Bank of America Corporation and MBNA
Corporation will not cause the composition of the Master Trust II Portfolio in the future to be different than the composition of the Master Trust II Portfolio described in this section.  See "Risk
Factors—FIA may change the terms of the credit card accounts in a way that reduces or slows collections.  These changes may result in reduced, accelerated or delayed payments to you" in the prospectus.  However, monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission.  See "Where You Can Find More
Information" in the prospectus for information as to how these reports may be accessed.

                                                    A-I-6

                                                 Composition by Account Balance
                                                     Master Trust II Portfolio

                                                              Percentage of                          Percentage of
                                                Number of      Total Number                              Total
Account Balance Range                            Accounts      of Accounts         Receivables        Receivables
___________________________________________________________________________________________________________________
Credit Balance...........................          1,614,948          3.4%    $       (119,944,165)         (0.1)%
No Balance...............................         26,346,351         55.2                        0           0.0
$           .01-$  5,000.00..............         14,071,748         29.5           20,218,060,469          23.8
$  5,000.01-$10,000.00...................          3,245,660          6.8           23,184,843,928          27.3
$10,000.01-$15,000.00....................          1,264,225          2.7           15,400,028,120          18.1
$15,000.01-$20,000.00....................            560,369          1.2            9,656,830,495          11.4
$20,000.01-$25,000.00....................            277,020          0.6            6,176,048,063           7.3
$25,000.01 or More.......................            296,073          0.6           10,368,013,053          12.2
     Total...............................     --------------  --------------  ---------------------  --------------
                                                  47,676,394        100.0%    $     84,883,879,963         100.0%

                                                    Composition by Credit Limit
                                                      Master Trust II Portfolio

                                                              Percentage of                         Percentage of
                                                Number of      Total Number                             Total
Credit Limit Range                              Accounts       of Accounts        Receivables        Receivables
___________________________________________________________________________________________________________________
Less than or equal to $5,000.00..........          9,255,704         19.4%         $ 5,663,634,650          6.7%
$  5,000.01-$10,000.00...................         11,386,284         23.9           14,764,728,050         17.4
$10,000.01-$15,000.00....................          9,335,532         19.6           15,931,009,145         18.8
$15,000.01-$20,000.00....................          6,897,577         14.5           13,924,158,892         16.4
$20,000.01-$25,000.00....................          5,112,822         10.7           12,501,607,500         14.7
$25,000.01 or More.......................          5,688,475         11.9           22,098,741,726         26.0
     Total...............................    ---------------  --------------  --------------------  --------------
                                                  47,676,394        100.0%    $     84,883,879,963        100.0%

                                            Composition by Period of Delinquency
                                                   Master Trust II Portfolio

                                                              Percentage of                         Percentage of
Period of Delinquency                          Number of      Total Number                              Total
(Days Contractually Delinquent)                 Accounts       of Accounts        Receivables        Receivables
___________________________________________________________________________________________________________________
Not Delinquent...........................        46,351,514         97.2%     $     77,039,300,685         90.8%
Up to 29 Days............................           675,426          1.4             3,730,351,276          4.4
30 to 59 Days............................           228,937          0.5             1,347,801,372          1.6
60 to 89 Days............................           140,019          0.3               845,844,820          1.0
90 to 119 Days...........................           104,112          0.2               683,639,022          0.8
120 to 149 Days..........................            88,178          0.2               600,686,662          0.7
150 to 179 Days..........................            88,016          0.2               634,465,633          0.7
180 or More Days.........................               192          0.0                 1,790,493          0.0
     Total...............................    --------------  ---------------  --------------------  --------------
                                                 47,676,394        100.0%     $     84,883,879,963        100.0%

                                                    A-I-7

                                                     Composition by Account Age
                                                      Master Trust II Portfolio

                                                              Percentage of                         Percentage of
                                               Number of      Total Number                              Total
Account Age                                     Accounts       of Accounts        Receivables        Receivables
___________________________________________________________________________________________________________________
Not More than 6 Months..................            850,064          1.8%     $      1,894,301,465          2.2%
Over 6 Months to 12 Months..............          1,408,774          3.0             3,383,467,279          4.0
Over 12 Months to 24 Months.............          3,722,851          7.8             7,606,654,530          9.0
Over 24 Months to 36 Months.............          4,953,707         10.4             8,832,362,396         10.4
Over 36 Months to 48 Months.............          5,339,004         11.2             8,510,336,890         10.0
Over 48 Months to 60 Months.............          4,190,794          8.8             6,594,240,491          7.8
Over 60 Months to 72 Months.............          3,809,396          8.0             6,247,288,772          7.4
Over 72 Months..........................         23,401,804         49.0            41,815,228,140         49.2
     Total..............................     --------------  ---------------  --------------------  --------------
                                                 47,676,394        100.0%     $     84,883,879,963        100.0%

                                            Geographic Distribution of Accounts
                                                  Master Trust II Portfolio

                                                              Percentage of                         Percentage of
                                               Number of      Total Number                              Total
State                                           Accounts       of Accounts        Receivables        Receivables
___________________________________________________________________________________________________________________
California..............................          4,498,953          9.4%     $      9,011,747,558         10.6%
Florida.................................          3,798,377          8.0             6,411,549,201          7.6
New York................................          3,142,952          6.6             5,563,440,738          6.6
Texas...................................          2,783,735          5.8             5,786,155,908          6.8
Pennsylvania............................          2,737,865          5.7             4,043,885,784          4.8
New Jersey..............................          2,038,494          4.3             3,597,647,448          4.2
Illinois................................          1,869,567          3.9             3,232,211,806          3.8
Ohio....................................          1,760,658          3.7             2,931,824,965          3.5
Virginia................................          1,719,625          3.6             2,876,166,235          3.4
Georgia.................................          1,586,933          3.3             3,340,454,529          3.9
Other...................................         21,739,235         45.7            38,088,795,791         44.8
     Total..............................     --------------  ---------------  --------------------  --------------
                                                 47,676,394        100.0%     $     84,883,879,963        100.0%

         Since the largest number of cardholders (based on billing address) whose accounts were included in master trust II as of January 1, 2007 were in California, Florida, New York, Texas and Pennsylvania,
adverse changes in the economic conditions in these areas could have a direct impact on the timing and amount of payments on the notes.

                                                    A-I-8

         FICO.  The following table sets forth the FICO®* score on each account in the Master Trust II
Portfolio, to the extent available, as refreshed during the six month period ended September 30, 2006.
Receivables, as presented in the following table, are determined as of September 30, 2006.  A FICO score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk.  FICO scores may change over time, depending on the conduct of the debtor and changes in credit score technology.  Because the future composition and product mix of the Master
Trust II Portfolio may change over time, this table is not necessarily indicative of the composition of the Master Trust II Portfolio at any specific time in the future.

         Data from an independent credit reporting agency, such as FICO score, is one of several factors that, if available, will be used by FIA in its credit scoring system to assess the credit risk associated with each applicant.  See "FIA's Credit Card Activities—Origination, Account Acquisition,
Credit Lines and Use of Credit Card Accounts" in the prospectus.  At the time of account origination,
FIA will request information, including a FICO score, from one or more independent credit bureaus.  FICO scores may be different from one bureau to another.  For some cardholders, FICO scores may be unavailable.  FICO scores are based on independent third party information, the accuracy of which cannot be verified.

         The table below sets forth refreshed FICO scores from a single credit bureau.

                                        Composition by FICO Score
                                        Master Trust II Portfolio

                                                                                               Percentage of Total
FICO Score                                                               Receivables               Receivables
____________________________________________________________________________________________________________________
Over 720......................................................              $28,527,967,984                 35.5%
661-720.......................................................               29,416,637,835                 36.5
601-660.......................................................               12,995,101,158                 16.2
Less than or equal to 600.....................................                6,610,329,951                  8.2
Unscored......................................................                2,857,675,347                  3.6
TOTAL.........................................................     ------------------------  ------------------------
                                                                            $80,407,712,275                100.0%

         A FICO score is an Equifax Beacon 96 FICO Score.

         A "refreshed" FICO score means the FICO score determined by Equifax during the six month period ended September 30, 2006.

         A credit card account that is "unscored" means that a FICO score was not obtained for such account during the six month period ended September 30, 2006.

___________________
*FICO® is a federally registered servicemark of Fair, Isaac & Company.

                                                    A-I-9

                                                                                                  Annex II

                            Outstanding Series, Classes and Tranches of Notes

         The information provided in this Annex II is an integral part of the prospectus supplement, and is incorporated by reference into the prospectus supplement.

BAseries

         Class A Notes
                                                                                                           Expected
                          Issuance          Nominal                                                         Principal              Legal
        Class A             Date       Liquidation Amount               Note Interest Rate                Payment Date         Maturity Date
_______________________________________________________________________________________________________________________________________________
Class A(2001-2)             7/26/01  $         500,000,000           One Month LIBOR + 0.25%                July 2011          December 2013
Class A(2001-Emerald)       8/15/01  Up to $10,317,000,000(1)                   —                               —                    —
Class A(2001-5)             11/8/01  $         500,000,000           One Month LIBOR + 0.21%              October 2008          March 2011
Class A(2002-1)             1/31/02  $       1,000,000,000                    4.95%                       January 2007           June 2009
Class A(2002-2)             3/27/02  $         656,175,000   Not to exceed Three Month LIBOR + 0.35%(2) February 17, 2012      July 17, 2014
Class A(2002-3)             4/24/02  $         750,000,000           One Month LIBOR + 0.24%               April 2012         September 2014
Class A(2002-4)              5/9/02  $       1,000,000,000           One Month LIBOR + 0.11%               March 2007           August 2009
Class A(2002-5)             5/30/02  $         750,000,000           One Month LIBOR + 0.18%                May 2009           October 2011
Class A(2002-7)             7/25/02  $         497,250,000   Not to exceed Three Month LIBOR + 0.25%(3)   July 17, 2009      December 19, 2011
Class A(2002-8)             7/31/02  $         400,000,000          Three Month LIBOR + 0.15%               July 2009          December 2011
Class A(2002-9)             7/31/02  $         700,000,000          Three Month LIBOR + 0.09%               July 2007          December 2009
Class A(2002-10)            9/19/02  $       1,000,000,000           One Month LIBOR + 0.14%             September 2007        February 2010
Class A(2002-11)           10/30/02  $         490,600,000   Not to exceed Three Month LIBOR + 0.35%(4) October 19, 2009      March 19, 2012
Class A(2002-13)           12/18/02  $         500,000,000           One Month LIBOR + 0.13%              December 2007          May 2010
Class A(2003-1)             2/27/03  $         500,000,000                    3.30%                       February 2008          July 2010
Class A(2003-3)             4/10/03  $         750,000,000           One Month LIBOR + 0.12%               March 2008           August 2010
Class A(2003-4)             4/24/03  $         750,000,000           One Month LIBOR + 0.22%               April 2010         September 2012
Class A(2003-5)             5/21/03  $         548,200,000   Not to exceed Three Month LIBOR + 0.35%(5)  April 19, 2010     September 19, 2012
Class A(2003-6)              6/4/03  $         500,000,000                    2.75%                         May 2008           October 2010
Class A(2003-7)              7/8/03  $         650,000,000                    2.65%                         June 2008          November 2010
Class A(2003-8)              8/5/03  $         750,000,000           One Month LIBOR + 0.19%                July 2010          December 2012
Class A(2003-9)             9/24/03  $       1,050,000,000           One Month LIBOR + 0.13%             September 2008        February 2011
Class A(2003-10)           10/15/03  $         500,000,000           One Month LIBOR + 0.26%              October 2013          March 2016
Class A(2003-11)            11/6/03  $         500,000,000                    3.65%                       October 2008          March 2011
Class A(2003-12)           12/18/03  $         500,000,000           One Month LIBOR + 0.11%              December 2008          May 2011
Class A(2004-1)             2/26/04  $         752,760,000   Not to exceed Three Month LIBOR + 0.30%(6) January 17, 2014       June 17, 2016
Class A(2004-2)             2/25/04  $         600,000,000           One Month LIBOR + 0.15%              February 2011          July 2013
Class A(2004-3)             3/17/04  $         700,000,000           One Month LIBOR + 0.26%               March 2019           August 2021
Class A(2004-4)             4/15/04  $       1,350,000,000                    2.70%                        April 2007         September 2009
Class A(2004-5)             5/25/04  $       1,015,240,000   Not to exceed Three Month LIBOR + 0.25%(7)   May 18, 2011       October 17, 2013
Class A(2004-6)             6/17/04  $         500,000,000           One Month LIBOR + 0.14%                June 2011          November 2013
Class A(2004-7)             7/28/04  $         900,000,000           One Month LIBOR + 0.10%                July 2009          December 2011
Class A(2004-8)             9/14/04  $         500,000,000           One Month LIBOR + 0.15%               August 2011         January 2014
Class A(2004-9)             10/1/04  $         672,980,000   Not to exceed One Month LIBOR + 0.20%(8)  September 19, 2011    February 20, 2014
Class A(2004-10)           10/27/04  $         500,000,000           One Month LIBOR + 0.08%              October 2009          March 2012
(continued on next page)

(1) Subject to increase.
(2) Class A(2002-2) noteholders will receive interest at 5.60% on an outstanding euro principal amount of €750,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the
Class A(2002-2) notes.
(3) Class A(2002-7) noteholders will receive interest at Three Month EURIBOR + 0.15% on an outstanding euro principal amount of €500,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2002-7) notes.
(4) Class A(2002-11) noteholders will receive interest at Three Month EURIBOR + 0.25% on an outstanding euro principal amount of €500,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2002-11) notes.
(5) Class A(2003-5) noteholders will receive interest at 4.15% on an outstanding euro principal amount of €500,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the
Class A(2003-5) notes.
(6) Class A(2004-1) noteholders will receive interest at 4.50% on an outstanding euro principal amount of €600,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the
Class A(2004-1) notes.
(7) Class A(2004-5) noteholders will receive interest at Three Month EURIBOR + 0.15% on an outstanding euro principal amount of €850,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2004-5) notes.
(8) Class A(2004-9) noteholders will receive interest at One Month EURIBOR + 0.11% on an outstanding euro principal amount of €550,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2004-9) notes.

                                                    A-II-1

BAseries

           Class A Notes (continued from previous page)

                                                                                                             Expected
                          Issuance          Nominal                                                         Principal              Legal
        Class A             Date       Liquidation Amount               Note Interest Rate                 Payment Date        Maturity Date
______________________________________________________________________________________________________________________________________________
Class A(2005-1)             4/20/05  $         750,000,000                     4.20%                        April 2008        September 2010
Class A(2005-2)             5/19/05  $         500,000,000            One Month LIBOR + 0.08%                May 2012          October 2014
Class A(2005-3)             6/14/05  $         600,000,000                     4.10%                         May 2010          October 2012
Class A(2005-4)              7/7/05  $         800,000,000            One Month LIBOR + 0.04%               June 2010          November 2012
Class A(2005-5)             8/11/05  $       1,500,000,000            One Month LIBOR + 0.00%               July 2008          December 2010
Class A(2005-6)             8/25/05  $         500,000,000                     4.50%                       August 2010         January 2013
Class A(2005-7)             9/29/05  $       1,000,000,000                     4.30%                      September 2008       February 2011
Class A(2005-8)            10/12/05  $         850,000,000            One Month LIBOR + 0.02%             September 2009       February 2012
Class A(2005-9)            11/17/05  $       1,000,000,000            One Month LIBOR + 0.04%             November 2010         April 2013
Class A(2005-10)           11/29/05  $         400,000,000            One Month LIBOR + 0.06%               June 2013          November 2015
Class A(2005-11)           12/16/05  $         500,000,000            One Month LIBOR + 0.04%             December 2010          May 2013
Class A(2006-1)             2/15/06  $       1,600,000,000                     4.90%                      February 2009          July 2011
Class A(2006-2)              3/7/06  $         550,000,000            One Month LIBOR + 0.06%              January 2013          June 2015
Class A(2006-3)             3/30/06  $         750,000,000            One Month LIBOR + 0.02%               March 2010          August 2012
Class A(2006-4)             5/31/06  $       2,500,000,000            One Month LIBOR - 0.01%               April 2009        September 2011
Class A(2006-5)              6/9/06  $         700,000,000            One Month LIBOR + 0.06%                May 2013          October 2015
Class A(2006-6)             7/20/06  $       2,000,000,000            One Month LIBOR + 0.03%               June 2011          November 2013
Class A(2006-7)             7/28/06  $         375,000,000            One Month LIBOR + 0.04%               July 2014          December 2016
Class A(2006-8)              8/9/06  $         725,000,000            One Month LIBOR + 0.03%             December 2013          May 2016
Class A(2006-9)             8/30/06  $       1,750,000,000            One Month LIBOR + 0.01%             September 2010       February 2013
Class A(2006-10)            9/19/06  $         750,000,000            One Month LIBOR - 0.02%             September 2009       February 2012
Class A(2006-11)            9/26/06  $         520,000,000            One Month LIBOR + 0.03%             November 2013         April 2016
Class A(2006-12)           10/16/06  $       1,000,000,000            One Month LIBOR + 0.02%              October 2011         March 2014
Class A(2006-13)           11/14/06  $         275,000,000            One Month LIBOR + 0.02%             December 2013          May 2016
Class A(2006-14)           11/28/06  $       1,350,000,000            One Month LIBOR + 0.06%             November 2013         April 2016
Class A(2006-15)           12/13/06  $       1,000,000,000            One Month LIBOR + 0.00%             November 2011         April 2014
Class A(2006-16)           12/19/06  $       1,000,000,000                     4.72%                      December 2010          May 2013

                                                    A-II-2

BAseries

           Class B Notes

                                                                                                            Expected
                          Issuance          Nominal                                                         Principal              Legal
        Class B             Date       Liquidation Amount               Note Interest Rate                Payment Date         Maturity Date
_______________________________________________________________________________________________________________________________________________
Class B(2001-3)            12/20/01  $         150,000,000    Not to exceed One Month LIBOR + 0.50%       January 2007           June 2009
Class B(2002-1)             2/28/02  $         250,000,000                    5.15%                       February 2007          July 2009
Class B(2002-2)             6/12/02  $         250,000,000           One Month LIBOR + 0.38%                May 2007           October 2009
Class B(2002-4)            10/29/02  $         200,000,000           One Month LIBOR + 0.50%              October 2007          March 2010
Class B(2003-1)             2/20/03  $         200,000,000           One Month LIBOR + 0.44%              February 2008          July 2010
Class B(2003-2)             6/12/03  $         200,000,000           One Month LIBOR + 0.39%                May 2008           October 2010
Class B(2003-3)             8/20/03  $         200,000,000           One Month LIBOR + 0.375%              August 2008         January 2011
Class B(2003-4)            10/15/03  $         331,650,000   Not to exceed Three Month LIBOR + 0.85%(1)September 18, 2013    February 17, 2016
Class B(2003-5)             10/2/03  $         150,000,000           One Month LIBOR + 0.37%             September 2008        February 2011
Class B(2004-1)              4/1/04  $         350,000,000                    4.45%                        March 2014           August 2016
Class B(2004-2)             8/11/04  $         150,000,000           One Month LIBOR + 0.39%                July 2011          December 2013
Class B(2005-1)             6/22/05  $         125,000,000           One Month LIBOR + 0.29%                June 2012          November 2014
Class B(2005-2)             8/11/05  $         200,000,000           One Month LIBOR + 0.18%                July 2010          December 2012
Class B(2005-3)             11/9/05  $         150,962,500   Not to exceed One Month LIBOR + 0.40%(2)   October 19, 2015      March 19, 2018
Class B(2005-4)             11/2/05  $         150,000,000                    4.90%                       October 2008          March 2011
Class B(2006-1)              3/3/06  $         250,000,000           One Month LIBOR + 0.22%              February 2013          July 2015
Class B(2006-2)             3/24/06  $         500,000,000    Not to exceed One Month LIBOR + 0.25%        March 2013           August 2015
Class B(2006-3)             8/22/06  $         300,000,000           One Month LIBOR + 0.08%               August 2009         January 2012
Class B(2006-4)            11/14/06  $         250,000,000           One Month LIBOR + 0.08%              October 2009          March 2012

_______________________
1  Class B(2003-4) noteholders will receive interest at 5.45% on an outstanding sterling principal amount of £200,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class B(2003-4) notes.
2  Class B(2005-3) noteholders will receive interest at Three Month EURIBOR + 0.30% on an outstanding euro principal amount of €125,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class B(2005-3) notes.

                                                    A-II-3

BAseries

           Class C Notes

                          Issuance    Nominal Liquidation                                              Expected Principal
        Class C             Date             Amount                     Note Interest Rate                Payment Date      Legal Maturity Date
_________________________________________________________________________________________________________________________________________________
Class C(2001-2)             7/12/01  $         100,000,000    Not to exceed One Month LIBOR + 1.15%         July 2008          December 2010
Class C(2001-5)            12/11/01  $         150,000,000           One Month LIBOR + 1.22%              January 2007           June 2009
Class C(2002-1)             2/28/02  $         250,000,000                    6.80%                       February 2012          July 2014
Class C(2002-2)             6/12/02  $         100,000,000    Not to exceed One Month LIBOR + 0.95%         May 2007           October 2009
Class C(2002-3)             6/12/02  $         200,000,000           One Month LIBOR + 1.35%                May 2012           October 2014
Class C(2002-4)             8/29/02  $         100,000,000           One Month LIBOR + 1.20%               August 2007         January 2010
Class C(2002-6)            10/29/02  $          50,000,000           One Month LIBOR + 2.00%              October 2012          March 2015
Class C(2002-7)            10/29/02  $          50,000,000                    6.70%                       October 2012          March 2015
Class C(2003-1)              2/4/03  $         200,000,000           One Month LIBOR + 1.70%              January 2010           June 2012
Class C(2003-2)             2/12/03  $         100,000,000           One Month LIBOR + 1.60%              January 2008           June 2010
Class C(2003-3)              5/8/03  $         175,000,000           One Month LIBOR + 1.35%                May 2008           October 2010
Class C(2003-4)             6/19/03  $         327,560,000   Not to exceed Three Month LIBOR + 2.05%(1)   May 17, 2013       October 19, 2015
Class C(2003-5)              7/2/03  $         100,000,000           One Month LIBOR + 1.18%                June 2008          November 2010
Class C(2003-6)             7/30/03  $         250,000,000           One Month LIBOR + 1.18%                July 2008          December 2010
Class C(2003-7)             11/5/03  $         100,000,000           One Month LIBOR + 1.35%              October 2013          March 2016
Class C(2004-1)             3/16/04  $         200,000,000           One Month LIBOR + 0.78%              February 2011          July 2013
Class C(2004-2)              7/1/04  $         275,000,000           One Month LIBOR + 0.90%                June 2014          November 2016
Class C(2005-1)              6/1/05  $         125,000,000           One Month LIBOR + 0.41%                May 2010           October 2012
Class C(2005-2)             9/22/05  $         150,000,000           One Month LIBOR + 0.35%             September 2010        February 2013
Class C(2005-3)            10/20/05  $         300,000,000           One Month LIBOR + 0.27%              October 2008          March 2011
Class C(2006-1)             2/17/06  $         350,000,000           One Month LIBOR + 0.42%              February 2013          July 2015
Class C(2006-2)             3/17/06  $         225,000,000           One Month LIBOR + 0.30%               March 2011           August 2013
Class C(2006-3)             5/31/06  $         250,000,000           One Month LIBOR + 0.29%                May 2011           October 2013
Class C(2006-4)             6/15/06  $         375,000,000           One Month LIBOR + 0.23%                June 2009          November 2011
Class C(2006-5)             8/15/06  $         300,000,000           One Month LIBOR + 0.40%               August 2013         January 2016
Class C(2006-6)             9/29/06  $         250,000,000    Not to exceed One Month LIBOR + 0.40%      September 2013        February 2016
Class C(2006-7)            10/16/06  $         200,000,000           One Month LIBOR + 0.23%              October 2009          March 2012

_______________________
1  Class C(2003-4) noteholders will receive interest at 6.10% on an outstanding sterling principal amount of £200,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class C(2003-4) notes.

                                                    A-II-4

                                                                                                                                       Annex III

                                                       Outstanding Master Trust II Series

           The information provided in this Annex III is an integral part of the prospectus supplement, and is incorporated by reference into the prospectus supplement.

                                 Issuance                                                                      Scheduled        Termination
   #          Series/Class          Date      Investor Interest              Certificate Rate                Payment Date          Date
__________________________________________________________________________________________________________________________________________________
   1     Series 1997-B            2/27/97
           Class A                   —              $850,000,000          One Month LIBOR + .16%              March 2012        August 2014
           Class B                   —               $75,000,000          One Month LIBOR + .35%              March 2012        August 2014
           Collateral Interest       —               $75,000,000                     —                             —                 —
   2     Series 1997-D            5/22/97
           Class A                   —              $387,948,000         Three Month LIBOR + .05%              May 2007        October 2009
           Class B                   —               $34,231,000  Not to Exceed Three Month LIBOR + .50%       May 2007        October 2009
           Collateral Interest       —               $34,231,000                     —                             —                 —
   3     Series 1997-H             8/6/97
           Class A                   —              $507,357,000         Three Month LIBOR + .07%           September 2007     February 2010
           Class B                   —               $44,770,000  Not to Exceed Three Month LIBOR + .50%    September 2007     February 2010
           Collateral Interest       —               $44,770,000                     —                             —                 —
   4     Series 1997-O            12/23/97
           Class A                   —              $425,000,000          One Month LIBOR + .17%             December 2007       May 2010
           Class B                   —               $37,500,000          One Month LIBOR + .35%             December 2007       May 2010
           Collateral Interest       —               $37,500,000                     —                             —                 —
   5     Series 1998-B            4/14/98
           Class A                   —              $550,000,000         Three Month LIBOR + .09%             April 2008      September 2010
           Class B                   —               $48,530,000  Not to Exceed Three Month LIBOR + .50%      April 2008      September 2010
           Collateral Interest       —               $48,530,000                     —                             —                 —
   6     Series 1998-E            8/11/98
           Class A                   —              $750,000,000         Three Month LIBOR + .145%            April 2008      September 2010
           Class B                   —               $66,200,000         Three Month LIBOR + .33%             April 2008      September 2010
           Collateral Interest       —               $66,200,000                     —                             —                 —
   7     Series 1999-B            3/26/99
           Class A                   —              $637,500,000                   5.90%                      March 2009        August 2011
           Class B                   —               $56,250,000                   6.20%                      March 2009        August 2011
           Collateral Interest       —               $56,250,000                     —                             —                 —
   8     Series 1999-J            9/23/99
           Class A                   —              $850,000,000                   7.00%                    September 2009     February 2012
           Class B                   —               $75,000,000                   7.40%                    September 2009     February 2012
           Collateral Interest       —               $75,000,000                     —                             —                 —
   9     Series 2000-D            5/11/00
           Class A                   —              $722,500,000          One Month LIBOR + .20%              April 2007      September 2009
           Class B                   —               $63,750,000          One Month LIBOR + .43%              April 2007      September 2009
           Collateral Interest       —               $63,750,000                     —                             —                 —
  10     Series 2000-E             6/1/00
           Class A                   —              $500,000,000                   7.80%                       May 2010        October 2012
           Class B                   —               $45,000,000                   8.15%                       May 2010        October 2012
           Collateral Interest       —               $45,000,000                     —                             —                 —
  11     Series 2000-H            8/23/00
           Class A                   —              $595,000,000          One Month LIBOR + .25%              August 2010      January 2013
           Class B                   —               $52,500,000          One Month LIBOR + .60%              August 2010      January 2013
           Collateral Interest       —               $52,500,000                     —                             —                 —
  12     Series 2000-J            10/12/00
           Class A Swiss Francs      —         CHF 1,000,000,000                  4.125%
           Class A                   —              $568,990,043         Three Month LIBOR + .21%          October 17, 2007   March 17, 2010
           Class B                   —               $50,250,000          One Month LIBOR + .44%             October 2007     March 17, 2010
           Collateral Interest       —               $50,250,000                     —                             —                 —
  13     Series 2000-L            12/13/00
           Class A                   —              $425,000,000                   6.50%                     November 2007      April 2010
           Class B                   —               $37,500,000          One Month LIBOR + .50%             November 2007      April 2010
           Collateral Interest       —               $37,500,000                     —                             —                 —
  14     Series 2001-B             3/8/01
           Class A                   —              $637,500,000          One Month LIBOR + .26%              March 2011        August 2013
           Class B                   —               $56,250,000          One Month LIBOR + .60%              March 2011        August 2013
           Collateral Interest       —               $56,250,000                     —                             —                 —
  15     Series 2001-C            4/25/01
           Class A                   —              $675,000,000         Three Month LIBOR - .125%            April 2011      September 2013
           Class B                   —               $60,000,000          One Month LIBOR + .62%              April 2011      September 2013
           Collateral Interest       —               $60,000,000                     —                             —                 —
  16     Series 2001-D            5/24/01
                                     —                         —                     —                             —                 —
           Collateral Certificate(1)

_____________________________
1  The collateral certificate represents the sole asset of the BA Credit Card Trust.  See "Annex II: Outstanding Series, Classes and Tranches
of Notes" for a list of outstanding notes issued by the issuing entity.

                                                    A-III-1

                                                       Prospectus Dated January 9, 2007

                                                      FIA Card Services, National Association
                                                          Sponsor, Servicer and Originator

                                                            BA Credit Card Funding, LLC
                                                              Transferor and Depositor

                                                              BA Credit Card Trust
                                                                 Issuing Entity

The issuing entity—

o    may periodically issue notes in one or more series, classes or tranches; and

o    will own—

         —    the collateral certificate, Series 2001-D, representing an undivided interest in master trust II, whose assets include the receivables arising in a portfolio of unsecured revolving credit card accounts; and

         —    other property described under "Prospectus Summary—Sources of Funds to Pay the Notes" and
              "Sources of Funds to Pay the Notes" in this prospectus and "Transaction Parties—BA Credit
              Card Trust" in this prospectus and the accompanying prospectus supplement.

The notes—

o    will be secured by the issuing entity's assets and will be paid only from proceeds of the issuing entity's assets;

o    offered with this prospectus and the related prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating agency; and

o    may be issued as part of a designated series, class or tranche.

_____________________________________________________________________________________________________________________________

You should consider the discussion under "Risk Factors" beginning on page 28 of this prospectus and any risk factors in the accompanying prospectus supplement before you purchase any notes.

The primary asset of the issuing entity is the collateral certificate, Series 2001-D.  The collateral certificate represents an undivided interest in BA Master Credit Card Trust II.  Master trust II's assets include receivables arising in a portfolio of unsecured consumer revolving credit card accounts.  The notes are obligations of the issuing entity only and are not obligations of BA Credit Card Funding, LLC, FIA Card Services, National Association, their affiliates or any other person.  Each tranche of notes will be secured by specified assets of the issuing entity as described in this prospectus and in the accompanying prospectus supplement.  Noteholders will have no recourse to any other assets of the issuing entity for payment of the notes.

The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
_____________________________________________________________________________________________________________________________
Neither the SEC nor any state  securities  commission  has approved  these notes or  determined  that this prospectus  is  truthful,  accurate  or  complete.  Any  representation  to  the  contrary  is a  criminal offense.

                           Important Notice about Information Presented in this
                          Prospectus and the Accompanying Prospectus Supplement

         We provide information to you about the notes in two separate documents: (a) this prospectus, which provides general information about the BAseries notes and each other series of notes, some of which may not apply to your series, class or tranche of notes, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series, class or tranche of notes, including:

         o    the timing of interest and principal payments;
         o    financial and other information about the issuing entity's assets;
         o    information about enhancement for your series, class or tranche;
         o    the ratings for your class or tranche; and
         o    the method for selling the notes.

         This prospectus may be used to offer and sell any series, class or tranche of notes only if accompanied by the prospectus supplement for that series, class or tranche.

         If the terms of a particular series, class or tranche of notes vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

         You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering the notes in any state where the offer is not permitted.  We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

         Information regarding certain entities that are not affiliates of FIA Card Services, National
Association or BA Credit Card Funding, LLC has been provided in this prospectus.  See in particular
"Transaction Parties—The Bank of New York" and "—Wilmington Trust Company."  The information contained in those sections of this prospectus was prepared solely by the party described in that section without any input from FIA Card Services, National Association, BA Credit Card Funding, LLC or any of their affiliates.

         We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions.  The Table of Contents in this prospectus and in the accompanying prospectus supplement provide the pages on which these captions are located.

         Parts of this prospectus use defined terms.  You can find a listing of defined terms in the
"Glossary of Defined Terms" beginning on page 176.

                                                  2

                                        Forward-Looking Statements

         This prospectus and the accompanying prospectus supplement, including information included or incorporated by reference in this prospectus and the accompanying prospectus supplement, may contain forward-looking statements.  Such statements are subject to risks and uncertainties.  Actual conditions, events or results may differ materially from those set forth in such forward-looking statements.  Words such as "believe", "expect", "anticipate", "intend", "plan", "estimate", "could" or similar expressions are intended to identify forward-looking statements but are not the only means to identify these statements.  Forward-looking statements speak only as of the date on which they are made.  We undertake no obligation to update publicly or revise any such statements.  Factors which could cause the actual financial and other results to differ materially from those projected by us in forward-looking statements include, but are not limited to, the following:

         o    local, regional and national business, political or economic conditions may differ from those expected;

         o    the effects and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, may adversely affect Funding's or
              FIA's business;

         o    the timely development and acceptance of new products and services may be different than anticipated;

         o    technological changes instituted by Funding or FIA and by persons who may affect Funding's or FIA's business may be more difficult to accomplish or more expensive than anticipated or may have unforeseen consequences;

         o    the ability to increase market share and control expenses may be more difficult than anticipated;

         o    competitive pressures among financial services companies may increase significantly;

         o    Funding's or FIA's reputation risk arising from negative public opinion;

         o    changes in laws and regulations may adversely affect Funding, FIA or their businesses;

         o    changes in accounting policies and practices, as may be adopted by regulatory agencies and the Financial Accounting Standards Board, may affect expected financial reporting or business results;

         o    the costs, effects and outcomes of litigation may adversely affect Funding, FIA or their businesses; and

         o    Funding or FIA may not manage the risks involved in the foregoing as well as anticipated.

                                       _________________________

                                                  3

                       TABLE OF CONTENTS

   Expected Principal Payment Date and Legal Maturity Date..12
   Stated Principal Amount, Outstanding Dollar Principal
       Amount and Nominal Liquidation Amount

   Flow of Funds and Application of Finance

   Stated Principal Amount, Outstanding Dollar
       Principal Amount and Nominal

     Targeted Deposits of BAseries Available Funds
         to the Interest Funding Account....................87
     Allocation to Interest Funding Subaccounts.............88
     Payments Received from Derivative Counterparties
         for Interest on Foreign Currency Notes.............89

                                  4

     Deposits of Withdrawals from the Class C Reserve
          Account to the Interest Funding Account...........89
     Limits on Reallocations of Charge-Offs to a
          Tranche of Class C Notes from Tranches of
          Class A and Class B...............................90
     Limits on Reallocations of Charge-Offs to a
          Tranche of Class B Notes from Tranches of
          Class A Notes.....................................90
     Allocations of Reimbursements of Nominal
          Liquidation Amount Deficits.......................90
     Application of BAseries Available Principal Amounts....91
     Reductions to the Nominal Liquidation Amount
          of Subordinated Classes from Reallocations of
          BAseries Available Principal Amounts..............93
     Limit on Allocations of BAseries Available
          Principal Amounts and BAseries
          Available Funds...................................95
     Targeted Deposits of BAseries Available
          Principal Amounts to the Principal
          Funding Account...................................95
     Allocation to Principal Funding Subaccounts............98
     Limit on Deposits to the Principal Funding
          Subaccount of Subordinated Notes; Limit on
          Repayments of all Tranches........................99
     Payments Received from Derivative
          Counterparties for Principal.....................100
     Payments Received from Supplemental Credit
          Enhancement Providers or Supplemental
          Liquidity Providers for Principal................100
     Deposits of Withdrawals from the Class C
          Reserve Account to the Principal

     Targeted Deposits to the Accumulation Reserve Account.104

   Supplemental Credit Enhancement Agreements and

   Limited Recourse to the Issuing Entity;

   Origination, Account Acquisition, Credit Lines and

                                  5

   Certain Matters Regarding the Servicer

   Tax Characterization of the Issuing

   Potential Prohibited Transactions from
         Investment in Notes...............................170
   Prohibited Transactions between the Benefit
         Plan and a Party in Interest......................170
   Prohibited Transactions between the Issuing
         Entity or Master Trust II and

                                  6

                                            Prospectus Summary

         This summary does not contain all the information you may need to make an informed investment decision.  You should read this prospectus and the accompanying prospectus supplement in their entirety before you purchase any notes.  The accompanying supplement to this prospectus supplements disclosure in this prospectus.

Securities Offered

The issuing entity will be offering notes.  The notes will be issued pursuant to an indenture between the issuing entity and The Bank of New York, as indenture trustee.  In addition, each series of notes will be issued pursuant to a supplement to the indenture between the issuing entity and the indenture trustee.  The BAseries notes will be issued pursuant to the indenture as supplemented by the
BAseries indenture supplement.

Risk Factors

Investment in notes involves risks.  You should consider carefully the risk factors beginning on page 28 in this prospectus.  In the event that an investment in any tranche of notes exhibits additional risks to investors, additional risk factors will be described in the accompanying prospectus supplement.  In such an event, you should consider the risk factors in this prospectus and in the accompanying prospectus supplement.

Issuing Entity

BA Credit Card Trust, a Delaware statutory trust, is the issuing entity of the notes.  The address of the issuing entity is BA Credit Card Trust, c/o Wilmington Trust Company, Rodney Square North, 1100
North Market Street, Wilmington, Delaware 19890-0001.  Its telephone number is (302) 651-1000.

BA Credit Card Funding, LLC is the beneficiary of the issuing entity.

Funding

BA Credit Card Funding, LLC (referred to as Funding), a limited liability company formed under the laws of Delaware and an indirect subsidiary of FIA, is the transferor and depositor of the issuing entity.
The address for Funding is Hearst Tower, 214 North Tryon Street, Suite #21-39, NC1-027-21-04, Charlotte,
North Carolina 28255 and its telephone number is (704) 683-4915.  In addition, Funding is the holder of the transferor interest in BA Master Credit Card Trust II and the beneficiary of the issuing entity.

On the substitution date, Funding was substituted for FIA as the transferor of receivables to master trust II, as holder of the transferor interest in master trust II, and as beneficiary of the issuing entity.  See "Transaction Parties—BA Credit Card Funding, LLC."

Master Trust II

The issuing entity's primary asset will be the collateral certificate issued by BA Master Credit Card
Trust II (referred to as master trust II), a Delaware trust.  The collateral certificate, an investor certificate issued by master trust II, represents an undivided interest in the assets of master trust
II.  For a description of the collateral certificate, see "Sources of Funds to Pay the Notes—The
Collateral Certificate."  Master trust II's assets primarily include receivables from certain unsecured revolving credit card accounts that meet the eligibility criteria for inclusion in master trust II.
These eligibility

                                                  7

criteria are discussed in "Master Trust II—Addition of Master Trust II Assets."

The credit card receivables in master trust II consist primarily of principal receivables and finance charge receivables.  Finance charge receivables include periodic finance charges, cash advance fees, late charges and certain other fees billed to cardholders, annual membership fees, and recoveries on receivables in Defaulted Accounts.  Principal receivables include amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances, and all other fees billed to cardholders that are not considered finance charge receivables.

In addition, Funding is permitted to add to master trust II participations representing interests in a pool of assets primarily consisting of receivables arising under revolving credit card accounts owned by
FIA.  For a description of master trust II, see "Master Trust II."

Funding may add additional receivables to master trust II at any time without limitation, provided the receivables are eligible receivables, Funding does not expect the addition to cause a Pay Out Event, and the rating agencies confirm the ratings on the outstanding investor certificates and notes.  Under certain limited circumstances, Funding may be required to add additional receivables to master trust II to maintain the minimum transferor interest or to maintain a minimum required amount of principal receivables in master trust II.

Funding may also remove receivables from master trust II provided Funding does not expect the removal to cause a Pay Out Event and the rating agencies confirm the ratings on the outstanding investor certificates and notes.  The amount of any such removal is limited and may occur only once in a calendar month.  In addition, except in limited circumstances, the receivables removed from master trust II must be selected randomly.  However, if Funding breaches certain representations or warranties relating to the eligibility of receivables added to master trust II, Funding may be required to immediately remove those receivables from master trust II.

If the composition of master trust II changes over time due to Funding's ability to add and remove receivables, noteholders will not be notified of that change.  However, monthly reports containing certain information relating to the notes and the collateral securing the notes will be filed with the
Securities and Exchange Commission.  These reports will not be sent to noteholders.  See "Where You Can
Find More Information" for information as to how these reports may be accessed.

FIA and Affiliates

FIA Card Services, National Association (referred to as FIA) is a national banking association.  The address of FIA's principal offices is 1100 North King Street, Wilmington, Delaware 19884.  Its telephone number is (800) 421-2110.

Prior to the substitution date, FIA formed master trust II and transferred credit card receivables arising in accounts originated or acquired by FIA to master trust II.  Currently, FIA originates and owns credit card accounts from which receivables may be transferred to Banc of America Consumer Card
Services, LLC (referred to as BACCS), a limited liability company formed under the laws of North
Carolina and an indirect subsidiary of FIA.  Certain of the receivables transferred to BACCS have been sold, and may continue to be sold, to Funding for addition to master trust II.  FIA is also the servicer for master trust II and is

                                                  8

therefore responsible for servicing, managing and making collections on the credit card receivables in master trust II.  FIA has delegated certain of its servicing functions to
Banc of America Card Servicing Corporation (referred to as Servicing Corp.), a corporation formed under the laws of Arizona and an affiliate of FIA.  Notwithstanding this or any other delegation, FIA remains obligated to service the receivables in master trust II.  See "Transaction Parties—FIA and Affiliates."

Indenture Trustee

The Bank of New York, a New York banking corporation, is the indenture trustee under the indenture for the notes.

Under the terms of the indenture, the role of the indenture trustee is limited.  See "The
Indenture—Indenture Trustee."

See "Transaction Parties—The Bank of New York."

Owner Trustee

Wilmington Trust Company, a Delaware banking corporation, is the owner trustee of the issuing entity.
Under the terms of the trust agreement, the role of the owner trustee is limited.  See "Transaction
Parties—BA Credit Card Trust."

See "Transaction Parties—Wilmington Trust Company."

                                                  9

Parties, Transferred Assets and Operating Documents

FIA
(Sponsor,Servicer and Originator)
Servicing Corp.
(Sub-servicer)
Receivables
BACCS
Receivables
Receivables Purchase Agreement
Funding
(Transferor)
Receivables
Transferor Interest
The Bank of New York
(Master Trust II Trustee)
BA Master Credit Card Trust II
Master Trust II Agreement
Collateral Certificate
Series 2001-D Supplement
Trust Agreement
The Bank of New York
(Indenture Trustee)
BA Credit Card Trust
(Issuing Entity)
Indenture
Wilmington Trust Company
(Owner Trustee)
BAseries
Indenture Supplement
BAseries Notes
Terms Documents
BAseries Noteholders

                                                  10

Series, Classes and Tranches of Notes

The notes will be issued in series.  Each series is secured by a shared security interest in the collateral certificate and the collection account.  It is expected that most series will consist of multiple classes.  A class designation determines the relative seniority for receipt of cash flows and funding of uncovered defaults on principal receivables in master trust II allocated to the related series of notes.  For example, subordinated classes of notes provide credit enhancement for senior classes of notes in the same series.

Some series of notes will be multiple tranche series, meaning that they may have classes consisting of multiple tranches.  Tranches of notes within a class may be issued on different dates and have different stated principal amounts, rates of interest, interest payment dates, expected principal payment dates, legal maturity dates and other material terms as described in the related prospectus supplement.

In a multiple tranche series, the expected principal payment dates and the legal maturity dates of the senior and subordinated classes of such series may be different.  As such, certain subordinated tranches of notes may have expected principal payment dates and legal maturity dates earlier than some or all of the senior notes of such series.  However, subordinated notes will not be repaid before their legal maturity dates, unless, after payment, the remaining subordinated notes provide the required enhancement for the senior notes.  In addition, senior notes will not be issued unless, after issuance, there are enough outstanding subordinated notes to provide the required subordinated amount for the senior notes.
See "The Notes—Issuances of New Series, Classes and Tranches of Notes."

BAseries Notes

The BAseries is a multiple tranche series.  Each class of notes in the BAseries may consist of multiple tranches.  Notes of any tranche can be issued on any date so long as there is sufficient credit enhancement on that date, either in the form of outstanding subordinated notes or other forms of credit enhancement.  See "The Notes—Issuances of New Series, Classes and Tranches of Notes."  The expected principal payment dates and legal maturity dates of tranches of senior and subordinated classes of the
BAseries may be different.  Therefore, subordinated notes may have expected principal payment dates and legal maturity dates earlier than some or all of the senior notes of the BAseries.  Subordinated notes will generally not be paid before their legal maturity date unless, after payment, the remaining outstanding subordinated notes provide the credit enhancement required for the senior notes.

In general, the subordinated notes of the BAseries serve as credit enhancement for all of the senior notes of the BAseries, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of the BAseries.  However, certain tranches of senior notes may not require subordination from each class of notes subordinated to it.  For example, if a tranche of Class A notes requires credit enhancement solely from Class C notes, the Class B notes will not, in that case, provide credit enhancement for that tranche of Class A notes.  The amount of credit exposure of any particular tranche of notes is a function of, among other things, the total amount of notes issued, the required subordinated amount, the amount of usage of the required subordinated amount and the amount on deposit in the senior tranches' principal funding subaccounts.

                                                  11

This prospectus may relate to an offering of BAseries notes or the notes of any other series issued by
BA Credit Card Trust.  Any offering of BAseries notes or any other series of notes through this prospectus must be accompanied by a prospectus supplement.

Some series may not be multiple tranche series.  For these series, there will be only one tranche per class and each class will generally be issued on the same date.  The expected principal payment dates and legal maturity dates of the subordinated classes of such a series will either be the same as or later than those of the senior classes of that series.

Interest Payments

Each tranche of notes, other than discount notes, will bear interest from the date and at the rate set forth or as determined in the related prospectus supplement.  Interest on the notes will be paid on the interest payment dates specified in the related prospectus supplement.

Interest on BAseries Notes

The payment of interest on a senior class of BAseries notes on any payment date is senior to the payment of interest on subordinated classes of BAseries notes on that date.  Generally, no payment of interest will be made on any Class B BAseries note until the required payment of interest has been made to the
Class A BAseries notes.  Similarly, generally, no payment of interest will be made on any Class C
BAseries note until the required payment of interest has been made to the Class A and the Class B
BAseries notes.  However, any funds on deposit in the Class C reserve account will be available only to holders of Class C notes to cover shortfalls of interest on any interest payment date.

Expected Principal Payment Date and Legal Maturity Date

It is expected that the issuing entity will pay the stated principal amount of each note in one payment on that note's expected principal payment date.  The expected principal payment date of a note is generally 29 months before its legal maturity date.  The legal maturity date is the date on which a note is legally required to be fully paid in accordance with its terms.  The expected principal payment date and legal maturity date for a note will be specified in the related prospectus supplement.

The issuing entity will be obligated to pay the stated principal amount of a note on its expected principal payment date, or upon the occurrence of an early redemption event or event of default and acceleration or other optional or mandatory redemption, only to the extent that funds are available for that purpose and only to the extent that payment is permitted by the subordination provisions of the senior notes of the same series.  The remedies a noteholder may exercise following an event of default and acceleration or on the legal maturity date are described in "The Indenture—Events of Default
Remedies" and "Sources of Funds to Pay the Notes—Sale of Credit Card Receivables."

Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes

Each note has a stated principal amount, an outstanding dollar principal amount and a nominal liquidation amount.

o    Stated Principal Amount.  The stated principal amount of a note is the amount that is stated on the face of the note to be payable to the holder.  It can be

                                                  12

     denominated in U.S. dollars or a foreign currency.

o    Outstanding Dollar Principal Amount.  For U.S. dollar notes (other than discount notes), the outstanding dollar principal amount is the same as the initial dollar principal amount of the notes
     (as set forth in the applicable supplement to this prospectus), less principal payments to noteholders.  For foreign currency notes, the outstanding dollar principal amount is the U.S.
     dollar equivalent of the initial dollar principal amount of the notes (as set forth in the related prospectus supplement), less dollar payments to derivative counterparties for principal.  For discount notes, the outstanding dollar principal amount is an amount stated in, or determined by a formula described in, the related prospectus supplement.

In addition, a note may have an Adjusted Outstanding Dollar Principal Amount.  The Adjusted Outstanding
Dollar Principal Amount is the same as the outstanding dollar principal amount, less any funds on deposit in the principal funding subaccount for that note.

o    Nominal Liquidation Amount.  The nominal liquidation amount of a note is a U.S. dollar amount based on the outstanding dollar principal amount of the note, but after deducting:

     —   that note's share of reallocations of Available Principal Amounts used to pay interest on senior classes of notes or a portion of the master trust II servicing fee allocated to its series;

     —   that note's share of charge-offs resulting from uncovered defaults on principal receivables in master trust II; and

     —   amounts on deposit in the principal funding subaccount for that note;

and adding back all reimbursements from Excess Available Funds allocated to that note of
(i) reallocations of Available Principal Amounts used to pay interest on senior classes of notes or the master trust II servicing fee or (ii) charge-offs resulting from uncovered defaults on principal receivables in master trust II.  Excess Available Funds are Available Funds that remain after the payment of interest and other required payments for the notes.

The nominal liquidation amount of a note corresponds to the portion of the investor interest of the collateral certificate that is allocated to support that note.

The aggregate nominal liquidation amount of all of the notes is equal to the Investor Interest of the collateral certificate.  The Investor Interest of the collateral certificate corresponds to the amount of principal receivables in master trust II that is allocated to support the collateral certificate.
Anything that increases or decreases the aggregate nominal liquidation amount of the notes will also increase or decrease the Investor Interest of the collateral certificate.

Upon a sale of credit card receivables held by master trust II (i) following the insolvency of Funding,
(ii) following an event of default and acceleration for a note, or (iii) on a note's legal maturity date, each as described in "Sources of Funds to Pay the Notes—Sale of Credit Card Receivables," the
nominal liquidation amount of a note will be reduced to zero.

For a detailed discussion of nominal liquidation amount, see "The Notes—Stated Principal Amount,
Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount."

                                                  13

Subordination

Payment of principal of and interest on subordinated classes of notes will be subordinated to the payment of principal of and interest on senior classes of notes except to the extent provided in this prospectus and the accompanying prospectus supplement.

Available Principal Amounts allocable to the notes of a series may be reallocated to pay interest on senior classes of notes in that series or a portion of the master trust II servicing fee allocable to that series.  In addition, the nominal liquidation amount of a subordinated class of notes will generally be reduced for charge-offs resulting from uncovered defaults on principal receivables in master trust II prior to any reductions in the nominal liquidation amount of the senior classes of notes of the same series.  While in a multiple tranche series, charge-offs from uncovered defaults on principal receivables in master trust II allocable to the series initially will be allocated to each tranche pro rata, these charge-offs will then be reallocated from tranches in the senior classes to tranches in the subordinated classes to the extent credit enhancement in the form of subordination is still available to such senior tranches.

In addition, Available Principal Amounts are first utilized to fund targeted deposits to the principal funding subaccounts of senior classes before being applied to the principal funding subaccounts of the subordinated classes.

In a multiple tranche series, subordinated notes that reach their expected principal payment date, or that have an early redemption event, event of default or other optional or mandatory redemption, will not be paid to the extent that those notes are necessary to provide the required subordination for senior classes of notes of the same series.  If a tranche of subordinated notes cannot be paid because of the subordination provisions of its respective indenture supplement, prefunding of the principal funding subaccounts for the senior notes of the same series will begin, as described in the related prospectus supplement.  After that time, the subordinated notes will be paid only to the extent that:

o    the principal funding subaccounts for the senior classes of notes of that series are prefunded in an amount such that the subordinated notes that have reached their expected principal payment date are no longer necessary to provide the required subordination;

o    new tranches of subordinated notes of that series are issued so that the subordinated notes that have reached their expected principal payment date are no longer necessary to provide the required subordination;

o    enough notes of senior classes of that series are repaid so that the subordinated notes that have reached their expected principal payment date are no longer necessary to provide the required subordination; or

o    the subordinated notes reach their legal maturity date.

On the legal maturity date of a tranche of notes, Available Principal Amounts, if any, allocable to that tranche and proceeds from any sale of receivables will be paid to the noteholders of that tranche, even if payment would reduce the amount of available subordination below the required subordination for the senior classes of that series.

                                                  14

BAseries Credit Enhancement

Credit enhancement for the BAseries notes generally will be provided through subordination.  If so indicated in the related prospectus supplement, additional credit enhancement for Class C BAseries notes will be provided by the Class C reserve account.  The amount of subordination available to provide credit enhancement to any tranche of BAseries notes is limited to its available subordinated amount.  If the available subordinated amount for any tranche of BAseries notes has been reduced to zero, losses that otherwise would have been reallocated to subordinated notes will be borne by that tranche of
BAseries notes.  The nominal liquidation amount of those notes will be reduced by the amount of losses allocated to those notes, and it is unlikely that those notes will receive their full payment of principal.

Subordinated classes of BAseries notes generally will not receive interest payments on any payment date until the senior classes of BAseries notes have received their full interest payment on such date.
Available Principal Amounts allocable to the subordinated classes of BAseries notes may be applied to make interest payments on the senior classes of BAseries notes or to pay a portion of the master trust
II servicing fee allocable to the BAseries.  Available Principal Amounts remaining on any payment date after any reallocations for interest on the senior classes of notes or for a portion of the master trust
II servicing fee allocable to the BAseries will be first applied to make targeted deposits to the principal funding subaccounts of senior classes of BAseries notes on such date before being applied to make required deposits to the principal funding subaccounts of the subordinated classes of
BAseries notes on such date.

In addition, principal payments on subordinated classes of BAseries notes are subject to the principal payment rules described below in "—BAseries Required Subordinated Amount."

BAseries Required Subordinated Amount

In order to issue a senior class of BAseries notes, the required subordinated amount of subordinated notes must be outstanding and available on the issuance date.  Generally, the required subordinated amount of a subordinated class of BAseries notes for any date is an amount equal to a stated percentage of the Adjusted Outstanding Dollar Principal Amount of the senior tranche of notes for such date.
Generally, the required subordinated amount for a tranche of Class A BAseries notes is equal to a stated
percentage of the Adjusted Outstanding Dollar Principal Amount of that tranche of Class A notes.
Similarly, the Class B required subordinated amount of Class C notes for each tranche of Class B
BAseries notes is equal to a percentage of its Adjusted Outstanding Dollar Principal Amount.  However,
the Class B required subordinated amount of Class C notes for any tranche of Class B BAseries notes may be adjusted to reflect its pro rata share of the portion of the Adjusted Outstanding Dollar Principal
Amount of all Class B BAseries notes which is not providing credit enhancement to the Class A
BAseries notes.

The required subordinated amount for any tranche of BAseries notes will generally be determined as depicted in the chart "BAseries Required Subordinated Amounts" below.

For a more detailed description of how to calculate the required subordinated amount of any tranche of
BAseries notes, see "The Notes—Required Subordinated Amount—BAseries."

                                                  15

Limit on Repayment of All Notes

You may not receive full repayment of your notes if:

o    the nominal liquidation amount of your notes has been reduced by charge-offs due to uncovered defaults on principal receivables in master trust II or as a result of reallocations of Available
     Principal Amounts to pay interest on senior classes of notes or a portion of the master trust II servicing fee, and those amounts have not been reimbursed from Available Funds; or

o    receivables are sold (i) following the insolvency of Funding, (ii) following an event of default and acceleration or (iii) on the legal maturity date, and the proceeds from the sale of receivables, plus any available amounts on deposit in the applicable subaccounts allocable to your notes are insufficient.

Sources of Funds to Pay the Notes

The issuing entity will have the following sources of funds to pay principal of and interest on the notes:

o    Collateral Certificate.  The collateral certificate is an investor certificate issued as
     "Series 2001-D" by master trust II to the issuing entity.  It represents an undivided interest in the assets of master trust II.  Master trust II owns primarily receivables arising in selected
     MasterCard, Visa and American Express revolving credit card accounts.  FIA or Funding has transferred, and Funding may continue to transfer, credit card receivables to master trust II in accordance with the terms of the master trust II agreement.  Both collections of principal receivables and finance charge receivables will be allocated among holders of interests in master trust II—including the collateral certificate—based generally on the investment in principal receivables of each interest in master trust II.  If collections of receivables allocable to the collateral certificate are less than expected, payments of principal of and interest on the notes could be delayed or remain unpaid.

At the time it was issued, the collateral certificate received an investment grade rating from at least one nationally recognized rating agency.

o    Derivative Agreements.  Some notes may have the benefit of one or more derivative agreements, including interest rate or currency swaps, or other agreements described in "Sources of Funds to
     Pay the Notes—Derivative Agreements."  A description of the specific terms of each derivative agreement and each derivative counterparty will be included in the applicable prospectus supplement.

o    Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements.  Some notes may have the benefit of one or more additional forms of credit enhancement, referred to in this prospectus and the applicable prospectus supplement as supplemental credit enhancement agreements, such as letters of credit, cash collateral guarantees or accounts, surety bonds or insurance policies.  In addition, some notes may have the benefit of one or more forms of supplemental liquidity agreements, such as a liquidity facility with various liquidity providers.  Funding, FIA or an affiliate may be the provider of any supplemental credit enhancement agreement or supplemental liquidity agreement.  A description of the specific

                                                  16

     terms of any supplemental credit enhancement agreement or any supplemental liquidity agreement applicable to a series, class or tranche of notes and a description of the related provider will be included in the applicable prospectus supplement.  See "The Notes—General" and "Sources of Funds to Pay the Notes—Supplemental
     Credit Enhancement Agreements and Supplemental Liquidity Agreements" for a discussion of credit enhancement, supplemental credit enhancement agreements and supplemental liquidity agreements.

o    The Issuing Entity Accounts.  The issuing entity will establish a collection account for the purpose of receiving collections of finance charge receivables and principal receivables and other related amounts from master trust II payable under the collateral certificate.  If so specified in the prospectus supplement, the issuing entity may establish supplemental accounts for any series, class or tranche of notes.

Each month, distributions on the collateral certificate will be deposited into the collection account.
Those deposits will then be allocated among each series of notes and applied as described in the accompanying prospectus supplement.

BAseries Class C Reserve Account

If indicated in the related prospectus supplement, the issuing entity will establish a Class C reserve subaccount to provide credit enhancement solely for the holders of the related tranche of Class C
BAseries notes.  The applicable Class C reserve subaccount will be funded as described in the related prospectus supplement.

Funds on deposit in the Class C reserve subaccount for each tranche of Class C BAseries notes will be available to holders of those notes to cover shortfalls of interest payable on interest payment dates.
Funds on deposit in the Class C reserve subaccount for each tranche of Class C BAseries notes will also be available to holders of those notes to cover certain shortfalls in principal.  Only the holders of the related tranche of Class C BAseries notes will have the benefit of the related Class C reserve subaccount.  See "Sources of Funds to Pay the Notes—Deposit and Application of Funds for the
BAseries—Withdrawals from the Class C Reserve Account."

Flow of Funds and Application of Finance Charge and Principal Collections

For a detailed description of the application of collections, see "Master Trust II—Application of
Collections" and "Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries."

Finance charge collections and other amounts allocated to the BAseries, called BAseries Available Funds, will generally be applied each month to make the payments or deposits depicted in the chart "Application of BAseries Available Funds" below.  See the chart "Application of Collections of Finance Charges and
Principal Payments Received by FIA as Servicer of Master Trust II" below for a depiction of how finance charge collections are allocated by master trust II.  For a detailed description of the application of
BAseries Available Funds, see "Sources of Funds to Pay the Notes—Deposit and Application of Funds for
the BAseries."

Principal collections and other amounts allocated to the BAseries, called BAseries Available Principal
Amounts, generally will be applied each month to

                                                  17

make the payments or deposits depicted in the chart "Application of BAseries Available Principal Amounts" below.
See the chart "Application of Collections of Finance Charges and Principal Payments Received by FIA as Servicer of Master Trust II"
below for a depiction of how principal collections are allocated by master trust II.  For a detailed description of the application of BAseries Available Principal Amounts, see "Sources of Funds to Pay the Notes—Deposit
and Application of Funds for the BAseries."

Revolving Period

Until principal amounts are needed to be accumulated to pay any tranche of BAseries notes, principal amounts allocable to that tranche of notes will be applied to other BAseries notes which are accumulating principal or paid to Funding as holder of the transferor interest.  This period is commonly referred to as the revolving period.  Unless an early redemption event or event of default and acceleration for the related tranche of BAseries notes occurs, the revolving period is expected to end twelve calendar months prior to the expected principal payment date.  However, if the issuing entity reasonably expects to need less than twelve months to fully accumulate the outstanding dollar principal amount of the related tranche of notes, the end of the revolving period may be delayed.

Early Redemption of Notes

The issuing entity will be required to redeem any note upon the occurrence of an early redemption event relating to that note, but only to the extent funds are available for such redemption after giving effect to all allocations and reallocations and, in the case of subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of the same series.

However, if so specified in the accompanying prospectus supplement, subject to certain exceptions, any notes that have the benefit of a derivative agreement will not be redeemed prior to such notes' expected principal payment date.

Early redemption events include the following:

o    the occurrence of a note's expected principal payment date;

o    each of the Pay Out Events applicable to the collateral certificate, as described under "Master
     Trust II—Pay Out Events";

o    the issuing entity becoming an "investment company" within the meaning of the Investment Company
     Act of 1940, as amended; or

o    any additional early redemption events specified in the accompanying prospectus supplement.

In addition to the early redemption events described above, if for any date the amount of Excess
Available Funds for the BAseries notes averaged over the three preceding calendar months is less than the Required Excess Available Funds for the BAseries for such date, an early redemption event will occur for all tranches of BAseries notes.

Excess Available Funds for any month equals the Available Funds allocated to the BAseries that month after application for targeted deposits to the interest funding account, payment of the master trust II servicing fee allocable to the BAseries, application to cover defaults on principal receivables in master trust II allocable to the

                                                  18

BAseries and reimbursement of any deficits in the nominal liquidation amounts of notes.

Required Excess Available Funds for the BAseries is an amount equal to zero.  This amount may be changed provided the issuing entity (i) receives the consent of the rating agencies and (ii) reasonably believes that the change will not have a material adverse effect on the BAseries notes.

See "The Notes—Early Redemption of Notes" and "The Indenture—Early Redemption Events."

Upon the occurrence of an early redemption event for any series, class or tranche of notes, those notes will be entitled to receive payments of interest and principal each month, subject to the conditions outlined in "The Notes—Early Redemption of Notes" and "The Indenture—Early Redemption Events."

It is not an event of default if the issuing entity fails to redeem a note because it does not have sufficient funds available or because payment of the note is delayed because it is necessary to provide required subordination for a senior class of notes.

Optional Redemption by the Issuing Entity

Funding, so long as it is an affiliate of the servicer, has the right, but not the obligation, to direct the issuing entity to redeem any tranche of BAseries notes in whole but not in part on any day on or after the day on which its nominal liquidation amount is reduced to less than 5% of its highest outstanding dollar principal amount.  This repurchase option is referred to as a clean-up call.

The issuing entity will not redeem subordinated BAseries notes if those notes are required to provide credit enhancement for senior classes of BAseries notes.  If the issuing entity is directed to redeem any tranche of BAseries notes, it will notify the registered holders at least thirty days prior to the redemption date.  The redemption price of a note will equal 100% of the outstanding principal amount of that note, plus accrued but unpaid interest on the note to but excluding the date of redemption.

If the issuing entity is unable to pay the redemption price in full on the redemption date, monthly payments on the related tranche of BAseries notes will thereafter be made, subject to the principal payment rules described above under "—Subordination," until either the principal of and accrued interest on that tranche of notes are paid in full or the legal maturity date occurs, whichever is earlier.  Any funds in the principal funding subaccount and the interest funding subaccount and, in the case of Class
C BAseries notes, the Class C reserve subaccount, for the related tranche of BAseries notes will be applied to make the principal and interest payments on these notes on the redemption date.

Events of Default

The documents that govern the terms and conditions of the notes include a list of adverse events known as events of default.

Some events of default result in an automatic acceleration of the notes, and others result in the right of the holders of the affected series, class or tranche of notes to demand acceleration after an affirmative vote by holders of more than 50% of the outstanding dollar principal amount of the affected series, class or tranche of notes.

                                                  19

Events of default for any series, class or tranche of notes include the following:

o    for any tranche of notes, the issuing entity's failure, for a period of 35 days, to pay interest upon such notes when such interest becomes due and payable;

o    for any tranche of notes, the issuing entity's failure to pay the principal amount of such notes on the applicable legal maturity date;

o    the issuing entity's default in the performance, or breach, of any other of its covenants or warranties in the indenture for a period of 60 days after either the indenture trustee or the holders of 25% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected series, class or tranche has provided written notice requesting remedy of such breach, and, as a result of such default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 60 day period;

o    the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the issuing entity; and

o    for any series, class or tranche of notes, any additional events of default specified in the accompanying prospectus supplement.

An event of default relating to one series, class or tranche of notes will not necessarily be an event of default for any other series, class or tranche of notes.

Upon the occurrence of an event of default and acceleration for any series, class or tranche of notes, those notes will be entitled to receive payments of interest and principal each month, subject to the conditions outlined in "The Indenture—Events of Default" and "—Events of Default Remedies."

Events of Default Remedies

After an event of default and acceleration of a series, class or tranche of notes, funds on deposit in the applicable issuing entity accounts for the affected notes will be applied to pay principal of and interest on those notes.  Then, in each following month, Available Principal Amounts and Available Funds allocated to those notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full or the legal maturity date of those notes.
However, subordinated notes of a multiple tranche series will receive payment of principal of those notes prior to the legal maturity date of such notes only if and to the extent that funds are available for that payment and, after giving effect to that payment, the required subordination will be maintained for senior notes in that series.

If an event of default of a series, class or tranche of notes occurs and that series, class or tranche of notes is accelerated, the indenture trustee may, and at the direction of the majority of the noteholders of the affected series, class or tranche will, direct master trust II to sell credit card receivables.  However, this sale of receivables may occur only:

o    if the conditions specified in "The Indenture—Events of Default Remedies" are satisfied and, for subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of the same series; or

o    on the legal maturity date of those notes.

                                                  20

The holders of the accelerated notes will be paid their allocable share of the proceeds of a sale of credit card receivables.  Upon the sale of the receivables, the nominal liquidation amount of those accelerated notes will be reduced to zero.  See "Sources of Funds to Pay the Notes—Sale of Credit Card
Receivables."

Security for the Notes

The notes of all series are secured by a shared security interest in the collateral certificate and the collection account, but each tranche of notes is entitled to the benefits of only that portion of the assets allocated to it under the indenture and the indenture supplement.

Each tranche of notes is also secured by:

o    a security interest in any applicable supplemental account; and

o    a security interest in any derivative agreement for that tranche.

Limited Recourse to the Issuing Entity

The sole source of payment for principal of or interest on a tranche of notes is provided by:

o    the portion of collections of principal receivables and finance charge receivables received by the issuing entity under the collateral certificate and available to that tranche of notes after giving effect to all allocations and reallocations;

o    funds in the applicable issuing entity accounts for that tranche of notes; and

o    payments received under any applicable derivative agreement for that tranche of notes.

Noteholders will have no recourse to any other assets of the issuing entity or any other person or entity for the payment of principal of or interest on the notes.

If there is a sale of credit card receivables (i) following the insolvency of Funding, (ii) following an event of default and acceleration, or (iii) on the applicable legal maturity date, each as described in
"Sources of Funds to Pay the Notes—Sale of Credit Card Receivables," following such sale those noteholders have recourse only to the proceeds of that sale, investment earnings on those proceeds and any funds previously deposited in any applicable issuing entity account for such noteholders.

BAseries Accumulation Reserve Account

The issuing entity will establish an accumulation reserve subaccount for each tranche of BAseries notes to cover shortfalls in investment earnings on amounts (other than prefunded amounts) on deposit in the principal funding subaccount for such notes.

The amount targeted to be deposited in the accumulation reserve subaccount for each tranche of
BAseries notes is zero, unless more than one budgeted deposit is required to accumulate and pay the principal of the related tranche of notes on its expected principal payment date, in which case, the amount targeted to be deposited is 0.5% of the outstanding dollar principal amount of the related tranche of notes, or such other amount designated by the issuing entity.  See "Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Targeted Deposits to the Accumulation
Reserve Account."

                                                  21

Shared Excess Available Funds

The BAseries will be included in "Group A."  In addition to the BAseries, the issuing entity may issue other series of notes that are included in Group A.

To the extent that Available Funds allocated to the BAseries are available after all required applications of such amounts as described in "Sources of Funds to Pay the Notes—Deposit and Application
of Funds for the BAseries—Application of BAseries Available Funds," these unused Available Funds, called shared excess available funds, will be applied to cover shortfalls in Available Funds for other series of notes in Group A.  In addition, the BAseries may receive the benefits of shared excess available funds from other series in Group A, to the extent Available Funds for such other series of notes are not needed for such series.  See "Sources of Funds to Pay the Notes—The Collateral
Certificate,"
"—Deposit and Application of Funds" and "—Deposit and Application of Funds for the BAseries—Shared
Excess Available Funds."

Registration, Clearance and Settlement

The notes offered by this prospectus will be registered in the name of The Depository Trust Company or its nominee, and purchasers of notes will be entitled to receive a definitive certificate only under limited circumstances.  Owners of notes may elect to hold their notes through The Depository Trust
Company in the United States or through Clearstream, Luxembourg or the Euroclear System in Europe.
Transfers will be made in accordance with the rules and operating procedures of those clearing systems.
See "The Notes—Book-Entry Notes."

ERISA Eligibility

The indenture permits benefit plans to purchase notes of every class offered pursuant to this prospectus and a related prospectus supplement.  A fiduciary of a benefit plan should consult its counsel as to whether a purchase of notes by the plan is permitted by ERISA and the Internal Revenue Code.  See
"Benefit Plan Investors."

Tax Status

Subject to important considerations described under "Federal Income Tax Consequences" in this prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the issuing entity, is of the opinion that, for United States federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuing entity will not be an association or a publicly traded partnership taxable as a corporation.  In addition, noteholders will agree, by acquiring notes, to treat the notes as debt for federal, state and local income and franchise tax purposes.

Denominations

The notes offered by this prospectus will be issued in denominations of $5,000 and multiples of $1,000 in excess of that amount.

                                                  22

Cardholders
Payments of Finance Charges and Principal
Servicer
Master Trust II
Other Series of Certificates
Series 2001-D Collateral Certificate
Funding (Holder of Transferor Interest)
BA Credit Card Trust
Application of BAseries Available Funds and BAseries Available Principal Amounts
Other Series of Notes

                                                  23

Application of BAseries Available Funds

BAseries Available Funds (including Collections of Finance Charge Receivables allocated to the Series 2001-D Collateral Certificate and the BAseries)
Class A Interest Payments or Deposits
Class B Interest Payments or Deposits
Class C Interest Payments or Deposits
Servicing Fee Payment (2% of Nominal Liquidation Amount)
Cover Defaults on Principal Receivables in Master Trust II (treated as BAseries Available Principal Amounts)
Reimbursements of Nominal Liquidation Amount Deficits (treated as BAseries Available Principal Amounts)
Accumulation Reserve Account Deposits
Class C Reserve Account Deposits
Other Required Payments or Deposits, if any
Shared Excess Available Funds for other series of notes
Remainder to Issuing Entity

Application of BAseries Available Principal Amounts

BAseries Available Principal Amounts (including Collections of Principal Receivables allocated to the Series 2001-D Collateral Certificate and the BAseries)
Class A Interest Shortfalls, if any
Class B Interest Shortfalls, if any
Servicing Fee Shortfalls, if any
Class A Principal Deposits
Class B Principal Deposits
Class C Principal Deposits
Reinvestment in the Series 2001-D Collateral Certificate

                                                  24

                       Fees and Expenses Payable from BAseries Available Funds and
                                   BAseries Available Principal Amounts

______________________________________________________________________________________________________________________
Fees and Expenses Payable from BAseries Available Funds:

         o        Servicing Fee: 2% of Nominal Liquidation Amount - paid to the servicer
______________________________________________________________________________________________________________________

For any month, the servicing fee is paid immediately after Class C interest payments or deposits.  For a depiction of the application of BAseries Available Funds, see the chart entitled "Application of
BAseries Available Funds" above.  The servicing fee compensates the servicer for its expenses in connection with servicing the receivables, including expenses associated with collecting, allocating and distributing collections on the receivables and other expenses payable by the servicer, such as fees and disbursements of the master trust II trustee, the owner trustee and the indenture trustee.  See "Master
Trust II—Servicing Compensation and Payment of Expenses."

______________________________________________________________________________________________________________________
Fees and Expenses Payable from BAseries Available Principal Amounts:

         o        Servicing Fee Shortfalls: any accrued but unpaid servicing fees - paid to the servicer
______________________________________________________________________________________________________________________

For any month, servicing fee shortfalls, if any, are paid immediately after any Class B interest shortfalls are paid.  For a depiction of the application of BAseries Available Principal Amounts, see the chart entitled "Application of BAseries Available Principal Amounts" above.

                                                  25

                                  BAseries Required Subordinated Amounts

         The chart and the accompanying discussion below present only one example of how required subordinated amounts (each, "RSA") would be calculated for a hypothetical amount of outstanding BAseries notes.  This example is illustrative only.  The stated percentages used in this example are applicable to the calculation of each RSA for these hypothetical notes only.  The dollar amounts used in this example are illustrative only and are not intended to represent any allocation of classes and tranches of BAseries notes outstanding at any time (including, but not limited to, the RSA required for any unencumbered tranche of Class B notes).  For a detailed description of RSA generally, see "Prospectus
Summary—BAseries Required Subordinated Amount" and "The Notes—Required Subordinated Amount," and the
related prospectus supplement.

         In addition, the issuing entity may change the RSA for any tranche of notes at any time, without the consent of any noteholders, so long as the issuing entity has met certain conditions described in "The Notes—Required Subordinated Amount."

Generally, the required subordinated amount of a subordinated class of notes for any date is an amount equal to a stated percentage of the adjusted outstanding dollar principal amount of the senior tranche of notes for such date.

In the example above:

o    For the $1,000,000,000 of Class A notes, the RSA of subordinated notes is $162,790,700.  Of that amount, the RSA of Class B notes is $87,209,300 (which is 8.72093% of $1,000,000,000) and the RSA of Class C notes is $75,581,400 (which is 7.55814% of $1,000,000,000).

                                                  26

o    Encumbered Class B notes consist of that portion of the Class B notes that provide credit enhancement to the Class A notes (which is equal to the Class A RSA of Class B notes or
     $87,209,300) and share the same credit enhancement as the Class A notes.  Therefore, for the
     $87,209,300 of encumbered Class B notes, the RSA of Class C notes is $87,209,300 (which is 8.72093%
     of $1,000,000,000 or 100% of $87,209,300).

o    Unencumbered Class B notes consist of that portion of the Class B notes that do not provide credit enhancement to the Class A notes.  This unencumbered amount is equal to the aggregate amount of
     Class B notes ($100,000,000) minus the encumbered Class B notes ($87,209,300).  For the $12,790,700 of unencumbered Class B notes, the RSA of Class C notes is $1,037,084 (which is 8.10811% of
     $12,790,700).

o    The total Class B RSA of Class C notes equals the sum of the Class B RSA of Class C notes for the encumbered Class B notes and the unencumbered Class B notes (which is the sum of $87,209,300 and
     $1,037,084, or $88,246,384).

o    Encumbered Class C notes consist of that portion of the Class C notes that provide credit enhancement to the Class A or the Class B notes (which is equal to the greater of the Class A RSA of Class C notes and the Class B RSA of Class C Notes, or $88,246,384).

o    Unencumbered Class C notes consist of that portion of the Class C notes that do not provide credit enhancement to the Class A or Class B notes.  This unencumbered amount is equal to the aggregate amount of Class C notes ($100,000,000) minus the encumbered Class C notes ($88,246,384), or
     $11,753,616.

                                                  27

                                               Risk Factors

         The risk factors disclosed in this section of the prospectus and in the accompanying prospectus supplement describe the principal risk factors of an investment in the notes.

                  Some interests could have priority over the master trust II trustee's interest in the receivables or the indenture trustee's interest in the collateral certificate, which could cause delayed or reduced payments to you.

                  Representations and warranties are made that the master trust II trustee has a perfected interest in the receivables and that the indenture trustee has a perfected interest in the collateral certificate.  If any of these representations and warranties were found not to be true, however, payments to you could be delayed or reduced.

                  The transaction documents permit liens for municipal or other local taxes to have priority over the master trust II trustee's perfected interest in the receivables.  If any of these tax liens were to arise, you could suffer a loss on your investment.

                  If a conservator, a receiver, or a bankruptcy trustee were appointed for FIA, BACCS, Funding, master trust II, or the issuing entity, and if the administrative expenses of the conservator, the receiver, or the bankruptcy trustee were found to relate to the receivables, the collateral certificate, or the transaction documents, those expenses could be paid from collections on the receivables before the master trust II trustee or the indenture trustee receives any payments, which could result in losses on your investment.

                  The master trust II trustee and the indenture trustee may not have a perfected interest in collections commingled by the servicer with its own funds or in interchange commingled by FIA with its own funds, which could cause delayed or reduced payments to you.

                  The servicer is obligated to deposit collections into the master trust II collection account no later than the second business day after the date of processing for those collections.  If conditions specified in the transaction documents are met, however, the servicer is permitted to hold all collections received during a monthly period and to make only a single deposit of those
                  collections on the following transfer date.  In addition, FIA always is permitted to make only a single transfer of all
                  interchange received during a monthly period on the following

                                                  28

                  transfer date.  See "Master Trust II—Application of Collections"
                  and "FIA's Credit Card Activities—Interchange."

                  All collections that the servicer is permitted to hold are commingled with its other funds and used for its own benefit.
                  Similarly, all interchange that FIA receives prior to the related transfer date is commingled with its other funds and used for its own benefit.  The master trust II trustee and the indenture trustee may not have a perfected interest in these amounts, and thus payments to you could be delayed or reduced if the servicer or FIA were to enter conservatorship or receivership, were to become insolvent, or were to fail to perform its obligations under the transaction documents.

                  The conservatorship, receivership, bankruptcy, or insolvency of
                  FIA, BACCS, Funding, master trust II, the issuing entity, or any of their affiliates could result in accelerated, delayed, or reduced payments to you.

                  FIA is a national banking association, and its deposits are insured by the Federal Deposit Insurance Corporation (FDIC).  If
                  certain events were to occur relating to FIA's financial condition or the propriety of its actions, the FDIC may be appointed as conservator or receiver for FIA.

                  Prior to October 20, 2006, FIA treated both its transfer of the receivables to the master trust II trustee and its transfer of the collateral certificate to the issuing entity as sales for
                  accounting purposes.  From and after October 20, 2006, FIA treats its transfer of the receivables to BACCS as a sale.  Arguments may be made, however, that any of these transfers constitutes only the grant of a security interest under applicable law.

                  Nevertheless, the FDIC has issued a regulation surrendering certain rights to reclaim, recover, or recharacterize a financial institution's transfer of financial assets such as the receivables and the collateral certificate if:

                  o   the transfer involved a securitization of the financial
                      assets and meets specified conditions for treatment as a sale under relevant accounting principles;

                  o   the financial institution received adequate consideration for the transfer;

                  o   the parties intended that the transfer constitute a sale for accounting purposes; and

                                                  29

                  o   the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors.

                  The transfers by FIA of the receivables and the collateral certificate are intended to satisfy all of these conditions.

                  If a condition required under the FDIC's regulation were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize FIA's transfer of the receivables or the collateral certificate.  The FDIC may not be subject to an express time limit in deciding whether to take these actions, and a delay by the FDIC in making a decision could result in losses on your investment.  If the FDIC were successful in any of these actions, moreover, you may not be entitled under applicable law to the full amount of your damages.

                  Even if the conditions set forth in the regulation were satisfied and the FDIC did not reclaim, recover, or recharacterize FIA's transfer of the receivables or the collateral certificate, distributions to you could be adversely affected if FIA entered conservatorship or receivership.

                  For instance, the FDIC may argue that a statutory injunction automatically prevents the master trust II trustee, the indenture trustee, and the noteholders from exercising their rights, remedies, and interests for up to 90 days.  The FDIC also may be able to obtain a stay of any action to enforce the transaction documents, the collateral certificate, or the notes.  Further, the
                  FDIC may require that its claims process be followed before payments on the receivables or the collateral certificate are released.  The delay caused by any of these actions could result in losses to you.

                  The FDIC, moreover, may have the power to choose whether or not the terms of the transaction documents will continue to apply.
                  Thus, regardless of what the transaction documents provide, the
                  FDIC could:

                  o   authorize FIA to assign or to stop performing its obligations under the transaction documents, including its obligations to service the receivables, to make payments or deposits, or to provide administrative services for Funding or the issuing entity;

                                                  30

                  o   prevent the appointment of a successor servicer or the
                      appointment of a successor provider of administrative
                      services for Funding or the issuing entity;

                  o   alter the terms on which FIA continues to service the
                      receivables, to provide administrative services for Funding or the issuing entity, or to perform its other obligations under the transaction documents, including the amount or the priority of the fees paid to FIA;

                  o   prevent or limit the commencement of an early redemption of the notes, or instead do the opposite and require the early redemption to commence;

                  o   prevent or limit the early liquidation of the receivables or the collateral certificate and the termination of master
                      trust II or the issuing entity, or instead do the opposite and require those to occur; or

                  o   prevent or limit continued transfers of receivables or
                      continued distributions on the collateral certificate, or
                      instead do the opposite and require those to continue.

                  If any of these events were to occur, payments to you could be accelerated, delayed, or reduced.  In addition, these events could result in other parties to the transaction documents being excused from performing their obligations, which could cause further losses on your investment.  Distributions to you also could be adversely affected if the FDIC were to argue that any term of the transaction documents violates applicable regulatory requirements.

                  BACCS and Funding are indirect subsidiaries of FIA.  Certain banking laws and regulations may apply not only to FIA but to its subsidiaries as well.  If BACCS or Funding were found to have violated any of these laws or regulations, you could suffer a loss on your investment.

                  In the receivership of an unrelated national bank, the FDIC successfully argued that certain of its rights and powers extended to a statutory trust formed and owned by that national bank in connection with a securitization of credit card receivables.  If
                  FIA were to enter conservatorship or receivership, the FDIC could argue that its rights and powers extend to BACCS, Funding, master trust II, or the issuing entity.  If the FDIC were to take this position and seek to repudiate or otherwise affect the rights of the master trust II trustee, the

                                                  31

                  indenture trustee, or the
                  noteholders under any transaction document, losses to you could result.

                  In addition, no assurance can be given that the FDIC would not attempt to exercise control over the receivables, the collateral certificate, or the other assets of BACCS, Funding, master trust II, or the issuing entity on an interim or a permanent basis.  If this were to occur, payments to you could be delayed or reduced.

                  If BACCS or any affiliate affected by these transactions were to become the debtor in a bankruptcy case, moreover, the bankruptcy court could exercise control over the receivables or the
                  collateral certificate on an interim or a permanent basis.
                  Although steps have been taken to minimize this risk, BACCS or an affiliate as debtor-in-possession or another interested party could argue that:

                  o   BACCS did not sell receivables to Funding but instead
                      borrowed money from Funding and granted a security interest in the receivables;

                  o   Funding, master trust II, or the issuing entity, and its
                      assets (including the receivables or the collateral
                      certificate), should be substantively consolidated with the bankruptcy estate of BACCS or an affiliate; or

                  o   the receivables or the collateral certificate are necessary for BACCS or an affiliate to reorganize.

                  If these or similar arguments were made, whether successfully or not, distributions to you could be adversely affected.

                  Further, if BACCS or an affected affiliate were to enter
                  bankruptcy, any action to enforce the transaction documents, the collateral certificate, or the notes could be prohibited without the permission of the bankruptcy court, resulting in delayed or reduced payments to you.  Noteholders also may be required to return distributions already received if BACCS or an affected affiliate were to become the debtor in a bankruptcy case.

                  A court overseeing the bankruptcy case of BACCS or an affected affiliate may have the power to choose whether or not the terms of the transaction documents will continue to apply.  Thus,
                  regardless of what the transaction documents provide, the court could:

                                                  32

                  o   authorize BACCS or an affiliate to assign or to stop
                      performing its obligations under the transaction documents, including its obligations to make payments or deposits or to repurchase receivables;

                  o   alter the terms on which BACCS or an affiliate continues to perform its obligations under the transaction documents,
                      including the amount or the priority of the fees paid to
                      BACCS or an affiliate;

                  o   prevent or limit the commencement of an early redemption of the notes, or instead do the opposite and require the early redemption to commence;

                  o   prevent or limit the early liquidation of the receivables or the collateral certificate and the termination of master
                      trust II or the issuing entity, or instead do the opposite and require those to occur; or

                  o   prevent or limit continued transfers of receivables or
                      continued distributions on the collateral certificate, or
                      instead do the opposite and require those to continue.

                  If any of these events were to occur, payments to you could be accelerated, delayed, or reduced.  In addition, these events could result in other parties to the transaction documents being excused from performing their obligations, which could cause further losses on your investment.

                  Funding, master trust II, and the issuing entity have been established so as to minimize the risk that any of them would become insolvent or enter bankruptcy.  Still, each of them may be eligible to file for bankruptcy, and no assurance can be given that the risk of insolvency or bankruptcy has been eliminated.  If
                  Funding, master trust II, or the issuing entity were to become insolvent or were to enter bankruptcy, you could suffer a loss on your investment.  Risks also exist that, if Funding, master trust
                  II, or the issuing entity were to enter bankruptcy, any of the others and its assets (including the receivables or the collateral certificate) would be treated as part of the bankruptcy estate.

                  Regardless of any decision made by the FDIC or any ruling made by a court, moreover, the mere fact that FIA, BACCS, Funding, master trust II, the issuing entity, or any of their affiliates has become insolvent or has entered conservatorship, receivership, or bankruptcy could have an adverse effect on the

                                                  33

                  value of the receivables and the collateral certificate and on the liquidity and the value of the notes.

                  There also may be other possible effects of a conservatorship, receivership, bankruptcy, or insolvency of FIA, BACCS,

                  Funding, master trust II, the issuing entity, or any of their affiliates that could result in delays or reductions in payments to you.

                  The conservatorship, receivership, bankruptcy, or insolvency of other parties to the transactions could result in accelerated, delayed, or reduced payments to you.

                  Other parties to the transactions, such as subservicers, may have material roles.  In addition, funds to make payments on the notes may be supplied by derivative counterparties or by enhancement or liquidity providers.  If any of these parties were to enter conservatorship, receivership, or bankruptcy or were to become insolvent, payments to you could be adversely affected.

                  Regulatory action could result in losses or delays in payment.

                  FIA is regulated and supervised by the Office of the Comptroller of the Currency (OCC) and the FDIC.  These regulatory authorities, and possibly others, have broad powers of enforcement over FIA and its affiliates.

                  If any of these regulatory authorities were to conclude that an obligation under the transaction documents constituted an unsafe or unsound practice or violated any law, regulation, written condition, or agreement applicable to FIA or its affiliates, that regulatory authority may have the power to order FIA or the related affiliate to rescind the transaction document, to refuse to perform the obligation, to amend the terms of the obligation, or to take any other action considered appropriate by that authority.  In addition, FIA or the related affiliate probably would not be liable to you for contractual damages for complying with such an order, and you likely would have no recourse against the regulatory authority.  Therefore, if such an order were issued, payments to you could be accelerated, delayed, or reduced.

                  In one case, the OCC issued a cease and desist order against a national banking association that was found to have been servicing credit card receivables on terms that were inconsistent with safe and sound banking practices.  That order required the financial institution to immediately resign as servicer and to cease performing its duties as servicer within approximately 120

                                                  34

                  days, to immediately withhold and segregate funds from collections for payment of its servicing fee (despite the priority of payments in the securitization documents and the perfected security interest of the related trust in those funds), and to increase its
                  servicing fee percentage above that specified in the
                  securitization documents.  We have no reason to believe that its servicing arrangements are contrary to safe and sound banking practices or otherwise violate any law, regulation, written condition, or agreement applicable to FIA or its affiliates.  If a regulatory authority were to conclude otherwise, however, you could suffer a loss on your investment.

                  Changes to consumer protection laws may impede collection efforts or alter timing and amount of collections which may result in an acceleration of, or reduction in, payments on your notes.

                  Receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors of those receivables.

                  Federal and state consumer protection laws regulate the creation and enforcement of consumer loans.  Congress and the states could further regulate the credit card and consumer credit industry in ways that make it more difficult for the servicer to collect payments on the receivables or that reduce the finance charges and other fees that FIA as owner of the accounts can charge on credit card account balances.  For example, if FIA were required to reduce its finance charges and other fees, resulting in a
                  corresponding decrease in the credit card accounts' effective yield, this could lead to an early redemption event and could result in an acceleration of payment or reduced payments on your notes.  See "Consumer Protection Laws" in this prospectus.

                  If a cardholder sought protection under federal or state
                  bankruptcy or debtor relief laws, a court could reduce or
                  discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible.  The noteholders could suffer a loss if no funds are available from credit enhancement or other sources.  See "Master Trust II—Defaulted Receivables; Rebates and
                  Fraudulent Charges" in this prospectus.

                                                  35

                  Competition in the credit card and consumer lending industry may result in a decline in ability to generate new receivables.  This may result in the payment of principal earlier or later than the expected principal payment date, or in reduced principal payments.

                  The credit card industry is highly competitive.  As new credit card companies enter the market and companies try to expand their market share, effective advertising, target marketing and pricing strategies grow in importance.  Additionally, the acceptance and use of other consumer loan products, such as mortgage and home equity products, for consumer spending has increased significantly in recent years.  FIA's ability to compete in this environment will affect its ability to generate new receivables and affect payment patterns on the receivables.  If the rate at which FIA generates new receivables declines significantly, FIA might be unable to transfer additional receivables to BACCS for transfer to
                  Funding and inclusion in master trust II, and a Pay Out Event could occur, resulting in payment of principal sooner than expected or in reduced amounts.  If the rate at which FIA
                  generates new receivables decreases significantly at a time when noteholders are scheduled to receive principal payments,
                  noteholders might receive principal payments more slowly than planned or in reduced amounts.

                  Payment patterns of cardholders may not be consistent over time and variations in these payment patterns may result in reduced payment of principal, or receipt of payment of principal earlier or later than expected.

                  Collections of principal receivables available to pay your notes on any principal payment date or to make deposits into an issuing entity account will depend on many factors, including:

                  o   the rate of repayment of credit card balances by cardholders, which may be slower or faster than expected which may cause payment on the notes to be earlier or later than expected;

                  o   the extent of credit card usage by cardholders, and the
                      creation of additional receivables in the accounts designated to master trust II; and

                  o   the rate of default by cardholders.

                                                  36

                  Changes in payment patterns and credit card usage result from a variety of economic, competitive, political, social and legal factors.  Economic factors include the rate of inflation,
                  unemployment levels and relative interest rates.  The availability of incentive or other award programs may also affect cardholders'
                  actions.  Competitive factors include not only attractive terms and conditions offered by other credit card lenders, but also the attractiveness of other consumer lending products, such as mortgages and home equity loans.  Social factors include consumer confidence levels and the public's attitude about incurring debt and the consequences of personal bankruptcy.  In addition, acts of terrorism and natural disasters in the United States and the political and military response to any such events may have an adverse effect on general economic conditions, consumer confidence and general market liquidity.

                  We cannot predict how any of these or other factors will affect repayment patterns or credit card use and, consequently, the timing and amount of payments on your notes.  Any reductions in the amount, or delays in the timing, of interest or principal payments will reduce the amount available for distribution on the notes.

                  Allocations of defaulted principal receivables and reallocation of
                  Available Principal Amounts could result in a reduction in payment on your notes.

                  FIA, as servicer, will write off the principal receivables arising in credit card accounts in the Master Trust II Portfolio if the principal receivables become uncollectible as determined under
                  FIA's policies and procedures.  Your notes will be allocated a portion of these defaulted principal receivables.  In addition,
                  Available Principal Amounts may be reallocated to pay interest on senior classes of notes or to pay a portion of the master trust II servicing fee.  You may not receive full repayment of your notes and full payment of interest due if (i) the nominal liquidation amount of your notes has been reduced by charge-offs resulting from uncovered Default Amounts on principal receivables in master trust II or as the result of reallocations of Available Principal
                  Amounts to pay interest and a portion of the master trust II servicing fee, and (ii) those amounts have not been reimbursed from Available Funds.  For a discussion of nominal liquidation amount, see "The Notes—Stated Principal Amount, Outstanding Dollar
                  Principal Amount and Nominal Liquidation Amount—Nominal
                  Liquidation Amount."

                                                  37

                  Only some of the assets of the issuing entity are available for payments on any tranche of notes.

                  The sole sources of payment of principal of and interest on your tranche of notes are provided by:

                  o   the portion of the Available Principal Amounts and Available
                      Funds allocated to the BAseries and available to your tranche of notes after giving effect to any reallocations and
                      payments and deposits for senior notes;

                  o   funds in the applicable issuing entity accounts for your
                      tranche of notes; and

                  o   payments received under any applicable derivative agreement, supplemental credit enhancement agreement or supplemental
                      liquidity agreement for your tranche of notes.

                  As a result, you must rely only on the particular allocated assets as security for your tranche of notes for repayment of the principal of and interest on your notes.  You will not have recourse to any other assets of the issuing entity or any other person for payment of your notes.  See "Sources of Funds to Pay the Notes."

                  In addition, if there is a sale of credit card receivables due to the insolvency of Funding, due to an event of default and
                  acceleration or on the applicable legal maturity date, as
                  described in "Sources of Funds to Pay the Notes—Sale of Credit
                  Card Receivables," your tranche of notes has recourse only to the proceeds of that sale, any amounts then on deposit in the issuing entity accounts allocated to and held for the benefit of your tranche of notes, and any amounts payable under any applicable derivative agreement.

                  Class B notes and Class C notes are subordinated and bear losses before Class A notes.

                  Class B notes of the BAseries are subordinated in right of payment of principal and interest to Class A notes, and Class C notes of the BAseries are subordinated in right of payment of principal and interest to Class A notes and Class B notes.

                  In the BAseries, Available Funds are first used to pay interest due to Class A noteholders, next to pay interest due to Class B noteholders, and then to pay interest due to Class C noteholders.
                  If Available Funds are not sufficient to pay interest on all classes of notes, the notes may not receive full payment of interest if, in

                                                  38

                  the case of Class A and Class B notes, reallocated
                  Available Principal Amounts, and in the case of Class C notes, amounts on deposit in the applicable Class C reserve subaccount, are insufficient to cover the shortfall.

                  In the BAseries, Available Principal Amounts may be reallocated to pay interest on senior classes of notes of the BAseries and to pay a portion of the master trust II servicing fee allocable to the
                  BAseries to the extent that Available Funds are insufficient to make such payments.  In addition, charge-offs due to defaulted principal receivables in master trust II allocable to the
                  BAseries generally are reallocated from the senior classes to the subordinated classes of the BAseries.  If these reallocations of
                  Available Principal Amounts and charge-offs are not reimbursed from Available Funds, the full stated principal amount of the subordinated classes of notes will not be repaid.  See "The
                  Notes—Stated Principal Amount, Outstanding Dollar Principal Amount
                  and Nominal Liquidation Amount—Nominal Liquidation Amount" and
                  "Sources of Funds to Pay the Notes—Deposit and Application of
                  Funds for the BAseries—Application of BAseries Available Principal
                  Amounts."

                  In addition, after application to pay interest on senior classes of notes or to pay a portion of the master trust II servicing fee allocable to the BAseries, Available Principal Amounts are first used to pay principal due to Class A noteholders, next to pay principal due to Class B noteholders, and then to pay principal due to Class C noteholders.

                  If there is a sale of the credit card receivables owned by master trust II due to an insolvency of Funding or due to an event of default and acceleration relating to the BAseries, the net proceeds of the sale allocable to principal payments for the collateral certificate will generally be used first to pay amounts due to Class A noteholders, next to pay amounts due to Class B noteholders, and then, to pay amounts due to Class C noteholders.
                  This could cause a loss to Class A, Class B or Class C noteholders if the amount available to them is not enough to pay the Class A,
                  Class B or Class C notes in full.

                  Payment of Class B notes and Class C notes may be delayed or reduced due to the subordination provisions.

                  For the BAseries, subordinated notes, except as noted in the following paragraph, will be paid principal only to the extent that sufficient funds are available and such notes are not needed to provide the required subordination for senior classes of notes

                                                  39

                  of the BAseries.  In addition, Available Principal Amounts allocated to the BAseries will be applied first to pay shortfalls in interest on senior classes of notes, then to pay a portion of the shortfall in the master trust II servicing fee allocable to the BAseries, and then to make targeted deposits to the principal funding subaccounts of senior classes of notes before being applied to make required deposits to the principal funding subaccounts of the subordinated notes.

                  If subordinated notes reach their expected principal payment date, or an early redemption event, event of default and acceleration, or other optional or mandatory redemption occurs relating to those subordinated notes prior to the legal maturity date, and cannot be paid because of the subordination provisions of the
                  BAseries indenture supplement, prefunding of the principal funding subaccounts for the senior notes of the BAseries will begin, as described in "Sources of Funds to Pay the Notes—Deposit and
                  Application of Funds for the BAseries—Targeted Deposits of
                  BAseries Available Principal Amounts to the Principal Funding
                  Account," and no Available Principal Amounts will be deposited into the principal funding subaccount of, or used to make
                  principal payments on, the subordinated notes.  After that time, the subordinated notes will be paid only if, and to the extent that:

                  o   enough senior notes are repaid so that the subordinated notes are no longer necessary to provide the required subordination;

                  o   new subordinated notes are issued so that the subordinated notes which are payable are no longer necessary to provide the required subordination;

                  o   the principal funding subaccounts for the senior notes are prefunded so that the subordinated notes are no longer
                      necessary to provide the required subordination; or

                  o   the subordinated notes reach their legal maturity date.

                  This may result in a delay to, or reduction to or loss of, principal payments to holders of subordinated notes.  See "Sources of Funds to Pay the Notes—Deposit and Application of Funds for the
                  BAseries—Targeted Deposits of BAseries Available Principal Amounts
                  to the Principal Funding Account— Prefunding of the Principal
                  Funding Account for Senior Classes."

                                                  40

                  Class A and Class B notes of the BAseries can lose their
                  subordination under some circumstances resulting in delayed or reduced payments to you.

                  Subordinated notes of the BAseries may have expected principal payment dates and legal maturity dates earlier than some or all of the notes of the senior classes.

                  If notes of a subordinated class reach their expected principal payment date at a time when they are needed to provide the required subordination for the senior classes of the BAseries and the issuing entity is unable to issue additional notes of that subordinated class or obtain acceptable alternative forms of credit enhancement, prefunding of the senior classes will begin and such subordinated notes will not be paid on their expected principal payment date.  The principal funding subaccounts for the senior classes will be prefunded with Available Principal Amounts allocable to the BAseries and available for that purpose in an amount necessary to permit the payment of those subordinated notes while maintaining the required subordination for the senior classes.  See "Sources of Funds to Pay the Notes—Deposit and
                  Application of Funds for the BAseries—Targeted Deposits of
                  BAseries Available Principal Amounts to the Principal Funding
                  Account."

                  There will generally be a 29-month period between the expected principal payment date and the legal maturity date of the
                  subordinated notes to prefund the principal funding subaccounts of the senior classes, if necessary.  Notes of a subordinated class which have reached their expected principal payment date will not be paid until the remaining subordinated notes provide the required subordination for the senior notes, which payment may be delayed further as other subordinated notes reach their expected principal payment date.  The subordinated notes will be paid on their legal maturity date, to the extent that any funds are available for that purpose from proceeds of the sale of
                  receivables or otherwise, whether or not the senior classes of notes have been fully prefunded.

                  If the rate of repayment of principal receivables in master trust
                  II were to decline during this prefunding period, then the principal funding subaccounts for the senior classes of notes may not be fully prefunded before the legal maturity date of the subordinated notes.  In that event and only to the extent not fully prefunded, the senior classes would not have the required subordination beginning on the legal maturity date of those subordinated notes unless additional subordinated notes of that

                                                  41

                  class were issued or enough senior notes have matured so that the remaining outstanding subordinated notes provide the necessary subordination.

                  The table under "Annex I: The Master Trust II Portfolio—Principal
                  Payment Rates" in the accompanying prospectus supplement sets forth the highest and lowest cardholder monthly principal payment rates for the Master Trust II Portfolio during the periods shown in such table.  Principal payment rates may change due to a variety of factors including economic, social and legal factors, changes in the terms of credit card accounts by FIA, or the addition of credit card accounts to the Master Trust II Portfolio with different characteristics.  There can be no assurance that the rate of principal repayment will remain in this range in the future.

                  Yield and payments on the receivables could decrease, resulting in the receipt of principal payments earlier than the expected principal payment date.

                  There is no assurance that the stated principal amount of your notes will be paid on its expected principal payment date.

                  A significant decrease in the amount of credit card receivables in master trust II for any reason could result in an early redemption event and in early payment of your notes, as well as decreased protection to you against defaults on the credit card
                  receivables.  In addition, the effective yield on the credit card receivables in master trust II could decrease due to, among other things, a change in periodic finance charges on the credit card accounts, an increase in the level of delinquencies or increased convenience use of the card whereby cardholders pay their credit card balance in full each month and incur no finance charges.
                  This could reduce the amount of Available Funds.  If the amount of
                  Excess Available Funds for any three consecutive calendar months is less than the Required Excess Available Funds for those three months, an early redemption event will occur and could result in an early payment of your notes.  See "The Notes—Early Redemption of Notes."

                  See "—Competition in the credit card and consumer lending industry may result in a decline in ability to generate new receivables.
                  This may result in the payment of principal earlier or later than the expected principal payment date, or in reduced amounts" and
                  "—Class A and Class B notes of the BAseries can lose their subordination under some circumstances resulting in delayed or reduced payments to you" above for a discussion of

                                                  42

                  other circumstances under which you may receive principal payments earlier or later than the expected principal payment date.

                  The note interest rate and the receivables interest rate may reset at different times or fluctuate differently, resulting in a delay or reduction in payments on your notes.

                  Some credit card accounts may have finance charges set at a variable rate based on a designated index (for example, the prime rate).  A series, class or tranche of notes may bear interest either at a fixed rate or at a floating rate based on a different index.  If the rate charged on the credit card accounts declines, collections of finance charge receivables allocated to the collateral certificate may be reduced without a corresponding reduction in the amounts payable as interest on the notes and other amounts paid from collections of finance charge
                  receivables.  This could result in delayed or reduced principal and interest payments to you.

                  Issuance of additional notes or master trust II investor
                  certificates may affect your voting rights and the timing and amount of payments to you.

                  The issuing entity expects to issue notes from time to time, and master trust II may issue new investor certificates from time to time.  The issuing entity may also "reopen" or later issue additional notes in your tranche of BAseries notes.  New notes and master trust II investor certificates may be issued without notice to existing noteholders, and without your or their consent, and may have different terms from outstanding notes and investor certificates.  For a description of the conditions that must be met before master trust II can issue new investor certificates or the issuing entity can issue new notes, see "Master Trust II—New
                  Issuances" and "The Notes—Issuances of New Series, Classes and
                  Tranches of Notes."

                  The issuance of new notes or master trust II investor certificates could adversely affect the timing and amount of payments on outstanding notes.  For example, if notes in your series issued after your notes have a higher interest rate than your notes, this could result in a reduction in the Available Funds used to pay interest on your notes.  Also, when new notes or investor
                  certificates are issued, the voting rights of your notes will be diluted.  See "—You may have limited or no ability to control actions under the indenture and the master trust II agreement.
                  This may result in, among other things, accelerated payment of

                                                  43

                  principal when it is in your interest to receive payment of principal on the expected principal payment date, or it may result in payment of principal not being accelerated when it is in your interest to receive early payment of principal" below.

                  Addition of credit card accounts to master trust II and attrition of credit card accounts and receivables from master trust II may decrease the credit quality of the assets securing the repayment of your notes.  If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

                  The assets of master trust II, and therefore the assets allocable to the collateral certificate held by the issuing entity, change every day.  These changes may be the result of cardholder actions and preferences, marketing initiatives by FIA and other card issuers or other factors, including but not limited to, reductions in card usage, changes in payment patterns for revolving balances, closing of accounts in the Master Trust II Portfolio, and
                  transfers or conversions of accounts in the Master Trust II
                  Portfolio to new card accounts and other products.  Funding may choose, or may be required, to add credit card receivables to master trust II.  The credit card accounts from which these receivables arise may have different terms and conditions from the credit card accounts already designated for master trust II.  For example, the new credit card accounts may have higher or lower fees or interest rates, or different payment terms.  In addition,
                  FIA may transfer the receivables in credit card accounts purchased by FIA to BACCS for transfer to Funding and for inclusion in master trust II if certain conditions are satisfied.  Those accounts purchased by FIA will have been originated using the account originator's underwriting criteria, not those of FIA.
                  That account originator's underwriting criteria may be different than those of FIA.

                  We cannot guarantee that new credit card accounts will be of the same credit quality as the credit card accounts currently or historically designated for master trust II.  If the credit quality of the assets in master trust II were to deteriorate, the issuing entity's ability to make payments on the notes could be adversely affected and your receipt of payments of principal and interest may be reduced, delayed or accelerated.  See "Master
                  Trust II—Addition of Master Trust II Assets" in this prospectus.

                  You will not be notified of, nor will you have any right to consent to, the addition of any receivables in additional accounts to master trust II.

                                                  44

                  FIA may not be able to generate new receivables or designate new credit card accounts to master trust II when required by the master trust II agreement.  This could result in an acceleration of or reduction in payments on your notes.

                  The issuing entity's ability to make payments on the notes will be impaired if sufficient new credit card receivables are not generated by FIA.  Due to regulatory restrictions or for other reasons, FIA may be prevented from generating sufficient new receivables or designating new credit card accounts which are to be added to master trust II.  We do not guarantee that new credit card accounts or receivables will be created, that any credit card account or receivable created will be eligible for inclusion in master trust II, that they will be added to master trust II, or that credit card receivables will be repaid at a particular time or with a particular pattern.

                  The master trust II agreement provides that Funding must transfer additional credit card receivables to master trust II if the total amount of principal receivables in master trust II falls below specified percentages of the total investor interests of investor certificates in master trust II.  There is no guarantee that
                  Funding will have enough receivables to add to master trust II.
                  If Funding does not make an addition of receivables within five
                  Business Days after the date it is required to do so, a Pay Out
                  Event relating to the collateral certificate will occur.  This would constitute an early redemption event and could result in an early payment of or reduction in payments on your notes.  See
                  "Master Trust II—Addition of Master Trust II Assets," "—Pay Out
                  Events" and "The Indenture—Early Redemption Events."

                  FIA may change the terms of the credit card accounts in a way that reduces or slows collections.  These changes may result in reduced, accelerated or delayed payments to you.

                  The receivables are transferred to master trust II, but FIA continues to own the related credit card accounts.  As owner of the credit card accounts, FIA retains the right to change various credit card account terms (including finance charges and other fees it charges and the required minimum monthly payment).  An early redemption event could occur if FIA reduced the finance charges and other fees it charges and a corresponding decrease in the collection of finance charges and fees resulted.  In addition, changes in the credit card account terms may alter payment patterns.  If payment rates decrease significantly at a time when you are scheduled to receive principal, you might receive
                  principal more slowly than planned.

                                                  45

                  FIA will not reduce the interest rate it charges on the
                  receivables or other fees if that action would cause a Pay Out
                  Event or cause an early redemption event relating to the notes unless FIA is required by law or determines it is necessary to make such change to maintain its credit card business, based on its good faith assessment of its business competition.

                  FIA will not change the terms of the credit card accounts or its servicing practices (including changes to the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge-offs) unless FIA reasonably believes a Pay Out Event would not occur for any master trust II series of investor certificates and an early redemption event would not occur for any tranche of notes and takes the same action on other substantially similar credit card accounts, to the extent permitted by those credit card accounts.

                  For a discussion of early redemption events, see the accompanying prospectus supplement.

                  FIA has no restrictions on its ability to change the terms of the credit card accounts except as described above or in the
                  accompanying prospectus supplement.  Changes in relevant law, changes in the marketplace or prudent business practices could cause FIA to change credit card account terms.  See "FIA's Credit
                  Card Activities—Origination, Account Acquisition, Credit Lines and
                  Use of Credit Card Accounts" for a description of how credit card account terms can be changed.

                  If representations and warranties relating to the receivables are breached, payments on your notes may be reduced.

                  Funding, as transferor of the receivables, makes representations and warranties relating to the validity and enforceability of the receivables arising under the credit card accounts in the Master
                  Trust II Portfolio, and as to the perfection and priority of the master trust II trustee's interests in the receivables.  Funding will make similar representations and warranties to the extent that receivables are included as assets of the issuing entity.
                  Prior to the Substitution Date, FIA made similar representations and warranties regarding the receivables that were transferred by
                  FIA to master trust II.  However, the master trust II trustee will not make any examination of the receivables or the related assets for the purpose of determining the presence of defects, compliance with the representations and warranties or for any other purpose.

                                                  46

                  If a representation or warranty relating to the receivables in the
                  Master Trust II Portfolio is violated, the related obligors may have defenses to payment or offset rights, or creditors of Funding or FIA may claim rights to the master trust II assets.  If a representation or warranty is violated, Funding or, with respect to receivables transferred to master trust II prior to the
                  Substitution Date, FIA, may have an opportunity to cure the violation.  If it is unable to cure the violation, subject to certain conditions described under "Master Trust
                  II—Representations and Warranties" in this prospectus, Funding or, with respect to receivables transferred to master trust II prior to the Substitution Date, FIA, must accept reassignment of each receivable affected by the violation.  These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price.  See
                  "Master Trust II—Representations and Warranties" in this
                  prospectus.

                  There is no public market for the notes.  As a result you may be unable to sell your notes or the price of the notes may suffer.

                  The underwriters of the notes may assist in resales of the notes but they are not required to do so.  A secondary market for any notes may not develop.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

                  In addition, some notes have a more limited trading market and experience more price volatility.  There may be a limited number of buyers when you decide to sell those notes.  This may affect the price you receive for the notes or your ability to sell the notes.  You should not purchase notes unless you understand and know you can bear the investment risks.

                  You may not be able to reinvest any early redemption proceeds in a comparable security.

                  If your notes are redeemed at a time when prevailing interest rates are relatively low, you may not be able to reinvest the redemption proceeds in a comparable security with an effective interest rate equivalent to that of your notes.

                                                  47

                  If the ratings of the notes are lowered or withdrawn, their market value could decrease.

                  The initial rating of a note addresses the likelihood of the payment of interest on that note when due and the ultimate payment of principal of that note by its legal maturity date.  The ratings do not address the likelihood of payment of principal of that note on its expected principal payment date.  In addition, the ratings do not address the possibility of early payment or acceleration of a note, which could be caused by an early redemption event or an event of default.  See "The Indenture—Early Redemption Events" and
                  "—Events of Default."

                  The ratings of a series, class or tranche of notes are not a recommendation to buy, hold or sell that series, class or tranche of notes.  The ratings of the notes may be lowered or withdrawn entirely at any time by the applicable rating agency without notice from FIA, Funding or the issuing entity to noteholders of the change in rating.  The market value of that series, class or tranche of notes could decrease if the ratings are lowered or withdrawn.

                 You may have limited or no ability to control actions under the indenture and the master trust II agreement.  This may result in, among other things, accelerated payment of principal when it is in your interest to receive payment of principal on the expected principal payment date, or it may result in payment of principal not being accelerated when it is in your interest to receive early payment of principal.

                  Under the indenture, some actions require the consent of
                  noteholders holding all or a specified percentage of the aggregate outstanding dollar principal amount of notes of a series, class or tranche.  These actions include consenting to amendments relating to the collateral certificate.  In the case of votes by series or votes by holders of all of the notes, the outstanding dollar principal amount of the senior-most classes of notes will
                  generally be substantially greater than the outstanding dollar principal amount of the subordinated classes of notes.
                  Consequently, the noteholders of the senior-most class of notes will generally have the ability to determine whether and what actions should be taken.  The subordinated noteholders will generally need the concurrence of the senior-most noteholders to cause actions to be taken.

                  The collateral certificate is an investor certificate under the master trust II agreement, and noteholders have indirect consent

                                                  48

                  rights under the master trust II agreement.  See "The
                  Indenture—Voting."  Under the master trust II agreement, some actions require the vote of a specified percentage of the
                  aggregate principal amount of all of the investor certificates.
                  These actions include consenting to amendments to the master trust
                  II agreement.  While the outstanding principal amount of the collateral certificate is currently larger than the outstanding principal amount of the other series of investor certificates issued by master trust II, noteholders may need the concurrence of the holders of the other investor certificates to cause actions to be taken.  Additionally, other series of investor certificates may be issued by master trust II in the future without the consent of any noteholders.  See "Transaction Parties—BA Master Credit Card
                  Trust II."  If new series of investor certificates are issued, the holders of investor certificates—other than the collateral certificate—may have the ability to determine generally whether and how actions are taken regarding master trust II.  As a result, the noteholders, in exercising their voting powers under the collateral certificate, will generally need the concurrence of the holders of the other investor certificates to cause actions to be taken.  In addition, for the purposes of any vote to liquidate the assets in master trust II, the noteholders will be deemed to have voted against any such liquidation.

                  If an event of default occurs, your remedy options may be limited and you may not receive full payment of principal and accrued interest.

                  Your remedies may be limited if an event of default affecting your series, class or tranche of notes occurs.  After the occurrence of an event of default affecting your series, class or tranche of notes and an acceleration of your notes, any funds in an issuing entity account for that series, class or tranche of notes will be applied to pay principal of and interest on that series, class or tranche of notes.  Then, in each following month, Available
                  Principal Amounts and Available Funds will be deposited into the applicable issuing entity account, and applied to make monthly principal and interest payments on that series, class or tranche of notes until the legal maturity date of that series, class or tranche of notes.

                  However, if your notes are subordinated notes of a multiple tranche series, you generally will receive payment of principal of those notes only if and to the extent that, after giving effect to that payment, the required subordination will be maintained for the senior classes of notes in that series.

                                                  49

                  Following an event of default and acceleration, holders of the affected notes will have the ability to direct a sale of credit card receivables held by master trust II only under the limited circumstances as described in "The Indenture—Events of Default,"
                  "—Events of Default Remedies" and "Sources of Funds to Pay the
                  Notes—Sale of Credit Card Receivables."

                  However, following an event of default and acceleration relating to subordinated notes of a multiple tranche series, if the indenture trustee or a majority of the noteholders of the affected class or tranche directs master trust II to sell credit card receivables, the sale will occur only if, after giving effect to that payment, the required subordination will be maintained for the senior notes in that series by the remaining notes or if such sale occurs on the legal maturity date.  However, if principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, the sale will automatically take place on that date regardless of the subordination requirements of any senior classes of notes.

                  Even if a sale of receivables is permitted, we can give no assurance that the proceeds of the sale will be enough to pay unpaid principal of and interest on the accelerated notes.

                                                  50

                                           Transaction Parties

BA Credit Card Trust

         The notes will be issued by BA Credit Card Trust (referred to as the issuing entity).  The issuing entity's principal offices are located at Rodney Square North, 1100 N. Market Street,
Wilmington, Delaware 19890-0001, in care of Wilmington Trust Company, as owner trustee.  Its telephone number is (302) 651-1000.

         The issuing entity's activities will be limited to:

         o    acquiring and holding the collateral certificate, other certificates of beneficial interest in master trust II, and the other assets of the issuing entity and the proceeds from these assets, and granting a security interest in these assets;

         o    issuing notes;

         o    making payments on the notes; and

         o    engaging in other activities that are necessary or incidental to accomplish these limited purposes, and which are not contrary to maintaining the status of the issuing entity as a
              "qualifying special purpose entity" under applicable accounting literature.

         The assets of the issuing entity will consist primarily of:

         o    the collateral certificate;

         o    derivative agreements that the issuing entity will enter into from time to time to manage interest rate or currency risk relating to certain series, classes or tranches of notes;

         o    supplemental credit enhancement agreements or supplemental liquidity agreements that the issuing entity will enter into from time to time for certain series, classes or tranches of notes; and

         o    funds on deposit in the issuing entity accounts.

         See "Sources of Funds to Pay the Notes" in this prospectus for greater detail regarding the assets of the issuing entity.

         The issuing entity was initially capitalized by a $1 contribution from the beneficiary.  It is not expected that the issuing entity will have any other significant assets or means of capitalization.
The fiscal year for the issuing entity will end on June 30 of each year.

         UCC financing statements have been filed to perfect the ownership or security interests of the issuing entity and the indenture trustee described herein.  See "Risk Factors" for a discussion of risks associated with the issuing entity and the assets of the issuing entity, and see

                                                  51

 "The Indenture—Issuing Entity Covenants" and "Master Trust II—Representations and Warranties"
for a discussion of covenants regarding the perfection of security interests.

         The issuing entity will operate pursuant to a trust agreement between Funding and Wilmington
Trust Company, a Delaware banking corporation, which is the owner trustee.  The issuing entity does not have any officers or directors.  Currently, its sole beneficiary is Funding.  The powers and duties of the owner trustee are ministerial only.  Accordingly, the beneficiary will direct the owner trustee in the management of the issuing entity and its assets.

         Funding and the owner trustee may amend the trust agreement without the consent of the noteholders or the indenture trustee so long as the amendment is not reasonably expected to
(i) adversely affect in any material respect the interests of the noteholders, or (ii) significantly change the purpose and powers of the issuing entity, as set forth in the trust agreement.  Accordingly, neither the indenture trustee nor any holder of any note will be entitled to vote on any such amendment.

         In addition, if holders of not less than (a) in the case of a significant change in the purpose and powers of the issuing entity which is not reasonably expected to have a material adverse effect on the noteholders, a majority of the aggregate outstanding dollar principal amount of the notes affected by an amendment consent, and (b) in all other cases, 66 2/3% of the aggregate outstanding dollar principal amount of the notes affected by an amendment consent, the trust agreement may be amended for the purpose of (i) adding, changing or eliminating any provisions of the trust agreement or of modifying the rights of those noteholders or (ii) significantly changing the purposes and powers of the issuing entity.  However, the trust agreement may not be amended without the consent of the holders of all of the notes then outstanding if the proposed amendment would (i) increase or reduce in any manner the amount of, or accelerating or delaying the timing of, collections of payments in respect of the collateral certificate or distributions that are required to be made for the benefit of the noteholders, or (ii) reduce the aforesaid percentage of the outstanding dollar principal amount of the notes, the holders of which are required to consent to any such amendment.

         See "The Indenture—Tax Opinions for Amendments" for additional conditions to amending the trust agreement.

BA Master Credit Card Trust II

         BA Master Credit Card Trust II (referred to as master trust II) issued the collateral certificate.  The collateral certificate is the issuing entity's primary source of funds for the payment of principal of and interest on the notes.  The collateral certificate is an investor certificate that represents an undivided interest in the assets of master trust II.  Master trust II's assets primarily include receivables from selected MasterCard, Visa and American Express unsecured revolving credit card accounts that meet the eligibility criteria for inclusion in master trust II.  These eligibility criteria are discussed in this prospectus under "Master Trust II—Addition of Master Trust II Assets."

         The credit card receivables in master trust II consist primarily of principal receivables and finance charge receivables.  Finance charge receivables include periodic finance charges,

                                                  52

cash advance fees, late charges and certain other fees billed to cardholders, annual membership fees, and recoveries on receivables in Defaulted Accounts.  Principal receivables include amounts charged by cardholders for merchandise and services and amounts advanced to cardholders as cash advances and all other fees billed to cardholders that are not considered finance charge receivables.

         The percentage of the interchange attributed to cardholder charges for goods and services in the accounts designated to master trust II will be transferred to master trust II.  Interchange arising under the related accounts will be treated as collections of finance charge receivables and used to pay a portion of the servicing fee paid to the servicer.  See "FIA's Credit Card Activities—Interchange" for
a discussion of interchange.

         Member banks participating in the Visa, MasterCard and American Express associations receive certain fees called interchange from Visa, MasterCard and American Express as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing.  Under the Visa, MasterCard and American Express systems, a portion of this interchange in connection with cardholder charges for goods and services is passed from banks which clear the transactions for merchants to credit card issuing banks.  Interchange fees are set annually by Visa,
MasterCard and American Express and are based on the number of credit card transactions and the amount charged per transaction.

         In addition, Funding is permitted to add to master trust II participations representing interests in a pool of assets primarily consisting of receivables arising under revolving credit card accounts owned by FIA.

         For detailed financial information on the receivables and the accounts, see the accompanying prospectus supplement.

         The collateral certificate is the certificate comprising the Series 2001-D certificate issued by master trust II.  Other series of certificates may be issued by master trust II in the future without prior notice to or the consent of any noteholders or certificateholders.  See the accompanying prospectus supplement for information on the other outstanding series issued by master trust II.

BA Credit Card Funding, LLC

         BA Credit Card Funding, LLC (referred to as Funding) is a limited liability company formed under the laws of Delaware and a subsidiary of Banc of America Consumer Card Services, LLC (referred to as BACCS), an indirect subsidiary of FIA.  Funding is the transferor and depositor to master trust II.
Funding is also the holder of the Transferor Interest in master trust II and the beneficiary of the issuing entity.  On the Substitution Date, Funding was substituted for FIA as the transferor of receivables to master trust II, as holder of the Transferor Interest in master trust II, and as beneficiary of the issuing entity pursuant to the trust agreement.  As the transferor under master trust
II, Funding purchases from BACCS receivables arising in certain credit card accounts owned by FIA.
Funding may then, subject to certain conditions, add those receivables to master trust II.

                                                  53

         Funding was created for the limited purpose of (i) purchasing from BACCS receivables arising in certain credit card accounts originated or acquired by FIA, and (ii) transferring those receivables to master trust II.  Funding has and will continue to purchase and transfer receivables for addition to master trust II.  Since its formation, Funding has been engaged in these activities as (i) the purchaser of receivables from BACCS, (ii) the transferor of receivables to master trust II pursuant to the master trust II agreement, (iii) the beneficiary of the issuing entity pursuant to the trust agreement, and
(iv) the beneficiary and transferor that executes underwriting, subscription and purchase agreements in connection with each issuance of notes.

         A description of Funding's obligations as transferor of the receivables to master trust II can be found in "Master Trust II—Conveyance of Receivables," "—Addition of Master Trust II Assets,"
"—Removal of Accounts" and "—Representations and Warranties."  Funding's obligations under the trust agreement are to record the transfer of the collateral certificate to the issuing entity and to take all actions necessary to perfect and maintain the perfection of the issuing entity's interest in the collateral certificate, including the filing of UCC financing statements for that transfer.

FIA and Affiliates

         FIA Card Services, National Association (referred to as FIA) is a national banking association.  FIA is an indirect subsidiary of Bank of America Corporation.  FIA conducts nationwide consumer lending programs, principally comprised of activities related to credit cards.

         FIA formed master trust II on August 4, 1994.  Prior to the substitution of Funding as transferor of receivables to master trust II, which coincided with the merger of Bank of America,
National Association (USA) with and into FIA, FIA transferred receivables to master trust II.  In addition, prior to this substitution and merger, FIA was the holder of the Transferor Interest in master trust II, the transferor of the collateral certificate to the issuing entity pursuant to the trust agreement, and the sole beneficiary of the issuing entity.  At the time of this substitution and merger,
FIA's economic interest in the Transferor Interest in master trust II was initially transferred to
Funding through Banc of America Consumer Card Services, LLC (referred to as BACCS).  In addition, from and after this substitution and merger, FIA has transferred, and will continue to transfer, to BACCS the receivables arising in certain of the U.S. consumer credit card accounts originated or acquired by FIA.
BACCS has sold and may continue to sell receivables to Funding for addition to master trust II.  The receivables transferred to master trust II have been and will continue to be generated from transactions made by cardholders of selected MasterCard, Visa and American Express credit card accounts from the portfolio of MasterCard, Visa and American Express accounts originated or acquired by FIA (such portfolio of accounts is referred to as the Bank Portfolio).

         BACCS is a limited liability company formed under the laws of North Carolina and an indirect subsidiary of FIA.

         FIA is responsible for servicing, managing and making collections on the credit card receivables in master trust II.  See "Master Trust II—Collection and Other Servicing Procedures."  FIA
currently services the Bank Portfolio in the manner described in "FIA's

                                                  54

Credit Card Activities."  FIA has delegated, pursuant to a subservicing agreement, certain of its servicing functions to Banc of
America Card Servicing Corporation (referred to as Servicing Corp.), a corporation formed under the laws of Arizona on January 7, 2005.  Servicing Corp. is an operating subsidiary controlled by FIA.  Servicing
Corp. was formed in connection with an internal restructuring of the credit card business within Bank of
America Corporation.  Servicing Corp.'s activities are primarily related to performing the consumer credit card processing and servicing functions for the credit card business within FIA.  The subservicing agreement will be in effect until the termination of the master trust II agreement, unless terminated by either party upon at least 45-days prior written notice to the other party.  Additionally,
FIA has the ability to terminate the subservicing agreement for cause at any time.  Despite this delegation, FIA remains the servicer of master trust II.  See "FIA's Credit Card Portfolio" for a description of FIA's general policies and procedures for its credit card portfolio.

         One or more other affiliates of FIA may provide complimentary technology, network and operational support to Servicing Corp.

         Mergers

         On January 1, 2006, MBNA Corporation merged with Bank of America Corporation.  As a result of the merger, MBNA America Bank, National Association became an indirect subsidiary of Bank of America
Corporation.  On June 10, 2006, MBNA America Bank, National Association changed its name to FIA Card
Services, National Association.  On October 20, 2006, Bank of America, National Association (USA)
(referred to as BANA(USA)), an indirect subsidiary of Bank of America Corporation, merged with and into
FIA Card Services, National Association.

         FIA's business may be adversely impacted by difficulties or delays in integrating the business of Bank of America Corporation and BANA(USA) into FIA.  FIA's businesses and practices may be adversely impacted as a result of the mergers, including, but not limited to, servicing technology systems, marketing, credit card origination and underwriting.  It is also anticipated that certain of FIA's businesses and practices may be changed, replaced or reorganized as a result of the mergers.  See "FIA's
Credit Card Activities."  See "Risk Factors—FIA may change the terms of the credit card accounts in a way that reduces or slows collections.  These changes may result in reduced, accelerated or delayed payments to you."

         Industry Developments

         FIA issues credit cards on MasterCard's and Visa's networks.  MasterCard and Visa are facing significant litigation and increased competition.  In 2003, MasterCard and Visa settled a suit by
Wal-Mart and other merchants who claimed that MasterCard and Visa unlawfully tied acceptance of debit cards to acceptance of credit cards.  Under the settlement MasterCard and Visa are required to, among other things, allow merchants to accept MasterCard or Visa branded credit cards without accepting their debit cards (and vice versa), reduce the prices charged to merchants for off-line signature debit transactions for a period of time, and pay amounts totaling $3.05 billion into a settlement fund.
MasterCard and Visa are also parties to suits in various state courts mirroring the allegations brought by Wal-Mart and the other merchants.

                                                  55

         In October 2004, the United States Supreme Court let stand a federal court decision in a suit brought by the U.S. Department of Justice, in which MasterCard and Visa rules prohibiting banks that issue cards on MasterCard and Visa networks from issuing cards on other networks (the "association rules") were found to have violated federal antitrust laws.  This decision effectively permits banks that issue cards on Visa's or MasterCard's networks, such as FIA and Bank of America Corporation's other banking subsidiaries, to issue cards on competitor networks.  Discover and American Express have initiated separate civil lawsuits against MasterCard and Visa claiming substantial damages stemming from the association rules.  MasterCard and Visa are also parties to suits alleging that MasterCard's and
Visa's currency conversion practices are unlawful.

         The costs associated with these and other matters could cause MasterCard and Visa to invest less in their networks and marketing efforts and could adversely affect the interchange paid to their member banks, including FIA.

         Litigation

         In June, August, September and November 2005, certain retail merchants filed numerous purported class action lawsuits in federal courts, alleging that MasterCard and Visa and their member banks, including FIA and BANA(USA), conspired to charge retailers excessive interchange in violation of federal antitrust laws.  In October 2005, certain of the lawsuits were consolidated in In Re: Payment Card Fee and Merchant Discount Antitrust Litigation, in the U.S. District Court for the Eastern District of New
York.  The plaintiffs seek unspecified treble damages, injunctive relief, attorney fees and costs.

         On April 24, 2006, plaintiffs filed a first consolidated and amended putative class action complaint re-alleging the claims in the original complaint and alleging, among other additional claims, that defendants violated federal and California antitrust laws by combining to impose certain fees and to adopt rules and practices of Visa and MasterCard that are alleged to constitute restraints of trade.

         Plaintiffs filed a supplemental complaint alleging as additional claims (i) federal antitrust claims arising out of MasterCard's initial public offering and (ii) a fraudulent conveyance claim under
New York Debtor and Creditor Law.  Plaintiffs seek unspecified treble damages and injunctive relief.

The Bank of New York

         The Bank of New York, a New York banking corporation, is the indenture trustee under the indenture for the notes and the trustee under the master trust II agreement for the master trust II investor certificates.  Its principal corporate trust office is located at 101 Barclay Street, Floor 4
West, Attention: Corporate Trust Administration—Asset Backed Securities, New York, New York 10286.  See
"The Indenture—Indenture Trustee" for a description of the limited powers and duties of the indenture trustee and "Master Trust II—Master Trust II Trustee" for a description of the limited powers and duties of the master trust II trustee.

         The Bank of New York has and currently is serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of credit card receivables.

                                                  56

         The Bank of New York has provided the above information for purposes of complying with
Regulation AB.  Other than the above two paragraphs, The Bank of New York has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus or the accompanying prospectus supplement.

         FIA, the servicer, Funding, the issuing entity, and their respective affiliates may from time to time enter into normal banking and trustee relationships with The Bank of New York and its affiliates.

Wilmington Trust Company

         Wilmington Trust Company, a Delaware banking corporation, is the owner trustee of the issuing entity.  Under the terms of the trust agreement, the powers and duties of the owner trustee are ministerial only.  See "—BA Credit Card Trust" above.

         Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in
1903.  Wilmington Trust Company's principal place of business is located at 1100 North Market Street,
Wilmington, Delaware 19890.  Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving credit card receivables.

         Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business.  Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

         Wilmington Trust Company has provided the above information for purposes of complying with
Regulation AB.  Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus or the accompanying prospectus supplement.

         FIA, the servicer, Funding, the issuing entity, and their respective affiliates may from time to time enter into normal banking and trustee relationships with Wilmington Trust Company and its affiliates.

                                             Use of Proceeds

         The net proceeds from the sale of each series, class and tranche of notes offered hereby will be paid to Funding.  Funding will use such proceeds for its general corporate purposes.

                                                The Notes

         The notes will be issued pursuant to the indenture and a related indenture supplement.  The following discussion and the discussions under "The Indenture" in this prospectus and certain sections in the related prospectus supplement summarize the material terms of the notes, the indenture and the indenture supplements.  These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture and

                                                  57

the indenture supplements.  The indenture does not limit the aggregate stated principal amount of notes that may be issued.

         The notes will be issued in series.  Each series of notes will represent a contractual debt obligation of the issuing entity which shall be in addition to the debt obligations of the issuing entity represented by any other series of notes.  Each series will be issued pursuant to the indenture and an indenture supplement, copies of the forms of which are filed as exhibits to the registration statement of which this prospectus is a part.  Each prospectus supplement will describe the provisions specific to the related series, class or tranche of notes.

         The following summaries describe certain provisions common to each series of notes.

General

         Each series of notes is expected to consist of multiple classes of notes.  Some series, if so specified in the accompanying prospectus supplement, may be multiple tranche series, meaning they have classes consisting of multiple tranches.  Whenever a "class" of notes is referred to in this prospectus or any prospectus supplement, it also includes all tranches of that class, unless the context otherwise requires.

         The issuing entity may issue different tranches of notes of a multiple tranche series at the same time or at different times, but no senior tranche of notes of a series may be issued unless a sufficient amount of subordinated notes (or other form of credit enhancement) of that series will be issued on that date or has previously been issued and is outstanding and available as subordination (or other credit enhancement) for such senior tranche of notes.  See "—Required Subordinated Amount."

         If so specified in the related prospectus supplement, the notes of a series may be included in a group of series for purposes of sharing Available Principal Amounts and Available Funds.

         The issuing entity may offer notes denominated in U.S. dollars or any foreign currency.  We will describe the specific terms of any note denominated in a foreign currency in the related prospectus supplement.

         If so specified in the related prospectus supplement, the noteholders of a particular series, class or tranche may have the benefit of a derivative agreement, as described in this prospectus under
"Sources of Funds to Pay the Notes—Derivative Agreements."  The specific terms of each derivative agreement and a description of each counterparty will be included in the related prospectus supplement.
In addition, if so specified in the related prospectus supplement, the noteholders of a particular series, class or tranche may have the benefit of a supplemental credit enhancement agreement or supplemental liquidity agreement, as described in this prospectus under "Sources of Funds to Pay the
Notes—Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements."  The specific terms of each such agreement and a description of any provider of enhancement or liquidity will be included in the related prospectus supplement.

         The issuing entity will pay principal of and interest on a series, class or tranche of notes solely from the portion of Available Funds and Available Principal Amounts which are allocable

                                                  58

to that series, class or tranche of notes after giving effect to all allocations and reallocations, amounts in any issuing entity accounts relating to that series, class or tranche of notes, and amounts received under any derivative agreement relating to that series, class or tranche of notes.  If those sources are not sufficient to pay the notes, those noteholders will have no recourse to any other assets of the issuing entity or any other person or entity for the payment of principal of or interest on those notes.

         Holders of notes of any outstanding series, class or tranche will not have the right to prior review of, or consent to, any subsequent issuance of notes.

         The BAseries

         The BAseries notes will be issued pursuant to the indenture and an indenture supplement.  The
BAseries will be included in Excess Available Funds Group A for the purpose of sharing excess available funds.

         The BAseries notes will be issued in classes.  Each class of notes will have multiple tranches which may be issued at different times and have different terms.  No senior class of the BAseries may be issued unless a sufficient amount of subordinated notes or other acceptable credit enhancement has previously been issued and is outstanding.  See "—Required Subordinated Amount—BAseries" and "—Issuances
of New Series, Classes and Tranches of Notes—New Issuances of BAseries Notes" below.

         The issuing entity will pay principal of and interest on a tranche of BAseries notes solely from the portion of BAseries Available Funds and BAseries Available Principal Amounts and from other amounts which are available under the indenture and the BAseries indenture supplement after giving effect to all allocations and reallocations.  If those sources are not sufficient to pay that tranche of
BAseries notes, the noteholders of that tranche of BAseries notes will have no recourse to any other assets of the issuing entity or any other person or entity for the payment of principal of or interest on those notes.

Interest

         Interest will accrue on the notes, except on discount notes, from the relevant issuance date at the applicable note rate, which may be a fixed, floating or other type of rate as specified in the accompanying prospectus supplement.  Interest will be distributed or deposited for noteholders on the dates described in the related prospectus supplement.  Interest payments or deposits will be funded from
Available Funds allocated to the notes during the preceding month or months, from any applicable credit enhancement, if necessary, and from certain other amounts specified in the accompanying prospectus supplement.

         For each issuance of fixed rate notes, we will designate in the related prospectus supplement the fixed rate of interest at which interest will accrue on those notes.  For each issuance of floating rate notes, we will designate in the related prospectus supplement the interest rate index or other formula on which the interest is based.  A discount note will be issued at a price lower than the stated
principal amount payable on the expected principal payment date of that note.  Until the expected principal payment date for a discount note, accreted principal will be capitalized as part of the principal of the note and reinvested in the collateral certificate, so

                                                  59

long as an early redemption event or an event of default and acceleration has not occurred.  If applicable, the related prospectus supplement will specify the interest rate to be borne by a discount note after an event of default or after its expected principal payment date.

         Each payment of interest on a note will include all interest accrued from the preceding interest payment date—or, for the first interest period, from the issuance date—through the day preceding the current interest payment date, or any other period as may be specified in the related prospectus supplement.  We refer to each period during which interest accrues as an "interest period."
Interest on a note will be due and payable on each interest payment date.

         If interest on a note is not paid within 35 days after such interest is due, an event of default will occur relating to that tranche of notes.  See "The Indenture—Events of Default."

         BAseries

         In connection with the BAseries, interest payments on Class B notes and Class C notes of the
BAseries are subordinated to interest payments on Class A notes of the BAseries.  Subordination of Class
B notes and Class C notes of the BAseries provides credit enhancement for Class A notes of the BAseries.

         Interest payments on Class C notes of the BAseries are subordinated to interest payments on
Class A notes and Class B notes of the BAseries.  Subordination of Class C notes of the
BAseries provides credit enhancement for Class A notes and Class B notes of the BAseries.

Principal

         The timing of payment of principal of a note will be specified in the related prospectus supplement.

         Principal of a note may be paid later than its expected principal payment date if sufficient funds are not allocated from master trust II to the collateral certificate or are not allocable to the series, class or tranche of the note to be paid.  It is not an event of default if the principal of a note is not paid on its expected principal payment date.  However, if the principal amount of a note is not paid in full by its legal maturity date, an event of default will occur relating to that tranche of notes.  See "The Indenture—Events of Default."

         Principal of a note may be paid earlier than its expected principal payment date if an early redemption event or an event of default and acceleration occurs.  See "The Indenture—Early Redemption
Events" and "—Events of Default."

         See "Risk Factors" in this prospectus and any risk factors in the accompanying prospectus supplement for a discussion of factors that may affect the timing of principal payments on the notes.

         BAseries

         In connection with the BAseries, principal payments on Class B notes and Class C notes of the
BAseries are subordinated to payments on Class A notes of the BAseries.  Subordination

                                                  60

of Class B notes and Class C notes of the BAseries provides credit enhancement for Class A notes of the BAseries.

         Principal payments on Class C notes of the BAseries are subordinated to payments on Class A notes and Class B notes of the BAseries.  Subordination of Class C notes of the BAseries provides credit enhancement for Class A notes and Class B notes of the BAseries.

         In addition, in the case of a discount BAseries note, the accreted principal of that note corresponding to capitalized interest will be senior or subordinated to the same extent that principal is senior or subordinated.

         BAseries Available Principal Amounts may be reallocated to pay interest on senior classes of notes or to pay a portion of the master trust II servicing fee allocable to the BAseries, subject to certain limitations.  In addition, charge-offs due to uncovered defaults on principal receivables in master trust II allocable to the BAseries generally are reallocated from the senior classes to the subordinated classes of the BAseries.  See "—Stated Principal Amount, Outstanding Dollar Principal
Amount and Nominal Liquidation Amount—Nominal Liquidation Amount" and "Master Trust II—Defaulted
Receivables; Rebates and Fraudulent Charges."

         In the BAseries, payment of principal may be made on a subordinated class of notes before payment in full of each senior class of notes only under the following circumstances:

         o    If after giving effect to the proposed principal payment there is still a sufficient amount of subordinated notes to support the outstanding senior notes.  See "Sources of Funds to
              Pay the Notes—Deposit and Application of Funds for the BAseries—Targeted Deposits of
              BAseries Available Principal Amounts to the Principal Funding Account" and "—Allocation to
              Principal Funding Subaccounts."  For example, if a tranche of Class A notes has been repaid, this generally means that, unless other Class A notes are issued, at least some
              Class B notes and Class C notes may be repaid when such Class B notes and Class C notes are expected or required to be repaid even if other tranches of Class A notes are outstanding.

         o    If the principal funding subaccounts for the senior classes of notes have been sufficiently prefunded as described in "Sources of Funds to Pay the Notes—Deposit and Application of
              Funds for the BAseries—Targeted Deposits of BAseries Available Principal Amounts to the
              Principal Funding Account—Prefunding of the Principal Funding Account for Senior Classes."

         o    If new tranches of subordinated notes are issued so that the subordinated notes that have reached their expected principal payment date are no longer necessary to provide the required subordination.

         o    If the subordinated tranche of notes reaches its legal maturity date and there is a sale of credit card receivables as described in "Sources of Funds to Pay the Notes—Sale of Credit
              Card Receivables."

         BAseries Available Principal Amounts remaining after any reallocations for interest on the senior notes or for a portion of the master trust II servicing fee allocable to the BAseries will

                                                  61

be applied to make targeted deposits to the principal funding subaccounts of senior notes before being applied to make targeted deposits to the principal funding subaccounts of the subordinated notes if such remaining amounts are not sufficient to make all required targeted deposits.

Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount

         Each note has a stated principal amount, an outstanding dollar principal amount and a nominal liquidation amount.

         Stated Principal Amount

         The stated principal amount of a note is the amount that is stated on the face of the notes to be payable to the holder.  It can be denominated in U.S. dollars or in a foreign currency.

         Outstanding Dollar Principal Amount

         For U.S. dollar notes (other than discount notes), the outstanding dollar principal amount is the initial dollar principal amount (as set forth in the applicable supplement to this prospectus) of the notes, less principal payments to the noteholders.  For foreign currency notes, the outstanding dollar principal amount is the U.S. dollar equivalent of the initial dollar principal amount (as set forth in the applicable supplement to this prospectus) of the notes, less dollar payments to derivative counterparties or, in the event the derivative agreement is non-performing, less dollar payments converted to make payments to noteholders, each relating to principal.  For discount notes, the outstanding dollar principal amount is an amount stated in, or determined by a formula described in, the related prospectus supplement.  The outstanding dollar principal amount of a discount note will increase over time as principal accretes.  The outstanding dollar principal amount of any note will decrease as a result of each payment of principal of the note.

         In addition, a note may have an Adjusted Outstanding Dollar Principal Amount.  The Adjusted
Outstanding Dollar Principal Amount of a note is the outstanding dollar principal amount, less any funds on deposit in the principal funding subaccount for that note.  The Adjusted Outstanding Dollar Principal
Amount of any note will decrease as a result of each deposit into the principal funding subaccount for such note.

         Nominal Liquidation Amount

         The nominal liquidation amount of a note is a U.S. dollar amount based on the initial outstanding dollar principal amount of that note, but with some reductions—including reductions from reallocations of Available Principal Amounts, allocations of charge-offs for uncovered defaults allocable to the collateral certificate and deposits in a principal funding subaccount for such note—and increases described below.  The aggregate nominal liquidation amount of all of the notes will always be equal to the Investor Interest of the collateral certificate, and the nominal liquidation amount of any particular note corresponds to the portion of the Investor Interest of the collateral certificate that would be allocated to that note if master trust II were liquidated.

                                                  62

         The nominal liquidation amount of a note may be reduced as follows:

         o    If Available Funds allocable to a series of notes are insufficient to fund the portion of defaults on principal receivables in master trust II allocable to such series of notes
              (which will be allocated to each series of notes pro rata based on the Weighted Average
              Available Funds Allocation Amount of all notes in such series) such uncovered defaults will result in a reduction of the nominal liquidation amount of such series.  Within each series, subordinated classes of notes will bear the risk of reduction in their nominal liquidation amount due to charge-offs resulting from uncovered defaults before senior classes of notes.

              In a multiple tranche series, while these reductions will be initially allocated pro rata to each tranche of notes, they will then be reallocated to the subordinated classes of notes in that series in succession, beginning with the most subordinated classes.  However, these reallocations will be made from senior notes to subordinated notes only to the extent that such senior notes have not used all of their required subordinated amount.  For any tranche, the required subordinated amount will be specified in the related prospectus supplement.  For multiple tranche series, these reductions will generally be allocated within each class pro rata to each outstanding tranche of the related class based on the
              Weighted Average Available Funds Allocation Amount of such tranche.  Reductions that cannot be reallocated to a subordinated tranche will reduce the nominal liquidation amount of the tranche to which the reductions were initially allocated.

         o    If Available Principal Amounts are reallocated from subordinated notes of a series to pay interest on senior notes, any shortfall in the payment of the master trust II servicing fee or any other shortfall of Available Funds which Available Principal Amounts are reallocated to cover, the nominal liquidation amount of those subordinated notes will be reduced by the amount of the reallocations.  The amount of the reallocation of Available Principal Amounts will be applied to reduce the nominal liquidation amount of the subordinated classes of notes in that series in succession, to the extent of such senior tranches' required subordinated amount of the related subordinated notes, beginning with the most subordinated classes.  No Available Principal Amounts will be reallocated to pay interest on a senior class of notes or any portion of the master trust II servicing fee if such reallocation would result in the reduction of the nominal liquidation amount of such senior class of notes.  For a multiple tranche series, these reductions will generally be allocated within each class pro rata to each outstanding tranche of the related class based on the Weighted
              Average Available Funds Allocation Amount of such tranche.

         o    The nominal liquidation amount of a note will be reduced by the amount on deposit in its respective principal funding subaccount.

         o    The nominal liquidation amount of a note will be reduced by the amount of all payments of principal of that note.

                                                  63

         o    Upon a sale of credit card receivables after the insolvency of Funding, an event of default and acceleration or on the legal maturity date of a note, the nominal liquidation amount of such note will be automatically reduced to zero.  See "Sources of Funds to Pay the
              Notes—Sale of Credit Card Receivables."

         The nominal liquidation amount of a note can be increased in two ways.

         o    For discount notes, the nominal liquidation amount will increase over time as principal accretes, to the extent that Available Funds are allocated for that purpose.

         o    If Available Funds are available, they will be applied to reimburse earlier reductions in the nominal liquidation amount from charge-offs for uncovered defaults on principal receivables in master trust II, or from reallocations of Available Principal Amounts from subordinated classes to pay shortfalls of Available Funds.  Within each series, the increases will be allocated first to the senior-most class with a deficiency in its nominal liquidation amount and then, in succession, to the subordinated classes with a deficiency in the nominal liquidation amount.  In a multiple tranche series, the increases will be further allocated to each tranche of a class pro rata based on the deficiency in the nominal liquidation amount in each tranche.

         In most circumstances, the nominal liquidation amount of a note, together with any accumulated
Available Principal Amounts held in a principal funding subaccount, will be equal to the outstanding dollar principal amount of that note.  However, if there are reductions in the nominal liquidation amount as a result of reallocations of Available Principal Amounts from that note to pay interest on senior classes or the master trust II servicing fee, or as a result of charge-offs for uncovered defaults on principal receivables in master trust II allocable to the collateral certificate, there will be a deficit in the nominal liquidation amount of that note.  Unless that deficiency is reimbursed through the reinvestment of Available Funds in the collateral certificate, the stated principal amount of that note will not be paid in full.

         A subordinated note's nominal liquidation amount represents the maximum amount of Available
Principal Amounts that may be reallocated from such note to pay interest on senior notes or the master trust II servicing fee of the same series and the maximum amount of charge-offs for uncovered defaults on the principal receivables in master trust II that may be allocated to such note.  The nominal liquidation amount is also used to calculate the amount of Available Principal Amounts that can be allocated for payment of principal of a class or tranche of notes, or paid to the counterparty to a derivative agreement, if applicable.  This means that if the nominal liquidation amount of a class or tranche of notes has been reduced by charge-offs for uncovered defaults on principal receivables in master trust II or by reallocations of Available Principal Amounts to pay interest on senior notes or the master trust II servicing fee, the holders of notes with the reduced nominal liquidation amount will receive less than the full stated principal amount of their notes, either because the amount of dollars allocated to pay them is less than the outstanding dollar principal amount of the notes, or because the amount of dollars allocated to pay the counterparty to a derivative agreement is less than the amount necessary to obtain enough of the applicable foreign currency for payment of their notes in full.

                                                  64

         The nominal liquidation amount of a note may not be reduced below zero, and may not be increased above the outstanding dollar principal amount of that note, less any amounts on deposit in the applicable principal funding subaccount.

         If a note held by Funding, the issuing entity or any of their affiliates is canceled, the nominal liquidation amount of that note is automatically reduced to zero, with a corresponding automatic reduction in the Investor Interest of the collateral certificate.

         The cumulative amount of reductions of the nominal liquidation amount of any class or tranche of notes due to the reallocation of Available Principal Amounts to pay Available Funds shortfalls will be limited as described in the related prospectus supplement.

         Allocations of charge-offs for uncovered defaults on principal receivables in master trust II and reallocations of Available Principal Amounts to cover Available Funds shortfalls reduce the nominal liquidation amount of outstanding notes only and do not affect notes that are issued after that time.

Final Payment of the Notes

         Noteholders will not receive payment of principal in excess of the highest outstanding dollar principal amount of that series, class or tranche, or in the case of foreign currency notes, any amount received by the issuing entity under a derivative agreement for principal.

         Following the insolvency of Funding, following an event of default and acceleration, or on the legal maturity date of a series, class or tranche of notes, credit card receivables in an aggregate amount not to exceed the nominal liquidation amount, plus any past due, accrued and additional interest, of the related series, class or tranche will be sold by master trust II.  The proceeds of such sale will be applied to the extent available to pay the outstanding principal amount of, plus any accrued, past due and additional interest on, those notes on the date of the sale.

         A series, class or tranche of notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuing entity will have no further obligation or liability for principal or interest, on the earliest to occur of:

         o    the date of the payment in full of the stated principal amount of and all accrued, past due and additional interest on those notes;

         o    the date on which the outstanding dollar principal amount of the notes is reduced to zero and all accrued, past due and additional interest on those notes is paid in full;

         o    the legal maturity date of those notes, after giving effect to all deposits, allocations, reallocations, sale of credit card receivables and payments to be made on that date; or

         o    the date on which a sale of receivables has taken place for such tranche, as described in
              "Sources of Funds to Pay the Notes—Sale of Credit Card Receivables."

                                                  65

Subordination of Interest and Principal

         Interest and principal payments on subordinated classes of notes of a series may be subordinated as described in the related prospectus supplement.

         Available Principal Amounts may be reallocated to pay interest on senior classes of notes of, or a portion of the master trust II servicing fee allocated to, that series.  In addition, subordinated classes of notes bear the risk of reduction in their nominal liquidation amount due to charge-offs for uncovered defaults on principal receivables in master trust II before senior classes of notes.  In a multiple tranche series, charge-offs from uncovered defaults on principal receivables in master trust II are generally allocated first to each class of a series and then reallocated to the subordinated classes of such series, reducing the nominal liquidation amount of such subordinated classes to the extent credit enhancement in the form of subordination is still available for the senior classes.  See "—Stated
Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation
Amount" above.

Required Subordinated Amount

         The required subordinated amount of a senior class or tranche of notes is the amount of a subordinated class that is required to be outstanding and available to provide subordination for that senior class or tranche on the date when the senior class or tranche of notes is issued.  Such amount will be specified in the applicable prospectus supplement.  No notes of a series may be issued unless the required subordinated amount for that class or tranche of notes is available at the time of its issuance, as described in the related prospectus supplement.  The required subordinated amount is also used, in conjunction with usage, to determine whether a subordinated class or tranche of a multiple tranche series may be repaid before its legal maturity date while senior notes of that series are outstanding.

         The issuing entity may change the required subordinated amount for any tranche of notes at any time, without the consent of any noteholders, so long as the issuing entity has (i) received confirmation from the rating agencies that have rated any outstanding notes of the related series that the change in the required subordinated amount will not result in the reduction, qualification or withdrawal of the ratings of any outstanding notes in that series, and (ii) delivered to the indenture trustee and the rating agencies a master trust II tax opinion and issuing entity tax opinion, as described under "The Indenture—Tax Opinions for Amendments."

         BAseries

         In order to issue notes of a senior class of the BAseries, the required subordinated amount of subordinated notes for those senior notes must be outstanding and available on the issuance date.

         The required subordinated amount of a tranche of a senior class of notes of the BAseries is the aggregate nominal liquidation amount of a subordinated class that is required to be outstanding and available on the date when a tranche of a senior class of notes is issued.  Generally, the required subordinated amount of subordinated notes for each tranche of Class A BAseries notes is equal to a stated percentage of the Adjusted Outstanding Dollar Principal Amount of that tranche of Class A notes.
The required subordinated amount of Class B notes for

                                                  66

each tranche of Class A BAseries notes is equal to
8.72093% of the Adjusted Outstanding Dollar Principal Amount of that tranche of Class A notes, and the required subordinated amount of Class C notes is equal to 7.55814% of the Adjusted Outstanding Dollar
Principal Amount of that tranche of Class A notes.

         Similarly, the required subordinated amount of Class C notes for each tranche of Class B
BAseries notes is generally equal to a stated percentage of its Adjusted Outstanding Dollar Principal
Amount.  However, the required subordinated amount of Class C notes for any tranche of Class B
BAseries notes may be adjusted to reflect its pro rata share of the portion of the Adjusted Outstanding
Dollar Principal Amount of all Class B BAseries notes which is not providing credit enhancement to the
Class A notes.  The required subordinated amount of Class C notes for each tranche of Class B
BAseries notes, at any time, is generally equal to the sum of:

         (i)      an amount equal to 8.10811% (referred to as the unencumbered percentage) of that tranche's pro rata share of the excess, if any, of the aggregate Adjusted Outstanding
                  Dollar Principal Amount of all Class B BAseries notes over the required subordinated amount of Class B notes for all Class A BAseries notes; and

         (ii)     an amount equal to 100% (referred to as the encumbered percentage) of the remainder of the Adjusted Outstanding Dollar Principal Amount of that tranche of Class B notes.

         Therefore, for any tranche of Class B notes, the percentage used to calculate the required subordinated amount will increase (but will never exceed 100%) if the share of that tranche of Class B notes that is providing credit enhancement to Class A BAseries notes increases; and decrease (but will never be less than 8.10811%) if the share of that tranche of Class B notes that is providing credit enhancement to Class A BAseries notes decreases.

         For example, if the Adjusted Outstanding Dollar Principal Amount of all Class B BAseries notes is equal to the required subordinated amount of Class B notes for all Class A BAseries notes, then the required subordinated amount of Class C notes for any tranche of Class B BAseries notes will be equal to
100% of the Adjusted Outstanding Dollar Principal Amount of that tranche of Class B notes.  Similarly, if the required subordinated amount of Class B notes for all Class A BAseries notes is equal to zero, then the required subordinated amount of Class C notes for any tranche of Class B BAseries notes will be equal to 8.10811% of the Adjusted Outstanding Dollar Principal Amount of that tranche of Class B notes.

         Reductions in the Adjusted Outstanding Dollar Principal Amount of a tranche of senior notes of the BAseries will generally result in a reduction in the required subordinated amount for that tranche.
Additionally, a reduction in the required subordinated amount of Class C notes for a tranche of Class B
BAseries notes may occur due to:

         o    a decrease in the aggregate Adjusted Outstanding Dollar Principal Amount of Class A
              BAseries notes,

         o    a decrease in the Class A required subordinated amount of Class B notes for outstanding tranches of Class A BAseries notes, or

                                                  67

         o    the issuance of additional Class B BAseries notes;

any of which would reduce the amount of credit enhancement provided by an individual tranche of Class B
BAseries notes to the Class A BAseries notes.  However, if an early redemption event or event of default and acceleration for any tranche of Class B BAseries notes occurs, or if on any day its usage of the required subordinated amount of Class C notes exceeds zero, the required subordinated amount of Class C notes for that tranche of Class B notes will not decrease after that early redemption event or event of default and acceleration or after the date on which its usage of the required subordinated amount of
Class C notes exceeds zero.

         The issuing entity may change the required subordinated amount for any tranche of notes of the
BAseries, or the method of computing the required subordinated amount, at any time without the consent of any noteholders so long as the issuing entity has:

         o    received confirmation from each rating agency that has rated any outstanding notes that the change will not result in the reduction, qualification or withdrawal of its then-current rating of any outstanding notes in the BAseries;

         o    delivered an opinion of counsel that for federal income tax purposes (1) the change will not adversely affect the tax characterization as debt of any outstanding series or class of investor certificates issued by master trust II that were characterized as debt at the time of their issuance, (2) following the change, master trust II will not be treated as an association, or a publicly traded partnership, taxable as a corporation, and (3) such change will not cause or constitute an event in which gain or loss would be recognized by any holder of an investor certificate issued by master trust II; and

         o    delivered an opinion of counsel that for federal income tax purposes (1) the change will not adversely affect the tax characterization as debt of any outstanding series, class or tranche of notes of the issuing entity that were characterized as debt at the time of their issuance, (2) following the change, the issuing entity will not be treated as an association, or publicly traded partnership, taxable as a corporation, and (3) such change will not cause or constitute an event in which gain or loss would be recognized by any holder of such notes.
In addition, the percentages used in, or the method of calculating, the required subordinated amount of subordinated notes of any tranche of BAseries notes (including other tranches in the same class) may be different than the percentages used in, or the method of calculating, the required subordinated amounts for any tranche of a senior class of BAseries notes.  In addition, if the rating agencies consent and without the consent of any noteholders, the issuing entity may utilize forms of credit enhancement other than subordinated notes in order to provide senior classes of notes with the required credit enhancement.

         In order to issue Class A notes, the issuing entity must calculate the available amount of
Class B notes and Class C notes.  The issuing entity will first calculate the amount of Class B notes available for such new tranche of Class A notes.  This is done by computing the following:

                                                  68

         o    the aggregate nominal liquidation amount of all tranches of outstanding Class B notes on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments for Class B notes to be made on that date; minus

         o    the aggregate amount of the Class A required subordinated amount of Class B notes for all other Class A notes which are outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments for Class A notes to be made on that date.

         The calculation in the prior paragraph will also be made in the same manner for calculating the amount of Class C notes available for Class A notes.

         Additionally, in order to issue Class A notes, the issuing entity must calculate the amount of
Class C notes available for Class B notes.  This is done by computing the following:

         o    the aggregate nominal liquidation amount of all tranches of outstanding Class C notes on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments for Class C notes to be made on that date; minus

         o    the aggregate amount of the Class A required subordinated amount of Class C notes for all tranches of Class A notes for which the Class A required subordinated amount of Class B notes is equal to zero which are outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments for Class A notes to be made on that date.

         In order to issue Class B notes, the issuing entity must calculate the available amount of
Class C notes.  This is done by computing the following:

         o    the aggregate nominal liquidation amount of all tranches of Class C notes which are outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments for Class C notes to be made on that date; minus

         o    the sum of:

                  —        the aggregate amount of the Class B required subordinated amount of Class C notes for all other tranches of Class B notes which are outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments for any BAseries notes to be made on that date; plus

                  —        the aggregate amount of the Class A required subordinated amount of Class C notes for all tranches of Class A notes for which the Class A required subordinated amount of Class B notes is equal to zero which are outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments for those Class A notes to be made on that date.

                                                  69

         No payment of principal will be made on any Class B BAseries note unless, following the payment, the remaining available subordinated amount of Class B BAseries notes is at least equal to the required subordinated amount of Class B notes for the outstanding Class A BAseries notes less any usage of the required subordinated amount of Class B notes for the outstanding Class A BAseries notes.
Similarly, no payment of principal will be made on any Class C BAseries note unless, following the payment, the remaining available subordinated amount of Class C BAseries notes is at least equal to the required subordinated amount of Class C notes for the outstanding Class A and Class B BAseries notes less any usage of the required subordinated amount of Class C notes for the outstanding Class A and
Class B BAseries notes.

         However, there are some exceptions to this rule.  In the BAseries, payment of principal may be made on a subordinated class of notes before payment in full of each senior class of notes only under the following circumstances:

         o    If after giving effect to the proposed principal payment there is still a sufficient amount of subordinated notes to support the outstanding senior notes.  See "Sources of Funds to
              Pay the Notes—Deposit and Application of Funds for the BAseries—Targeted Deposits of
              BAseries Available Principal Amounts to the Principal Funding Account" and "—Allocation to
              Principal Funding Subaccounts."  For example, if a tranche of Class A notes has been repaid, this generally means that, unless other Class A notes are issued, at least some
              Class B notes and Class C notes may be repaid when they are expected to be repaid even if other tranches of Class A notes are outstanding.

         o    If the principal funding subaccounts for the senior classes of notes have been sufficiently prefunded as described in "Sources of Funds to Pay the Notes—Deposit and Application of
              Funds for the BAseries—Targeted Deposits of BAseries Available Principal Amounts to the
              Principal Funding Account—Prefunding of the Principal Funding Account for Senior Classes."

         o    If new tranches of subordinated notes are issued so that the subordinated notes that have reached their expected principal payment date are no longer necessary to provide the required subordination.

         o    If the subordinated tranche of notes reaches its legal maturity date and there is a sale of credit card receivables as described in "Sources of Funds to Pay the Notes—Sale of Credit
              Card Receivables."

Early Redemption of Notes

         Each series, class and tranche of notes will be subject to mandatory redemption on its expected principal payment date, which will generally be 29 months before its legal maturity date.  In addition, if any other early redemption event occurs, the issuing entity will be required to redeem each series, class or tranche of the affected notes before the expected principal payment date of that series, class or tranche of notes; however, for any such affected notes with the benefit of a derivative agreement, subject to certain exceptions, such redemption will not occur earlier than such notes' expected principal payment date if so specified in the

                                                  70

accompanying prospectus supplement.  The issuing entity
will give notice to holders of the affected notes before an early redemption date.  See "The
Indenture—Early Redemption Events" for a description of the early redemption events and their consequences to noteholders.

         Whenever the issuing entity redeems a series, class or tranche of notes, it will do so only to the extent of Available Funds and Available Principal Amounts allocated to that series, class or tranche of notes, and only to the extent that the notes to be redeemed are not required to provide required subordination for senior notes.  A noteholder will have no claim against the issuing entity if the issuing entity fails to make a required redemption of notes before the legal maturity date because no funds are available for that purpose or because the notes to be redeemed are required to provide subordination for senior notes.  The failure to redeem before the legal maturity date under these circumstances will not be an event of default.

         If so specified in the accompanying prospectus supplement, the transferor, so long as it is an affiliate of the servicer, may direct the issuing entity to redeem the notes of any series, class or tranche before its expected principal payment date.  The accompanying prospectus supplement will indicate at what times and under what conditions the issuing entity may exercise that right of redemption and if the redemption may be made in whole or in part, as well as other terms of the redemption.  The issuing entity will give notice to holders of the affected notes before any optional redemption date.

Issuances of New Series, Classes and Tranches of Notes

         The issuing entity may issue new notes of any series, class or tranche only if the conditions of issuance are met (or waived as described below).  These conditions include:

         o    first, on or before the third Business Day before a new issuance of notes, the issuing entity gives the indenture trustee and the rating agencies written notice of the issuance;

         o    second, on or prior to the date that the new issuance is to occur, the issuing entity delivers to the indenture trustee and each rating agency a certificate to the effect that:

         —        the issuing entity reasonably believes that the new issuance will not at the time of its occurrence or at a future date (i) cause an early redemption event or event of default, (ii) adversely affect the amount of funds available to be distributed to noteholders of any series, class or tranche of notes or the timing of such distributions, or (iii) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes;

         —        all instruments furnished to the indenture trustee conform to the requirements of the indenture and constitute sufficient authority under the indenture for the indenture trustee to authenticate and deliver the notes;

         —        the form and terms of the notes have been established in conformity with the provisions of the indenture;

                                                  71

         —        all laws and requirements relating to the execution and delivery by the issuing entity of the notes have been complied with, the issuing entity has the power and authority to issue the notes, and the notes have been duly authorized and delivered by the issuing entity, and, assuming due authentication and delivery by the indenture trustee, constitute legal, valid and binding obligations of the issuing entity enforceable in accordance with their terms (subject to certain limitations and conditions), and are entitled to the benefits of the indenture equally and ratably with all other notes, if any, of such series, class or tranche outstanding subject to the terms of the indenture, each indenture supplement and each terms document; and

         —        the issuing entity shall have satisfied such other matters as the indenture trustee may reasonably request;

         o    third, the issuing entity delivers to the indenture trustee and the rating agencies an opinion of counsel that for federal income tax purposes (i) the new issuance will not adversely affect the tax characterization as debt of any outstanding series or class of investor certificates issued by master trust II that were characterized as debt at the time of their issuance, (ii) following the new issuance, master trust II will not be treated as an association, or a publicly traded partnership, taxable as a corporation, and (iii) the new issuance will not cause or constitute an event in which gain or loss would be recognized by any holder of an investor certificate issued by master trust II;

         o    fourth, the issuing entity delivers to the indenture trustee and the rating agencies an opinion of counsel that for federal income tax purposes (i) the new issuance will not adversely affect the tax characterization as debt of any outstanding series, class or tranche of notes that were characterized as debt at the time of their issuance,
              (ii) following the new issuance, the issuing entity will not be treated as an association, or publicly traded partnership, taxable as a corporation, (iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any holder of such outstanding notes, and (iv) except as provided in the related indenture supplement, following the new issuance of a series, class or tranche of notes, the newly issued series, class or tranche of notes will be properly characterized as debt;

         o    fifth, the issuing entity delivers to the indenture trustee an indenture supplement and terms document relating to the applicable series, class or tranche of notes;

         o    sixth, no Pay Out Event with respect to the collateral certificate has occurred or is continuing as of the date of the new issuance;

         o    seventh, in the case of foreign currency notes, the issuing entity appoints one or more paying agents in the appropriate countries;

         o    eighth, each rating agency that has rated any outstanding notes has provided confirmation that the new issuance of notes will not cause a reduction, qualification or withdrawal of the ratings of any outstanding notes rated by that rating agency;

         o    ninth, the provisions governing required subordinated amounts are satisfied; and

                                                  72

         o    tenth, any other conditions in the accompanying prospectus supplement are satisfied.

         If the issuing entity obtains confirmation from each rating agency that has rated any outstanding notes that the issuance of a new series, class or tranche of notes will not cause a reduction, qualification or withdrawal of the ratings of any outstanding notes rated by that rating agency, then any of the conditions described above (other than the third, fourth and fifth conditions)
may be waived.

         The issuing entity and the indenture trustee are not required to provide prior notice to, permit any prior review by, or obtain the consent of any noteholder of any series, class or tranche to issue any additional notes of any series, class or tranche.

         There are no restrictions on the timing or amount of any additional issuance of notes of an outstanding tranche of a multiple tranche series, so long as the conditions described above are met or waived.  As of the date of any additional issuance of an outstanding tranche of notes, the stated
principal amount, outstanding dollar principal amount and nominal liquidation amount of that tranche will be increased to reflect the principal amount of the additional notes.  If the additional notes are a tranche of notes that has the benefit of a derivative agreement, the issuing entity will enter into a derivative agreement for the benefit of the additional notes.  The targeted deposits, if any, to the principal funding subaccount will be increased proportionately to reflect the principal amount of the additional notes.

         The issuing entity may from time to time, without notice to, or the consent of, the registered holders of a series, class or tranche of notes, create and issue additional notes equal in rank to the series, class or tranche of notes offered by the accompanying prospectus supplement in all respects—or in all respects except for the payment of interest accruing prior to the issue date of the further series, class or tranche of notes or the first payment of interest following the issue date of the further series, class or tranche of notes.  These further series, classes or tranches of notes may be consolidated and form a single series, class or tranche with the previously issued notes and will have the same terms as to status, redemption or otherwise as the previously issued series, class or tranche of notes.  In addition, FIA or an affiliate may retain notes of a series, class or tranche upon initial issuance or upon a reopening of a series, class or tranche of notes and may sell them on a subsequent date.

         When issued, the additional notes of a tranche will be identical in all material respects to the other outstanding notes of that tranche and equally and ratably entitled to the benefits of the indenture and the related indenture supplement applicable to such notes as the other outstanding notes of that tranche without preference, priority or distinction.

         New Issuances of BAseries Notes

         The issuing entity may issue new classes and tranches of BAseries notes (including additional notes of an outstanding tranche or class), so long as:

         o    the conditions to issuance listed above are satisfied;

         o    any increase in the targeted deposit amount of any Class C reserve subaccount caused by such issuance will have been funded on or prior to such issuance date; and

                                                  73

         o    in the case of Class A or Class B BAseries notes, the required subordinated amount is available at the time of its issuance.

See "—Required Subordinated Amount" above and "Sources of Funds to Pay the Notes—Deposit and Application
of Funds for the BAseries—Targeted Deposits to the Class C Reserve Account."

         The issuing entity and the indenture trustee are not required to provide prior notice to or obtain the consent of any noteholder of any series, class or tranche to issue any additional
BAseries notes.

Payments on Notes; Paying Agent

         The notes offered by this prospectus and the accompanying prospectus supplement will be delivered in book-entry form and payments of principal of and interest on the notes will be made in U.S.
dollars as described under "—Book-Entry Notes" below unless the stated principal amount of the notes is denominated in a foreign currency.

         The issuing entity, the indenture trustee and any agent of the issuing entity or the indenture trustee will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

         The issuing entity will make payments on a note to the registered holder of the note at the close of business on the record date established for the related payment date.

         The issuing entity will designate the corporate trust office of The Bank of New York in New
York City as its paying agent for the notes of each series.  The issuing entity will identify any other entities appointed to serve as paying agents on notes of a series, class or tranche in a supplement to this prospectus.  The issuing entity may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
However, the issuing entity will be required to maintain an office, agency or paying agent in each place of payment for a series, class or tranche of notes.

         After notice by publication, all funds paid to a paying agent for the payment of the principal of or interest on any note of any series which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be paid to the issuing entity.  After funds are paid to the issuing entity, the holder of that note may look only to the issuing entity for payment of that principal or interest.

Denominations

         The notes offered by this prospectus will be issued in denominations of $5,000 and multiples of
$1,000 in excess of that amount.

Record Date

         The record date for payment of the notes will be the last day of the month before the related payment date.

                                                  74

Governing Law

         The laws of the State of Delaware will govern the notes and the indenture.

Form, Exchange and Registration and Transfer of Notes

         The notes offered by this prospectus will be issued in registered form.  The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depository, or its nominee.  We refer to each beneficial interest in a global note as a "book-entry note."  For a description of the special provisions that apply to book-entry notes, see "—Book-Entry
Notes" below.

         A holder of notes may exchange those notes for other notes of the same class or tranche of any authorized denominations and of the same aggregate stated principal amount, expected principal payment date and legal maturity date, and of like terms.

         Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that the issuing entity designates.  Unless otherwise provided in the note to be transferred or exchanged, holders of notes will not be charged any service charge for the exchange or transfer of their notes.  Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes and other governmental charges described in the indenture before the transfer or exchange will be completed.  The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

         The issuing entity will appoint The Bank of New York as the registrar for the notes.  The issuing entity also may at any time designate additional transfer agents for any series, class or tranche of notes.  The issuing entity may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts.  However, the issuing entity will be required to maintain a transfer agent in each place of payment for a series, class or tranche of notes.

Book-Entry Notes

         The notes offered by this prospectus will be delivered in book-entry form.  This means that, except under the limited circumstances described below under "—Definitive Notes," purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form.  Instead, upon issuance, all the notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.

         Each global note will be deposited with a securities depository named The Depository Trust
Company and will be registered in the name of its nominee, Cede & Co.  No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC.  Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture.

                                                  75

         The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers.  The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities.  The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form.  These laws may impair the ability to own or transfer book-entry notes.

         Purchasers of notes in the United States may hold interests in the global notes through DTC, either directly, if they are participants in that system—such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee—or otherwise indirectly through a participant in DTC.  Purchasers of notes in Europe may hold interests in the global notes through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

         Because DTC will be the only registered owner of the global notes, Clearstream, Luxembourg and
Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

         As long as the notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants.  DTC will maintain records showing:

         o    the ownership interests of its participants, including the U.S. depositories; and

         o    all transfers of ownership interests between its participants.

         The participants and indirect participants, in turn, will maintain records showing:

         o    the ownership interests of their customers, including indirect participants, that hold the notes through those participants; and

         o    all transfers between these persons.

         Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

         The issuing entity, the indenture trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC's records or any participant's records relating to book-entry notes.  The issuing entity, the indenture trustee and their agents also will not be responsible or liable for payments made on account of the book-entry notes.

         Until Definitive Notes are issued to the beneficial owners as described below under
"—Definitive Notes," all references to "holders" of notes means DTC.  The issuing entity, the indenture trustee and any paying agent, transfer agent or securities registrar may treat DTC as the absolute owner of the notes for all purposes.

                                                  76

         For beneficial owners of book-entry notes, the issuing entity will make all distributions of principal and interest on their notes to DTC and will send all required reports and notices solely to
DTC as long as DTC is the registered holder of the notes.  DTC and the participants are generally required by law to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

         Similarly, the indenture trustee will accept notices and directions solely from DTC.
Therefore, in order to exercise any rights of a holder of notes under the indenture, each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream,
Luxembourg or Euroclear.  If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest.  DTC has advised the issuing entity that it will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners.  Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

         Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

         Book-entry notes may be more difficult to pledge by beneficial owners because of the lack of a physical note.  Beneficial owners may also experience delays in receiving distributions on their notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner's account.

The Depository Trust Company

         DTC is a limited-purpose trust company organized under the New York Banking Law and is a
"banking institution" within the meaning of the New York Banking Law.  DTC is also a member of the
Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial
Code, and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.  DTC
was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities.  DTC is indirectly owned by a number of its participants and by the New York Stock Exchange, Inc., the American
Stock Exchange, Inc., and the National Association of Securities Dealers, Inc.  The rules applicable to
DTC and its participants are on file with the Securities and Exchange Commission.

Clearstream, Luxembourg

         Clearstream, Luxembourg is registered as a bank in Luxembourg and is regulated by the Banque
Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks.  Clearstream,
Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts.  Clearstream, Luxembourg provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities

                                                  77

lending and borrowing.  Clearstream, Luxembourg also
deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.  Clearstream,
Luxembourg currently accepts over 110,000 securities issues on its books.

         Clearstream, Luxembourg's customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.
Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers and banks.
Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream,
Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.

Euroclear System

         Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book- entry delivery against payment.  This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.
The Euroclear operator is Euroclear Bank S.A./N.V.  The Euroclear operator conducts all operations.  All
Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator.  The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants.
Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the
Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear
System, and applicable Belgian law.  These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments for securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear operator acts under the
Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         This information about DTC, Clearstream, Luxembourg and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

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Distributions on Book-Entry Notes

         The issuing entity will make distributions of principal of and interest on book-entry notes to
DTC.  These payments will be made in immediately available funds by the issuing entity's paying agent,
The Bank of New York, at the office of the paying agent in New York City that the issuing entity designates for that purpose.

         In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

         Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system.  DTC will credit those accounts with payments in amounts proportionate to the participants' respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC.  Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

         Distributions on book-entry notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

         Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

         In the event Definitive Notes are issued, distributions of principal and interest on Definitive
Notes will be made directly to the holders of the Definitive Notes in whose names the Definitive Notes were registered at the close of business on the related record date.

Global Clearance and Settlement Procedures

         Initial settlement for the notes will be made in immediately available funds.  Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.  Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream,
Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by the U.S. depositories.  However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and

                                                  79

procedures and within its established deadlines, European time.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream,
Luxembourg participants and Euroclear participants may not deliver instructions directly to DTC.

         Because of time-zone differences, credits to notes received in Clearstream, Luxembourg or
Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following a DTC settlement date.  The credits to or any transactions in the notes settled during processing will be reported to the relevant
Euroclear or Clearstream, Luxembourg participants on that business day.  Cash received in Clearstream,
Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes

         Beneficial owners of book-entry notes may exchange those notes for Definitive Notes registered in their name only if:

         o    DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered "clearing agency" and the issuing entity is unable to find a qualified replacement for DTC;

         o    the issuing entity, in its sole discretion, elects to terminate the book-entry system through DTC; or

         o    any event of default has occurred relating to those book-entry notes and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the notes of that class advise the indenture trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those beneficial owners.

         If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the Definitive Notes are available.  The appropriate global note will then be exchangeable in whole for Definitive Notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations.  Definitive Notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the notes.  DTC may base its written instruction upon

                                                  80

directions it receives from its participants.
Thereafter, the holders of the Definitive Notes will be recognized as the "holders" of the notes under the indenture.

Replacement of Notes

         The issuing entity will replace at the expense of the holder any mutilated note upon surrender of that note to the indenture trustee.  The issuing entity will replace at the expense of the holder any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to the issuing entity and the indenture trustee.
In the case of a destroyed, lost or stolen note, the issuing entity and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and the issuing entity before a replacement note will be issued, and the issuing entity may require the payment of a sum sufficient to cover any tax or other governmental charge, and any other expenses (including the fees and expenses of the indenture trustee) in connection with the issuance of a replacement note.

                                    Sources of Funds to Pay the Notes

The Collateral Certificate

         The primary source of funds for the payment of principal of and interest on the notes will be the collateral certificate issued by master trust II to the issuing entity.  The following discussion and certain discussions in the related prospectus supplement summarize the material terms of the collateral certificate.  These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the master trust II agreement and the collateral certificate.  For a description of master trust II and its assets, see "Master Trust II."  The collateral certificate is the only master trust II investor certificate issued pursuant to Series 2001-D.

         The collateral certificate represents an undivided interest in the assets of master trust II.
The assets of master trust II consist primarily of credit card receivables arising in selected
MasterCard, Visa and American Express revolving credit card accounts owned by FIA.  The amount of credit card receivables in master trust II will fluctuate from day to day as new receivables are generated or added to or removed from master trust II and as other receivables are collected, charged off as uncollectible, or otherwise adjusted.

         The collateral certificate has no specified interest rate.  The issuing entity, as holder of the collateral certificate, is entitled to receive its allocable share of defaults and of collections of finance charge receivables and principal receivables payable by master trust II.

         Finance charge receivables are all periodic finance charges, cash advance fees and late charges on amounts charged for merchandise and services and some other fees designated by FIA, annual membership fees, and recoveries on receivables in Defaulted Accounts.  Principal receivables are all amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and all other fees billed to cardholders that are not considered finance charge receivables.
Interchange, which represents fees received by FIA from MasterCard, Visa and American Express as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period before initial billing, is treated as

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collections of finance charge receivables.  Interchange varies from approximately 1% to 2% of the transaction amount, but these amounts may be changed by MasterCard, Visa or American Express.

         Each month, master trust II will allocate collections of finance charge receivables and principal receivables and defaults to the investor certificates outstanding under master trust II, including the collateral certificate.

         Allocations of defaults and collections of finance charge receivables are made pro rata among each series of investor certificates issued by master trust II, including the collateral certificate, based on its respective Investor Interest, and Funding, as transferor, based on the Transferor
Interest.  In general, the Investor Interest of each series of investor certificates (including the collateral certificate) issued by master trust II will equal the stated dollar amount of the investor certificates (including the collateral certificate) issued to investors in that series, less unreimbursed charge-offs for uncovered defaults on principal receivables in master trust II allocated to those investors, reallocations of collections of principal receivables to cover certain shortfalls in collections of finance charge receivables and principal payments deposited to a master trust II principal funding account or made to those investors.

         The collateral certificate has a fluctuating Investor Interest, representing the investment of that certificate in principal receivables.  The Investor Interest of the collateral certificate will equal the total nominal liquidation amount of the outstanding notes secured by the collateral certificate.  For a discussion of Investor Interest, see the definition of "Investor Interest" in the glossary.  The Transferor Interest, which is owned by Funding, represents the interest in the principal receivables in master trust II not represented by any master trust II series of investor certificates.
For example, if the total principal receivables in master trust II at the end of the month is 500, the
Investor Interest of the collateral certificate is 100, the Investor Interests of the other investor certificates are 200 and the Transferor Interest is 200, the collateral certificate is entitled, in general, to 1/5—or 100/500—of the defaults and collections of finance charge receivables for the applicable month.

         Collections of principal receivables are allocated similarly to the allocation of collections of finance charge receivables when no principal amounts are needed for deposit into a principal funding account or needed to pay principal to investors.  However, collections of principal receivables are allocated differently when principal amounts need to be deposited into master trust II principal funding accounts or paid to master trust II investors.  When the principal amount of a master trust II investor certificate other than the collateral certificate begins to accumulate or amortize, collections of principal receivables continue to be allocated to the series as if the Investor Interest of that series had not been reduced by principal collections deposited to a master trust II principal funding account or paid to master trust II investors.  During this time, allocations of collections of principal receivables to the investors in a series of certificates issued by master trust II, other than the collateral certificate, is based on the Investor Interest of the series "fixed" at the time immediately before the first deposit of principal collections into a principal funding account or the time immediately before the first payment of principal collections to investors.

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         The collateral certificate is allocated collections of principal receivables at all times based on an Investor Interest calculation which is an aggregate of the nominal liquidation amounts for each individual class or tranche of notes.  For classes and tranches of notes which do not require principal amounts to be deposited into a principal funding account or paid to noteholders, the nominal liquidation amount calculation will be "floating," i.e. calculated as of the end of the prior month.  For classes or tranches of notes which require principal amounts to be deposited into a principal funding account or paid to noteholders, the nominal liquidation amount will be "fixed" immediately before the issuing entity begins to allocate Available Principal Amounts to the principal funding subaccount for that class or tranche, i.e. calculated as of the end of the month prior to any reductions for deposits or payments of principal.

         For a detailed description of the percentage used in allocating finance charge collections and defaults to the collateral certificate, see the definition of "Floating Investor Percentage" in the glossary.  For a detailed description of the percentage used in allocating principal collections to the collateral certificate, see the definition of "Principal Investor Percentage" in the glossary.

         If collections of principal receivables allocated to the collateral certificate are needed for reallocation to cover certain shortfalls in Available Funds, to pay the notes, or to make a deposit into the issuing entity accounts within a month, they will be deposited into the issuing entity's collection account.  Otherwise, collections of principal receivables allocated to the collateral certificate will be reallocated to other series of master trust II investor certificates which have principal collection shortfalls—which does not reduce the Investor Interest of the collateral certificate—or reinvested in master trust II to maintain the Investor Interest of the collateral certificate.  If the collateral certificate has a shortfall in collections of principal receivables and other series of investor certificates issued by master trust II have excess collections of principal receivables, a portion of the excess collections of principal receivables allocated to other series of investor certificates issued by master trust II will be reallocated to the collateral certificate and any other master trust
II investor certificate which may have a shortfall in collections of principal receivables.  The collateral certificate's share of the excess collections of principal receivables from the other series will be paid to the issuing entity and treated as Available Principal Amounts.

         The collateral certificate will also be allocated a portion of the net investment earnings, if any, on amounts in the master trust II finance charge account and the master trust II principal account, as more specifically described below in "—Deposit and Application of Funds."  Such net investment earnings will be treated as Available Funds.

         Upon a sale of credit card receivables, or interests therein, following an insolvency of
Funding, following an event of default and acceleration, or on the applicable legal maturity date for a series, class or tranche of notes, as described in the accompanying prospectus supplement, the portion of the nominal liquidation amount, and thereby the portion of the Investor Interest, related to that series, class or tranche will be reduced to zero and that series, class or tranche will no longer receive any allocations of collections of finance charge receivables or principal receivables from master trust II and any allocations of Available Funds or Available Principal Amounts from the issuing entity.

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         Following a Pay Out Event with respect to the collateral certificate, which is an early redemption event for the notes, all collections of principal receivables for any month allocated to the
Investor Interest of the collateral certificate will be used to cover principal payments to the issuing entity as holder of the collateral certificate.

         For a detailed description of the application of collections and allocation of defaults by master trust II, see "Master Trust II—Application of Collections" and "—Defaulted Receivables; Rebates
and Fraudulent Charges" in this prospectus.

Deposit and Application of Funds

Collections of finance charge receivables allocated and paid to the issuing entity, as holder of the collateral certificate, as described in "—The Collateral Certificate" above and "Master Trust
II—Application of Collections" in this prospectus, will be treated as Available Funds.  Those Available
Funds will be allocated pro rata to each series of notes in an amount equal to the sum of:

         o    the sum of the Daily Available Funds Amounts for each day during such month for that series of notes,

         o    that series's pro rata portion of the net investment earnings, if any, in the master trust
              II finance charge account that are allocated to the collateral certificate with respect to the related Transfer Date, based on the ratio of the aggregate amount on deposit in the master trust II finance charge account for that series of notes to the aggregate amount on deposit in the master trust II finance charge account for all series of notes, and

         o    that series's pro rata portion of the net investment earnings, if any, in the master trust
              II principal account that are allocated to the collateral certificate with respect to the related Transfer Date, based on the ratio of the aggregate amount on deposit in the master trust II principal account for that series of notes to the aggregate amount on deposit in the master trust II principal account for all series of notes.

         Collections of principal receivables allocated and paid to the issuing entity, as holder of the collateral certificate, as described in "—The Collateral Certificate" above and "Master Trust
II—Application of Collections" in this prospectus, will be treated as Available Principal Amounts.  Such
Available Principal Amounts, after any reallocations of Available Principal Amounts, will be allocated to each series of notes with a monthly principal payment for such month in an amount equal to:

         o    such series's monthly principal payment; or

         o    in the event that Available Principal Amounts for any month are less than the aggregate monthly principal payments for all series of notes, Available Principal Amounts will be allocated to each series of notes with a monthly principal payment for such month to the extent needed by each such series to cover its monthly principal payment in an amount equal to the lesser of (a) the sum of the Daily Principal Amounts for each day during such month for such series of notes and (b) the monthly principal payment for such series of notes for such month.

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         If Available Principal Amounts for any month are less than the aggregate monthly principal payments for all series of notes, and any series of notes has excess Available Principal Amounts remaining after its application of its allocation described above, then any such excess will be applied to each series of notes to the extent such series still needs to cover a monthly principal payment pro rata based on the ratio of the Weighted Average Principal Allocation Amount for the related series of notes for such month to the Weighted Average Principal Allocation Amount for all series of notes with an unpaid monthly principal payment for such month.

         In the case of a series of notes having more than one class or tranche, Available Principal
Amounts and Available Funds allocated to that series will be further allocated and applied to each class or tranche in the manner and order of priority described in the accompanying prospectus supplement.

Deposit and Application of Funds for the BAseries

         The indenture specifies how Available Funds (primarily consisting of collections of finance charge receivables allocated and paid to the collateral certificateholder) and Available Principal
Amounts (primarily consisting of collections of principal receivables allocated and paid to the collateral certificateholder) will be allocated among the multiple series of notes secured by the collateral certificate.  The BAseries indenture supplement specifies how BAseries Available Funds (which are the BAseries's share of Available Funds plus other amounts treated as BAseries Available Funds) and
BAseries Available Principal Amounts (which are the BAseries's share of Available Principal Amounts plus other amounts treated as BAseries Available Principal Amounts) will be deposited into the issuing entity accounts established for the BAseries to provide for the payment of interest on and principal of
BAseries notes as payments become due.  In addition, the BAseries indenture supplement specifies how defaults on principal receivables in master trust II and the master trust II servicing fee will be allocated to the collateral certificate and the BAseries.  The following sections summarize those provisions.

         BAseries Available Funds

         BAseries Available Funds will consist of the following amounts:

         o    The BAseries's share of collections of finance charge receivables allocated and paid to the collateral certificateholder and investment earnings on funds held in the collection account.  See "—Deposit and Application of Funds" above.

         o    Withdrawals from the accumulation reserve subaccount.  If the number of months targeted to accumulate budgeted deposits of BAseries Available Principal Amounts for the payment of principal on a tranche of notes is greater than one month, then the issuing entity will begin to fund an accumulation reserve subaccount for such tranche.  See "—Targeted Deposits of BAseries Available Principal Amounts to the Principal Funding Account" below.  The amount targeted to be deposited in the accumulation reserve account for each month, beginning with the third month prior to the first Transfer Date on which BAseries Available
              Principal Amounts are to be accumulated

                                                  85

              for such tranche, will be an amount equal to 0.5%
              of the outstanding dollar principal amount of such tranche of notes.

              On each Transfer Date, the issuing entity will calculate the targeted amount of principal funding subaccount earnings for each tranche of notes, which will be equal to the amount that the funds (other than prefunded amounts) on deposit in each principal funding subaccount would earn at the interest rate payable by the issuing entity—taking into account payments due under applicable derivative agreements—on the related tranche of notes.  As a general rule, if the amount actually earned on such funds on deposit is less than the targeted amount of earnings, then the amount of such shortfall will be withdrawn from the applicable accumulation reserve subaccount and treated as BAseries Available Funds for such month.

         o    Additional finance charge collections allocable to the BAseries.  The issuing entity will notify the servicer from time to time of the aggregate prefunded amount on deposit in the principal funding account.  Whenever there are any prefunded amounts on deposit in any principal funding subaccount, master trust II will designate an amount of the Transferor
              Interest equal to such prefunded amounts.  On each Transfer Date, the issuing entity will calculate the targeted amount of principal funding subaccount prefunded amount earnings for each tranche of notes, which will be equal to the amount that the prefunded amounts on deposit in each principal funding subaccount would earn at the interest rate payable by the issuing entity—taking into account payments due under applicable derivative agreements—on the related tranche of notes.  As a general rule, if the amount actually earned on such funds on deposit is less than the targeted amount of earnings, collections of finance charge receivables allocable to such designated portion of the Transferor Interest up to the amount of the shortfall will be treated as BAseries Available Funds.  See "Master Trust
              II—Application of Collections" in this prospectus.

         o    Investment earnings on amounts on deposit in the principal funding account, interest funding account, and accumulation reserve account for the BAseries.

         o    Any shared excess available funds allocable to the BAseries.  See "—Shared Excess Available
              Funds" below.

         o    Amounts received from derivative counterparties.  Payments received under derivative agreements for interest on notes of the BAseries payable in U.S. dollars will be treated as
              BAseries Available Funds.

         Application of BAseries Available Funds

         On each Transfer Date, the indenture trustee will apply BAseries Available Funds as follows:

         o    first, to make the targeted deposits to the interest funding account to fund the payment of interest on the notes and certain payments due to derivative counterparties;

                                                  86

         o    second, to pay the BAseries's share of the master trust II servicing fee, plus any previously due and unpaid master trust II servicing fee allocable to the BAseries, to the servicer;

         o    third, to be treated as BAseries Available Principal Amounts in an amount equal to the amount of defaults on principal receivables in master trust II allocated to the
              BAseries for the preceding month;

         o    fourth, to be treated as BAseries Available Principal Amounts in an amount equal to the
              Nominal Liquidation Amount Deficits, if any, of BAseries notes;

         o    fifth, to make the targeted deposit to the accumulation reserve account, if any;

         o    sixth, to make the targeted deposit to the Class C reserve account, if any;

         o    seventh, to make any other payment or deposit required by any class or tranche of
              BAseries notes;

         o    eighth, to be treated as shared excess available funds; and

         o    ninth, to the issuing entity.

         See the chart titled "Application of BAseries Available Funds" after the "Prospectus Summary"
for a depiction of the application of BAseries Available Funds.

         Targeted Deposits of BAseries Available Funds to the Interest Funding Account

         The aggregate deposit targeted to be made each month to the interest funding account will be equal to the sum of the interest funding account deposits targeted to be made for each tranche of notes set forth below.  The deposit targeted for any month will also include any shortfall in the targeted deposit from any prior month which has not been previously deposited.

         o    Interest Payments.  The deposit targeted for any tranche of outstanding interest-bearing notes on each Transfer Date will be equal to the amount of interest accrued on the outstanding dollar principal amount of that tranche during the period from and including the first Monthly Interest Accrual Date in the prior month to but excluding the first
              Monthly Interest Accrual Date for the current month.

         o    Amounts Owed to Derivative Counterparties.  If a tranche of notes has a Performing or non-Performing derivative agreement for interest that provides for payments to the applicable derivative counterparty, in addition to any applicable stated interest as determined under the item above, the deposit targeted for that tranche of notes on each
              Transfer Date for any payment to the derivative counterparty will be specified in the
              BAseries indenture supplement.

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         o    Discount Notes.  The deposit targeted for a tranche of discount notes on each Transfer Date is the amount of accretion of principal of that tranche of notes from and including the prior Monthly Principal Accrual Date—or in the case of the first Monthly Principal Accrual
              Date, from and including the date of issuance of that tranche—to but excluding the first
              Monthly Principal Accrual Date for the next month.

         o    Specified Deposits.  If any tranche of notes provides for deposits in addition to or different from the deposits described above to be made to the interest funding subaccount for that tranche, the deposits targeted for that tranche each month are the specified amounts.

         o    Additional Interest.  The deposit targeted for any tranche of notes that has previously due and unpaid interest for any month will include the interest accrued on that overdue interest during the period from and including the first Monthly Interest Accrual Date in the prior month to but excluding the first Monthly Interest Accrual Date for the current month.

         Each deposit to the interest funding account for each month will be made on the Transfer Date in such month.  A tranche of notes may be entitled to more than one of the preceding deposits.

         A class or tranche of notes for which credit card receivables have been sold by master trust II as described below in "—Sale of Credit Card Receivables" will not be entitled to receive any of the preceding deposits to be made from BAseries Available Funds after the sale has occurred.

         Allocation to Interest Funding Subaccounts

         The aggregate amount to be deposited in the interest funding account will be allocated, and a portion deposited in the interest funding subaccount established for each tranche of notes, as follows:

         o    BAseries Available Funds are at least equal to targeted amounts.  If BAseries Available
              Funds are at least equal to the sum of the deposits targeted by each tranche of notes as described above, then that targeted amount will be deposited in the interest funding subaccount established for each tranche.

         o    BAseries Available Funds are less than targeted amounts.  If BAseries Available Funds are less than the sum of the deposits targeted by each tranche of notes as described above, then BAseries Available Funds will be allocated to each tranche of notes as follows:

         —        first, to cover the deposits for the Class A notes (including any applicable derivative counterparty payments),

         —        second, to cover the deposits for the Class B notes (including any applicable derivative counterparty payments), and

                                                  88

         —        third, to cover the deposits for the Class C notes (including any applicable derivative counterparty payments).

         In each case, BAseries Available Funds allocated to a class will be allocated to each tranche of notes within such class pro rata based on the ratio of:

         —        the aggregate amount of the deposits targeted for that tranche of notes, to

         —        the aggregate amount of the deposits targeted for all tranches of notes in such class.

         Payments Received from Derivative Counterparties for Interest on Foreign Currency Notes

         Payments received under derivative agreements for interest on foreign currency notes in the
BAseries will be applied as specified in the BAseries indenture supplement.

         Deposits of Withdrawals from the Class C Reserve Account to the Interest Funding Account

         Withdrawals made from any Class C reserve subaccount will be deposited into the applicable interest funding subaccount to the extent described below under "—Withdrawals from the Class C Reserve
Account."

         Allocations of Reductions from Charge-Offs On each Transfer Date when there is a charge-off for uncovered defaults on principal receivables in master trust II allocable to the BAseries for the prior month, that reduction will be allocated (and reallocated) on that date to each tranche of notes as set forth below:

         Initially, the amount of such charge-off will be allocated to each tranche of outstanding notes pro rata based on the ratio of the Weighted Average Available Funds Allocation Amount for such tranche for the prior month to the Weighted Average Available Funds Allocation Amount for the BAseries for the
prior month.

         Immediately afterwards, the amount of charge-offs allocated to the Class A notes and Class B notes will be reallocated to the Class C notes as set forth below, and the amount of charge-offs allocated to the Class A notes and not reallocated to the Class C notes because of the limits set forth below will be reallocated to the Class B notes as set forth below.  In addition, charge-offs initially allocated to Class A notes which are reallocated to Class B notes because of Class C usage limitations can be reallocated to Class C notes if permitted as described below.  Any amount of charge-offs which cannot be reallocated to a subordinated class as a result of the limits set forth below will reduce the nominal liquidation amount of the tranche of notes to which it was initially allocated.

                                                  89

         Limits on Reallocations of Charge-Offs to a Tranche of Class C Notes from Tranches of Class A and Class B

         Notes No reallocations of charge-offs from a tranche of Class A notes to Class C notes may cause that tranche's Class A Usage of Class C Required Subordinated Amount to exceed that tranche's
Class A required subordinated amount of Class C notes.

         No reallocations of charge-offs from a tranche of Class B notes to Class C notes may cause that tranche's Class B Usage of Class C Required Subordinated Amount to exceed that tranche's Class B required subordinated amount of Class C notes.

         The amount of charge-offs permitted to be reallocated to tranches of Class C notes will be applied to each tranche of Class C notes pro rata based on the ratio of the Weighted Average Available
Funds Allocation Amount of such tranche of Class C notes for the prior month to the Weighted Average
Available Funds Allocation Amount of all Class C notes in the BAseries for the prior month.

         No such reallocation of charge-offs will reduce the nominal liquidation amount of any tranche of Class C notes below zero.

         Limits on Reallocations of Charge-Offs to a Tranche of Class B Notes from Tranches of Class A
         Notes

         No reallocations of charge-offs from a tranche of Class A notes to Class B notes may cause that tranche's Class A Usage of Class B Required Subordinated Amount to exceed that tranche's Class A required subordinated amount of Class B notes.

         The amount of charge-offs permitted to be reallocated to tranches of Class B notes will be applied to each tranche of Class B notes pro rata based on the ratio of the Weighted Average Available
Funds Allocation Amount for that tranche of Class B notes for the prior month to the Weighted Average
Available Funds Allocation Amount for all Class B notes in the BAseries for the prior month.

         No such reallocation of charge-offs will reduce the nominal liquidation amount of any tranche of Class B notes below zero.

         For each tranche of notes, the nominal liquidation amount of that tranche will be reduced by an amount equal to the charge-offs which are allocated or reallocated to that tranche of notes less the amount of charge-offs that are reallocated from that tranche of notes to a subordinated class of notes.

         Allocations of Reimbursements of Nominal Liquidation Amount Deficits

         If there are BAseries Available Funds available to reimburse any Nominal Liquidation Amount
Deficits on any Transfer Date, such funds will be allocated to each tranche of notes as follows:

         o    first, to each tranche of Class A notes,

                                                  90

         o    second, to each tranche of Class B notes, and

         o    third, to each tranche of Class C notes.

         In each case, BAseries Available Funds allocated to a class will be allocated to each tranche of notes within such class pro rata based on the ratio of:

         —        the Nominal Liquidation Amount Deficit of such tranche of notes, to

         —        the aggregate Nominal Liquidation Amount Deficits of all tranches of such class.

         In no event will the nominal liquidation amount of a tranche of notes be increased above the
Adjusted Outstanding Dollar Principal Amount of such tranche.

         Application of BAseries Available Principal Amounts

         On each Transfer Date, the indenture trustee will apply BAseries Available Principal Amounts as follows:

         o    first, for each month, if BAseries Available Funds are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class A notes, then BAseries Available Principal Amounts (in an amount not to exceed the sum of the investor percentage of collections of principal receivables allocated to the Class B notes and the Class C notes for each day during such month) will be allocated to the interest funding subaccount of each such tranche of Class A notes pro rata based on, in the case of each such tranche of Class A notes, the lesser of:

         —        the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of such tranche of Class A notes, and

         —        an amount equal to the sum of the Class A Unused Subordinated Amount of Class C notes plus the Class A Unused Subordinated Amount of Class B notes for such tranche of
                  Class A notes (determined after giving effect to the allocation of charge-offs for uncovered defaults on principal receivables in master trust II);

         o    second, for each month, if BAseries Available Funds are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class B notes, then BAseries Available Principal Amounts (in an amount not to exceed the sum of the investor percentage of collections of principal receivables allocated to the Class B notes and the Class C notes for each day during such month minus the aggregate amount of
              BAseries Available Principal Amounts reallocated as described in the first clause above)
              will be allocated to the interest funding subaccount of each such tranche of Class B notes pro rata based on, in the case of each such tranche of Class B notes, the lesser of:

         —        the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of such tranche of Class B notes, and

                                                  91

         —        an amount equal to the Class B Unused Subordinated Amount of Class C notes for such tranche of Class B notes (determined after giving effect to the allocation of charge-offs for uncovered defaults on principal receivables in master trust II and the reallocation of BAseries Available Principal Amounts as described in the first clause above);

         o    third, for each month, if BAseries Available Funds are insufficient to pay the portion of the master trust II servicing fee allocable to the BAseries, then BAseries Available
              Principal Amounts (in an amount not to exceed the sum of the investor percentage of collections of principal receivables allocated to the Class B notes and the Class C notes for each day during such month minus the aggregate amount of BAseries Available Principal
              Amounts reallocated as described in the first and second clauses above) will be paid to the servicer in an amount equal to, and allocated to each such tranche of Class A notes pro rata based on, in the case of each tranche of Class A notes, the lesser of:

         —        the amount of the deficiency times the ratio of the Weighted Average Available Funds
                  Allocation Amount for such tranche for such month to the Weighted Average Available
                  Funds Allocation Amount for the BAseries for such month, and

         —        an amount equal to the Class A Unused Subordinated Amount of Class C notes plus the
                  Class A Unused Subordinated Amount of Class B notes for such tranche of Class A notes
                  (determined after giving effect to the allocation of charge-offs for uncovered defaults on principal receivables in master trust II and the reallocation of
                  BAseries Available Principal Amounts as described in the first and second clauses above);

         o    fourth, for each month, if BAseries Available Funds are insufficient to pay the portion of the master trust II servicing fee allocable to the BAseries, then BAseries Available
              Principal Amounts (in an amount not to exceed the sum of the investor percentage of collections of principal receivables allocated to the Class B notes and the Class C notes for each day during such month minus the aggregate amount of BAseries Available Principal
              Amounts reallocated as described in the first, second and third clauses above) will be paid to the servicer in an amount equal to, and allocated to each tranche of Class B notes pro rata based on, in the case of each such tranche of Class B notes, the lesser of:

         —        the amount of the deficiency times the ratio of the Weighted Average Available Funds
                  Allocation Amount for such tranche for such month to the Weighted Average Available
                  Funds Allocation Amount for the BAseries for such month, and

         —        an amount equal to the Class B Unused Subordinated Amount of Class C notes for such tranche of Class B notes (determined after giving effect to the allocation of charge-offs for uncovered defaults on principal receivables in master trust II

                                                  92

              and the reallocation of BAseries Available Principal Amounts as described in the preceding clauses);

         o    fifth, to make the targeted deposits to the principal funding account as described below under "—Targeted Deposits of BAseries Available Principal Amounts to the Principal Funding
              Account;" and

         o    sixth, to the issuing entity for reinvestment in the Investor Interest of the collateral certificate.

         See the chart titled "Application of BAseries Available Principal Amounts" after the
"Prospectus Summary" for a depiction of the application of BAseries Available Principal Amounts.

         A tranche of notes for which credit card receivables have been sold by master trust II as described in "—Sale of Credit Card Receivables" will not be entitled to receive any further allocations of BAseries Available Funds or BAseries Available Principal Amounts.

         The Investor Interest of the collateral certificate is the sum of the nominal liquidation amounts of each tranche of notes issued by the issuing entity and outstanding and, therefore, will be reduced by the amount of BAseries Available Principal Amounts used to make deposits into the interest funding account, payments to the servicer and deposits into the principal funding account.  If the
Investor Interest of the collateral certificate is reduced because BAseries Available Principal Amounts have been used to make deposits into the interest funding account or payments to the servicer or because of charge-offs due to uncovered defaults on principal receivables in master trust II, the amount of
Available Funds and Available Principal Amounts allocated to the collateral certificate and the amount of BAseries Available Funds and BAseries Available Principal Amounts will be reduced unless the reduction in the Investor Interest is reimbursed from amounts described above in the fourth item in
"—Application of BAseries Available Funds."

         Reductions to the Nominal Liquidation Amount of Subordinated Classes from Reallocations of
         BAseries Available Principal Amounts

         Each reallocation of BAseries Available Principal Amounts deposited to the interest funding subaccount of a tranche of Class A notes as described in the first clause of
"—Application of BAseries Available Principal Amounts" will reduce the nominal liquidation amount of the
Class C notes.  However, the amount of such reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class C notes for such tranche of Class A notes.

         Each reallocation of BAseries Available Principal Amounts deposited to the interest funding subaccount of a tranche of Class A notes as described in the first clause of
"—Application of BAseries Available Principal Amounts" which does not reduce the nominal liquidation amount of Class C notes pursuant to the preceding paragraph will reduce the nominal liquidation amount of the Class B notes.  However, the amount of such reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class B

                                                  93

notes for such tranche of Class A notes,
and such reductions in the nominal liquidation amount of the Class B notes may be reallocated to the
Class C notes if permitted as described below.

         Each reallocation of BAseries Available Principal Amounts deposited to the interest funding subaccount of a tranche of Class B notes as described in the second clause of
"—Application of BAseries Available Principal Amounts" will reduce the nominal liquidation amount
(determined after giving effect to the preceding paragraphs) of the Class C notes.

         Each reallocation of BAseries Available Principal Amounts paid to the servicer as described in the third clause of "—Application of BAseries Available Principal Amounts" will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs) of the Class C notes.
However, the amount of such reduction for each such tranche of Class A notes will not exceed the Class A
Unused Subordinated Amount of Class C notes for such tranche of Class A notes (after giving effect to the preceding paragraphs).

         Each reallocation of BAseries Available Principal Amounts paid to the servicer as described in the third clause of "—Application of BAseries Available Principal Amounts" which does not reduce the nominal liquidation amount of Class C notes as described above will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs) of the Class B notes.  However, the amount of such reduction for each such tranche of Class A notes will not exceed the Class A Unused
Subordinated Amount of Class B notes for such tranche of Class A notes (after giving effect to the preceding paragraphs), and such reductions in the nominal liquidation amount of the Class B notes may be reallocated to the Class C notes if permitted as described below.

         Each reallocation of BAseries Available Principal Amounts paid to the servicer as described in the fourth clause of "—Application of BAseries Available Principal Amounts" will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs) of the Class C notes.

         Subject to the following paragraph, each reallocation of BAseries Available Principal Amounts which reduces the nominal liquidation amount of Class B notes as described above will reduce the nominal liquidation amount of each tranche of the Class B notes pro rata based on the ratio of the Weighted
Average Available Funds Allocation Amount for such tranche of Class B notes for the related month to the
Weighted Average Available Funds Allocation Amount for all Class B notes for the related month.
However, any allocation of any such reduction that would otherwise have reduced the nominal liquidation amount of a tranche of Class B notes below zero will be reallocated to the remaining tranches of Class B notes in the manner set forth in this paragraph.

         Each reallocation of BAseries Available Principal Amounts which reduces the nominal liquidation amount of Class B notes as described in the preceding paragraph may be reallocated to the Class C notes and such reallocation will reduce the nominal liquidation amount of the Class C notes.  However, the amount of such reallocation from each tranche of Class B notes will not exceed the Class B Unused
Subordinated Amount of Class C notes for such tranche of Class B notes.

                                                  94

         Each reallocation of BAseries Available Principal Amounts which reduces the nominal liquidation amount of Class C notes as described above will reduce the nominal liquidation amount of each tranche of the Class C notes pro rata based on the ratio of the Weighted Average Available Funds Allocation Amount
for such tranche of Class C notes for the related month to the Weighted Average Available Funds
Allocation Amount for all Class C notes for the related month.  However, any allocation of any such reduction that would otherwise have reduced the nominal liquidation amount of a tranche of Class C notes below zero will be reallocated to the remaining tranches of Class C notes in the manner set forth in this paragraph.

         None of such reallocations will reduce the nominal liquidation amount of any tranche of Class B or Class C notes below zero.

         For each tranche of notes, the nominal liquidation amount of that tranche will be reduced by the amount of reductions which are allocated or reallocated to that tranche less the amount of reductions which are reallocated from that tranche to notes of a subordinated class.

         Limit on Allocations of BAseries Available Principal Amounts and BAseries Available Funds

         Each tranche of notes will be allocated BAseries Available Principal Amounts and
BAseries Available Funds solely to the extent of its nominal liquidation amount.  Therefore, if the nominal liquidation amount of any tranche of notes has been reduced due to reallocations of
BAseries Available Principal Amounts to cover payments of interest or the master trust II servicing fee or due to charge-offs for uncovered defaults on principal receivables in master trust II, such tranche of notes will not be allocated BAseries Available Principal Amounts or BAseries Available Funds to the
extent of such reductions.  However, any funds in the applicable principal funding subaccount, any funds in the applicable interest funding subaccount, any amounts payable from any applicable derivative agreement, any funds in the applicable accumulation reserve subaccount, and in the case of Class C notes, any funds in the applicable Class C reserve subaccount, will still be available to pay principal of and interest on that tranche of notes.  If the nominal liquidation amount of a tranche of notes has been reduced due to reallocation of BAseries Available Principal Amounts to pay interest on senior classes of notes or the master trust II servicing fee, or due to charge-offs for uncovered defaults on principal receivables in master trust II, it is possible for that tranche's nominal liquidation amount to be increased by allocations of BAseries Available Funds.  However, there are no assurances that there will be any BAseries Available Funds for such allocations.

         Targeted Deposits of BAseries Available Principal Amounts to the Principal Funding Account

         The amount targeted to be deposited into the principal funding account in any month will be the highest of the following amounts.  However, no amount will be deposited into the principal funding subaccount for any subordinated note unless following such deposit the remaining available subordinated amount is equal to the aggregate unused subordinated amount for all outstanding senior notes.

                                                  95

         o    Principal Payment Date.  For the month before any principal payment date of a tranche of notes, the deposit targeted for that tranche of notes for that month is equal to the nominal liquidation amount of that tranche of notes as of the close of business on the last day of such month, determined after giving effect to any charge-offs for uncovered defaults on principal receivables in master trust II and any reallocations, payments or deposits of
              BAseries Available Principal Amounts occurring on the following Transfer Date.

         o    Budgeted Deposits.  Each month beginning with the twelfth month before the expected principal payment date of a tranche of notes, the deposit targeted to be made into the principal funding subaccount for a tranche of notes will be one-twelfth of the expected outstanding dollar principal amount of that tranche of notes as of its expected principal payment date.

              The issuing entity may postpone the date of the targeted deposits under the previous sentence.  If the issuing entity determines that less than twelve months would be required to accumulate BAseries Available Principal Amounts necessary to pay a tranche of notes on its expected principal payment date, using conservative historical information about payment rates of principal receivables under master trust II and after taking into account all of the other expected payments of principal of master trust II investor certificates and notes to be made in the next twelve months, then the start of the targeted deposits may be postponed each month by one month, with proportionately larger targeted deposits for each month of postponement.

         o    Prefunding of the Principal Funding Account for Senior Classes.  If the issuing entity determines that any date on which principal is payable or to be deposited into a principal funding subaccount for any tranche of Class C notes will occur at a time when the payment or deposit of all or part of that tranche of Class C notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes or
              Class B notes, the targeted deposit amount for the Class A notes and Class B notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the
              Class A notes and Class B notes that would have to cease to be outstanding in order to permit the payment of or deposit for that tranche of Class C notes.

              If the issuing entity determines that any date on which principal is payable or to be deposited into a principal funding subaccount for any tranche of Class B notes will occur at a time when the payment or deposit of all or part of that tranche of Class B notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes, the targeted deposit amount for the Class A notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A
              notes that would have to cease to be outstanding in order to permit the payment of or deposit for that tranche of Class B notes.

                                                  96

         Prefunding of the principal funding subaccount for the senior tranches of the BAseries will continue until:

         —        enough senior notes are repaid so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes;

         —        new subordinated notes are issued so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes; or

         —        the principal funding subaccounts for the senior notes are prefunded so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes.

         For purposes of calculating the prefunding requirements, the required subordinated amount of a tranche of a senior class of notes of the BAseries will be calculated as described under "The
         Notes—Required Subordinated Amount" based on its Adjusted Outstanding Dollar Principal Amount on such date.  However, if any early redemption event has occurred relating to the subordinated notes or if the usage of the subordinated notes relating to such senior notes is greater than zero, the required subordinated amount will be calculated based on the Adjusted Outstanding
         Dollar Principal Amount of such tranche as of the close of business on the day immediately preceding the occurrence of such early redemption event or the date on which the usage of the subordinated notes exceeds zero.

         When the prefunded amounts are no longer necessary, they will be withdrawn from the principal funding account and applied in accordance with the description under
         "—Withdrawals from Principal Funding Account—Withdrawals of Prefunded Amounts."  The nominal liquidation amount of the prefunded tranches will be increased by the amount removed from the principal funding account.

         If any tranche of senior notes becomes payable as a result of an early redemption event, event of default or other optional or mandatory redemption, or upon reaching its expected principal payment date, any prefunded amounts on deposit in its principal funding subaccount will be paid to noteholders of that tranche and deposits to pay the notes will continue as necessary to pay that tranche.

         o    Event of Default, Early Redemption Event or Other Optional or Mandatory Redemption.  If any
              tranche of notes has been accelerated after the occurrence of an event of default during that month, or an early redemption event or other optional or mandatory redemption has occurred relating to any tranche of notes, the deposit targeted for that tranche of notes for that month and each following month will equal the nominal liquidation amount of that tranche of notes as of the close of business on the last day of the preceding month, determined after giving effect to reallocations, payments or deposits occurring on the
              Transfer Date for that month.

                                                  97

         o    Amounts Owed to Derivative Counterparties.  If a tranche of U.S. dollar notes or foreign currency notes that has a Performing or non-Performing derivative agreement for principal that provides for a payment to the applicable derivative counterparty, the deposit targeted for that tranche of notes on each Transfer Date for any payment to the derivative counterparty will be specified in the BAseries indenture supplement.

         Allocation to Principal Funding Subaccounts

         BAseries Available Principal Amounts, after any reallocation to cover BAseries Available Funds shortfalls, if any, will be allocated each month, and a portion deposited in the principal funding subaccount established for each tranche of notes, as follows:

         o    BAseries Available Principal Amounts Equal Targeted Amounts.  If BAseries Available
              Principal Amounts remaining after giving effect to clauses one through four under
              "—Application of BAseries Available Principal Amounts" are equal to the sum of the deposits targeted by each tranche of notes, then the applicable targeted amount will be deposited in the principal funding subaccount established for each tranche.

         o    BAseries Available Principal Amounts Are Less Than Targeted Amounts.  If BAseries Available
              Principal Amounts remaining after giving effect to clauses one through four under
              "—Application of BAseries Available Principal Amounts" are less than the sum of the deposits targeted by each tranche of notes, then BAseries Available Principal Amounts will be deposited in the principal funding subaccounts for each tranche in the following priority:

         —        first, the amount available will be allocated to the Class A notes,

         —        second, the amount available after the application above will be allocated to the
                  Class B notes, and

         —        third, the amount available after the applications above will be allocated to the
                  Class C notes.

         In each case, BAseries Available Principal Amounts allocated to a class will be allocated to each tranche of notes within such class pro rata based on the ratio of:

         —        the amount targeted to be deposited into the principal funding subaccount for the applicable tranche of such class, to

         —        the aggregate amount targeted to be deposited into the principal funding subaccount for all tranches of such class.

         If the restrictions described in "—Limit on Deposits to the Principal Funding Subaccount of
Subordinated Notes; Limit on Repayments of all Tranches" prevent the deposit of BAseries Available
Principal Amounts into the principal funding subaccount of any subordinated note, the aggregate amount of BAseries Available Principal Amounts available to make the targeted deposit for such subordinated tranche will be allocated first to the Class A notes and

                                                  98

then to the Class B notes, in each case pro rata based on the dollar amount of subordinated notes required to be outstanding for the related senior notes.  See "—Targeted Deposits of BAseries Available Principal Amounts to the Principal Funding
Account."

         Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on
         Repayments of all Tranches

         Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes.  No
BAseries Available Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class B notes unless, following such deposit, the available subordinated amount of Class B notes is at least equal to the required subordinated amount of Class B notes for all outstanding Class A notes minus the Class A Usage of Class B Required Subordinated Amount for all Class A notes.  For this purpose, the available subordinated amount of Class B notes is equal to the aggregate nominal liquidation amount of all other Class B notes of the BAseries which will be outstanding after giving effect to the deposit into the principal funding subaccount of such tranche of Class B notes and all other Class B notes which have a targeted deposit into the principal funding account for such month.

         No BAseries Available Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class C notes unless, following such deposit:

         —        the available subordinated amount of Class C notes is at least equal to the required subordinated amount of Class C notes for all outstanding Class A notes minus the
                  Class A Usage of Class C Required Subordinated Amount for all Class A notes; and

         —        the available subordinated amount of Class C notes is at least equal to the required subordinated amount of Class C notes for all outstanding Class B notes minus the Class
                  B Usage of Class C Required Subordinated Amount for all Class B notes.

         For this purpose, the available subordinated amount of Class C notes is equal to the aggregate nominal liquidation amount of all other Class C notes of the BAseries which will be outstanding after giving effect to the deposit into the principal funding subaccount of such tranche of Class C notes and all other Class C notes which have a targeted deposit into the principal funding account for such month.

         BAseries Available Principal Amounts will be deposited in the principal funding subaccount of a subordinated note if and only to the extent that such deposit is not contrary to either of the preceding two paragraphs and the prefunding target amount for each senior note is zero.

         Limit on Repayments of all Tranches.  No amounts on deposit in a principal funding subaccount for any tranche of Class A notes or Class B notes will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the BAseries indenture supplement).  In the case of any tranche of Class C notes, no amounts on deposit in a principal funding subaccount or, if applicable, a
Class C reserve subaccount for any

                                                  99

such tranche will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the BAseries indenture supplement).

         Payments Received from Derivative Counterparties for Principal

         Unless otherwise specified in the related indenture supplement, dollar payments for principal received under derivative agreements of U.S. dollar notes in the BAseries will be treated as
BAseries Available Principal Amounts.  Payments received under derivative agreements for principal of foreign currency notes in the BAseries will be applied as specified in the BAseries indenture supplement.

         Payments Received from Supplemental Credit Enhancement Providers or Supplemental Liquidity
         Providers for Principal

         Unless otherwise specified in the related indenture supplement, payments for principal received from supplemental credit enhancement providers or supplemental liquidity providers for BAseries notes will be treated as BAseries Available Principal Amounts.

         Deposits of Withdrawals from the Class C Reserve Account to the Principal Funding Account

         Withdrawals from any Class C reserve subaccount will be deposited into the applicable principal funding subaccount for the applicable tranche of Class C notes to the extent described under
"—Withdrawals from the Class C Reserve Account."

         Withdrawals from Interest Funding Subaccounts

         After giving effect to all deposits of funds to the interest funding account in a month, the following withdrawals from the applicable interest funding subaccount may be made, to the extent funds are available, in the applicable interest funding subaccount.  A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

         o    Withdrawals for U.S. Dollar Notes.  On each applicable interest payment date for each tranche of U.S. dollar notes, an amount equal to interest due on the applicable tranche of notes on the applicable interest payment date (including any overdue interest payments and additional interest on overdue interest payments) will be withdrawn from that interest funding subaccount and paid to the applicable paying agent.

         o    Withdrawals for Foreign Currency Notes with a Non-Performing Derivative Agreement.  On each applicable interest payment date for a tranche of foreign currency notes that has a non-Performing derivative agreement for interest, the amount specified in the
              BAseries indenture supplement will be withdrawn from that interest funding subaccount and, if so specified in the applicable indenture supplement, converted to the applicable foreign currency at the applicable spot exchange rate and remitted to the applicable paying agent.

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         o    Withdrawals for Discount Notes.  On each applicable principal payment date, for each tranche of discount notes, an amount equal to the amount of the accretion of principal of that tranche of notes from the prior principal payment date—or, in the case of the first principal payment date, the date of issuance of that tranche—to but excluding the applicable principal payment date will be withdrawn from that interest funding subaccount and invested in the Investor Interest of the collateral certificate.

         o    Withdrawals for Payments to Derivative Counterparties.  On each date on which a payment is required under the applicable derivative agreement, for any tranche of notes that has a
              Performing or non-Performing derivative agreement for interest, an amount equal to the amount of the payment to be made under the applicable derivative agreement (including, if applicable, any overdue payment and any additional interest on overdue payments) will be withdrawn from that interest funding subaccount and paid in accordance with the
              BAseries indenture supplement.

         If the aggregate amount available for withdrawal from an interest funding subaccount is less than all withdrawals required to be made from that subaccount in a month after giving effect to all deposits, then the amounts on deposit in that interest funding subaccount will be withdrawn and, if payable to more than one person, applied pro rata based on the amounts of the withdrawals required to be made.  After payment in full of any tranche of notes, any amount remaining on deposit in the applicable interest funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes in the manner described in "—Allocation to Interest Funding Subaccounts,"
second applied to cover any principal funding subaccount shortfalls in the manner described in
"—Allocation to Principal Funding Subaccounts," and third paid to the issuing entity.

         Withdrawals from Principal Funding Account

         After giving effect to all deposits of funds to the principal funding account in a month, the following withdrawals from the applicable principal funding subaccount will be made to the extent funds are available in the applicable principal funding subaccount.  A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

         o    Withdrawals for U.S. Dollar Notes with no Derivative Agreement for Principal.  On each applicable principal payment date, for each tranche of U.S. dollar notes that has no derivative agreement for principal, an amount equal to the principal due on the applicable tranche of notes on the applicable principal payment date will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

         o    Withdrawals for U.S. Dollar or Foreign Currency Notes with a Performing Derivative
              Agreement for Principal.  On each date on which a payment is required under the applicable derivative agreement for any tranche of U.S. dollar or foreign currency notes that has a
              Performing derivative agreement for principal, an amount equal to the amount of the payment to be made under the applicable derivative agreement will be withdrawn from the applicable principal funding subaccount and paid to the applicable derivative counterparty.  The issuing entity will direct the

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              applicable derivative counterparty to remit its payments
              under the applicable derivative agreement to the applicable paying agent.

         o    Withdrawals for Foreign Currency Notes with a non-Performing Derivative Agreement for
              Principal.  On each principal payment date for a tranche of foreign currency notes that has a non-Performing derivative agreement for principal, an amount equal to the amount specified in the applicable indenture supplement will be withdrawn from that principal funding subaccount and, if so specified in the applicable indenture supplement, converted to the applicable foreign currency at the prevailing spot exchange rate and paid to the applicable paying agent.

         o    Withdrawals for U.S. Dollar Notes with a non-Performing Derivative Agreement for
              Principal.  On each principal payment date for a tranche of U.S. dollar notes with a non-Performing derivative agreement for principal, the amount specified in the applicable indenture supplement will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

         o    Withdrawals of Prefunded Amounts.  If prefunding of the principal funding subaccounts for senior classes of notes is no longer necessary as a result of payment of senior notes or issuance of additional subordinated notes, as described under
              "—Targeted Deposits of BAseries Available Principal Amounts to the Principal Funding
              Account—Prefunding of the Principal Funding Account for Senior Classes," the prefunded amounts will be withdrawn from the principal funding account and first, allocated among and deposited to the principal funding subaccounts of the Class A notes up to the amount then targeted to be on deposit in such principal funding subaccount; second, allocated among and deposited to the principal funding subaccounts of the Class B notes up to the amount then targeted to be on deposit in such principal funding subaccount; third, allocated among and deposited to the principal funding subaccount of the Class C notes up to the amount then targeted to be on deposit in such principal funding subaccount; and fourth, any remaining amounts paid to master trust II to increase the Investor Interest of the collateral certificate.

         o    Withdrawals on the Legal Maturity Date.  On the legal maturity date of any tranche of notes, amounts on deposit in the principal funding subaccount of such tranche may be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche.

         If the aggregate amount available for withdrawal from a principal funding subaccount for any tranche of notes is less than all withdrawals required to be made from that principal funding subaccount for that tranche in a month, then the amounts on deposit will be withdrawn and applied pro rata based on the amounts of the withdrawals required to be made.  Upon payment in full of any tranche of notes, any remaining amount on deposit in the applicable principal funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes, second applied to cover any principal funding subaccount shortfalls, and third paid to the issuing entity.

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         Targeted Deposits to the Class C Reserve Account

         The Class C reserve account will be funded on each Transfer Date, as necessary, from
BAseries Available Funds as described under "—Application of BAseries Available Funds."  The aggregate deposit targeted to be made to the Class C reserve account in each month will be the sum of the Class C reserve subaccount deposits targeted to be made for each tranche of Class C notes as required under the
BAseries indenture supplement.  The deposit targeted to be made to the Class C reserve subaccount in each month for each tranche of Class C BAseries notes will be described in the applicable prospectus supplement.

         If the aggregate deposit made to the Class C reserve account is less than the sum of the targeted deposits for each tranche of Class C notes, then the amount available will be allocated to each tranche of Class C notes up to the targeted deposit pro rata based on the ratio of the Weighted Average
Available Funds Allocation Amount of that tranche for such month to the Weighted Average Available Funds
Allocation Amount of all tranches of Class C notes for such month that have a targeted amount to be deposited in their Class C reserve subaccounts for that month.  After the initial allocation, any excess will be further allocated in a similar manner to those Class C reserve subaccounts which still have an uncovered targeted deposit.

         Withdrawals from the Class C Reserve Account

         Withdrawals will be made from the Class C reserve account in the amount and manner required under the BAseries indenture supplement.

         Unless otherwise described in the applicable prospectus supplement, withdrawals will be made from the Class C reserve subaccounts, but in no event more than the amount on deposit in the applicable
Class C reserve subaccount, in the following order:

         o    Payments of Interest, Payments Relating to Derivative Agreements for Interest and Accretion
              on Discount Notes.  If the amount on deposit in the interest funding subaccount for any tranche of Class C notes is insufficient to pay in full the amounts for which withdrawals are required, the amount of the deficiency will be withdrawn from the applicable Class C reserve subaccount and deposited into the applicable interest funding subaccount.

         o    Payments of Principal and Payments Relating to Derivative Agreements for Principal.  If, on
              and after the earliest to occur of (i) the date on which any tranche of Class C notes is accelerated pursuant to the indenture following an event of default relating to such tranche, (ii) any date on or after the Transfer Date immediately preceding the expected principal payment date on which the amount on deposit in the principal funding subaccount for any tranche of Class C notes plus the aggregate amount on deposit in the Class C reserve subaccount for such tranche of Class C notes equals or exceeds the outstanding dollar principal amount of such Class C notes and (iii) the legal maturity date for any tranche of Class C notes, the amount on deposit in the principal funding subaccount for any tranche of Class C notes is insufficient to pay in full the amounts for which withdrawals are required, the amount

                                                  103

              of the deficiency will be withdrawn from the applicable Class C reserve subaccount and deposited into the applicable principal funding subaccount.

         o    Excess Amounts.  If on any Transfer Date the aggregate amount on deposit in any Class C reserve subaccount is greater than the amount required to be on deposit in the applicable
              Class C reserve subaccount and such Class C notes have not been accelerated, the excess will be withdrawn and first allocated among and deposited to the other Class C reserve subaccounts in a manner similar to that described in the second paragraph of "—Targeted
              Deposits to the Accumulation Reserve Account" and then paid to the issuing entity.  In addition, after payment in full of any tranche of Class C notes, any amount remaining on deposit in the applicable Class C reserve subaccount will be applied in accordance with the preceding sentence.

         Targeted Deposits to the Accumulation Reserve Account

         If more than one budgeted deposit is targeted for a tranche, the accumulation reserve subaccount will be funded for such tranche no later than three months prior to the date on which a budgeted deposit is first targeted for such tranche as described under "—Targeted Deposits of
BAseries Available Principal Amounts to the Principal Funding Account."  The accumulation reserve subaccount for a tranche of notes will be funded on each Transfer Date, as necessary, from
BAseries Available Funds as described under "—Application of BAseries Available Funds."  The aggregate deposit targeted to be made to the accumulation reserve account in each month will be the sum of the accumulation reserve subaccount deposits targeted to be made for each tranche of notes.

         If the aggregate amount of BAseries Available Funds available for deposit to the accumulation reserve account is less than the sum of the targeted deposits for each tranche of notes, then the amount available will be allocated to each tranche of notes up to the targeted deposit pro rata based on the ratio of the Weighted Average Available Funds Allocation Amount for that tranche for that month to the
Weighted Average Available Funds Allocation Amount for all tranches of notes that have a targeted deposit to their accumulation reserve subaccounts for that month.  After the initial allocation, any excess will be further allocated in a similar manner to those accumulation reserve subaccounts which still have an uncovered targeted deposit.

         Withdrawals from the Accumulation Reserve Account

         Withdrawals will be made from the accumulation reserve subaccounts, but in no event more than the amount on deposit in the applicable accumulation reserve subaccount, in the following order:

         o    Interest.  On or prior to each Transfer Date, the issuing entity will calculate for each tranche of notes the amount of any shortfall of net investment earnings for amounts on deposit in the principal funding subaccount for that tranche (other than prefunded amounts)
              over the amount of interest that would have accrued on such deposit if that tranche had borne interest at the applicable note interest rate (or other rate specified in the
              BAseries indenture supplement) for the prior month.  If there is any such shortfall for that Transfer Date, or any unpaid shortfall from any earlier Transfer Date, the

                                                  104

              issuing entity will withdraw the sum of those amounts from the accumulation reserve subaccount, to the extent available, for treatment as BAseries Available Funds for such month.

         o    Payment to Issuing Entity.  Upon payment in full of any tranche of notes, any amount on deposit in the applicable accumulation reserve subaccount will be paid to the issuing entity.

         Final Payment of the Notes

         Noteholders are entitled to payment of principal in an amount equal to the outstanding dollar principal amount of their respective notes.  However, BAseries Available Principal Amounts will be allocated to pay principal on the notes only up to their nominal liquidation amount, which will be reduced for charge-offs due to uncovered defaults of principal receivables in master trust II and reallocations of BAseries Available Principal Amounts to pay interest on senior classes of notes or a portion of the master trust II servicing fee allocable to such notes.  In addition, if a sale of receivables occurs, as described in "—Sale of Credit Card Receivables," the amount of receivables sold will be limited to the nominal liquidation amount of, plus any accrued, past due or additional interest on, the related tranche of notes.  If the nominal liquidation amount of a tranche has been reduced, noteholders of such tranche will receive full payment of principal only to the extent proceeds from the sale of receivables are sufficient to pay the full principal amount, amounts are received from an applicable derivative agreement or amounts have been previously deposited in an issuing entity account for such tranche of notes.

         On the date of a sale of receivables, the proceeds of such sale will be available to pay the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, that tranche.

         A tranche of notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuing entity will have no further obligation or liability for principal or interest, on the earliest to occur of:

         o    the date of the payment in full of the stated principal amount of and all accrued, past due and additional interest on that tranche of notes;

         o    the date on which the outstanding dollar principal amount of that tranche of notes is reduced to zero, and all accrued, past due or additional interest on that tranche of notes is paid in full;

         o    the legal maturity date of that tranche of notes, after giving effect to all deposits, allocations, reallocations, sales of credit card receivables and payments to be made on that date; or

         o    the date on which a sale of receivables has taken place for such tranche, as described in
              "—Sale of Credit Card Receivables."

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         Pro Rata Payments Within a Tranche

         All notes of a tranche will receive payments of principal and interest pro rata based on the stated principal amount of each note in that tranche.

         Shared Excess Available Funds

         BAseries Available Funds for any month remaining after making the seventh application described under "—Application of BAseries Available Funds" will be available for allocation to other series of notes in Group A.  Such excess including excesses, if any, from other series of notes in Group A, called shared excess available funds, will be allocated to cover certain shortfalls in Available Funds for the series in Group A, if any, which have not been covered out of Available Funds allocable to such series.
If these shortfalls exceed shared excess available funds for any month, shared excess available funds will be allocated pro rata among the applicable series in Group A based on the relative amounts of those shortfalls in Available Funds.  To the extent that shared excess available funds exceed those shortfalls, the balance will be paid to the issuing entity.  For the BAseries, shared excess available funds, to the extent available and allocated to the BAseries, will cover shortfalls in the first four applications described in "—Application of BAseries Available Funds."

Issuing Entity Accounts

         The issuing entity has established a collection account for the purpose of receiving payments of finance charge collections and principal collections and other amounts from master trust II payable under the collateral certificate.

         If so specified in the accompanying prospectus supplement, the issuing entity may direct the indenture trustee to establish and maintain in the name of the indenture trustee supplemental accounts for any series, class or tranche of notes for the benefit of the related noteholders.

         Each month, distributions on the collateral certificate will be deposited into one or more supplemental accounts, to make payments of interest on and principal of the notes, to make payments under any applicable derivative agreements, and for the other purposes as specified in the accompanying prospectus supplement.

         The supplemental accounts described in this section are referred to as issuing entity accounts.  Amounts maintained in issuing entity accounts may only be invested by the indenture trustee at the written direction of the issuing entity, without independent verification of its authority, in
Permitted Investments.

         Each month, distributions on the collateral certificate will be deposited into the collection account, and then allocated to each series of notes (including the BAseries), and then allocated to the applicable series principal funding account, the interest funding account, the accumulation reserve account, the Class C reserve account and any other supplemental account, to make payments under any applicable derivative agreements and additionally as specified in "—Deposit and Application of Funds."

                                                  106

         For the BAseries notes, the issuing entity will also establish a principal funding account, an interest funding account and an accumulation reserve account for the benefit of the BAseries, which will have subaccounts for each tranche of notes of the BAseries, and a Class C reserve account, which will have subaccounts for each tranche of Class C notes of the BAseries.

         For the BAseries funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the BAseries notes when such payments are due.  Payments of interest and principal will be due in the month when the funds are deposited into the accounts, or in later months.  If interest on a note is not scheduled to be paid every month—for example, if interest on that note is payable quarterly, semiannually or at another interval less frequently than monthly—the issuing entity will deposit accrued interest amounts funded from BAseries Available Funds into the interest funding subaccount for that note to be held until the interest is due.  See "—Deposit and Application of Funds for the BAseries—Targeted Deposits of
BAseries Available Funds to the Interest Funding Account."

         If the issuing entity anticipates that BAseries Available Principal Amounts will not be enough to pay the stated principal amount of a note on its expected principal payment date, the issuing entity may begin to apply BAseries Available Principal Amounts in months before the expected principal payment date and deposit those funds into the principal funding subaccount established for that tranche to be held until the expected principal payment date of that note.  However, since funds in the principal funding subaccount for tranches of subordinated notes will not be available for credit enhancement for any senior classes of notes, BAseries Available Principal Amounts will not be deposited into the principal funding subaccount for a tranche of subordinated notes if such deposit would reduce the available subordination below the required subordination.

         If the earnings on funds in the principal funding subaccount are less than the interest payable on the portion of principal in the principal funding subaccount for the applicable tranche of notes, the amount of such shortfall will be withdrawn from the accumulation reserve account to the extent available, unless the amounts on deposit in the principal funding subaccount are prefunded amounts, in which case additional finance charge collections will be allocable to the collateral certificate and the
BAseries and will be treated as BAseries Available Funds as described under "Deposit and Application of
Funds for the BAseries—BAseries Available Funds" and "Master Trust II—Application of Collections" in
this prospectus.

Derivative Agreements

         Some notes may have the benefits of one or more derivative agreements, such as a currency swap, an interest rate swap, a cap (obligating a derivative counterparty to pay all interest in excess of a specified percentage rate), a collar (obligating a derivative counterparty to pay all interest below a specified percentage rate and above a higher specified percentage rate) or a guaranteed investment contract (obligating a derivative counterparty to pay a guaranteed rate of return over a specified period) with various counterparties.  In general, the issuing entity will receive payments from counterparties to the derivative agreements in exchange for the issuing entity's payments to them, to the extent required under the derivative agreements.  Payments received from derivative counterparties with respect to interest payments on dollar notes in a

                                                  107

series, class or tranche will generally be treated as Available Funds for such series, class or tranche.
The specific terms of a derivative agreement applicable to a series, class or tranche of notes and a description of the related counterparty will be included in the related prospectus supplement.  Funding or its affiliates may be derivative counterparties for any series, class or tranche of notes.

Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements

         Some notes may have the benefit of one or more additional forms of credit enhancement agreements - referred to herein as "supplemental credit enhancement agreements" - such as letters of credit, cash collateral guarantees or accounts, surety bonds or insurance policies with various credit enhancement providers.  In addition, some notes may have the benefit of one or more forms of supplemental liquidity agreements - referred to herein as "supplemental liquidity agreements" - such as a liquidity facility with various liquidity providers.  The specific terms of any supplemental credit enhancement agreement or supplemental liquidity agreement applicable to a series, class or tranche of notes and a description of the related provider will be included in the prospectus supplement for a series, class or tranche of notes.  Funding or its affiliates may be providers of any supplemental credit enhancement agreement or supplemental liquidity agreement.

Sale of Credit Card Receivables

         In addition to a sale of receivables following an insolvency of Funding, if a series, class or tranche of notes has an event of default and is accelerated before its legal maturity date, master trust
II will sell credit card receivables, or interests therein, if the conditions described in "The
Indenture—Events of Default" and "—Events of Default Remedies" are satisfied, and for subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of the same series.  This sale will take place at the direction of the indenture trustee or at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of that series, class or tranche.

         Any sale of receivables for a subordinated tranche of notes in a multiple tranche series may be delayed until the senior classes of notes of the same series are prefunded, enough notes of senior classes are repaid, or new subordinated notes have been issued, in each case, to the extent that the subordinated tranche is no longer needed to provide the required subordination for the senior notes of that series.  In a multiple tranche series, if a senior tranche of notes directs a sale of credit card receivables, then after the sale that tranche will no longer be entitled to subordination from subordinated classes of notes of the same series.

         If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, the sale will automatically take place on that date regardless of the subordination requirements of any senior classes of notes.  Proceeds from such sale will be immediately paid to the noteholders of the related tranche.

         The amount of credit card receivables sold will be up to the nominal liquidation amount of, plus any accrued, past due and additional interest on, the related notes.  The nominal liquidation amount of such notes will be automatically reduced to zero upon such sale.  No more

                                                  108

Available Principal Amounts or Available Funds will be allocated to those notes.  Noteholders will receive the proceeds of such sale in an amount not to exceed the outstanding principal amount of, plus any past due, accrued and additional interest on, such notes.  Such notes are no longer outstanding under the indenture once the sale occurs.

         After giving effect to a sale of receivables for a series, class or tranche of notes, the amount of proceeds on deposit in a principal funding account or subaccount may be less than the outstanding dollar principal amount of that series, class or tranche.  This deficiency can arise because the nominal liquidation amount of that series, class or tranche was reduced before the sale of receivables or because the sale price for the receivables was less than the outstanding dollar principal amount and accrued, past due and additional interest.  These types of deficiencies will not be reimbursed.

         Sale of Credit Card Receivables for BAseries Notes

         Credit card receivables may be sold upon the insolvency of Funding, upon an event of default and acceleration relating to a tranche of notes, and on the legal maturity date of a tranche of notes.
See "The Indenture—Events of Default" and "Master Trust II—Pay Out Events" in this prospectus.

         If a tranche of notes has an event of default and is accelerated before its legal maturity date, master trust II may sell credit card receivables in an amount up to the nominal liquidation amount of the affected tranche plus any accrued, past due or additional interest on the affected tranche if the conditions described in "The Indenture—Events of Default Remedies" are satisfied.  This sale will take place at the option of the indenture trustee or at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of that tranche.  However, a sale will only be permitted if at least one of the following conditions is met:

         o    the holders of 90% of the aggregate outstanding dollar principal amount of the accelerated tranche of notes consent;

         o    the net proceeds of such sale (plus amounts on deposit in the applicable subaccounts and payments to be received from any applicable derivative agreement) would be sufficient to pay all amounts due on the accelerated tranche of notes; or

         o    if the indenture trustee determines that the funds to be allocated to the accelerated tranche of notes, including BAseries Available Funds and BAseries Available Principal
              Amounts allocable to the accelerated tranche of notes, payments to be received from any applicable derivative agreement and amounts on deposit in the applicable subaccounts, may not be sufficient on an ongoing basis to make all payments on the accelerated tranche of notes as such payments would have become due if such obligations had not been declared due and payable, and 66 (2)/3% of the noteholders of the accelerated tranche of notes consent to the sale.

         Any sale of receivables for a subordinated tranche of notes will be delayed if the subordination provisions prevent payment of the accelerated tranche until a sufficient amount of senior classes of notes are prefunded, or a sufficient amount of senior notes have been repaid, or a sufficient amount of subordinated tranches have been issued, in each case, to the extent that the

                                                  109

accelerated tranche of notes is no longer needed to provide the required subordination for the senior classes.

         If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date (after giving effect to any allocations, deposits and distributions to be made on such date), the sale will automatically take place on that date regardless of the subordination requirements of any senior classes of notes.  Proceeds from such a sale will be immediately paid to the noteholders of the related tranche.

         The amount of credit card receivables sold will be up to the nominal liquidation amount of, plus any accrued, past due and additional interest on, the tranches of notes that directed the sale to be made.  The nominal liquidation amount of any tranche of notes that directed the sale to be made will be automatically reduced to zero upon such sale.  After such sale, no more BAseries Available Principal
Amounts or BAseries Available Funds will be allocated to that tranche.

         If a tranche of notes directs a sale of credit card receivables, then after the sale that tranche will no longer be entitled to credit enhancement from subordinated classes of notes of the same series.  Tranches of notes that have directed sales of credit card receivables are not outstanding under the indenture.

         After giving effect to a sale of receivables for a tranche of notes, the amount of proceeds may be less than the outstanding dollar principal amount of that tranche.  This deficiency can arise because of a Nominal Liquidation Amount Deficit or if the sale price for the receivables was less than the outstanding dollar principal amount.  These types of deficiencies will not be reimbursed unless, in the case of Class C notes only, there are sufficient amounts in the related Class C reserve subaccount.

         Any amount remaining on deposit in the interest funding subaccount for a tranche of notes that has received final payment as described in "—Deposit and Application of Funds for the BAseries—Final
Payment of the Notes" and that has caused a sale of receivables will be treated as BAseries Available
Funds and be allocated as described in "—Application of BAseries Available Funds."

Limited Recourse to the Issuing Entity; Security for the Notes

         Only the portion of Available Funds and Available Principal Amounts allocable to a series, class or tranche of notes after giving effect to all allocations and reallocations thereof, funds on deposit in the applicable issuing entity accounts, any applicable derivative agreement and proceeds of sales of credit card receivables provide the source of payment for principal of or interest on any series, class or tranche of notes.  Noteholders will have no recourse to any other assets of the issuing entity or any other person or entity for the payment of principal of or interest on the notes.

         The notes of all series are secured by a shared security interest in the collateral certificate and the collection account, but each series, class or tranche of notes is entitled to the benefits of only that portion of those assets allocated to it under the indenture and the related indenture supplement.  See "The Indenture—Issuing Entity Covenants" and "Master Trust II—

                                                  110

Representations and Warranties" for a discussion of covenants regarding the perfection of security interests.  Each series, class or tranche of notes is also secured by a security interest in any applicable supplemental account and any applicable derivative agreement.

         The collateral certificate is allocated a portion of collections of finance charge receivables, collections of principal receivables, its share of the payment obligation on the master trust II servicing fee and its share of defaults on principal receivables in master trust II based on the investor percentage.  The BAseries and the other series of notes are secured by a shared security interest in the collateral certificate and the collection account of the issuing entity, but each series of notes (including the BAseries) is entitled to the benefits of only that portion of those assets allocable to it under the indenture and the applicable indenture supplement.  Therefore, only a portion of the collections allocated to the collateral certificate are available to the BAseries.  Similarly,
BAseries notes are entitled only to their allocable share of BAseries Available Funds,
BAseries Available Principal Amounts, amounts on deposit in the applicable issuing entity accounts, any payments received from derivative counterparties (to the extent not included in BAseries Available
Funds) and proceeds of the sale of credit card receivables by master trust II.  Noteholders will have no recourse to any other assets of the issuing entity or any other person or entity for the payment of principal of or interest on the notes.

         Each tranche of notes of the BAseries is entitled to the benefits of only that portion of the issuing entity's assets allocated to that tranche under the indenture and the BAseries indenture supplement.  Each tranche of notes is also secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount, the applicable accumulation reserve subaccount, in the case of a tranche of Class C notes, the applicable Class C reserve subaccount and any other applicable supplemental account, and by a security interest in any applicable derivative agreement.

                                              The Indenture

         The notes will be issued pursuant to the terms of the indenture and a related indenture supplement.  The following discussion and the discussions under "The Notes" in this prospectus and certain sections in the prospectus summary summarize the material terms of the notes, the indenture and the indenture supplements.  These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture and the indenture supplements.

Indenture Trustee

The Bank of New York, a New York banking corporation, is the indenture trustee under the indenture for the notes.  See "Transaction Parties—The Bank of New York" for a description of The Bank of New York.

         Under the terms of the indenture, the issuing entity has agreed to pay to the indenture trustee reasonable compensation for performance of its duties under the indenture.  The indenture trustee has agreed to perform only those duties specifically set forth in the indenture.

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Many of the duties of the indenture trustee are described throughout this prospectus and the related prospectus supplement.  Under the terms of the indenture, the indenture trustee's limited responsibilities include the following:

         o    to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

         o    to authenticate, deliver, cancel and otherwise administer the notes;

         o    to maintain custody of the collateral certificate pursuant to the terms of the indenture;

         o    to establish and maintain necessary issuing entity accounts and to maintain accurate records of activity in those accounts;

         o    to serve as the initial transfer agent, paying agent and registrar, and, if it resigns these duties, to appoint a successor transfer agent, paying agent and registrar;

         o    to invest funds in the issuing entity accounts at the direction of the issuing entity;

         o    to represent the noteholders in interactions with clearing agencies and other similar organizations;

         o    to distribute and transfer funds at the direction of the issuing entity, as applicable, in accordance with the terms of the indenture;

         o    to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee, and other similar matters; and

         o    to perform certain other administrative functions identified in the indenture.

         In addition, the indenture trustee has the discretion to require the issuing entity to cure a potential event of default and to institute and maintain suits to protect the interest of the noteholders in the collateral certificate.  The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith and the indenture trustee was not negligent.  The indenture trustee is not responsible for any investment losses to the extent that they result from
Permitted Investments.

         If an event of default occurs, in addition to the responsibilities described above, the indenture trustee will exercise its rights and powers under the indenture to protect the interests of the noteholders using the same degree of care and skill as a prudent man would exercise in the conduct of his own affairs.  If an event of default occurs and is continuing, the indenture trustee will be responsible for enforcing the agreements and the rights of the noteholders.  See "The Indenture—Events of Default Remedies."  The indenture trustee may, under certain limited circumstances, have the right or the obligation to do the following:

         o    demand immediate payment by the issuing entity of all principal and accrued interest on the notes;

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         o    enhance monitoring of the securitization;

         o    protect the interests of the noteholders in the collateral certificate or the receivables in a bankruptcy or insolvency proceeding;

         o    prepare and send timely notice to noteholders of the event of default;

         o    institute judicial proceedings for the collection of amounts due and unpaid;

         o    rescind and annul a declaration of acceleration of the notes by the noteholders following an event of default; and

         o    cause master trust II to sell credit card receivables (see "Sources of Funds to Pay the
              Notes—Sale of Credit Card Receivables").

         Following an event of default, the majority holders of any series, class or tranche of notes will have the right to direct the indenture trustee to exercise certain remedies available to the indenture trustee under the indenture.  In such case, the indenture trustee may decline to follow the direction of the majority holders only if it determines that: (1) the action so directed is unlawful or conflicts with the indenture, (2) the action so directed would involve it in personal liability, or
(3) the action so directed would be unjustly prejudicial to the noteholders not taking part in such direction.

         The issuing entity has agreed to pay the indenture trustee for all services rendered.  The issuing entity will also indemnify the indenture trustee for any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the administration of the issuing entity.  In certain instances, this indemnification will be higher in priority than payments to noteholders.  See "The Indenture—Events of Default Remedies."

         The indenture trustee may resign at any time.  The indenture trustee may be removed from any series, class or tranche of notes at any time by majority of the noteholders of that series, class or tranche.  The issuing entity may also remove the indenture trustee if, among other things, the indenture trustee is no longer eligible to act as trustee under the indenture or if the indenture trustee becomes insolvent.  In all circumstances, the issuing entity must appoint a successor indenture trustee for the notes.  Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts the appointment.

         Any successor indenture trustee will execute and deliver to the issuing entity and its predecessor indenture trustee an instrument accepting such appointment.  The successor trustee must
(1) be a corporation organized and doing business under the laws of the United States of America or of any state, (2) be authorized under such laws to exercise corporate trust powers, (3) have a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority, and (4) have a rating of at least BBB- by Standard & Poor's and at least BBB by Fitch.  The issuing entity may not, nor may any person directly or indirectly controlling, controlled by, or under common control with the issuing entity, serve as indenture trustee.

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         The issuing entity or its affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and its affiliates.

Owner Trustee

         Wilmington Trust Company, a Delaware banking corporation, is the owner trustee for the issuing entity.  See "Transaction Parties—BA Credit Card Trust" for a description of the ministerial nature of the owner trustee's duties and "Transaction Parties—Wilmington Trust Company" for a description of
Wilmington Trust Company.

         The owner trustee will be indemnified from and against all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements of any kind arising out of, among other things, the trust agreement or any other related documents (or the enforcement thereof), the administration of the issuing entity's assets or the action or inaction of the owner trustee under the trust agreement, except for (1) its own willful misconduct, bad faith or negligence, or (2) the inaccuracy of certain of its representations and warranties in the trust agreement.

         The owner trustee may resign at any time by giving 30 days' prior written notice to the beneficiary.  The owner trustee may also be removed as owner trustee if it becomes insolvent, it is no longer eligible to act as owner trustee under the trust agreement or by a written instrument delivered by the beneficiary to the owner trustee.  The beneficiary must appoint a successor owner trustee.  If a successor owner trustee has not been appointed within 30 days after giving notice of resignation or removal, the owner trustee or the beneficiary may apply to any court of competent jurisdiction to appoint a successor owner trustee.  This court-appointed owner trustee will only act in such capacity until the time, if any, as a successor owner trustee is appointed by the beneficiary.

         Any owner trustee will at all times (1) be a trust company or a banking corporation under the laws of its state of incorporation or a national banking association, having all corporate powers and all material government licenses, authorization, consents and approvals required to carry on a trust business in the State of Delaware, (2) comply with the relevant provisions of the Delaware Statutory
Trust Act, (3) have a combined capital and surplus of not less than $50,000,000 (or have its obligations and liabilities irrevocably and unconditionally guaranteed by an affiliated person having a combined capital and surplus of at least $50,000,000), and (4) have (or have a parent which has) a rating of at least Baa3 by Moody's, at least BBB- by Standard & Poor's or, if not rated, otherwise satisfactory to each rating agency rating the outstanding notes.  The owner trustee or the beneficiary may also deem it necessary or prudent to appoint a co-trustee or separate owner trustee for the owner trustee under the trust agreement.

Issuing Entity Covenants

         The issuing entity will not, among other things:

         o    claim any credit on or make any deduction from the principal and interest payable on the notes, other than amounts withheld in good faith from such payments under the Internal
              Revenue Code or other applicable tax law,

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         o    voluntarily dissolve or liquidate, or

         o    permit (A) the validity or effectiveness of the indenture to be impaired, or permit the lien created by the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien created by the indenture) to be created on or extend to or otherwise arise upon or burden the collateral securing the notes or proceeds thereof, or
              (C) the lien of the indenture not to constitute a valid first priority security interest in the collateral securing the notes.

         The issuing entity may not engage in any activity other than the activities described in
"Transaction Parties—BA Credit Card Trust" in this prospectus.  The issuing entity will not incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the notes.

         The issuing entity will also covenant that if:

         o    the issuing entity defaults in the payment of interest on any series, class or tranche of notes when such interest becomes due and payable and such default continues for a period of
              35 days following the date on which such interest became due and payable, or

         o    the issuing entity defaults in the payment of the principal of any series, class or tranche of notes on its legal maturity date,

and any such default continues beyond any specified period of grace provided for such series, class or tranche of notes, the issuing entity will, upon demand of the indenture trustee, pay to the indenture trustee, for the benefit of the holders of any such notes of the affected series, class or tranche, the whole amount then due and payable on any such notes for principal and interest, with interest, to the extent that payment of such interest will be legally enforceable, upon the overdue principal and upon overdue installments of interest.  In addition, the issuing entity will pay an amount sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the indenture trustee, its agents and counsel and all other compensation due to the indenture trustee.  If the issuing entity fails to pay such amounts upon such demand, the indenture trustee may institute a judicial proceeding for the collection of the unpaid amounts described above.

Early Redemption Events

The issuing entity will be required to redeem in whole or in part, to the extent that funds are available for that purpose and, for subordinated notes of a multiple tranche series, to the extent payment is permitted by the subordination provisions of the senior notes of the same series, each affected series, class or tranche of notes upon the occurrence of an early redemption event.  Early redemption events include the following:

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         o    for any tranche of notes, the occurrence of such note's expected principal payment date;

         o    each of the Pay Out Events applicable to the collateral certificate, as described under
              "Master Trust II—Pay Out Events";

         o    the issuing entity becoming an "investment company" within the meaning of the Investment
              Company Act of 1940, as amended; and

         o    for any series, class or tranche of notes, any additional early redemption event specified in the accompanying prospectus supplement.

In addition, for a tranche of BAseries notes, if for any date the amount of Excess Available Funds averaged over the three preceding calendar months is less than the Required Excess Available Funds for such date, an early redemption event for that tranche of BAseries notes will occur.

         The redemption price of a note so redeemed will be the outstanding principal amount of that note, plus accrued, past due and additional interest to but excluding the date of redemption, which will be the next payment date.  If the amount of Available Funds and Available Principal Amounts allocable to the series, class or tranche of notes to be redeemed, together with funds on deposit in the applicable principal funding subaccount, interest funding subaccount and Class C reserve subaccount, and any amounts payable to the issuing entity under any applicable derivative agreement, are insufficient to pay the redemption price in full on the next payment date after giving effect to the subordination provisions and allocations to any other notes ranking equally with that note, monthly payments on the notes to be redeemed will thereafter be made on each principal payment date until the outstanding principal amount of the notes plus all accrued, past due and additional interest are paid in full, or the legal maturity date of the notes occurs, whichever is earlier.  However, if so specified in the accompanying prospectus supplement, subject to certain exceptions, any notes that have the benefit of a derivative agreement will not be redeemed prior to such notes' expected principal payment date.

         No Available Principal Amounts will be allocated to a series, class or tranche of notes with a nominal liquidation amount of zero, even if the stated principal amount of that series, class or tranche has not been paid in full.  However, any funds previously deposited in the applicable principal funding subaccount, interest funding subaccount and Class C reserve subaccount and any amounts received from an applicable derivative agreement will still be available to pay principal of and interest on that series, class or tranche of notes.  In addition, if Available Funds are available, they can be applied to reimburse reductions in the nominal liquidation amount of that series, class or tranche resulting from reallocations of Available Principal Amounts to pay interest on senior classes of notes or the master trust II servicing fee, or from charge-offs for uncovered defaults on principal receivables in master trust II.

         Payments on redeemed notes will be made in the same priority as described in the related prospectus supplement.  The issuing entity will give notice to holders of the affected notes before an early redemption date.

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Events of Default

         Each of the following events is an event of default for any affected series, class or tranche of notes:

         o    for any tranche of notes, the issuing entity's failure, for a period of 35 days, to pay interest on such notes when such interest becomes due and payable;

         o    for any tranche of notes, the issuing entity's failure to pay the principal amount of such notes on the applicable legal maturity date;

         o    the issuing entity's default in the performance, or breach, of any other of its covenants or warranties in the indenture, for a period of 60 days after either the indenture trustee or the holders of at least 25% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected series, class or tranche has provided written notice requiring remedy of such breach, and, as a result of such default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 60 day period;

         o    the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the issuing entity; and

         o    for any series, class or tranche, any additional events of default specified in the prospectus supplement relating to the series, class or tranche.

         Failure to pay the full stated principal amount of a note on its expected principal payment date will not constitute an event of default.  An event of default relating to one series, class or tranche of notes will not necessarily be an event of default relating to any other series, class or tranche of notes.

Events of Default Remedies

         The occurrence of some events of default involving the bankruptcy or insolvency of the issuing entity results in an automatic acceleration of all of the notes.  If other events of default occur and are continuing for any series, class or tranche, either the indenture trustee or the holders of more than a majority in aggregate outstanding dollar principal amount of the notes of that series, class or tranche may declare by written notice to the issuing entity the principal of all those outstanding notes to be immediately due and payable.  This declaration of acceleration may generally be rescinded by the holders of a majority in aggregate outstanding dollar principal amount of outstanding notes of that series, class or tranche.

         If a series, class or tranche of notes is accelerated before its legal maturity date, the indenture trustee may at any time thereafter, and at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of that series, class or tranche at any time thereafter will, direct master trust II to sell credit card receivables, in an amount up to the nominal liquidation amount of the affected series, class or tranche of notes plus any accrued, past due and additional interest on the affected series, class or tranche, as described in "Sources of

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Funds to Pay the Notes—Sale of Credit Card Receivables," but only if at least one of the following conditions is met:

         o    the noteholders of 90% of the aggregate outstanding dollar principal amount of the accelerated series, class or tranche of notes consent; or

         o    the net proceeds of such sale (plus amounts on deposit in the applicable subaccounts and payments to be received from any applicable derivative agreement) would be sufficient to pay all outstanding amounts due on the accelerated series, class or tranche of notes; or

         o    if the indenture trustee determines that the funds to be allocated to the accelerated series, class or tranche of notes may not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such obligations had not been declared due and payable, and the holders of not less than 66 (2)/3% of the aggregate outstanding dollar principal amount of notes of the accelerated series, class or tranche, as applicable, consent to the sale.

         In addition, a sale of receivables following the occurrence of an event of default and acceleration of a subordinated tranche of notes of a multiple tranche series may be delayed as described under "Sources of Funds to Pay the Notes—Sale of Credit Card Receivables" if the payment is not permitted by the subordination provisions of the senior notes of the same series.

         If an event of default occurs relating to the failure to pay principal of or interest on a series, class or tranche of notes in full on the legal maturity date, the issuing entity will automatically direct master trust II to sell credit card receivables on that date, as described in
"Sources of Funds to Pay the Notes—Sale of Credit Card Receivables."

         Any money or other property collected by the indenture trustee for a series, class or tranche of notes in connection with a sale of credit card receivables following an event of default will be applied in the following priority, at the dates fixed by the indenture trustee:

         o    first, to pay all compensation owed to the indenture trustee for services rendered in connection with the indenture, reimbursements to the indenture trustee for all reasonable expenses, disbursements and advances incurred or made in accordance with the indenture, or indemnification of the indenture trustee for any and all losses, liabilities or expenses incurred without negligence or bad faith on its part, arising out of or in connection with its administration of the issuing entity;

         o    second, to pay the amounts of interest and principal then due and unpaid on the notes of that series, class or tranche; and

         o    third, any remaining amounts will be paid to the issuing entity.

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         If a sale of credit card receivables does not take place following an acceleration of a series, class or tranche of notes, then:

         o    The issuing entity will continue to hold the collateral certificate, and distributions on the collateral certificate will continue to be applied in accordance with the distribution provisions of the indenture and the indenture supplement.

         o    Principal will be paid on the accelerated series, class or tranche of notes to the extent funds are received from master trust II and available to the accelerated series, class or tranche after giving effect to all allocations and reallocations and payment is permitted by the subordination provisions of the senior notes of the same series.

         o    If the accelerated notes are a subordinated tranche of notes of a multiple tranche series, and the subordination provisions prevent the payment of the accelerated subordinated tranche, prefunding of the senior classes of that series will begin, as provided in the applicable indenture supplement.  Thereafter, payment will be made to the extent provided in the applicable indenture supplement.

         o    On the legal maturity date of the accelerated notes, if the notes have not been paid in full, the indenture trustee will direct master trust II to sell credit card receivables as provided in the applicable indenture supplement.

         The holders of a majority in aggregate outstanding dollar principal amount of any accelerated series, class or tranche of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee.  However, this right may be exercised only if the direction provided by the noteholders does not conflict with applicable law or the indenture or the related indenture supplement or have a substantial likelihood of involving the indenture trustee in personal liability.  The holder of any note will have the right to institute suit for the enforcement of payment of principal of and interest on such note on the legal maturity date expressed in such note.

         Generally, if an event of default occurs and any notes are accelerated, the indenture trustee is not obligated to exercise any of its rights or powers under the indenture unless the holders of affected notes offer the indenture trustee reasonable indemnity.  Upon acceleration of the maturity of a series, class or tranche of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes ranking senior to the lien of those notes for its unpaid fees and expenses.

         The indenture trustee has agreed, and the noteholders will agree, that they will not at any time institute against the issuing entity, Funding, BACCS or master trust II any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Meetings

         The indenture trustee may call a meeting of the holders of notes of a series, class or tranche at any time.  The indenture trustee will call a meeting upon request of the issuing entity or the holders of at least 10% in aggregate outstanding dollar principal amount of the outstanding

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notes of the series, class or tranche.  In any case, a meeting will be called after notice is given to holders of notes in accordance with the indenture.

         The quorum for a meeting is a majority of the holders of the outstanding dollar principal amount of the related series, class or tranche of notes, as the case may be, unless a higher percentage is specified for approving action taken at the meeting, in which case the quorum is the higher percentage.

Voting

         Any action or vote to be taken by the holders of a majority, or other specified percentage, of any series, class or tranche of notes may be adopted by the affirmative vote of the holders of a majority, or the applicable other specified percentage, of the aggregate outstanding dollar principal amount of the outstanding notes of that series, class or tranche, as the case may be.  For a description of the noteholders' actions and voting as they relate to master trust II, see "Risk Factors—You may have limited or no ability to control actions under the indenture and the master trust II agreement.  This may result in, among other things, accelerated payment of principal when it is in your interest to receive payment of principal on the expected principal payment date, or it may result in payment of principal not being accelerated when it is in your interest to receive early payment of principal,"
"Master Trust II—Pay Out Events,"
"—Representations and Warranties," "—Servicer Default" and "—Amendments to the Master Trust II
Agreement."

         Any action or vote taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the affected notes or the affected series, class or tranche of notes, as the case may be.

         Notes held by the issuing entity, Funding or their affiliates will not be deemed outstanding for purposes of voting or calculating a quorum at any meeting of noteholders.

Amendments to the Indenture and Indenture Supplements

         The issuing entity and the indenture trustee may amend, supplement or otherwise modify the indenture or any indenture supplement without the consent of any noteholders to provide for the issuance of any series, class or tranche of notes (as described under "The Notes—Issuances of New Series, Classes and Tranches of Notes") and to set forth the terms thereof.

         In addition, upon delivery of a master trust II tax opinion and issuing entity tax opinion, as described under "—Tax Opinions for Amendments" below, and upon delivery by the issuing entity to the indenture trustee of an officer's certificate to the effect that the issuing entity reasonably believes that such amendment will not and is not reasonably expected to (i) result in the occurrence of an early redemption event or event of default, (ii) adversely affect the amount of funds available to be distributed to the noteholders of any series, class or tranche of notes or the timing of such distributions, or (iii) adversely affect the security interest of the indenture trustee in the collateral securing the notes, the indenture or any indenture supplement may be amended, supplemented or otherwise modified without the consent of any noteholders to:

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         o    evidence the succession of another entity to the issuing entity, and the assumption by such successor of the covenants of the issuing entity in the indenture and the notes;

         o    add to the covenants of the issuing entity, or have the issuing entity surrender any of its rights or powers under the indenture, for the benefit of the noteholders of any or all series, classes or tranches;

         o    cure any ambiguity, correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture, or make any other provisions for matters or questions arising under the indenture;

         o    add to the indenture certain provisions expressly permitted by the Trust Indenture Act of
              1939, as amended;

         o    establish any form of note, or to add to the rights of the holders of the notes of any series, class or tranche;

         o    provide for the acceptance of a successor indenture trustee under the indenture for one or more series, classes or tranches of notes and add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one indenture trustee;

         o    add any additional early redemption events or events of default relating to the notes of any or all series, classes or tranches;

         o    provide for the consolidation of master trust II and the issuing entity or the transfer of assets in master trust II to the issuing entity after the termination of all series of master trust II investor certificates (other than the collateral certificate);

         o    if one or more transferors are added to, or replaced under, the master trust II agreement, or one or more beneficiaries are added to, or replaced under, the trust agreement, make any necessary changes to the indenture or any other related document;

         o    provide for the addition of collateral securing the notes and the issuance of notes backed by any such additional collateral;

         o    provide for additional or alternative credit enhancement for any tranche of notes; or

         o    qualify for sale treatment under generally accepted accounting principles.

         The indenture or any indenture supplement may also be amended without the consent of the indenture trustee or any noteholders upon delivery of a master trust II tax opinion and issuing entity tax opinion, as described under "—Tax Opinions for Amendments" below, for the purpose of adding provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or any indenture supplement or of modifying in any manner the rights of the holders of the notes under the indenture or any indenture supplement, provided, however, that the issuing entity shall (i) deliver to the indenture trustee and the owner trustee an officer's certificate to the

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effect that the issuing entity reasonably believes that such amendment will not and is not reasonably expected to
(a) result in the occurrence of an early redemption event or event of default, (b) adversely affect the amount of funds available to be distributed to the noteholders of any series, class or tranche of notes or the timing of such distributions, or (c) adversely affect the security interest of the indenture trustee in the collateral securing the notes, and (ii) receive written confirmation from each rating agency that such amendment will not result in the reduction, qualification or withdrawal of the ratings of any outstanding notes which it has rated.

         The issuing entity and the indenture trustee, upon delivery of a master trust II tax opinion and issuing entity tax opinion, as described under "—Tax Opinions for Amendments," may modify and amend the indenture or any indenture supplement, for reasons other than those stated in the prior paragraphs, with prior notice to each rating agency and the consent of the holders of not less than 66 (2)/3% of the outstanding dollar principal amount of each class or tranche of notes affected by that modification or amendment.  However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holders of 100% of each outstanding series, class or tranche of notes affected by the modification or amendment:

         o    a change in any date scheduled for the payment of interest on any note, or the expected principal payment date or legal maturity date of any note;

         o    a reduction of the stated principal amount of, or interest rate on, any note, or a change in the method of computing the outstanding dollar principal amount, the Adjusted
              Outstanding Dollar Principal Amount, or the nominal liquidation amount in a manner that is adverse to any noteholder;

         o    a reduction of the amount of a discount note payable upon the occurrence of an early redemption event or other optional or mandatory redemption or upon the acceleration of its maturity;

         o    an impairment of the right to institute suit for the enforcement of any payment on any note;

         o    a reduction of the percentage in outstanding dollar principal amount of the notes of any outstanding series, class or tranche, the consent of whose holders is required for modification or amendment of any indenture supplement or for waiver of compliance with provisions of the indenture or for waiver of defaults and their consequences provided for in the indenture;

         o    a modification of any of the provisions governing the amendment of the indenture, any indenture supplement or the issuing entity's agreements not to claim rights under any law which would affect the covenants or the performance of the indenture or any indenture supplement, except to increase any percentage of noteholders required to consent to any such amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by such modification;

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         o    permission being given to create any lien or other encumbrance on the collateral securing any notes ranking senior to the lien of the indenture;

         o    a change in the city or political subdivision so designated for any series, class or tranche of notes where any principal of, or interest on, any note is payable;

         o    a change in the method of computing the amount of principal of, or interest on, any note on any date; or

         o    any other amendment other than those explicitly permitted by the indenture without the consent of noteholders.

         The holders of a majority in aggregate outstanding dollar principal amount of the notes of a series, class or tranche, may waive, on behalf of the holders of all the notes of that series, class or tranche, compliance by the issuing entity with specified restrictive provisions of the indenture or the related indenture supplement.

         The holders of a majority in aggregate outstanding dollar principal amount of the notes of an affected series, class or tranche may, on behalf of all holders of notes of that series, class or tranche, waive any past default under the indenture or the indenture supplement relating to notes of that series, class or tranche.  However, the consent of the holders of all outstanding notes of a series, class or tranche is required to waive any past default in the payment of principal of, or interest on, any note of that series, class or tranche or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holders of each outstanding note of that series, class or tranche.

Tax Opinions for Amendments

         No amendment to the indenture, any indenture supplement or the trust agreement will be effective unless the issuing entity has delivered to the indenture trustee, the owner trustee and the rating agencies an opinion of counsel that:

         o    for federal income tax purposes (1) the amendment will not adversely affect the tax characterization as debt of any outstanding series or class of investor certificates issued by master trust II that were characterized as debt at the time of their issuance, (2) the amendment will not cause or constitute an event in which gain or loss would be recognized by any holder of investor certificates issued by master trust II, and (3) following the amendment, master trust II will not be an association, or publicly traded partnership, taxable as a corporation; and

         o    for federal income tax purposes (1) the amendment will not adversely affect the tax characterization as debt of any outstanding series, class or tranche of notes that were characterized as debt at the time of their issuance, (2) following the amendment, the issuing entity will not be treated as an association, or publicly traded partnership, taxable as a corporation, and (3) the amendment will not cause or constitute an event in which gain or loss would be recognized by any holder of any such note.

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Addresses for Notices

         Notices to holders of notes will be given by mail sent to the addresses of the holders as they appear in the note register.

Issuing Entity's Annual Compliance Statement

         The issuing entity will be required to furnish annually to the indenture trustee a statement concerning its performance or fulfillment of covenants, agreements or conditions in the indenture as well as the presence or absence of defaults under the indenture.

Indenture Trustee's Annual Report

         To the extent required by the Trust Indenture Act of 1939, as amended, the indenture trustee will mail each year to all registered noteholders a report concerning:

         o    its eligibility and qualifications to continue as trustee under the indenture,

         o    any amounts advanced by it under the indenture,

         o    the amount, interest rate and maturity date or indebtedness owing by the issuing entity to it in the indenture trustee's individual capacity,

         o    the property and funds physically held by it as indenture trustee,

         o    any release or release and substitution of collateral subject to the lien of the indenture that has not previously been reported, and

         o    any action taken by it that materially affects the notes and that has not previously been reported.

List of Noteholders

         Three or more holders of notes of any series, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of the issuing entity for purposes of communicating with other noteholders concerning their rights under the indenture or the notes.  The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

Reports

         Monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission.  These reports will be delivered to the master trust II trustee and the indenture trustee, as applicable, on or before each Transfer Date.  These reports will not be sent to noteholders.  See "Where You Can Find More Information" for information as to how these reports may be accessed.

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         Monthly reports, which will be prepared by FIA as servicer of master trust II, will contain the following information regarding the collateral certificate for the related month:

         o    the amount of the current monthly distribution which constitutes Available Funds;

         o    the amount of the current monthly distribution which constitutes principal collections;

         o    the aggregate amount of principal collections processed during the related monthly period and allocated to Series 2001-D;

         o    the aggregate amount of collections of finance charge receivables processed during the related monthly period and allocated to Series 2001-D;

         o    the aggregate amount of principal receivables in master trust II as of the end of the day on the last day of the related monthly period;

         o    the amount of principal receivables in master trust II represented by the Investor Interest of Series 2001-D as of the end of the day on the last day of the related monthly period;

         o    the floating allocation investor interest (as defined in the master trust II agreement) as of the end of the day on the last day of the related monthly period;

         o    the principal allocation investor interest (as defined in the master trust II agreement) as of the end of the day on the last day of the related monthly period;

         o    the floating investor percentage for Series 2001-D for the related monthly period;

         o    the principal investor percentage for Series 2001-D for the related monthly period;

         o    the aggregate amount of shared principal collections applied as available investor principal collections;

         o    the aggregate amount of outstanding balances in the accounts consisting of the Master Trust
              II Portfolio which were delinquent as of the end of the day on the last day of the related monthly period;

         o    the aggregate investor default amount for Series 2001-D for the related monthly period;

         o    the amount of the Investor Servicing Fee payable by master trust II to the servicer for the related monthly period;

         o    the amount of the Net Servicing Fee payable by master trust II to the servicer for the related monthly period;

         o    the amount of the servicer interchange payable by master trust II to the servicer for the related monthly period;

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         o    any material breaches of pool asset representations and warranties or transaction covenants, if applicable;

         o    any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time, if applicable; and

         o    any material changes in the solicitation, credit granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, to acquire new pool assets, if applicable.

         Monthly reports, which will be prepared by FIA as servicer, will contain the following information for each tranche of BAseries notes for the related month:

         o    targeted deposits to interest funding sub-accounts;

         o    interest to be paid on the corresponding Distribution Date;

         o    targeted deposits to Class C reserve sub-accounts, if any;

         o    withdrawals to be made from Class C reserve sub-accounts, if any;

         o    targeted deposits to principal funding sub-accounts;

         o    principal to be paid on the Distribution Date, if any;

         o    stated principal amount, outstanding dollar principal amount and nominal liquidation amount for the related monthly period;

         o    Class A Usage Amount of Class B notes and Class A Usage Amount of Class C notes;

         o    Class B Usage Amount of Class C notes;

         o    the nominal liquidation amount for each tranche of BAseries notes outstanding;

         o    Excess Available Funds and three-month average Excess Available Funds;

         o    the occurrence of any early redemption events;

         o    payments to enhancement providers, if any; and

         o    any new issuances of BAseries notes as applicable.

         On or before January 31 of each calendar year, the paying agent, on behalf of the indenture trustee, will furnish to each person who at any time during the prior calendar year was a noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code.  See "Federal Income Tax Consequences" in this prospectus.

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                                       FIA's Credit Card Activities

General

         The receivables conveyed or to be conveyed to master trust II by Funding pursuant to the master trust II agreement have been or will be generated from transactions made by holders of selected
MasterCard, Visa and American Express credit card accounts from the portfolio of MasterCard, Visa and
American Express accounts owned by FIA, called the Bank Portfolio.  FIA currently services the Bank
Portfolio in the manner described below.  FIA has delegated certain of its servicing functions to Banc of America Card Servicing Corporation (referred to as Servicing Corp.), an affiliate of FIA.  See
"Transaction Parties—FIA and Affiliates."

Origination, Account Acquisition, Credit Lines and Use of Credit Card Accounts

         FIA markets its credit card products primarily through endorsements from membership associations, financial institutions, commercial firms and others.  FIA directs its marketing efforts primarily to members and customers of these endorsing organizations, and to targeted lists of people with a strong common interest.  FIA is the recognized leader in endorsed marketing, with endorsements from thousands of organizations and businesses, including professional associations, financial institutions, colleges and universities, sports teams, and major retailers.

         FIA primarily uses direct mail, person-to-person marketing (such as event marketing), telesales and Internet marketing to market its credit card products.  Each year, FIA develops numerous marketing campaigns, customized for FIA's endorsing organizations, generating direct mail pieces designed to originate accounts and promote account usage.  FIA conducts Internet marketing through a combination of banner, e-mail, search engine and other advertisements.

         Currently, the credit risk of lending to each applicant is evaluated through the combination of human judgment and the application of various credit scoring models and other statistical techniques.
For credit card credit determinations, FIA considers an applicant's capacity and willingness to repay, stability and other factors.  Important information in performing this credit assessment includes an applicant's income, debt-to-income levels, residence and employment stability, the rate at which new credit is being acquired, and the manner in which the applicant has handled the repayment of previously granted credit.  An applicant who has favorable credit capacity and credit history characteristics is more likely to be approved and to receive a relatively higher credit line assignment.  Favorable characteristics include appropriate debt-to-income levels, a long history of steady employment, and little to no history of delinquent payments on other debt.  FIA develops credit scoring models to evaluate common applicant characteristics and their correlation to credit risk and utilizes models in making credit assessments.  The scoring models use the information available about the applicant on his or her application and in his or her credit report to provide a general indication of the applicant's credit risk.  Models for credit scoring are developed and modified using statistics to evaluate common applicant characteristics and their correlation to credit risk.  Periodically, the scoring models are validated and, if necessary, realigned to maintain their accuracy and reliability.

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         Generally, a credit analyst decides whether or not to approve an account, although a significant percentage of high risk applications are declined through an automated decisioning process.
A limited number of applications from cardholders who already have an account with FIA are approved through an automated system based on the cardholder's favorable credit history with FIA.  Most decisions to approve a credit application are made by credit analysts who consider the credit factors described above and assign credit lines based upon this assessment.  Credit analysts are encouraged to call applicants when they believe additional information, such as an explanation of delinquencies or debt levels, may assist the analyst in making the appropriate credit decision.  Credit analysts undergo a comprehensive education program that focuses on evaluating an applicant's creditworthiness.

         Following the merger between Bank of America Corporation and MBNA Corporation, FIA increased its use of automated credit decisions based on credit scoring models and other scoring techniques for account origination and approval practices.  When the scoring system indicates that an applicant has low credit risk, the approval of an account will be based in most instances on that automated credit risk decision.  However, as the scoring system indicates that an applicant presents a relatively higher credit risk, the approval or rejection of an account is increasingly likely (when compared to a low credit risk applicant) to involve human judgment.  In those cases, a credit analyst will consider the credit factors listed above in order to determine whether an account will be approved.

         Credit limits are primarily determined based on income level, customer credit bureau history, and relationship information, if applicable.  Credit lines for existing customers are regularly reviewed for credit line increases, and when appropriate, credit line decreases.  FIA's Portfolio Risk Management division independently assesses credit quality through review of new and existing extensions of credit and trend reporting to ensure quality and consistency.

         Once the credit analyst makes a decision, further levels of review are automatically triggered based on an analysis of the risk of each decision.  This analysis is derived from previous experiential data and makes use of credit scores and other statistical techniques.  Credit analysts also review applications obtained through pre-approved offers to ensure adherence to credit standards and assign an appropriate credit limit as an additional approach to managing credit risk.  Some credit applications that present low risk are approved through an automated decisioning process.

         FIA and its affiliates have made portfolio acquisitions in the past and may make additional acquisitions in the future.  Prior to acquiring a portfolio, FIA reviews the historical performance and seasoning of the portfolio (including the portfolio's delinquency and loss characteristics, average balances, attrition rates, yield and collection performance) and reviews the account management and underwriting policies and procedures of the entity selling the portfolio.  Credit card accounts that have been purchased by FIA were originally opened using criteria established by institutions other than
FIA and may not have been subject to the same credit review as accounts originated by FIA.  Once these accounts have been purchased and transferred to FIA for servicing, they are generally managed in accordance with the same policies and procedures as accounts originated by FIA.  It is expected that portfolios of credit card accounts purchased by FIA from other credit card issuers will be added to master trust II from time to time.

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         Each cardholder is subject to an agreement with FIA setting forth the terms and conditions of the related MasterCard, Visa or American Express account.  FIA reserves the right to add or to change any terms, conditions, services or features of its MasterCard, Visa or American Express accounts at any time by giving notice to the customer, including increasing or decreasing periodic finance charges, other charges and payment terms.  The agreement with each cardholder provides that FIA may apply such changes, when applicable, to current outstanding balances as well as to future transactions.  The cardholder can reject certain changes in terms by giving timely written notification to FIA and then no longer using the account.

Interchange

         Member banks participating in the Visa, MasterCard and American Express associations receive certain fees called interchange from Visa, MasterCard and American Express as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing.  Under the Visa, MasterCard and American Express systems, a portion of this interchange in connection with cardholder charges for goods and services is passed from banks which clear the transactions for merchants to credit card issuing banks.  Interchange fees are set annually by Visa,
MasterCard and American Express and are based on the number of credit card transactions and the amount charged per transaction.  The percentage of the interchange attributed to cardholder charges for goods and services in the related accounts in master trust II will be transferred to master trust II.
Interchange varies from 1% to 2% of the transaction amount, but these amounts may be changed by
MasterCard, Visa or American Express.  Interchange arising under the related accounts will be transferred from FIA, through BACCS and Funding, to master trust II and allocated to the collateral certificate for treatment as collections of finance charge receivables.

                                       FIA's Credit Card Portfolio

         FIA primarily relies on endorsement marketing in the acquisition of credit card accounts, but also engages in targeted direct response marketing and portfolio acquisitions.  For a description of
FIA's marketing, underwriting and credit risk control policies, see "FIA's Credit Card
Activities—Origination, Account Acquisition, Credit Lines and Use of Credit Card Accounts."

Billing and Payments

         FIA and its service bureaus, as applicable, generate and mail to cardholders monthly statements summarizing account activity and processes cardholder monthly payments.

         Cardholders generally are required to make a monthly minimum payment at least equal to interest and late fees assessed that month plus 1% of the remaining balance on the account.  However, certain eligible cardholders are given the option periodically to take a payment deferral.  The required monthly minimum payment described in this paragraph represents an increase from the prior method for calculating the required monthly minimum payment.  This change became effective for new credit card accounts beginning in the third quarter of 2005, and became effective for existing credit card accounts in
December 2005.  These changes generally increase the payment amounts required from accounts that represent greater risk, such as

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overlimit accounts.  Increasing the monthly minimum payments generally
(i) reduces the amount of principal receivables in the Bank Portfolio and the Master Trust II Portfolio,
(ii) reduces the finance charges on those principal receivables in future periods, and (iii) increases the number of payment defaults by cardholders.  The impact of such change on the payment of principal and interest on the Bank Portfolio and the Master Trust II Portfolio depends on the actual payment patterns of cardholders, whether or not cardholders who pay down the account balance more quickly reuse the available credit, and other factors that are difficult to predict or quantify.

         The finance charges on purchases, which are assessed monthly, are calculated by multiplying the account's average daily purchase balance by the applicable daily periodic rate, and multiplying the result by the number of days in the billing cycle.  Finance charges are calculated on purchases from the date of the purchase or the first day of the billing cycle in which the purchase is posted to the account, whichever is later.  Monthly periodic finance charges are generally not assessed on new purchases if, for each billing cycle, all balances shown on the previous billing statement are paid by the due date, which is generally at least 20 days after the billing date.  Monthly periodic finance charges are not assessed in most circumstances on previous purchases if all balances shown on the two previous billing statements are paid by their respective due dates.

         The finance charges, which are assessed monthly on cash advances (including balance transfers), are calculated by multiplying the account's average cash advance balance by the applicable daily periodic rate, and multiplying the result by the number of days in the billing cycle.  Finance charges are calculated on cash advances (including balance transfers) from the date of the transaction.
Currently, FIA generally treats the day on which a cash advance check is deposited or cashed as the transaction date for such check.

         During 2004, FIA implemented strategies to decrease the number of accounts that have been overlimit for consecutive periods.  These strategies included eliminating charging overlimit fees for accounts that have been overlimit for consecutive periods and holding the minimum payment constant
(assuming the fee had been billed), thereby shifting payment dollars to principal, thus accelerating the rate at which outstanding balances on these overlimit accounts are reduced below the credit limit.

         FIA assesses fees on its credit card accounts which may include late fees, overlimit fees, returned check charges, cash advance and check fees and fees for certain purchase transactions.  These fees are a significant part of income generated by the credit card accounts.

Risk Control and Fraud

         FIA manages risk at the account level through sophisticated analytical techniques combined with regular judgmental review.  High risk transactions are evaluated at the point of sale, where risk levels are balanced with profitability and cardholder satisfaction.  In addition, cardholders showing signs of financial stress are periodically reviewed, a process that includes an examination of the cardholder's credit file, the cardholder's behavior with FIA accounts, and often a phone call to the cardholder for clarification of the situation.  FIA may block use of certain accounts, reduce credit lines on certain accounts, and increase the annual percentage rates on certain accounts (generally after giving the cardholder notice and an opportunity to reject the

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rate increase, unless the increase was triggered by
an event set out in the credit agreement as a specific basis for a rate increase).

         A balanced approach is also used when stimulating portfolio growth.  Risk levels are measured through statistical models that incorporate payment behavior, employment information, income information and transaction activity.  Credit bureau scores and attributes are obtained and combined with internal information to allow FIA to increase credit lines and promote account usage while balancing additional risk.

         FIA manages fraud risk through a combination of judgmental reviews and sophisticated technology to detect and prevent fraud as early as possible.  Technologies and strategies utilized include a neural net-based fraud score, expert systems and fraud specified authorization strategies.  Address and other demographic discrepancies are investigated as part of the credit decision to identify and prevent identity theft.

Delinquencies and Collection Efforts

         An account is contractually delinquent if the minimum payment is not received by the due date indicated on the monthly billing statement.  For collection purposes, however, an account is considered delinquent if the minimum payment required to be made is not received by FIA generally within 5 days after the due date reflected in the respective monthly billing statement.  Efforts to collect delinquent credit card receivables currently are made by FIA's Customer Assistance personnel.  Collection activities include statement messages, telephone calls and formal collection letters.  FIA employs two principal computerized systems for collecting past due accounts.  The predictive management system analyzes each cardholder's purchase and repayment habits and selects accounts for initial contact with the objective of contacting the highest risk accounts first.  The accounts selected are queued to FIA's proprietary Outbound Call Management System.  This system sorts accounts by a number of factors, including time zone, degree of delinquency and dollar amount due, and automatically dials delinquent accounts in order of priority.  Representatives are automatically linked to the cardholder's account information and voice line when a contact is established.

Charge-Off Policy

         FIA charges off open-end delinquent loans by the end of the month in which the account becomes
180 days contractually past due.  Delinquent bankrupt accounts are charged off by the end of the second calendar month following receipt of notification of filing from the applicable court, but not later than the applicable 180-day timeframe described above.  Following receipt of notification of a deceased cardholder, the related account is charged off by the end of the third calendar month following such receipt of notification, unless a payment equal to or greater than 1.75% of the outstanding account balance is received within the past 35 days or the account is less than 30 days contractually past due, but not later than the applicable 180-day timeframe described above.  Fraudulent accounts are charged off by the end of the calendar month of the 90th day after identifying the account as fraudulent, but not later than the applicable 180-day timeframe described above.  Accounts failing to make a payment within charge-off policy timeframes are written off.  Managers may on an exception basis defer charge-off of a non-bankrupt account for another month, pending continued payment activity or other special

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circumstances.  Senior manager approval is required, and may be required in certain instances with regard to certain accounts, on all such exceptions to the charge-off policies described above.  If an account has been charged-off, it may be sold to a third party or retained by FIA for recovery.

Renegotiated Loans and Re-Aged Accounts

         FIA may modify the terms of its credit card agreements with cardholders who have experienced financial difficulties by offering them renegotiated loan programs, which include placing them on nonaccrual status, reducing their interest rate or providing any other concession in terms.  When accounts are classified as nonaccrual, interest is no longer billed to the cardholder.  In future periods, when a payment is received, it is recorded as a reduction of the interest and fee amount that was billed to the cardholder prior to placing the account on nonaccrual status.  Once the original interest and fee amount or subsequent fees have been paid, payments are recorded as a reduction of principal.  Other restructured loans are loans for which the interest rate was reduced or loans that have received any other type of concession in terms because of the inability of the cardholder to comply with the original terms and conditions.  Income is accrued at the reduced rate as long as the cardholder complies with the revised terms and conditions.  In addition, accounts may be re-aged to remove existing delinquency.  Generally, the intent of a re-age is to assist cardholders who have recently overcome temporary financial difficulties, and have demonstrated both the ability and willingness to resume regular payments, but may be unable to pay the entire past due amount.  To qualify for re-aging, the account must have been open for at least one year and cannot have been re-aged during the preceding 365 days.  An account may not be re-aged more than two times in a five-year period.  To qualify for re-aging, the cardholder must also have made three regular minimum monthly payments within the last 90 days.  In addition, FIA may re-age the account of a cardholder who is experiencing long-term financial difficulties and apply modified, concessionary terms and conditions to the account.  Such additional re-ages are limited to one in a five year period and must meet the qualifications for re-ages described above, except that the cardholder's three consecutive minimum monthly payments may be based on the modified terms and conditions applied to the account.  All re-age strategies are approved by FIA's senior management and FIA's Loan Review Department.  Re-ages may have the effect of delaying charge-offs.  If charge-offs are delayed, certain events related to the performance of the receivables, such as Pay Out Events, events of default and early redemption events, may be delayed, resulting in the delay of principal payments to noteholders.  See "The Notes—Early Redemption of Notes," "The
Indenture—Early Redemption Events," "—Events of Default," "—Events of Default Remedies" and "Master Trust
II—Pay Out Events."

                                Receivables Transfer Agreements Generally

         FIA originates and owns credit card accounts from which receivables may be transferred to BACCS pursuant to an agreement between FIA and BACCS.  Certain of the receivables transferred to BACCS have been sold, and may continue to be sold, to Funding by BACCS.  These receivables have been, and will be, sold pursuant to a receivables purchase agreement between BACCS and Funding.  As described above under
"Master Trust II—The Receivables" and "—Addition of Master Trust II Assets," Funding has the right (or in certain circumstances, the obligation) to designate to master trust II, from time to time, additional credit card accounts

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for the related receivables to be included as receivables transferred to master trust II.  Funding will convey to master trust II its interest in all receivables of such additional credit card accounts, whether such receivables are then existing or thereafter created, pursuant to the master trust II agreement.

                                    The Receivables Purchase Agreement

Sale of Receivables

         FIA is the owner of the accounts which generate the receivables that are purchased by the transferor under the receivables purchase agreement between BACCS and Funding and then transferred by
Funding to master trust II.  In connection with the sale of receivables to Funding, BACCS has:

         o    filed appropriate UCC financing statements to evidence the sale to Funding and to perfect
              Funding's right, title and interest in those receivables; and

         o    indicated in its computer files that the receivables have been sold to Funding.

         Pursuant to the receivables purchase agreement, BACCS:

         o    sold all of its right, title and interest in the receivables existing in the initial accounts at the close of business on the initial cut-off date and receivables arising thereafter in those accounts, in each case including all interchange, insurance proceeds and recoveries allocable to such receivables, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables; and

         o    will sell all of its right, title and interest in the receivables existing in the additional accounts at the close of business on the date of designation for inclusion in master trust II and receivables arising thereafter in those accounts, in each case including all interchange, insurance proceeds and recoveries, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables.

         Pursuant to the master trust II agreement, those receivables are then transferred immediately by Funding, subject to certain conditions, to master trust II, and Funding has assigned to master trust
II its rights under the receivables purchase agreement.

Representations and Warranties

         In the receivables purchase agreement, BACCS represents and warrants to Funding to the effect that, among other things:

         o    it is validly existing in good standing under the applicable laws of the applicable jurisdiction and has full power and authority to own its properties and conduct its business;

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         o    the execution and delivery of the receivables purchase agreement and the performance of the transactions contemplated by that document will not conflict with or result in any breach of any of the terms of any material agreement to which BACCS is a party or by which its properties are bound and will not conflict with or violate any requirements of law applicable to BACCS; and

         o    all governmental authorizations, consents, orders, approvals, registrations or declarations required to be obtained by BACCS in connection with the execution and delivery of, and the performance of the receivables purchase agreement have been obtained.

Repurchase Obligations

         In the receivables purchase agreement, BACCS makes the following representations and warranties, among others:

         o    as of October 20, 2006 with respect to the initial accounts, and as of the date of designation for sale to Funding with respect to additional accounts, the list of accounts identifies all accounts the receivables of which are to be sold by BACCS to Funding;

         o    each receivable conveyed to Funding has been conveyed free and clear of any lien or encumbrance, other than liens for municipal and other local taxes;

         o    all government authorizations, consents, orders, approvals, registrations or declarations required to be obtained, effected or given by BACCS in connection with the conveyance of receivables to Funding have been duly obtained, effected or given and are in full force and effect;

         o    on the initial cut-off date, each account is an Eligible Account and, on the date of designation for inclusion in master trust II, each additional account is an Eligible
              Account;

         o    on the initial cut-off date, each receivable then existing in an initial account is an
              Eligible Receivable and, on the applicable additional cut-off date, each receivable then existing in the related additional account is an Eligible Receivable; and

         o    as of the date of the creation of any new receivable sold to Funding by BACCS, such receivable is an Eligible Receivable.

         Similar representations and warranties are made by Funding under the master trust II agreement.  The receivables purchase agreement provides that if BACCS breaches any of the representations and warranties described above and, as a result, Funding is required under the master trust II agreement to accept a reassignment of the related Ineligible Receivables transferred to master trust II by Funding or sold to master trust II by FIA prior to the date Funding became the transferor, then BACCS will accept reassignment of such Ineligible Receivables and pay to Funding an amount equal to the unpaid balance of such Ineligible Receivables.  See "Master Trust II—Representations and Warranties."

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Reassignment of Other Receivables

         BACCS also represents and warrants in the receivables purchase agreement that (a) the receivables purchase agreement and any supplemental conveyances each constitute a legal, valid and binding obligation of BACCS and (b) the receivables purchase agreement and any supplemental conveyance constitute a valid sale to Funding of the related receivables, and that the sale is perfected under the applicable UCC.  If a representation described in (a) or (b) of the preceding sentence is not true and correct in any material respect and as a result of the breach Funding is required under the master trust
II agreement to accept a reassignment of all of the receivables previously sold by BACCS pursuant to the receivables purchase agreement, BACCS will accept a reassignment of those receivables.  See "Master
Trust II—Representations and Warranties."  If BACCS is required to accept reassignment under the preceding paragraph, BACCS will pay to Funding an amount equal to the unpaid balance of the reassigned receivables.

Amendments

         The receivables purchase agreement may be amended by BACCS and Funding without consent of any investor certificateholders or noteholders.  No amendment, however, may be effective unless written confirmation has been received by Funding from each rating agency that the amendment will not result in the reduction, qualification or withdrawal of the respective ratings of each rating agency for any securities issued by master trust II.

Termination

         The receivables purchase agreement will terminate upon either (a) the termination of master trust II pursuant to the master trust II agreement, or (b) an amendment to the master trust II agreement to replace Funding as transferor under the master trust II agreement.  In addition, if BACCS or Funding becomes a debtor in a bankruptcy case or certain other liquidation, bankruptcy, insolvency or similar events occur, BACCS will cease to transfer receivables to Funding and promptly give notice of that event to Funding and the master trust II trustee.

                                             Master Trust II

         The following discussion summarizes the material terms of the master trust II agreement—dated
August 4, 1994, among FIA, as servicer, Funding, as transferor, and The Bank of New York, as master trust II trustee, which has been and may be amended from time to time, and is referred to in this prospectus as the master trust II agreement—and the series supplements to the master trust II agreement.  The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the master trust II agreement and the series supplements.

General

Master trust II has been formed in accordance with the laws of the State of Delaware.  Master trust II is governed by the master trust II agreement.  Master trust II will only engage in the following business activities:

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         o    acquiring and holding master trust II assets;

         o    issuing series of certificates and other interests in master trust II;

         o    receiving collections and making payments on the collateral certificate and other interests; and

         o    engaging in related activities (including, for any series, obtaining any enhancement and entering into an enhancement agreement relating thereto).

         As a consequence, master trust II is not expected to have any need for additional capital resources other than the assets of master trust II.

Master Trust II Trustee

         The Bank of New York, a New York banking corporation, is the master trust II trustee under the master trust II agreement.  See "Transaction Parties—The Bank of New York" for a description of The Bank of New York.  The master trust II trustee, FIA, Funding and any of their respective affiliates may hold certificates in their own names.  For purposes of meeting the legal requirements of certain local jurisdictions, the master trust II trustee will have the power to appoint a co-master trust II trustee or separate master trust II trustees of all or any part of master trust II.  In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the master trust II trustee by the master trust II agreement will be conferred or imposed upon the master trust II trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the master trust II trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the master trust II trustee.

         Under the terms of the master trust II agreement, the servicer agrees to pay to the master trust II trustee reasonable compensation for performance of its duties under the master trust II agreement.  The master trust II trustee has agreed to perform only those duties specifically set forth in the master trust II agreement.  Many of the duties of the master trust II trustee are described in
"Master Trust II" and throughout this prospectus and the related prospectus supplement.  Under the terms of the master trust II agreement, the master trust II trustee's limited responsibilities include the following:

         o    to deliver to certificateholders of record certain notices, reports and other documents received by the master trust II trustee, as required under the master trust II agreement;

         o    to authenticate, deliver, cancel and otherwise administer the investor certificates;

         o    to remove and reassign ineligible receivables and accounts from master trust II;

         o    to establish and maintain necessary master trust II accounts and to maintain accurate records of activity in those accounts;

         o    to serve as the initial transfer agent, paying agent and registrar, and, if it resigns these duties, to appoint a successor transfer agent, paying agent and registrar;

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         o    to invest funds in the master trust II accounts at the direction of the servicer;

         o    to represent the certificateholders in interactions with clearing agencies and other similar organizations;

         o    to distribute and transfer funds at the direction of the servicer, as applicable, in accordance with the terms of the master trust II agreement;

         o    to file with the appropriate party all documents necessary to protect the rights and interests of the certificateholders;

         o    to enforce the rights of the certificateholders against the servicer, if necessary;

         o    to notify the certificateholders and other parties, to sell the receivables, and to allocate the proceeds of such sale, in the event of the termination of master trust II;

         o    to cause a sale of receivables on the legal maturity date of any accelerated tranche of notes; and

         o    to perform certain other administrative functions identified in the master trust II agreement.

         In addition to the responsibilities described above, the master trust II trustee has the discretion to require Funding to cure a potential Pay Out Event and to declare a Pay Out Event.  See
"Master Trust II—Pay Out Events."

         In the event that Funding becomes insolvent, if any series of investor certificates issued on or prior to April 25, 2001 is outstanding, the master trust II trustee shall: (1) notify the certificateholders of the insolvency, (2) dispose of the receivables in a commercially reasonable manner, and (3) allocate the proceeds of such sale.  See "Master Trust II—Pay Out Events."

         If a servicer default occurs, in addition to the responsibilities described above, the master trust II trustee may be required to appoint a successor servicer or to take over servicing responsibilities under the master trust II agreement.  See "Master Trust II—Servicer Default."  In addition, if a servicer default occurs, the master trust II trustee, in its discretion, may proceed to protect its rights or the rights of the investor certificateholders under the master trust II agreement by a suit, action or other judicial proceeding.

         The master trust II trustee is not liable for any errors of judgment as long as the errors are made in good faith and the master trust II trustee was not negligent.  The master trust II trustee may resign at any time, and it may be forced to resign if the master trust II trustee fails to meet the eligibility requirements specified in the master trust II agreement.

         The holders of a majority of investor certificates have the right to direct the time, method or place of conducting any proceeding for any remedy available to the trustee under the master trust II agreement.

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         The master trust II trustee may resign at any time, in which event the transferor will be obligated to appoint a successor master trust II trustee.  The transferor may also remove the master trust II trustee if the master trust II trustee ceases to be eligible to continue as such under the master trust II agreement or if the master trust II trustee becomes insolvent.  In such circumstances, the transferor will be obligated to appoint a successor master trust II trustee.  Any resignation or removal of the master trust II trustee and appointment of a successor master trust II trustee does not become effective until acceptance of the appointment by the successor master trust II trustee.

         Any successor trustee will execute and deliver to the transferor, FIA and its predecessor master trust II trustee an instrument accepting the appointment.  Any successor trustee must: (1) be a corporation organized and doing business under the laws of the United States of America or any state thereof; (2) be authorized under such laws to exercise corporate trust powers; (3) have a long-term unsecured debt rating of at least Baa3 by Moody's, BBB- by Standard & Poor's and BBB by Fitch; (4) have, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, have a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority; (5) be approved by Standard & Poor's to act as the master trust II trustee; (6) service a portfolio of consumer revolving credit card accounts or other consumer revolving credit accounts; (7) be legally qualified and have the capacity to service the Master Trust II
Portfolio; (8) be qualified (or licensed) to use the software that the servicer is then currently using to service the Master Trust II Portfolio or obtains the right to use, or has its own, software which is adequate to perform its duties under the master trust II agreement; (9) have, in the reasonable judgment of the master trust II trustee, demonstrated the ability to professionally and competently service a portfolio of similar accounts in accordance with customary standards of skill and care; and (10) have a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

         The master trust II trustee may appoint one or more co-trustees and vest in that co-trustee or those co-trustees, for the benefit of the certificateholders, such title to the assets in master trust
II or part thereof.  No co-trustee appointed in such manner will be subject to the eligibility requirements discussed in the preceding paragraph.

         The servicer has agreed to pay the master trust II trustee's fees and expenses.  The payment of those fees and expenses by the servicer will be made without reimbursement from any master trust II account.  See "The Indenture—Events of Default Remedies."

The Receivables

         The Master Trust II Portfolio consists of receivables which arise in credit card accounts selected from the Bank Portfolio on the basis of criteria set forth in the master trust II agreement as applied on the Cut-Off Date or, for additional accounts, as of the date of their designation.  The receivables in master trust II may include receivables that are contractually delinquent.  Funding will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to designate from time to time additional eligible revolving credit card accounts to be included as accounts and to transfer to master trust II all

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receivables of such additional accounts, whether such receivables are then existing or thereafter created, or to transfer to master trust II participations in receivables instead.

         Funding, as transferor, will be required to designate additional credit card accounts, to the extent available:

                  (a) to maintain the Transferor Interest so that, during any period of 30 consecutive days, the Transferor Interest averaged over that period equals or exceeds the Minimum
         Transferor Interest for the same period; and

                  (b) to maintain, for so long as master trust II investor certificates of any series (including the collateral certificate) remain outstanding, an aggregate amount of principal receivables equal to or greater than the Minimum Aggregate Principal Receivables.
         Any additional credit card accounts designated by Funding must meet certain eligibility requirements on the date of designation.

         Funding also has the right (subject to certain limitations and conditions) to require the master trust II trustee to reconvey all receivables in credit card accounts designated by Funding for removal, whether such receivables are then existing or thereafter created.  Once a credit card account is removed, receivables existing or arising under that credit card account are not transferred to master trust II.

         Throughout the term of master trust II, the credit card accounts from which the receivables arise will be the credit card accounts designated by Funding on the Cut-Off Date plus any additional credit card accounts minus any removed credit card accounts.  For each series of certificates issued by master trust II, Funding will represent and warrant to master trust II that, as of the date of issuance of the related series and the date receivables are conveyed to master trust II, such receivables meet certain eligibility requirements.  See "—Representations and Warranties" below.

         The prospectus supplement relating to each series, class or tranche of notes will provide certain information about the Master Trust II Portfolio as of the date specified.  Such information will include, but not be limited to, the amount of principal receivables, the amount of finance charge receivables, the range of principal balances of the credit card accounts and the average thereof, the range of credit limits of the credit card accounts and the average thereof, the range of ages of the credit card accounts and the average thereof, the geographic distribution of the credit card accounts, the types of credit card accounts and delinquency statistics relating to the credit card accounts.

Investor Certificates

         Each series of master trust II certificates will represent interests in certain assets of master trust II, including the right to the applicable investor percentage of all cardholder payments on the receivables in master trust II.  For the collateral certificate, the Investor Interest on any date will be equal to the sum of the nominal liquidation amounts of all notes secured by the collateral certificate.

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         Funding owns the Transferor Interest which represents the interest in master trust II not represented by the investor certificates issued and outstanding under master trust II or the rights, if any, of any credit enhancement providers to receive payments from master trust II.  The holder of the
Transferor Interest, subject to certain limitations, will have the right to the Transferor Percentage of all cardholder payments from the receivables in master trust II.  The Transferor Interest may be transferred in whole or in part subject to certain limitations and conditions set forth in the master trust II agreement.  At the discretion of Funding, the Transferor Interest may be held either in an uncertificated form or in the form of a certificate representing the Transferor Interest, called a transferor certificate.  See "—Certain Matters Regarding the Servicer and the Transferor" below.

         The amount of principal receivables in master trust II will vary each day as new principal receivables are created and others are paid or charged-off as uncollectible.  The amount of the
Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of the principal receivables in master trust II.  As a result, the Transferor Interest will generally increase to reflect reductions in the Investor Interest for such series and will also change to reflect the variations in the amount of principal receivables in master trust II.  The Transferor Interest will generally decrease as a result of the issuance of a new series of investor certificates by master trust
II or as a result of an increase in the collateral certificate due to the issuance of a new series, class or tranche of notes or otherwise.  See "—New Issuances" below and "The Notes—Issuances of New
Series, Classes and Tranches of Notes" in this prospectus.

Conveyance of Receivables

         Pursuant to the master trust II agreement, each of FIA and Funding, during the period it was the seller or the transferor, as applicable, has assigned to master trust II its interest in all receivables arising in the initial accounts, as of the Cut-Off Date, and has assigned and will assign its interest in all of the receivables in the additional accounts, as of the related account addition date.  In addition, FIA or Funding, as applicable, has assigned to master trust II all of its interest in all receivables thereafter created under such accounts, all interchange, recoveries and insurance proceeds allocable to master trust II, any participations in receivables added to master trust II and the proceeds of all of the foregoing.

         In connection with each previous transfer of the receivables to master trust II, FIA and
Funding have respectively indicated, and in connection with each subsequent transfer of receivables to master trust II, Funding will indicate, in its computer files that the receivables have been conveyed to master trust II.  In addition, Funding has provided or will provide to the master trust II trustee computer files or microfiche lists, containing a true and complete list showing each credit card account, identified by account number and by total outstanding balance on the date of transfer.  FIA, as servicer, will not deliver to the master trust II trustee any records or agreements relating to the credit card accounts or the receivables.

         Except as stated above, the records and agreements relating to the credit card accounts and the receivables in master trust II maintained by Funding or the servicer are not and will not be segregated by Funding or the servicer from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfer of the receivables to master trust II.  However, the computer records of BACCS are

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marked to evidence the transfer of the receivables to Funding and the computer records of Funding are marked to evidence the transfer of the receivables to master trust II.  BACCS has filed Uniform Commercial Code financing statements for the transfer of the receivables to Funding, as transferor, and Funding has filed Uniform Commercial Code financing statements for the transfer of the receivables to master trust II.  In the case of the transfer of the receivables from BACCS to Funding, such financing statements must meet the requirements of North Carolina state law.  In the case of the transfer of the receivables from Funding to master trust II, such financing statements must meet the requirements of Delaware state law.

Addition of Master Trust II Assets

         As described above under "—The Receivables," Funding has the right (or in certain circumstances, the obligation) to designate to master trust II, from time to time, additional credit card accounts for the related receivables to be included as receivables transferred to master trust II.
Funding will convey to master trust II its interest in all receivables of such additional credit card accounts, whether such receivables are then existing or thereafter created.

         Each additional account must be an Eligible Account at the time of its designation.  However, additional credit card accounts may not be of the same credit quality as other credit card accounts transferred to master trust II.  Additional credit card accounts may have been originated by FIA using credit criteria different from those which were applied by FIA to the other credit card accounts transferred to master trust II.  For example, additional credit card accounts may have been acquired by
FIA from an institution which may have had different credit criteria.

         In addition to or in lieu of additional credit card accounts, Funding is permitted to add to master trust II participations representing interests in a pool of assets primarily consisting of receivables arising under revolving credit card accounts owned by FIA or an affiliate of FIA.
Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing agreement or similar agreement entered into by Funding which entitles the certificateholder to receive percentages of collections generated by the pool of assets subject to such participation agreement from time to time and to certain other rights and remedies specified therein.
Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the participation agreement and may be different from those specified in this prospectus.  The rights and remedies of master trust II as the holder of a participation (and therefore the certificateholders) will be subject to all the terms and provisions of the related participation agreement.  The master trust II agreement may be amended to permit the addition of a participation in master trust II without the consent of the related certificateholders if:

         o    Funding delivers to the master trust II trustee a certificate of an authorized officer to the effect that, in the reasonable belief of Funding, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such certificateholders; and

         o    such amendment will not result in a withdrawal or reduction of the rating of any outstanding series under master trust II by any rating agency.

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         A conveyance by Funding to master trust II of receivables in additional credit card accounts or participations is subject to the following conditions, among others:

         o    Funding shall give the master trust II trustee, each rating agency and the servicer written notice that such additional accounts or participations will be included, which notice shall specify the approximate aggregate amount of the receivables or interests therein to be transferred;

         o    Funding shall have delivered to the master trust II trustee a written assignment (including an acceptance by the master trust II trustee on behalf of master trust II for the benefit of the certificateholders) as provided in the assignment agreement relating to such additional accounts or participations, and Funding shall have delivered to the master trust
              II trustee a computer file or microfiche list, dated as of the Addition Date, containing a true and complete list of such additional accounts or participations transferred to master trust II;

         o    Funding shall represent and warrant that:

         —        each additional credit card account is, as of the Addition Date, an Eligible Account, and each receivable in such additional credit card account is, as of the Addition
                  Date, an Eligible Receivable;

         —        no selection procedures believed by the transferor to be materially adverse to the interests of the certificateholders were utilized in selecting the additional credit card accounts; and

         —        as of the Addition Date, Funding is not insolvent;

         o    Funding shall deliver certain opinions of counsel with respect to the transfer of the receivables in the additional credit card accounts or the participations to master trust
              II; and

         o    where the additional credit card accounts are greater than the Maximum Addition Amount for the related three-month period, each rating agency then rating any series of certificates outstanding under master trust II shall have previously consented to the addition of such additional credit card accounts or participations.

         In addition to the periodic reports otherwise required to be filed by the servicer with the SEC pursuant to the Securities Exchange Act of 1934, as amended, the servicer intends to file, on behalf of master trust II, a report on Form 8-K with respect to any addition to master trust II of receivables in additional credit card accounts or participations that would have a material effect on the composition of the assets of master trust II.

Removal of Accounts

         Funding may, but shall not be obligated to, designate from time to time certain credit card accounts to be removed accounts, all receivables in which shall be subject to removal from master trust
II.  Funding, however, may not make more than one such designation in any month.

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Funding will be permitted to designate and require reassignment to it of the receivables from removed accounts only upon satisfaction of the following conditions, among others:

         o    the removal of any receivables of any removed accounts shall not, in the reasonable belief of Funding, cause a Pay Out Event to occur;

         o    Funding shall have delivered to master trust II for execution a written assignment and an updated account list, dated as of the Removal Date, containing a true and complete list of all removed accounts identified by account number and the aggregate amount of the receivables in such removed accounts;

         o    Funding shall represent and warrant that it has not used any selection procedures believed by Funding to be materially adverse to the interests of the holders of any series of certificates outstanding under master trust II in selecting the related removed accounts;

         o    each rating agency then rating each series of investor certificates outstanding under master trust II shall have received notice of such proposed removal of accounts and Funding shall have received notice from each such rating agency that such proposed removal will not result in a downgrade or withdrawal of its then-current rating for any such series;

         o    the aggregate amount of principal receivables of the accounts then existing in master trust
              II less the aggregate amount of principal receivables of the removed accounts shall not be less than the amount specified, if any, for any period specified;

         o    the principal receivables of the removed accounts shall not equal or exceed 5% of the aggregate amount of the principal receivables in master trust II at such time; except, that if any series of master trust II investor certificates or tranche of notes has been paid in full, the principal receivables in such removed accounts may not equal or exceed the sum of:

         —        the initial Investor Interest or the aggregate principal amount of the certificates of such series or tranche, as applicable, of such series; plus

         —        5% of the aggregate amount of the principal receivables in master trust II at such time after giving effect to the removal of accounts in an amount approximately equal to the initial Investor Interest of such series; and

         o    Funding shall have delivered to the master trust II trustee an officer's certificate confirming the items set forth above.

         In addition, Funding's designation of any account as a removed account shall be random, unless
Funding's designation of any such account is in response to a third-party action or decision not to act and not the unilateral action of the transferor.

         Funding will be permitted to designate as a removed account without the consent of the master trust II trustee, certificateholders, noteholders or rating agencies, and without having to

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satisfy the conditions described above, any account that has a zero balance and which Funding will remove from its computer file.

Collection and Other Servicing Procedures

         The servicer will be responsible for servicing and administering the receivables in accordance with the servicer's policies and procedures for servicing credit card receivables comparable to the receivables.  FIA has been servicing credit card receivables in connection with securitizations since
1986.  See "Transaction Parties—FIA and Affiliates" for a discussion of FIA.  Servicing activities to be performed by the servicer include collecting and recording payments, communicating with accountholders, investigating payment delinquencies, evaluating the increase of credit limits and the issuance of credit cards, providing billing and tax records to accountholders and maintaining internal records for each account.  Managerial and custodial services performed by the servicer on behalf of master trust II include providing assistance in any inspections of the documents and records relating to the accounts and receivables by the master trust II trustee pursuant to the master trust II agreement, maintaining the agreements, documents and files relating to the accounts and receivables as custodian for master trust II and providing related data processing and reporting services for investor certificateholders of any series and on behalf of the master trust II trustee.

         If FIA became insolvent, a Pay Out Event and a Servicer Default would occur.  If a Pay Out
Event occurs, this could cause an early redemption of the notes, and payments on your notes could be accelerated, delayed or reduced.  See "Master Trust II—Pay Out Events."  Furthermore, if a Servicer
Default occurs, FIA could be removed as servicer for master trust II and a successor servicer would be appointed.  See "Master Trust II—Servicer Default" for more information regarding the appointment of a successor servicer.

         Pursuant to the master trust II agreement, FIA, as servicer, has the right to delegate its duties as servicer to any person who agrees to conduct such duties in accordance with the master trust
II agreement and FIA's lending guidelines.  FIA, as servicer, has delegated certain duties relating to the servicing of credit card accounts owned by FIA to Servicing Corp.  However, such delegation will not relieve FIA of its obligations as servicer under the master trust II agreement.  See "Transaction
Parties—FIA and Affiliates" for a description of Servicing Corp.

         The servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the servicer believes to be reasonable from time to time.

         The servicer may not resign from its obligations and duties under the master trust II agreement, except upon determination that performance of its duties is no longer permissible under applicable law.  No such resignation will become effective until the master trust II trustee or a successor to the servicer has assumed the servicer's responsibilities and obligations under the master trust II agreement.

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Master Trust II Accounts

         The servicer will establish and maintain, in the name of master trust II, for the benefit of certificateholders of all series, an account established for the purpose of holding collections of receivables, called a master trust II collection account, which will be a non-interest bearing segregated account established and maintained with the servicer or with a Qualified Institution.  A
Qualified Institution may also be a depository institution, which may include the master trust II trustee, which is acceptable to each rating agency.

         In addition, for the benefit of the investor certificateholders of certificates issued by master trust II, the master trust II trustee will establish and maintain in the name of master trust II two separate accounts, called a finance charge account and a principal account, in segregated master trust II accounts (which need not be deposit accounts) with a Qualified Institution (other than FIA,
BACCS or the transferor).  Funds in the principal account and the finance charge account for master trust II will be invested, at the direction of the servicer, in Permitted Investments.

         Any earnings (net of losses and investment expenses) on funds in the finance charge account or the principal account allocable to the collateral certificate will be included in collections of finance charge receivables allocable to the collateral certificate.  The servicer will have the revocable power to withdraw funds from the master trust II collection account and to instruct the master trust II trustee to make withdrawals and payments from the finance charge account and the principal account for the purpose of carrying out the servicer's duties.

Investor Percentage

         The servicer will allocate between the Investor Interest of each series issued and outstanding and the Transferor Interest, all amounts collected on finance charge receivables, all amounts collected on principal receivables and all receivables in Defaulted Accounts, based on a varying percentage called the investor percentage.  The servicer will make each allocation by reference to the applicable investor percentage of each series and the Transferor Percentage, and, in certain circumstances, the percentage interest of certain credit enhancement providers, for such series.  For a description of how allocations will be made to the collateral certificate by master trust II, see "Sources of Funds to Pay the
Notes—The Collateral Certificate."

Application of Collections

         Except as otherwise provided below, the servicer will deposit into the master trust II collection account, no later than the second Business Day following the date of processing, any payment collected by the servicer on the receivables in master trust II.  On the same day as any such deposit is made, the servicer will make the deposits and payments to the accounts and parties as indicated below.
FIA, as servicer, may make such deposits and payments on a monthly or other periodic basis on each
Transfer Date in an amount equal to the net amount of such deposits and payments which would have been made on a daily basis if:

         o    (i) the servicer provides to the master trust II trustee and Funding a letter of credit covering collection risk of the servicer acceptable to the specified rating agency, and

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              (ii) Funding shall not have received a notice from such rating agency that such letter of credit would result in the lowering of such rating agency's then-existing rating of any series of certificates previously issued by master trust II and then-outstanding; or

         o    the servicer has and maintains a certificate of deposit or short-term deposit rating of P-1 by Moody's, of A-1 by Standard & Poor's, and of F1 by Fitch.

         Whether the servicer is required to make monthly or daily deposits from the master trust II collection account into the finance charge account or the principal account, for any month:

         o    the servicer will only be required to deposit collections from the master trust II collection account into the finance charge account, the principal account or any series account established by a related series supplement up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to certificateholders; and

         o    if at any time prior to such Distribution Date the amount of collections deposited in the master trust II collection account exceeds the amount required to be deposited pursuant to this section, the servicer, subject to certain limitations, will be permitted to withdraw the excess from the master trust II collection account.

         The servicer will withdraw the following amounts from the master trust II collection account for application as indicated:

                  (a) An amount equal to the Transferor Percentage of the aggregate amount of such deposits in respect of principal receivables will be:

                  —        paid to the holder of the Transferor Interest if, and only to the extent that, the Transferor Interest is greater than the Minimum Transferor Interest; or

                  —        deposited in the principal account and treated as Unallocated Principal
                           Collections.

                  (b) An amount equal to the Transferor Percentage of the aggregate amount of such deposits in respect of finance charge receivables will be:

                  —        deposited in the finance charge account (in an amount equal to the amount of such deposits times the aggregate prefunded amount, if any, on deposit in the principal funding subaccount for any tranche of notes divided by the
                           Transferor Interest) and paid to the issuing entity on the following Transfer
                           Date (in an amount not to exceed the positive difference, if any, between
                           (i) the amount of interest payable to noteholders and derivative counterparties, if any, on such prefunded amount and (ii) the net investment earnings on such prefunded amounts for such month); or

                  —        otherwise paid to the holder of the Transferor Interest.

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                  (c) For master trust II certificates other than the collateral certificate, an amount equal to the applicable investor percentage of the aggregate amount of such deposits relating to the finance charge receivables will be deposited into the finance charge account and the aggregate amount of such deposits relating to principal receivables will be deposited into the principal account, in each case, for application and distribution in accordance with the related series supplement.  However, so long as certain conditions are satisfied, including that no Pay Out Event has occurred or is continuing, collections of principal receivables allocable to subordinated classes of investor certificates will be deposited in the principal account only up to an amount (not less than zero) equal to:

                  —        1.5 times the total monthly interest to be deposited during the current month for all classes of investor certificates described in the related series supplement, plus

                  —        if FIA or The Bank of New York is not the servicer, the monthly servicing fee, minus

                  —        the preceding month's finance charge collections allocated to the related investor certificates (unless the transferor or the servicer has knowledge that the current month's finance charge collections will be materially less than the finance charge collections for the prior month, in which case, the lesser amount will be used).

         Any collections of principal receivables allocable to subordinated classes of investor certificates in excess of such amount will be commingled with FIA's other funds until the following Transfer Date.

                  (d) For the collateral certificate, deposits in respect of finance charge receivables and principal receivables will be allocated to the collateral certificate as described in
         "Sources of Funds to Pay the Notes—The Collateral Certificate" in this prospectus.  However, so long as certain conditions are satisfied, including that no Pay Out Event relating to the collateral certificate has occurred or is continuing, and that neither an early redemption event nor an event of default relating to the notes has occurred or is continuing, collections of principal receivables allocable to subordinated classes of notes will be deposited in the principal account only up to an amount (not less than zero) equal to:

                  —        1.5 times the aggregate amount targeted to be deposited in the interest funding account during the current month and, following any issuance of notes during such month, the aggregate amount targeted to be deposited in the interest funding account for such newly issued notes during the following month, plus

                  —        if FIA or The Bank of New York is not the servicer, the monthly servicing fee, minus

                  —        the preceding month's finance charge collections allocated to the collateral certificate (unless the transferor or the servicer has knowledge that the

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                           current month's finance charge collections will be materially less than the finance charge collections for the prior month, in which case, the lesser amount will be used).

         Any collections of principal receivables allocable to subordinated classes of notes in excess of such amount will be commingled with FIA's other funds until the following Transfer Date.

         The amount of collections of principal receivables to be deposited in the principal account for subordinated classes of investor certificates described in clause (c) above, or subordinated classes of notes as described in clause (d) above, is subject to amendment with rating agency approval.

         Any Unallocated Principal Collections will be held in the principal account and paid to the holder of the Transferor Interest if, and only to the extent that, the Transferor Interest is greater than the Minimum Transferor Interest.  Unallocated Principal Collections will be held for or distributed to investor certificateholders of the series of certificates issued by master trust II (including the collateral certificate) in accordance with related series supplements.

         The servicer's compliance with its obligations under the master trust II agreement and each series supplement will be independently verified as described under "—Evidence as to Compliance" below.

Defaulted Receivables; Rebates and Fraudulent Charges

         On each Determination Date, the servicer will calculate the Aggregate Investor Default Amount for the preceding month, which will be equal to the aggregate amount of the investor percentage of principal receivables in Defaulted Accounts; that is, credit card accounts which in such month were written off as uncollectible in accordance with the servicer's policies and procedures for servicing credit card receivables comparable to the receivables in master trust II.  Recoveries on receivables in
Defaulted Accounts (net of expenses) will be included as finance charge collections payable to master trust II, provided that if any of such recoveries relates to both receivables in Defaulted Accounts and other receivables, and it cannot be determined with objective certainty whether such recoveries relate to receivables in Defaulted Accounts or other receivables, the amount of recoveries included as finance charge collections payable to master trust II will be the servicer's reasonable estimate of the amount recovered in respect of receivables in Defaulted Accounts.

         If the servicer adjusts the amount of any principal receivable because of transactions occurring in respect of a rebate or refund to a cardholder, then the Transferor Interest will be reduced by the amount of the adjustment.  In addition, the Transferor Interest will be reduced as a result of transactions in respect of any principal receivable which was discovered as having been created through a fraudulent or counterfeit charge.

         If the servicer makes a deposit into the collection account of a receivable that was received in the form of a check which is not honored for any reason or if the servicer makes a mistake in the amount of any deposit of any collection, then the servicer will appropriately adjust

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subsequent deposits into the collection account to reconcile the dishonored check or mistake.  Any payment received in the form of a dishonored check is deemed not to have been paid.

Master Trust II Termination

         Master trust II will terminate on the Master Trust II Termination Date.  Upon the termination of master trust II and the surrender of the Transferor Interest, the master trust II trustee shall convey to the holder of the Transferor Interest all right, title and interest of master trust II in and to the receivables and other funds of master trust II.

Pay Out Events

         A Pay Out Event will cause the early redemption of the notes.  A Pay Out Event refers to any of the following events:

         (a)      failure on the part of Funding (i) to make any payment or deposit on the date required under the master trust II agreement or the Series 2001-D supplement (or within the applicable grace period which shall not exceed 5 days) or (ii) to observe or perform in any material respect any other covenants or agreements of Funding set forth in the master trust II agreement or the Series 2001-D supplement, which failure has a material adverse effect on the certificateholders and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, and continues to materially and adversely affect the interests of the certificateholders for such period;

         (b)      any representation or warranty made by Funding in the master trust II agreement or the
                  Series 2001-D supplement, or any information required to be given by Funding to the master trust II trustee to identify the credit card accounts, proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of such failure, requiring the same to be remedied, and as a result of which the interests of the certificateholders are materially and adversely affected and continue to be materially and adversely affected for such period, except that a Pay Out Event described in this clause (b) will not occur if Funding has accepted reassignment of the related receivable or all such receivables, if applicable, during such period in accordance with the provisions of the master trust II agreement;

         (c)      (i) Funding becomes unable for any reason to transfer receivables to master trust II in accordance with the master trust II agreement, (ii) BACCS becomes unable for any reason to transfer receivables to Funding in accordance with the provisions of the receivables purchase agreement between BACCS and Funding, or (iii) FIA becomes unable for any reason to transfer receivables to BACCS in accordance with the provisions of the applicable agreement between FIA and BACCS;

         (d)      any Servicer Default occurs which would have a material adverse effect on the certificateholders;

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         (e)      certain events of insolvency, conservatorship, receivership or bankruptcy relating to
                  Funding, BACCS, or FIA;

         (f)      Funding fails to convey receivables arising under additional credit card accounts, or participations, to master trust II when required by the master trust II agreement; or

         (g)      master trust II becomes an "investment company" within the meaning of the Investment
                  Company Act of 1940, as amended.

         In the case of any event described in clause (a), (b) or (d) above, a Pay Out Event will occur only if, after any applicable grace period, either the master trust II trustee or the noteholders evidencing interests aggregating not less than 50% of the Adjusted Outstanding Dollar Principal Amount of the outstanding notes, by written notice to Funding and the servicer (and to the master trust II trustee if given by the noteholders) declare that a Pay Out Event has occurred as of the date of such notice.

         In the case of any event described in clause (c), (e), (f) or (g), a Pay Out Event will occur without any notice or other action on the part of the master trust II trustee or the noteholders immediately upon the occurrence of such event.

         In addition to the consequences of a Pay Out Event discussed above and solely to the extent the investor certificates of any series issued on or prior to April 25, 2001 are outstanding, if pursuant to certain provisions of federal law, Funding voluntarily enters liquidation or a receiver is appointed for
Funding, on the day of such event Funding will immediately cease to transfer principal receivables to master trust II and promptly give notice to the master trust II trustee of such event.  Within 15 days, the master trust II trustee will publish a notice of the liquidation or the appointment stating that the master trust II trustee intends to sell, dispose of, or otherwise liquidate the receivables in master trust II.  Unless otherwise instructed within a specified period by certificateholders representing interests aggregating more than 50% of the Investor Interest of each series issued and outstanding, the master trust II trustee will use its best efforts to sell, dispose of, or otherwise liquidate the receivables in master trust II through the solicitation of competitive bids and on terms equivalent to the best purchase offer, as determined by the master trust II trustee.  The noteholders will be deemed to have disapproved of such sale, liquidation or disposition.  However, neither Funding, nor any affiliate or agent of Funding, may purchase the receivables of master trust II in the event of such sale, liquidation or disposition.  The proceeds from the sale, disposition or liquidation of such receivables will be treated as collections of the receivables and applied as specified above in
"—Application of Collections."

         If the only Pay Out Event to occur is either (i) the insolvency or bankruptcy of Funding,
BACCS, or FIA, or (ii) the appointment of a conservator or receiver for FIA, the related conservator, receiver or bankruptcy court may have the power to prevent the early sale, liquidation or disposition of the receivables in master trust II and the commencement of a Rapid Amortization Period.  In addition, a conservator, receiver or bankruptcy court may have the power to cause the early sale of the receivables in master trust II and the early retirement of the certificates.  See "Risk Factors" in this prospectus and any risk factors in the accompanying prospectus supplement.

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         On the date on which a Pay Out Event occurs, the Rapid Amortization Period will commence.  A
Pay Out Event for the collateral certificate is also an early redemption event for the notes.  See "The
Indenture—Early Redemption Events."

Servicing Compensation and Payment of Expenses

         The share of the master trust II servicing fee allocable to the collateral certificate for any
Transfer Date, called the Investor Servicing Fee, will equal one-twelfth of the product of (i) 2.0% and
(ii) the Weighted Average Floating Allocation Investor Interest for the collateral certificate for the month preceding such Transfer Date.  On each Transfer Date, if FIA or The Bank of New York is the servicer, servicer interchange for the related month that is on deposit in the finance charge account will be withdrawn from the finance charge account and paid to the servicer in payment of a portion of the Investor Servicing Fee for such month.

         The servicer interchange for any month for which FIA or The Bank of New York is the servicer will be an amount equal to the portion of collections of finance charge receivables allocated to the
Investor Interest for the collateral certificate for such month that is attributable to interchange.
However, servicer interchange for a month will not exceed one-twelfth of the product of (i) the Weighted
Average Floating Allocation Investor Interest for the collateral certificate for such month and
(ii) 0.75%.  In the case of any insufficiency of servicer interchange on deposit in the finance charge account, a portion of the Investor Servicing Fee allocable to the collateral certificate for such month will not be paid to the extent of such insufficiency and in no event shall master trust II, the master trust II trustee or the collateral certificateholder be liable for the share of the servicing fee to be paid out of servicer interchange.

         The share of the Investor Servicing Fee allocable to the collateral certificate for any
Transfer Date, called the Net Servicing Fee, is equal to one-twelfth of the product of (i) the Weighted
Average Floating Allocation Investor Interest for the collateral certificate and (ii) 1.25%, or if FIA or The Bank of New York is not the servicer, 2.0%.

         The Investor Servicing Fee allocable to the collateral certificate will be funded from collections of finance charge receivables allocated to the collateral certificate.  The remainder of the servicing fee for master trust II will be allocable to the Transferor Interest, the Investor Interests of any other series of investor certificates issued by master trust II and any other interests in master trust II, if any, for such series.  Neither master trust II, the master trust II trustee nor the certificateholders of any series of investor certificates issued by master trust II (including the collateral certificate) will have any obligation to pay the portion of the servicing fee allocable to the Transferor Interest.

         In connection with servicing the receivables, the servicer may incur certain expenses.  The
Investor Servicing Fee that is paid to the servicer is intended, in part, to compensate the servicer for these expenses.  The servicer will pay from its servicing compensation these expenses which may include, without limitation, payment of the fees and disbursements of the master trust II trustee, the owner trustee, the indenture trustee and independent certified public accountants and other fees which are not expressly stated in the master trust II agreement, the trust agreement or the indenture to be payable by master trust II or the investor certificateholders other than federal, state and local income and franchise taxes, if any, of master trust II.  See the

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chart entitled "Fees and Expenses Payable from BAseries Available Funds and BAseries Available Principal Amounts."

New Issuances

         The master trust II agreement provides that the holder of the Transferor Interest, without independent verification of its authority, may cause the master trust II trustee to issue one or more new series of certificates and may define all principal terms of such series.  Each series issued may have different terms and enhancements than any other series.  None of the transferor, the servicer, the master trust II trustee or master trust II is required or intends to provide prior notice to or obtain the consent of any certificateholder of any other series previously issued by master trust II or any noteholder of a series previously issued by the issuing entity prior to the issuance of a new series of master trust II investor certificates.  However, as a condition of a new issuance, the holder of the
Transferor Interest will deliver to the master trust II trustee written confirmation that the new issuance will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series.

         Under the master trust II agreement, the holder of the Transferor Interest may cause a new issuance by notifying the master trust II trustee at least three days in advance of the date upon which the new issuance is to occur.  The notice will state the designation of any series to be issued and:

         o    its initial principal amount (or method for calculating such amount) which amount may not be greater than the current principal amount of the Transferor Interest;

         o    its certificate rate (or method of calculating such rate); and

         o    the provider of any credit enhancement.
         The master trust II trustee will authenticate a new series only if it receives the following, among others:

         o    a series supplement specifying the principal terms of such series;

         o    an opinion of counsel to the effect that, unless otherwise stated in the related series supplement, the certificates of such series will be characterized as indebtedness for federal income tax purposes;

         o    a master trust II tax opinion;

         o    if required by the related series supplement, the form of credit enhancement;

         o    if credit enhancement is required by the series supplement, an appropriate credit enhancement agreement executed by Funding and the credit enhancer;

         o    written confirmation from each rating agency that the new issuance will not result in such rating agency's reducing or withdrawing its rating on any then outstanding series rated by it; and

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         o    an officer's certificate of Funding to the effect that after giving effect to the new issuance Funding would not be required to add additional accounts pursuant to the master trust II agreement and the Transferor Interest would be at least equal to the Minimum
              Transferor Interest.

Representations and Warranties

         Funding has made in the master trust II agreement certain representations and warranties to master trust II to the effect that, among other things, that as of the Substitution Date:

         o    as of the issuance date, Funding is duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the master trust II agreement;
              and

         o    as of the date of the designation of the related accounts to master trust II, each account is an Eligible Account.

         Prior to the Substitution Date, FIA made similar representations and warranties relating to receivables that were transferred by FIA to master trust II.  For so long as such receivables are assets of master trust II, then the representations and warranties made by FIA regarding those receivables will be in effect and enforceable.

         If,

         o    any of these representations and warranties proves to have been incorrect in any material respect when made by either FIA with respect to receivables transferred to master trust II prior to the Substitution Date or by Funding, and continues to be incorrect for 60 days after notice to Funding by the master trust II trustee or to the transferor and the master trust II trustee by the certificateholders holding more than 50% of the Investor Interest of the related series; and

         o    as a result the interests of the certificateholders are materially and adversely affected, and continue to be materially and adversely affected during such period;

then the master trust II trustee or certificateholders holding more than 50% of the Investor Interest may give notice to Funding (and to the master trust II trustee in the latter instance) declaring that a
Pay Out Event has occurred, thereby causing an early redemption event to occur relating to the notes.

         Funding has also made representations and warranties to master trust II relating to the receivables in master trust II to the effect that, among other things:

         o    as of the date of designation of the related account to the Master Trust II Portfolio, each of the receivables then existing in such account is an Eligible Receivable; and

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         o    as of the date of designation of the related account to the Master Trust II Portfolio, each receivable then existing in such account was transferred to master trust II free and clear of any lien (except for certain tax, governmental or other nonconsensual liens).

         Prior to the Substitution Date, FIA made similar representations and warranties relating to the receivables as of the date of designation of the related account to the Master Trust II Portfolio.  For so long as receivables transferred by FIA prior to the Substitution Date are assets of master trust II, then the representations and warranties made by FIA with respect to the receivables will be in effect and enforceable.

         In the event of a breach of any representation and warranty set forth in the preceding paragraph, within 60 days, or such longer period (not to exceed 120 days) as may be agreed to by the master trust II trustee, of the earlier to occur of the discovery of such breach by Funding or FIA, as applicable, or receipt by Funding of written notice of such breach given by the master trust II trustee, or, for certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice and as a result of such breach, the receivables in the accounts of master trust II are charged-off as uncollectible, master trust II's rights in, to or under the receivables or their proceeds are impaired or the proceeds of such receivables are not available for any reason to master trust II free and clear of any lien (except for certain tax, governmental and other nonconsensual liens), then Funding or FIA, with respect to receivables transferred to master trust II prior to the
Substitution Date, will be obligated to accept reassignment of each related principal receivable as an ineligible receivable.  Such reassignment will not be required to be made, however, if, on any day within the applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects.

         Funding or FIA, as applicable, will accept reassignment of each applicable ineligible receivable by directing the servicer to deduct the amount of each such ineligible receivable from the aggregate amount of principal receivables used to calculate the Transferor Interest.  In the event that the exclusion of an ineligible receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be a negative number, on the date of reassignment of such ineligible receivable Funding shall make a deposit in the collection account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be reduced below zero.  Any such deduction or deposit shall be considered a repayment in full of the ineligible receivable.  The obligation of Funding to accept reassignment of any ineligible receivable transferred to master trust II after the Substitution Date is the sole remedy respecting any breach of the representations and warranties made by Funding with respect to receivables transferred to master trust II after the
Substitution Date relating to that receivable available to the certificateholders or the master trust II trustee on behalf of certificateholders.  The obligation of FIA to accept reassignment of any ineligible receivable transferred to master trust II prior to the Substitution Date is the sole remedy respecting any breach of the surviving representations and warranties made by FIA with respect to receivables transferred to master trust II prior to the Substitution Date relating to that receivable available to the certificateholders or the master trust II trustee on behalf of the certificateholders.

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         Funding, as of the date it became transferor, has also represented and warranted to master trust II to the effect that, among other things, as of the Substitution Date:

         o    the receivables purchase agreement and the master trust II agreement each constitutes a legal, valid and binding obligation of Funding; and

         o    the transfer of receivables by it to master trust II under the master trust II agreement will constitute either:

              —   a valid sale to the master trust II trustee of receivables; or

              —   the grant of a security interest in such receivables, and that sale or security interest is perfected.

         In the event of a breach of any of the representations and warranties described in the preceding paragraph, either the master trust II trustee or the holders of certificates evidencing interests in master trust II aggregating more than 50% of the aggregate Investor Interest of all series outstanding under master trust II may direct FIA (with respect to receivables transferred prior to the Substitution Date) or Funding (with respect to receivables transferred after the Substitution Date)
to accept reassignment of the Master Trust II Portfolio within 60 days of such notice, or within such longer period specified in such notice.  FIA or Funding, as applicable, will be obligated to accept reassignment of such receivables in master trust II on a Distribution Date occurring within such applicable period.  Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects.  The deposit amount for such reassignment will be equal to:

         o    the Investor Interest for each series outstanding under master trust II on the last day of the month preceding the Distribution Date on which the reassignment is scheduled to be made; minus

         o    the amount, if any, previously allocated for payment of principal to such certificateholders (or other interest holders) on such Distribution Date; plus

         o    an amount equal to all accrued and unpaid interest less the amount, if any, previously allocated for payment of such interest on such Distribution Date.

         The payment of this reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the distribution account will be considered a payment in full of the Investor
Interest for each such series required to be repurchased and will be distributed upon presentation and surrender of the certificates for each such series.  If the master trust II trustee or certificateholders give a notice as provided above, the obligation of FIA or Funding, as applicable, to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the master trust II trustee or such certificateholders.

         It is not required or anticipated that the master trust II trustee will make any initial or periodic general examination of the receivables or any records relating to the receivables for the purpose of establishing the presence or absence of defects, compliance with FIA's or Funding's

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representations and warranties, or for any other purpose.  Funding, however, will deliver to the master trust II trustee on or before March 31 of each year (or such other date specified in the accompanying prospectus supplement), an opinion of counsel with respect to the validity of the security interest of master trust II in and to the receivables and certain other components of master trust II.

Certain Matters Regarding the Servicer and the Transferor

         The master trust II agreement provides that the servicer will indemnify the transferor, master trust II and the master trust II trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the servicer for the activities of master trust II or the master trust II trustee.  The servicer, however, will not indemnify:

         o    the master trust II trustee or the transferor for liabilities imposed by reason of fraud, negligence, or willful misconduct by the master trust II trustee or the transferor in the performance of its duties under the master trust II agreement;

         o    master trust II, the certificateholders or the certificate owners for liabilities arising from actions taken by the master trust II trustee at the request of certificateholders;

         o    master trust II, the certificateholders or the certificate owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of defaulted receivables or receivables which are written off as uncollectible; or

         o    the transferor, master trust II, the certificateholders or the certificate owners for any liabilities, costs or expenses of the transferor, master trust II, the certificateholders or the certificate owners arising under any tax law, including without limitation, any federal, state, local or foreign income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the transferor, master trust II, the certificateholders or the certificate owners in connection with the master trust II agreement to any taxing authority.

         In addition, the master trust II agreement provides that, subject to certain exceptions,
Funding will indemnify an injured party for any losses, claims, damages or liabilities (other than those incurred by a certificateholder as an investor in the certificates or those which arise from any action of a certificateholder) arising out of or based upon the arrangement created by the master trust II agreement as though the master trust II agreement created a partnership under the Delaware Revised
Uniform Partnership Act in which Funding is a general partner.

         None of the transferor, the servicer or any of their respective directors, officers, employees or agents will be under any liability to master trust II, the master trust II trustee, the investor certificateholders of any certificates issued by master trust II or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the master trust II agreement.  None of the transferor, the servicer or any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by

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reason of willful misfeasance, bad faith or gross negligence of the transferor, the servicer or any such person in the performance of their duties or by reason of reckless disregard of obligations and duties thereunder.  In addition, the master trust II agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the master trust II agreement and which in its opinion may expose it to any expense or liability.

         Funding may transfer its interest in all or a portion of the Transferor Interest, provided that prior to any such transfer:

         o    the master trust II trustee receives written notification from each rating agency that such transfer will not result in a lowering or withdrawal of its then-existing rating of the certificates of each outstanding series rated by it; and

         o    the master trust II trustee receives a written opinion of counsel confirming that such transfer would not adversely affect the treatment of the certificates of each outstanding series issued by master trust II as debt for federal income tax purposes.

         Any person into which, in accordance with the master trust II agreement, the transferor or the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the transferor or the servicer is a party, or any person succeeding to the business of the transferor or the servicer, upon execution of a supplement to the master trust II agreement and delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the master trust II agreement, will be the successor to the transferor or the servicer, as the case may be, under the master trust II agreement.

Servicer Default

         In the event of any Servicer Default, either the master trust II trustee or certificateholders representing interests aggregating more than 50% of the Investor Interests for all series of certificates of master trust II, by written notice to the servicer (and to the master trust II trustee, the transferor and certain providers of series enhancement, if given by the certificateholders), may terminate all of the rights and obligations of the servicer under the master trust II agreement and the master trust II trustee may appoint a new servicer.  Any such termination and appointment is called a service transfer.  The master trust II trustee shall as promptly as possible appoint a successor servicer.  The successor servicer may be the master trust II trustee, a wholly-owned subsidiary of the master trust II trustee, or an entity which, at the time of its appointment as successor servicer,
(1) services a portfolio of consumer revolving credit card accounts or other consumer revolving credit accounts, (2) is legally qualified and has the capacity to service the Master Trust II Portfolio, (3) is qualified (or licensed) to use the software that the servicer is then currently using to service the
Master Trust II Portfolio or obtains the right to use, or has its own, software which is adequate to perform its duties under the master trust II agreement, (4) has, in the reasonable judgment of the master trust II trustee, demonstrated the ability to professionally and competently service a portfolio of similar accounts in accordance with customary standards of skill and care, and (5) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.  The successor servicer shall accept its appointment by written instrument acceptable to the master trust II trustee.  The successor servicer is entitled to compensation out of

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collections; however, that compensation will not be in
excess of the master trust II servicing fee.  See "—Servicing Compensation and Payment of Expenses"
above for a discussion of the master trust II servicing fee.

         Because FIA, as servicer, has significant responsibilities for the servicing of the receivables, the master trust II trustee may have difficulty finding a suitable successor servicer.
Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform such duties for the amount of the servicing fee currently payable under the master trust II agreement.  If no such servicer has been appointed and has accepted such appointment by the time the servicer ceases to act as servicer, all authority, power and obligations of the servicer under the master trust II agreement will pass to the master trust II trustee.  The Bank of New York, the master trust II trustee, does not have credit card operations.  If
The Bank of New York is automatically appointed as successor servicer it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the master trust II agreement may not be sufficient to cover its actual costs and expenses of servicing the accounts.  Except when the Servicer Default is caused by certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer, if the master trust II trustee is unable to obtain any bids from eligible servicers and the servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the master trust II trustee is legally unable to act as successor servicer, then the master trust II trustee shall give the transferor the right of first refusal to purchase the receivables on terms equivalent to the best purchase offer as determined by the master trust II trustee.

         Upon the occurrence of any Servicer Default, the servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the master trust II agreement.  The servicer is required to provide the master trust II trustee, any provider of enhancement and/or any issuer of any third-party credit enhancement, the holder of the Transferor
Interest and the holders of certificates of each series issued and outstanding under master trust II prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

         In the event of a Servicer Default, if a conservator or receiver is appointed for the servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the servicer exists, the conservator or receiver may have the power to prevent either the master trust II trustee or the majority of the certificateholders from effecting a service transfer.  See "Risk
Factors—Regulatory action could result in losses or delays in payment" in this prospectus.

Evidence as to Compliance

         The servicer will deliver to the master trust II trustee and, if required, file with the SEC as part of an annual report on Form 10-K filed on behalf of master trust II and the issuing entity, the following documents:

         o    a report by a firm of independent certified public accountants, based upon established criteria that meets the standards applicable to accountants' reports intended for

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              general distribution, attesting to the fairness of the assertion of the servicer's management that its internal controls over the functions performed as servicer of master trust II are effective, in all material respects, in providing reasonable assurance that master trust II assets are safeguarded against loss from unauthorized use or disposition, on the date of such report, and that such servicing was conducted in compliance with the sections of the master trust II agreement during the preceding fiscal year, except for such exceptions or errors as such firm believes to be immaterial and such other exceptions specified in such statement;

         o    with regard to any tranche of notes or any additional notes the offer and sale of which (i)
              commences after December 31, 2005 and (ii) is registered with the SEC under the Securities
              Act, a report regarding its assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving the servicer and Banc of
              America Card Servicing Corporation, as applicable, that are backed by the same types of assets as those backing the notes;

         o    with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant SEC regulations; and

         o    a servicer compliance certificate, signed by an authorized officer of the servicer, to the effect that:

                  (i)      a review of the servicer's activities during the reporting period and of its performance under the master trust II agreement has been made under such officer's supervision; and

                  (ii)     to the best of such officer's knowledge, based on such review, the servicer has fulfilled all of its obligations under the master trust II agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

         The servicer's obligation to deliver any servicing assessment report or attestation report and, if required, to file the same with the SEC, is limited to those reports prepared by the servicer and, in the case of reports prepared by any other party, those reports actually received by the servicer.

         Copies of all statements, certificates and reports furnished to the master trust II trustee may be obtained by a request in writing delivered to the master trust II trustee.

         Except as described above or as described elsewhere in this prospectus or in the related prospectus supplement, there will not be any independent verification that any duty or obligation to be performed by any transaction party—including the servicer—has been performed by that party.

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Amendments to the Master Trust II Agreement

         By accepting a note, a noteholder will be deemed to acknowledge that the transferor, the servicer and the master trust II trustee may amend the master trust II agreement and any series supplement without the consent of any investor certificateholder (including the issuing entity) or any noteholder, so long as the amendment will not, as evidenced by an opinion of counsel to the master trust II trustee, materially adversely affect the interest of any investor certificateholder (including the holder of the collateral certificate).

         For purposes of any provision of the master trust II agreement or the Series 2001-D supplement requiring or permitting actions with the consent of, or at the direction of, certificateholders holding a specified percentage of the aggregate unpaid principal amount of investor certificates:

         o    each noteholder will be deemed to be an investor certificateholder;

         o    each noteholder will be deemed to be the holder of an aggregate unpaid principal amount of the collateral certificate equal to the Adjusted Outstanding Dollar Principal Amount of such noteholder's notes;

         o    each series of notes under the indenture will be deemed to be a separate series of master trust II certificates and the holder of a note of such series will be deemed to be the holder of an aggregate unpaid principal amount of such series of master trust II certificates equal to the Adjusted Outstanding Dollar Principal Amount of such noteholder's notes of such series;

         o    each tranche of notes under the indenture will be deemed to be a separate class of master trust II certificates and the holder of a note of such tranche will be deemed to be the holder of an aggregate unpaid principal amount of such class of master trust II certificates equal to the Adjusted Outstanding Dollar Principal Amount of such noteholder's notes of such tranche; and

         o    any notes owned by the issuing entity, the transferor, the servicer, any other holder of the Transferor Interest or any affiliate thereof will be deemed not to be outstanding, except that, in determining whether the master trust II trustee shall be protected in relying upon any such consent or direction, only notes which the master trust II trustee knows to be so owned shall be so disregarded.

         No amendment to the master trust II agreement will be effective unless the issuing entity delivers the opinions of counsel described under "The Indenture—Tax Opinions for Amendments."

         The master trust II agreement and any series supplement may be amended by the transferor, the servicer and the master trust II trustee, without the consent of certificateholders of any series then outstanding, for any purpose, so long as:

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         o    the transferor delivers an opinion of counsel acceptable to the master trust II trustee to the effect that such amendment will not adversely affect in any material respect the interest of such certificateholders;

         o    such amendment will not result in a withdrawal or reduction of the rating of any outstanding series under master trust II; and

         o    such amendment will not cause a significant change in the permitted activities of master trust II, as set forth in the master trust II agreement.

         The master trust II agreement and any related series supplement may be amended by the transferor, the servicer and the master trust II trustee, without the consent of the certificateholders of any series then outstanding, to provide for additional enhancement or substitute enhancement for a series, to change the definition of Eligible Account, to provide for the addition to master trust II of a participation, to replace Funding as transferor with an affiliate of Funding as transferor or to replace BACCS with FIA or another affiliate of Funding as seller of the receivables to the transferor pursuant to the receivables purchase agreement and to make such other revisions and amendments incidental to such replacement, so long as:

         o    the transferor delivers to the master trust II trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such certificateholders; and

         o    such amendment will not result in a withdrawal or reduction of the rating of any outstanding series under master trust II.

         The master trust II agreement and the related series supplement may be amended by the transferor, the servicer and the master trust II trustee (a) with the consent of holders of certificates evidencing interests aggregating not less than 50% (or such other percentage specified in the related prospectus supplement) of the Investor Interests for all series of master trust II, for the purpose of effectuating a significant change in the permitted activities of master trust II which is not materially adverse to the certificateholders, and (b) in all other cases, with the consent of the holders of certificates evidencing interests aggregating not less than 66 2/3% (or such other percentage specified in the accompanying prospectus supplement) of the Investor Interests for all series of master trust II, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the master trust II agreement or the related series supplement or of modifying in any manner the rights of certificateholders of any outstanding series of master trust II.  No such amendment, however, may:

         o    reduce in any manner the amount of, or delay the timing of, distributions required to be made on the related series or any other series;

         o    change the definition of or the manner of calculating the interest of any certificateholder of such series or any certificateholder of any other series issued by master trust II; or

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         o    reduce the aforesaid percentage of interests the holders of which are required to consent to any such amendment,

in each case without the consent of all certificateholders of the related series and certificateholders of all other series adversely affected.

         In addition, subject to any other applicable conditions described above, the Series 2001-D supplement may be amended or modified by the transferor without the consent of the servicer, the master trust II trustee, the collateral certificateholder or any noteholder if the transferor provides the master trust II trustee with (a) an opinion of counsel to the effect that such amendment or modification would reduce the risk that master trust II would be treated as taxable as a publicly traded partnership pursuant to Section 7704 of the Internal Revenue Code of 1986, as amended and (b) a certificate that such amendment or modification would not materially and adversely affect any certificateholder, except that no such amendment (i) shall be deemed effective without the master trust II trustee's consent, if the master trust II trustee's rights, duties and obligations under the Series 2001-D supplement are thereby modified or (ii) shall cause a significant change in the permitted activities of master trust
II, as set forth in the master trust II agreement.  Promptly after the effectiveness of any such amendment, the transferor shall deliver a copy of such amendment to each of the servicer, the master trust II trustee and each rating agency described in the Series 2001-D supplement.

         Promptly following the execution of any amendment to the master trust II agreement, the master trust II trustee will furnish written notice of the substance of such amendment to each certificateholder.  Any series supplement and any amendments regarding the addition or removal of receivables from master trust II will not be considered an amendment requiring certificateholder consent under the provisions of the master trust II agreement and any series supplement.

Certificateholders Have Limited Control of Actions

         Certificateholders of any series or class within a series may need the consent or approval of a specified percentage of the Investor Interest of other series or a class of such other series to take or direct certain actions, including to require the appointment of a successor servicer after a Servicer
Default, to amend the master trust II agreement in some cases, and to direct a repurchase of all outstanding series after certain violations of the transferor's representations and warranties.  The interests of the certificateholders of any such series may not coincide with yours, making it more difficult for any particular certificateholder to achieve the desired results from such vote.

                                         Consumer Protection Laws

         The relationships of the cardholder and credit card issuer and the lender are extensively regulated by federal and state consumer protection laws.  For credit cards issued by FIA, the most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting,
Fair Debt Collection Practice, Gramm-Leach-Bliley and Electronic Funds Transfer Acts, and for members of the military on active duty, the Servicemembers Civil Relief Act.  These statutes impose disclosure requirements when a credit card account is advertised,

                                                  162

when it is opened, at the end of monthly billing
cycles, and at year end.  In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, impose certain limitations on the type of account- related charges that may be assessed, and regulate the use of cardholder information.
Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

         Master trust II may be liable for certain violations of consumer protection laws that apply to the receivables, either as assignee from FIA for obligations arising before transfer of the receivables to master trust II or as a party directly responsible for obligations arising after the transfer.  In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of receivables owing.  FIA and Funding, as applicable, have represented and warranted in the master trust II agreement that all of the receivables have been and will be created in compliance with the requirements of such laws.  The servicer also agrees in the master trust II agreement to indemnify master trust II, among other things, for any liability arising from such violations caused by the servicer.  For a discussion of master trust II's rights arising from the breach of these warranties, see "Master Trust II—Representations and Warranties" in this prospectus.

         Certain jurisdictions may attempt to require out-of-state credit card issuers to comply with such jurisdiction's consumer protection laws (including laws limiting the charges imposed by such credit card issuers) in connection with their operations in such jurisdictions.  A successful challenge by such a jurisdiction could have an adverse impact on FIA's credit card operations or the yield on the receivables in master trust II.

         If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible.  The certificateholders could suffer a loss if no funds are available from credit enhancement or other sources.  See "Master Trust II—Defaulted Receivables; Rebates and Fraudulent Charges" in this prospectus.

                                     Federal Income Tax Consequences

General

         The following discussion describes the material United States federal income tax consequences of the purchase, ownership and disposition of the notes.  Additional federal income tax considerations relevant to a particular tranche may be set forth in the accompanying prospectus supplement.  The following discussion has been prepared and reviewed by Orrick, Herrington & Sutcliffe LLP as special tax counsel to the issuing entity ("Special Tax Counsel").  The discussion is based on the Internal Revenue
Code of 1986, as amended as of the date hereof, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes.  The discussion is addressed only to original purchasers of the notes, deals only with notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code and, except as specifically set forth below, does not address tax consequences of holding notes that may be relevant to investors

                                                  163

in light of their own investment circumstances or their special tax situations, such as certain financial institutions, tax-exempt organizations, life insurance companies, dealers in securities, non-U.S. persons, or investors holding the notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes.  Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a noteholder.  Special Tax Counsel is of the opinion that the following discussion of federal income tax consequences is correct in all material respects.  Noteholders should be aware that, under Circular 230 (i.e., the regulations governing practice before the Internal Revenue Service, located at 31 C.F.R. part 10), this discussion and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the notes.  An opinion of Special Tax Counsel, however, is not binding on the Internal Revenue Service or the courts, and no ruling on any of the issues discussed below will be sought from the Internal Revenue Service.  Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus.  Accordingly, it is suggested that persons considering the purchase of notes should consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

Description of Opinions

         As more fully described in this "Federal Income Tax Consequences" section, Special Tax Counsel is of the opinion to the effect that each of the issuing entity and master trust II will not be subject to federal income tax, and further that the notes will be characterized as debt for United States federal income tax purposes.  Additionally, Special Tax Counsel is of the opinion to the effect that the statements set forth in this section to the extent that they constitute matters of law or legal conclusions, are correct in all material respects.

         Special Tax Counsel has not been asked to opine on any other federal income tax matter, and the balance of this discussion does not purport to set forth any opinion of Special Tax Counsel concerning any other particular federal income tax matter.  For example, the discussion of original issue discount below is a general discussion of federal income tax consequences relating to an investment in notes that are treated as having original issue discount, which discussion Special Tax Counsel opines is correct in all material respects as described above; however, that discussion does not set forth any opinion as to whether any particular tranche or series of notes will be treated as having original issue discount.
Additionally, those matters as to which Special Tax Counsel renders opinions should be understood to be subject to the additional considerations in the discussions relating to those opinions set forth below.

         Special Tax Counsel has not been asked to, and does not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the notes.  See "—State and Local Tax Consequences."

         This description of the substance of the opinions rendered by Special Tax Counsel is not intended as a substitute for an investor's review of the remainder of this discussion of income tax consequences, or for consultation with its own advisors or tax return preparer.

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Tax Characterization of the Issuing Entity and the Notes

         Treatment of the Issuing Entity and Master Trust II as Entities Not Subject to Tax

         Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, each of the issuing entity and master trust II will not be classified as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes.  As a result,
Special Tax Counsel is of the opinion that each of the issuing entity and master trust II will not be subject to federal income tax.  However, as discussed above, this opinion is not binding on the Internal
Revenue Service and no assurance can be given that this characterization will prevail.

         The precise tax characterization of the issuing entity and master trust II for federal income tax purposes is not certain.  They might be viewed as merely holding assets on behalf of the beneficiary as collateral for notes issued by the beneficiary.  On the other hand, they could be viewed as one or more separate entities for tax purposes issuing the notes.  This distinction, however, should not have a significant tax effect on noteholders except as stated below under "—Possible Alternative
Characterizations."

         Treatment of the Notes as Debt

         Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes will be characterized as debt for United States federal income tax purposes.
Additionally, the issuing entity will agree by entering into the indenture, and the noteholders will agree by their purchase and holding of notes, to treat the notes as debt secured by the collateral certificate and other assets of the issuing entity for United States federal income tax purposes.

         Possible Alternative Characterizations

         If, contrary to the opinion of Special Tax Counsel, the Internal Revenue Service successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, those notes might be treated as equity interests in the issuing entity, master trust II or some other entity for such purposes.  If so treated, investors could be treated either as partners in a partnership or, alternatively, as shareholders in a taxable corporation for such purposes.  If an investor were treated as a partner in a partnership, it would be taxed individually on its respective share of the partnership's income, gain, loss, deductions and credits attributable to the partnership's ownership of the collateral certificate and any other assets and liabilities of the partnership without regard to whether there were actual distributions of that income.  As a result, the amount, timing, character and source of items of income and deductions of an investor could differ if its notes were held to constitute partnership interests rather than debt.  Treatment of a noteholder as a partner could have adverse tax consequences to certain holders; for example, absent an applicable exemption, income to foreign persons would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of

                                                  165

partnership expenses.  Alternatively, the Internal Revenue Service could contend that some or all of the notes, or separately some of the other securities that the issuing entity and master trust II are permitted to issue (and which are permitted to constitute debt or equity for federal income tax purposes), constitute equity in a partnership that should be classified as a publicly traded partnership taxable as a corporation for federal income tax purposes.  Any such partnership would be classified as a publicly traded partnership and could be taxable as a corporation if its equity interests were traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent."  The beneficiary intends to take measures designed to reduce the risk that either of the issuing entity or master trust II could be classified as a publicly traded partnership; although the beneficiary expects that such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such other securities as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the beneficiary.  As a result, there can be no assurance that the measures the beneficiary intends to take will in all circumstances be sufficient to prevent the issuing entity and master trust II from being classified as publicly traded partnerships.  If the issuing entity or master trust II were treated in whole or in part as one or more publicly traded partnerships taxable as a corporation, corporate tax imposed with respect to that corporation could materially reduce cash available to make payments on the notes, and foreign investors could be subject to withholding taxes.
Additionally, no distributions from the corporation would be deductible in computing the taxable income of the corporation, except to the extent that any notes or other securities were treated as debt of the corporation and distributions to the related noteholders or other security holders were treated as payments of interest thereon.  Further, distributions to noteholders not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation
(possibly without the benefit of any dividends received deduction).  Prospective investors should consult their own tax advisors with regard to the consequences of possible alternative characterizations to them in their particular circumstances; the following discussion assumes that the characterization of the notes as debt and the issuing entity and master trust II as entities not subject to federal income tax is correct.

Consequences to Holders of the Offered Notes

         Interest and Original Issue Discount

         Stated interest on a note will be includible in gross income as it accrues or is received in accordance with a noteholder's usual method of tax accounting.  If a class of notes is issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275 of the Internal Revenue
Code will apply to those notes.  Under those provisions, a holder of such a note (including a cash basis holder) would be required to include the original issue discount on a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income.  Subject to the discussion below, a note will be treated as having original issue discount to the extent that its "stated redemption price"
exceeds its "issue price," if such excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment).  Under Section 1272(a)(6) of the
Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments

                                                  166

of other obligations securing those debt instruments.  However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of original issue discount and could have other consequences to holders of the notes.  Additionally, the Internal
Revenue Service could take the position based on Treasury regulations that none of the interest payable on a note is "unconditionally payable" and hence that all of such interest should be included in the note's stated redemption price at maturity.  If sustained, such treatment should not significantly affect tax liabilities for most holders of the notes, but prospective noteholders should consult their own tax advisors concerning the impact to them in their particular circumstances.  The issuing entity intends to take the position that interest on the notes constitutes "qualified stated interest" and that the above consequences do not apply.

         Market Discount

         A holder of a note who purchases an interest in a note at a discount that exceeds any original issue discount not previously includible in income may be subject to the "market discount" rules of
Sections 1276 through 1278 of the Internal Revenue Code.  These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount.  The market discount rules also provide for deferral of interest deductions for debt incurred to purchase or carry a note that has market discount.

         Market Premium

         A holder of a note who purchases an interest in a note at a premium may elect to amortize the premium against interest income over the remaining term of the note in accordance with the provisions of
Section 171 of the Internal Revenue Code.

         Disposition of the Notes

         Subject to exceptions such as in the case of "wash sales," upon the sale, exchange or retirement of a note, the holder of the note will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest) and the holder's adjusted tax basis in the note.  The holder's adjusted tax basis in the note generally will equal the cost of the note to such holder, increased by any market or original issue discount previously included in income by such holder for the note, and decreased by the amount of any bond premium previously amortized and any payments of principal or original issue discount previously received by such holder for such note.  Except to the extent of any accrued market discount not previously included in income, any such gain treated as capital gain will be long-term capital gain if the note has been held for more than one year, and any such loss will be a capital loss, subject to limitations on deductibility.

         Foreign Holders

         Under United States federal income tax law now in effect, subject to exceptions applicable to certain types of interest, payments of interest by the issuing entity to a holder of a note who, as to the United States, is a nonresident alien individual or a foreign corporation (a "foreign person") will be considered "portfolio interest" and will not be subject to United States

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federal income tax and withholding tax provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not for United
States federal income tax purposes (a) actually or constructively a "10 percent shareholder" of the beneficiary, the issuing entity or master trust II, (b) a "controlled foreign corporation" with respect to which the beneficiary, the issuing entity or master trust II is a "related person" within the meaning of the Internal Revenue Code, or (c) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (ii) provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement (on IRS Form
W-8BEN or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name, address and certain additional information.  If a note is held through a securities clearing organization or certain other financial institutions (as is expected to be the case unless Definitive Notes are issued), the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an IRS Form W-8BEN or substitute form provided by the foreign person that owns the note.  Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.  If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty or such interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the
United States by the foreign person, and (ii) in the case of an individual foreign person, such individual is not present in the United States for 183 days or more in the taxable year.

         The U.S. Treasury Department has recently issued final Treasury regulations which revise various procedural matters relating to withholding taxes.  Holders of notes should consult their tax advisors regarding the procedures whereby they may establish an exemption from withholding.

         Backup Withholding and Information Reporting

         Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a note, may be subject to "backup withholding" tax under Section 3406 of the Internal
Revenue Code if a recipient of such payments fails to furnish to the payor certain identifying information.  Any amounts deducted and withheld would be allowed as a credit against such recipient's
United States federal income tax, provided appropriate proof is provided under rules established by the
Internal Revenue Service.  Furthermore, certain penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information but that does not do so in the proper manner.  Backup withholding will not apply for payments made to certain exempt recipients, such as corporations and financial institutions.  Information may also be required to be provided to the Internal Revenue Service

                                                  168

concerning payments, unless an exemption applies.  Holders of the notes should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

         The United States federal income tax discussion set forth above may not be applicable depending upon a holder's particular tax situation, and does not purport to address the issues described with the degree of specificity that would be provided by a taxpayer's own tax advisor.  Accordingly, it is suggested that prospective investors should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes and the possible effects of changes in federal tax laws.

State and Local Tax Consequences

         The discussion above does not address the taxation of the issuing entity or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law.  It is suggested that each investor should consult its own tax advisor regarding state and local tax consequences.

                                          Benefit Plan Investors

         Benefit plans are required to comply with restrictions under the Employee Retirement Income
Security Act of 1974, known as ERISA, and/or Section 4975 of the Internal Revenue Code, if they are subject to either or both sets of restrictions.  The ERISA restrictions include rules concerning prudence and diversification of the investment of assets of a benefit plan—referred to as "plan assets."
A benefit plan fiduciary should consider whether an investment by the benefit plan in notes complies with these requirements.

         In general, a benefit plan for these purposes includes:

         o    a plan or arrangement which provides deferred compensation or certain health or other welfare benefits to employees;

         o    an employee benefit plan that is tax-qualified under the Internal Revenue Code and provides deferred compensation to employees—such as a pension, profit-sharing, Section 401(k) or
              Keogh plan; and

         o    a collective investment fund or other entity if (a) the fund or entity has one or more benefit plan investors and (b) certain "look-through" rules apply and treat the assets of the fund or entity as constituting plan assets of the benefit plan investor.

         However, a plan maintained by a governmental employer is not a benefit plan for these purposes.  Most plans maintained by religious organizations and plans maintained by foreign employers for the benefit of employees employed outside the United States are also not benefit plans for these purposes.  A fund or other entity—including an insurance company general account—considering an investment in notes should consult its tax advisors concerning whether its assets might be considered plan assets of benefit plan investors under these rules.

                                                  169

Prohibited Transactions

         ERISA and Section 4975 of the Internal Revenue Code also prohibit transactions of a specified type between a benefit plan and a party in interest who is related in a specified manner to the benefit plan.  Individual retirement accounts and tax-qualified plans that provide deferred compensation to employees are also subject to these prohibited transaction rules unless they are maintained by a governmental employer or (in most cases) a religious organization.  Violation of these prohibited transaction rules may result in significant penalties.  There are statutory exemptions from the prohibited transaction rules, and the U.S. Department of Labor has granted administrative exemptions for specified transactions.

Potential Prohibited Transactions from Investment in Notes

         There are two categories of prohibited transactions that might arise from a benefit plan's investment in notes.  Fiduciaries of benefit plans contemplating an investment in notes should carefully consider whether the investment would violate these rules.

Prohibited Transactions between the Benefit Plan and a Party in Interest

         The first category of prohibited transaction could arise on the grounds that the benefit plan, by purchasing notes, was engaged in a prohibited transaction with a party in interest.  A prohibited transaction could arise, for example, if the notes were viewed as debt of FIA and FIA is a party in interest as to the benefit plan.  A prohibited transaction could also arise if FIA, the transferor, the master trust II trustee, the indenture trustee, the servicer or another party with an economic relationship to the issuing entity or master trust II either:

         o    is involved in the investment decision for the benefit plan to purchase notes or

         o    is otherwise a party in interest as to the benefit plan.

         If a prohibited transaction might result from the benefit plan's purchase of notes, a statutory or an administrative exemption from the prohibited transaction rules might be available to permit an investment in notes.  The statutory exemption that is potentially available is set forth in Section
408(b)(17) of ERISA and is available to a "service provider" to a benefit plan that is not a fiduciary with respect to the benefit plan's assets being used to purchase the notes or an affiliate of such a fiduciary.  The administrative exemptions that are potentially available include the following prohibited transaction class exemptions:

         o    96-23, available to certain "in-house asset managers";

         o    95-60, available to insurance company general accounts;

         o    91-38, available to bank collective investment funds;

         o    90-1, available to insurance company pooled separate accounts; and

         o    84-14, available to independent "qualified professional asset managers."

                                                  170

         However, even if the benefit plan is eligible for one of these exemptions, the exemption may not cover every aspect of the investment by the benefit plan that might be a prohibited transaction.

Prohibited Transactions between the Issuing Entity or Master Trust II and a Party in Interest

         The second category of prohibited transactions could arise if:

         o    a benefit plan acquires notes, and

         o    under the "look-through" rules of Section 3(42) of ERISA and the U.S. Department of Labor
              plan asset regulation, collectively referred to herein as the "plan asset regulation,"
              assets of the issuing entity are treated as if they were plan assets of the benefit plan.

         In this case, every transaction by the issuing entity would be treated as a transaction by the benefit plan using its plan assets.

         If assets of the issuing entity are treated as plan assets of a benefit plan investor, a prohibited transaction could result if the issuing entity itself engages in a transaction with a party in interest as to the benefit plan.  For example, if the issuing entity's assets are treated as assets of the benefit plan and master trust II holds a credit card receivable that is an obligation of a participant in that same benefit plan, then there would be a prohibited extension of credit between the benefit plan and a party in interest, the plan participant.

         As a result, if assets of the issuing entity are treated as plan assets, there would be a significant risk of a prohibited transaction.  Moreover, the prohibited transaction exemptions referred to above could not be relied on to exempt all the transactions of the issuing entity or master trust II from the prohibited transaction rules.  In addition, because all the assets of the issuing entity or master trust II would be treated as plan assets, managers of those assets might be required to comply with the fiduciary responsibility rules of ERISA.

         Under an exemption in the plan asset regulation, assets of the issuing entity would not be considered plan assets, and so this risk of prohibited transactions should not arise, if a benefit plan purchases a note that:

         o    is treated as indebtedness under local law, and

         o    has no "substantial equity features."

         The issuing entity expects that all notes offered by this prospectus will be indebtedness under local law.  Likewise, although there is no authority directly on point, the issuing entity believes that the notes should not be considered to have substantial equity features.  As a result, the plan asset regulation should not apply to cause assets of the issuing entity to be treated as plan assets.

                                                  171

Investment by Benefit Plan Investors

         For the reasons described in the preceding sections, and subject to the limitations referred to therein, benefit plans can purchase notes.  However, the benefit plan fiduciary must ultimately determine whether the requirements of the plan asset regulation are satisfied.  More generally, the fiduciary must determine whether the benefit plan's investment in notes will result in one or more nonexempt prohibited transactions or otherwise violate the provisions of ERISA or the Internal Revenue
Code.

Tax Consequences to Benefit Plans

         In general, assuming the notes are debt for federal income tax purposes, interest income on notes would not be taxable to benefit plans that are tax-exempt under the Internal Revenue Code, unless the notes were "debt-financed property" because of borrowings by the benefit plan itself.  However, if, contrary to the opinion of Special Tax Counsel, for federal income tax purposes, the notes are equity interests in a partnership and the partnership or master trust II is viewed as having other outstanding debt, then all or part of the interest income on the notes would be taxable to the benefit plan as
"debt-financed income."  Benefit plans should consult their tax advisors concerning the tax consequences of purchasing notes.

                                           Plan of Distribution

         The issuing entity may offer and sell the notes of a series in one or more of the following ways:

         o    directly to one or more purchasers;

         o    through agents; or

         o    through underwriters.

         Any underwriter or agent that offers the notes may be an affiliate of the issuing entity, and offers and sales of notes may include secondary market transactions by affiliates of the issuing entity.  These affiliates may act as principal or agent in secondary market transactions.  Secondary market transactions will be made at prices related to prevailing market prices at the time of sale.

         The issuing entity will specify in a prospectus supplement the terms of each offering, which may include:

         o    the name or names of any underwriters or agents,

         o    the managing underwriters of any underwriting syndicate,

         o    the public offering or purchase price,

         o    the net proceeds to the issuing entity from the sale,

                                                  172

         o    any underwriting discounts and other items constituting underwriters' compensation,

         o    any discounts and commissions allowed or paid to dealers,

         o    any commissions allowed or paid to agents, and

         o    the securities exchanges, if any, on which the notes will be listed.

         Dealer trading may take place in some of the notes, including notes not listed on any securities exchange.  Direct sales may be made on a national securities exchange or otherwise.  If the issuing entity, directly or through agents, solicits offers to purchase notes, the issuing entity reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of notes.

         The issuing entity may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.  If indicated in a prospectus supplement, the issuing entity will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from the issuing entity pursuant to delayed delivery contracts providing for payment and delivery at a future date.

         Any underwriter participating in a distribution of securities, including notes offered by the issuing entity, is, and any agent participating in the distribution of securities, including notes offered by this prospectus, will be deemed to be, an "underwriter" of those securities under the
Securities Act of 1933 and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

         FIA, the transferor or the issuing entity may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of
1933 in connection with their participation in the distribution of the issuing entity's notes.

         Underwriters and agents participating in the distribution of the issuing entity's notes, and their controlling persons, may engage in transactions with and perform services for FIA, BACCS, Funding, the issuing entity or their respective affiliates in the ordinary course of business.

                                              Legal Matters

         Certain legal matters relating to the issuance of the notes and the collateral certificate will be passed upon for FIA, the transferor and master trust II by Orrick, Herrington & Sutcliffe LLP,
Washington, D.C. Certain legal matters relating to the issuance of the notes and the collateral certificate under the laws of the State of Delaware will be passed upon for FIA, the transferor and master trust II by Richards, Layton & Finger, P.A., Wilmington, Delaware.  Certain legal matters relating to the federal tax consequences of the issuance of the notes will be passed upon for the issuing entity by Orrick, Herrington & Sutcliffe LLP.  Certain legal matters relating to the issuance of the notes will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New
York, New York.

                                                  173

                                   Where You Can Find More Information

         We filed a registration statement relating to the notes with the Securities and Exchange
Commission.  This prospectus is part of the registration statement, but the registration statement includes additional information.

         We provide static pool information in response to Item 1105 of Regulation AB through an
Internet Web site.  The prospectus supplement accompanying this prospectus will disclose the specific
Internet address where the information is posted.  Static pool information on such Internet Web site that relates to the performance of the receivables for periods commencing prior to January 1, 2006 does not form a part of this prospectus, the prospectus supplement accompanying this prospectus or the registration statement relating to the notes.

         The servicer will file with the SEC all required annual reports on Form 10-K, periodic reports on Form 10-D and current reports on Form 8-K.

         You may read and copy any reports, statements or other information we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at
(800) SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings are also available to the public on the SEC Internet Web site (http://www.sec.gov).  Our SEC filings may be located by using the SEC Central Index Key (CIK) for BA Credit Card Trust, 0001128250.  For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only.  We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus.

         Reports that are filed with the SEC by the servicer pursuant to the Securities Exchange Act of
1934, as amended, will be made available to investors as soon as reasonably practicable after those reports are filed with the SEC.  These reports may be accessed by any investor, free of charge, through an Internet Web site at http://ccabs.bankofamerica.com.  In the event this Internet Web site is temporarily unavailable, FIA will provide to investors electronic or paper copies of such reports free of charge upon request.  For purposes of any electronic version of this prospectus, the URL in this paragraph is an inactive textual reference only.  We have taken steps to ensure that the URL in this paragraph was inactive at the time we created any electronic version of this prospectus.

         We "incorporate by reference" information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement.  We incorporate by reference any distribution reports on Form 10-D and current reports on
Form 8-K subsequently filed by or on behalf of master trust II or the issuing entity prior to the termination of the offering of the notes.

                                                  174

         As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Investor Relations; FIA Card Services, National
Association; Wilmington, Delaware 19884-0313; (704) 386-5681.

                                                  175

                                        Glossary of Defined Terms

         "Addition Date" means the date of any assignment of receivables in additional accounts to the
Master Trust II Portfolio.

         "Adjusted Outstanding Dollar Principal Amount" means, for any series, class or tranche of notes, the outstanding dollar principal amount of such series, class or tranche, less any funds on deposit in the principal funding account or the related subaccount, as applicable, for such series, class or tranche.

         "Aggregate Investor Default Amount" means, for any month, the sum of the Investor Default
Amounts for such month.

         "Available Funds" means (a) for all series of notes, the collections of finance charge receivables (and certain amounts to be treated as finance charge receivables) payable to the issuing entity, as holder of the collateral certificate, plus the collateral certificate's allocable portion of investment earnings (net of losses and expenses) on amounts on deposit in the master trust II finance charge account, minus, if FIA or The Bank of New York is the servicer, any servicer interchange attributable to the collateral certificate as described in "Master Trust II—Servicing Compensation and
Payment of Expenses" and (b) for any series, class or tranche of notes, the amount of collections in clause (a) allocated to that series, class or tranche, as applicable, plus any other amounts, or allocable portion thereof, to be treated as Available Funds for that series, class or tranche as described in the applicable supplement to this prospectus.

         "Available Funds Allocation Amount" means, on any date during any month for any tranche, class or series of notes (exclusive of (a) any notes within such tranche, class or series which will be paid in full during such month and (b) any notes which will have a nominal liquidation amount of zero during such month), an amount equal to the sum of (i) the nominal liquidation amount for such tranche, class or series, as applicable, as of the last day of the preceding month, plus (ii) the aggregate amount of any increases in the nominal liquidation amount of such tranche, class or series, as applicable, as a result of (x) the issuance of a new tranche of notes or the issuance of additional notes in an outstanding tranche of notes, (y) the accretion of principal on discount notes of such tranche, class or series, as applicable or (z) the release of prefunded amounts (other than prefunded amounts deposited during such month) for such tranche, class or series, as applicable, from a principal funding subaccount, in each case during such month.

         "Available Principal Amounts" means, (a) for all series of notes, the collections of principal receivables allocated and paid to the issuing entity, as holder of the collateral certificate, and
(b) for any series, class or tranche of notes, the amount of collections in clause (a) allocated to that series, class or tranche, as applicable, plus any other amounts, or allocable portion thereof, to be treated as Available Principal Amounts for that series, class or tranche as described in the applicable supplement to this prospectus.

         "Bank Portfolio" means the portfolio of MasterCard, Visa and American Express credit card accounts owned by FIA.

                                                  176

         "Base Rate" for a month is the rate equal to:

         —        the weighted average interest rates for the outstanding BAseries notes for that month
                  (based on the outstanding dollar principal amount of the related notes), plus

         —        1.25%, or if FIA or The Bank of New York is not the servicer, 2.0%, plus

         —        only if FIA or The Bank of New York is the servicer, the rate (not to exceed 0.75%) at which finance charge receivables allocable to interchange are collected for that month.

         "BAseries Available Funds" means, for any month, the amounts to be treated as
BAseries Available Funds as described in "Source of Funds to Pay the Notes—Deposit and Application of
Funds for the BAseries—BAseries Available Funds."

         "BAseries Available Principal Amounts" means, for any month, the sum of the Available Principal
Amounts allocated to the BAseries, dollar payments for principal under any derivative agreements for tranches of notes of the BAseries, and any amounts of BAseries Available Funds available to cover defaults on principal receivables in master trust II allocable to the BAseries or reimburse any deficits in the nominal liquidation amount of the BAseries notes.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or Newark, Delaware are authorized or obligated by law, executive order or governmental decree to be closed.

         "Class A Unused Subordinated Amount of Class B notes" means for any tranche of outstanding
Class A notes, for any Transfer Date, an amount equal to the Class A required subordinated amount of
Class B notes minus the Class A Usage of Class B Required Subordinated Amount, each as of such Transfer
Date.

         "Class A Unused Subordinated Amount of Class C notes" means for any tranche of outstanding
Class A notes, for any Transfer Date, an amount equal to the Class A required subordinated amount of
Class C notes minus the Class A Usage of Class C Required Subordinated Amount, each as of such Transfer
Date.

         "Class A Usage of Class B Required Subordinated Amount" means, for any tranche of outstanding
Class A notes, zero on the date of issuance of such tranche, and on any Transfer Date thereafter, the sum of the Class A Usage of Class B Required Subordinated Amount as of the preceding date of determination plus the sum of the following amounts:

         (1)      an amount equal to the product of:

              o   a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class
                  B notes for that tranche of Class A notes (as of the last day of the preceding month)
                  and the denominator of which is the aggregate nominal liquidation amount of all Class
                  B notes (as of the last day of the preceding month), times

                                                  177

              o   the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated to Class B notes which did not result in a Class A Usage of Class C Required Subordinated Amount for such tranche of Class A notes on such
                  Transfer Date; plus

         (2)      the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated to that tranche of Class A notes and then reallocated on such Transfer Date to Class B notes; plus

         (3)      the amount of BAseries Available Principal Amounts reallocated on such Transfer Date to the interest funding subaccount for that tranche of Class A notes which did not result in a Class A Usage of Class C Required Subordinated Amount for such tranche of
                  Class A notes; plus

         (4)      an amount equal to the aggregate amount of BAseries Available Principal Amounts reallocated to pay any amount to the servicer for such tranche of Class A notes which did not result in a Class A Usage of Class C Required Subordinated Amount for such tranche of Class A notes on such Transfer Date; minus

         (5)      an amount (which will not exceed the sum of items (1) through (4) above) equal to the sum of:

              o   the product of:

                  —        a fraction, the numerator of which is the Class A Usage of Class B Required
                           Subordinated Amount (prior to giving effect to any reimbursement of a Nominal
                           Liquidation Amount Deficit for any tranche of Class B notes on such Transfer
                           Date) for such tranche of Class A notes and the denominator of which is the aggregate Nominal Liquidation Amount Deficits for all tranches of Class B notes (prior to giving effect to any reimbursement of a Nominal Liquidation
                           Amount Deficit for any tranche of Class B notes on such Transfer Date), times

                  —        the aggregate amount of the Nominal Liquidation Amount Deficits of any tranche of Class B notes which are reimbursed on such Transfer Date, plus

              o   if the aggregate Class A Usage of Class B Required Subordinated Amount (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits for any tranche of Class B notes on such Transfer Date) for all Class A notes exceeds the aggregate Nominal Liquidation Amount Deficits of all tranches of Class B notes (prior to giving effect to any reimbursement on such Transfer Date), the product of:

                  —        a fraction, the numerator of which is the amount of such excess and the denominator of which is the aggregate Nominal Liquidation Amount Deficits for all tranches of Class C notes (prior to giving effect to any

                                                  178

                           reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on such
                           Transfer Date), times

                  —        the aggregate amount of the Nominal Liquidation Amount Deficits of any tranche of Class C notes which are reimbursed on such Transfer Date, times

                  —        a fraction, the numerator of which is the Class A Usage of Class B Required
                           Subordinated Amount of such tranche of Class A notes and the denominator of which is the Class A Usage of Class B Required Subordinated Amount for all
                           Class A notes in the BAseries.

         "Class A Usage of Class C Required Subordinated Amount" means, for any tranche of outstanding
Class A notes, zero on the date of issuance of such tranche of Class A notes, and on any Transfer Date thereafter, the sum of the Class A Usage of Class C Required Subordinated Amount as of the preceding date of determination plus the sum of the following amounts:

         (1)      an amount equal to the product of:

              o   a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class
                  C notes for that tranche of Class A notes (as of the last day of the preceding month)
                  and the denominator of which is the aggregate nominal liquidation amount of all Class
                  C notes (as of the last day of the preceding month), times

              o   the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated on such Transfer Date to Class C notes; plus

         (2)      the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated to that tranche of Class A notes and then reallocated on such Transfer Date to Class C notes; plus

         (3)      an amount equal to the product of:

              o   a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class
                  B notes for that tranche of Class A notes (as of the last day of the preceding month)
                  and the denominator of which is the aggregate nominal liquidation amount of all Class
                  B notes (as of the last day of the preceding month), times

              o   the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated on such Transfer Date to Class B notes; plus

         (4)      the amount of BAseries Available Principal Amounts reallocated on such Transfer Date to the interest funding subaccount for that tranche of Class A notes; plus

         (5)      an amount equal to the product of:

              o   a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class
                  B notes for such tranche of Class A notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class
                  B notes (as of the last day of the

                                                  179

                  preceding month), times

              o   the amount of BAseries Available Principal Amounts reallocated on such Transfer Date to the interest funding subaccount for any tranche of Class B notes; plus

         (6)      the amount of BAseries Available Principal Amounts reallocated on such Transfer Date to pay any amount to the servicer for such tranche of Class A notes; plus

         (7)      an amount equal to the product of:

              o   a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class
                  B notes for that tranche of Class A notes (as of the last day of the preceding month)
                  and the denominator of which is the aggregate nominal liquidation amount of all Class
                  B notes (as of the last day of the preceding month), times

              o   the amount of BAseries Available Principal Amounts reallocated on such Transfer Date to pay any amount to the servicer for any tranche of Class B notes; minus

         (8)      an amount (which will not exceed the sum of items (1) through (7) above) equal to the product of:

              o   a fraction, the numerator of which is the Class A Usage of Class C Required
                  Subordinated Amount (prior to giving effect to any reimbursement of a Nominal
                  Liquidation Amount Deficit for any tranche of Class C notes on such Transfer Date) for that tranche of Class A notes and the denominator of which is the aggregate Nominal
                  Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all
                  Class C notes, times

              o   the aggregate Nominal Liquidation Amount Deficits of all Class C notes which are reimbursed on such Transfer Date.

         "Class B Unused Subordinated Amount of Class C notes" means for any tranche of outstanding
Class B notes, for any Transfer Date, an amount equal to the Class B required subordinated amount of
Class C notes minus the Class B Usage of Class C Required Subordinated Amount, each as of such Transfer
Date.

         "Class B Usage of Class C Required Subordinated Amount" means, for any tranche of outstanding
Class B notes, zero on the date of issuance of such tranche, and on any Transfer Date thereafter, the sum of the Class B Usage of Class C Required Subordinated Amount as of the preceding date of determination plus the sum of the following amounts:

         (1)      an amount equal to the product of:

              o   a fraction, the numerator of which is the Class B Unused Subordinated Amount of Class
                  C notes for that tranche of Class B notes (as of the last day of the preceding

                                                  180

                  month) and the denominator of which is the aggregate nominal liquidation amount of all Class
                  C notes (as of the last day of the preceding month), times

              o   the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated on such Transfer Date to Class C notes; plus

         (2)      an amount equal to the product of:

              o   a fraction, the numerator of which is the nominal liquidation amount for that tranche of Class B notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

              o   the sum of (i) the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated to any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes that was included in
                  Class A Usage of Class C Required Subordinated Amount and (ii) the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated to any tranche of Class A notes that has a Class A Unused
                  Subordinated Amount of Class B notes that was included in Class A Usage of Class B
                  Required Subordinated Amount; plus

         (3)      the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated to that tranche of Class B notes, and then reallocated on such date to the Class C notes; plus

         (4)      an amount equal to the product of:

              o   a fraction, the numerator of which is the nominal liquidation amount for that tranche of Class B notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

              o   the amount of BAseries Available Principal Amounts reallocated on such Transfer Date to the interest funding subaccount for any tranche of Class A notes that has a Class A
                  Unused Subordinated Amount of Class B notes; plus

         (5)      the amount of BAseries Available Principal Amounts reallocated on such Transfer Date to the interest funding subaccount for that tranche of Class B notes; plus

         (6)      an amount equal to the product of:

              o   a fraction, the numerator of which is the nominal liquidation amount for such tranche of Class B notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

                                                  181

              o   the amount of BAseries Available Principal Amounts reallocated on such Transfer Date to pay any amount to the servicer for any tranche of Class A notes that has a Class A
                  Unused Subordinated Amount of Class B notes; plus

         (7)      the amount of BAseries Available Principal Amounts reallocated on such Transfer Date to pay any amount to the servicer for such tranche of Class B notes; minus

         (8)      an amount (which will not exceed the sum of items (1) through (7) above) equal to the product of:

              o   a fraction, the numerator of which is the Class B Usage of Class C Required
                  Subordinated Amount (prior to giving effect to any reimbursement of a Nominal
                  Liquidation Amount Deficit for any tranche of Class C notes on such Transfer Date) for that tranche of Class B notes and the denominator of which is the aggregate Nominal
                  Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all
                  Class C notes, times

              o   the aggregate Nominal Liquidation Amount Deficits of all Class C notes which are reimbursed on such Transfer Date.

         "Cut-Off Date" means June 22, 1994.

         "Daily Available Funds Amount" means, for any day during any month, an amount equal to the product of (a) the amount of collections of finance charge receivables (together with certain amounts to be treated as finance charge receivables) processed for any series, class or tranche of notes, minus, if
FIA or The Bank of New York is the servicer, the amount of interchange paid to the servicer for each month, and (b) the percentage equivalent of a fraction, the numerator of which is the Available Funds
Allocation Amount for the related series, class or tranche of notes for such day and the denominator of which is the Available Funds Allocation Amount for all series of notes for such day.

         "Daily Principal Amount" means, for any day during any month on which collections of principal receivables are processed for any series, class or tranche of notes, an amount equal to the product of
(a) the aggregate amount of collections of principal receivables allocated to the issuing entity on such day and (b) the percentage equivalent of a fraction, the numerator of which is the Principal Allocation
Amount for the related series, class or tranche of notes for such day and the denominator of which is the Principal Allocation Amount for all series of notes for such day.

         "Default Amount" means the aggregate amount of principal receivables (other than ineligible receivables) in a Defaulted Account on the day such account became a Defaulted Account.

         "Defaulted Accounts" means certain accounts in the Master Trust II Portfolio, the receivables of which have been charged off as uncollectible by the servicer.

         "Definitive Notes" means notes in definitive, fully registered form.

                                                  182

         "Determination Date" means the fourth Business Day preceding each Transfer Date.

         "Distribution Date" means the 15th day of each month (or, if such 15th day is not a Business
Day, the next succeeding Business Day).

         "Eligible Account" means any Visa, MasterCard, or American Express credit card account for which each of the following requirements is satisfied as of the date of its designation for inclusion in the Master Trust II Portfolio:

         o    it exists and is maintained by FIA;

         o    its receivables are payable in United States dollars;

         o    the related obligor's most recent billing address is located in the United States or its territories or possessions;

         o    it is not classified by FIA as cancelled, counterfeit, fraudulent, stolen, or lost; and

         o    all of its receivables have not been charged-off under FIA's customary and usual procedures for servicing credit card accounts; provided, however, the definition of Eligible Account may be changed by amendment to the master trust II agreement without the consent of the certificateholders if:

         o    the transferor delivers to the trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such certificateholders; and

         o    such amendment will not result in a withdrawal or reduction of the rating of any outstanding series under master trust II by any rating agency.

         "Eligible Receivable" means any receivable for which each of the following requirements is satisfied as of the applicable time:

         o    it arises in an Eligible Account;

         o    it is created, in all material respects, in compliance with all requirements of law applicable to FIA, and it is created under a credit card agreement that complies in all material respects with all requirements of law applicable to FIA;

         o    all consents, licenses, authorizations of, or registrations with, any governmental authority that are required for its creation or the execution, delivery, or performance of the related credit card agreement have been duly obtained or made by FIA and are fully effective;

                                                  183

         o    immediately prior to being transferred to the master trust II trustee, the transferor has good and marketable title to it free and clear of all liens arising under or through the transferor (other than certain tax liens for taxes not then due or which FIA, BACCS or the transferor is contesting);

         o    it is the legal, valid, and binding payment obligation of the related obligor and is enforceable against that obligor in accordance with its terms (with certain bankruptcy-related exceptions); and

         o    it is an "account" under Article 9 of the UCC.

         "Excess Available Funds" means, for the BAseries for any month, the Available Funds allocable to the BAseries remaining after application to cover targeted deposits to the interest funding account, payment of the portion of the master trust II servicing fee allocable to the BAseries, and application to cover any defaults on principal receivables in master trust II allocable to the BAseries or any deficits in the nominal liquidation amount of the BAseries notes.

         "Excess Available Funds Percentage" for a month is determined by subtracting the Base Rate from the Portfolio Yield for that month.

         "Floating Investor Percentage" means, for any date of determination, a percentage based on a fraction, the numerator of which is the aggregate Available Funds Allocation Amounts for all series of notes for such date and the denominator of which is the greater of (a) the aggregate amount of principal receivables in master trust II at the end of the prior month and (b) the sum of the Investor Interests for all outstanding master trust II series of investor certificates on such date of determination.
However, for any month in which there is a new issuance of notes, an accretion of principal on discount notes, a release of prefunded amounts from a principal funding subaccount, an addition of accounts, or a removal of accounts where the receivables in such removed accounts approximately equal the initial
Investor Interest of a series of master trust II investor certificates that has been paid in full, the denominator described in clause (a) of the previous sentence will be, on and after such date, the aggregate amount of principal receivables in master trust II as of the beginning of the day on the most recently occurring event described above (after adjusting for the aggregate amount of principal receivables, if any, added to or removed from master trust II on such date).

         "Investor Default Amount" means, for any receivable, the product of:

         o    the Floating Investor Percentage on the day the applicable account became a Defaulted
              Account; and

         o    the Default Amount.

         "Investor Interest" means, for any date of determination:

         o    for the collateral certificate, the sum of the nominal liquidation amounts for each series of notes outstanding as of such date; and

                                                  184

         o    for all other series of master trust II investor certificates, the initial outstanding principal amount of the investor certificates of that series, less the amount of principal paid to the related investor certificateholders and the amount of unreimbursed charge-offs for uncovered defaults and reallocations of principal collections.

         "Investor Servicing Fee" has the meaning described in "Master Trust II—Servicing Compensation and Payment of Expenses" in this prospectus.

         "Master Trust II Portfolio" means the credit card accounts selected from the Bank Portfolio and included in master trust II as of the Cut-Off Date and, for additional accounts, as of the related date of their designation, based on the eligibility criteria set forth in the master trust II agreement and which accounts have not been removed from master trust II.

         "Master Trust II Termination Date" means, unless the servicer and the holder of the Transferor
Interest instruct otherwise, the earliest of:

         o    the first Business Day after the Distribution Date on which the outstanding amount of the interests in master trust II (excluding the Transferor Interest), if any, for each series outstanding is zero;

         o    December 31, 2024 or such later date as the servicer and the transferor may determine
              (which will not be later than August 31, 2034); or

         o    if the receivables are sold, disposed of or liquidated following the occurrence of an event of insolvency or receivership of Funding, immediately following such sale, disposition or liquidation.

         "Maximum Addition Amount" means, for any Addition Date, the number of accounts originated by
FIA and designated as additional accounts without prior rating agency confirmation of its then existing rating of any series of certificates outstanding which would either:

         o    for any three consecutive months be equal to the product of (i) 15% and (ii) the number of accounts designated to master trust II as of the first day of the calendar year during which such months commence; or

         o    for any twelve-month period be equal to the product of (i) 20% and (ii) the number of accounts designated to master trust II as of the first day of such twelve-month period.

However, if the aggregate principal balance in the additional accounts specified above, as the case may be, exceeds either (y) the product of (i) 15% and (ii) the aggregate amount of principal receivables determined as of the first day of the third preceding month minus the aggregate amount of principal receivables as of the date each such additional account was designated to master trust II in all of the accounts owned by the transferor that have been designated as additional accounts since the first day of the third preceding month, or (z) the product of (i) 20% and (ii) the aggregate amount of principal receivables determined as of the first day of the calendar year in which such Addition Date occurs minus the aggregate amount of principal receivables as of the date each such additional account was designated to master trust II in all of

                                                  185

the accounts owned by FIA that have been designated as additional accounts since the first day of such calendar year, the Maximum Addition Amount will be an amount equal to the lesser of the aggregate amount of principal receivables specified in either clause (y) or (z).

         "Minimum Aggregate Principal Receivables" for any date means an amount equal to the sum of the numerators used in the calculation of the Principal Investor Percentages for all outstanding series on that date.  For any series with an Investor Interest as of such date equal to the amount of funds on deposit in its principal funding account, the numerator used in the calculation of the investor percentage for such series will, solely for the purpose of this definition, be deemed to equal zero.

         "Minimum Transferor Interest" for any period means 4% of the average principal receivables for such period.  The transferor may reduce the Minimum Transferor Interest to not less than 2% of the average principal receivables for such period upon notification that such reduction will not cause a reduction or withdrawal of the rating of any outstanding investor certificates issued by master trust II that are rated by the rating agencies rating those investor certificates and certain other conditions as set forth in the master trust II agreement.

         "Monthly Interest Accrual Date" means, for any outstanding series, class or tranche of notes:

         o    each interest payment date for such series, class or tranche; and

         o    for any month in which no interest payment date occurs, the date in that month corresponding numerically to the next interest payment date for that series, class or tranche of notes, or in the case of a series, class or tranche of zero-coupon discount notes, the expected principal payment date for that series, class or tranche; but

                  —        for the month in which a series, class or tranche of notes is issued, the date of issuance of such series, class or tranche will be the first Monthly
                           Interest Accrual Date for such series, class or tranche of notes;

                  —        for the month next following the month in which a series, class or tranche of notes is issued, the first day of such month will be the first Monthly
                           Interest Accrual Date in such next following month for such series, class or tranche of notes;

                  —        any date on which proceeds from a sale of receivables following an event of default and acceleration of any series, class or tranche of notes are deposited into the interest funding account for such series, class or tranche of notes will be a Monthly Interest Accrual Date for such series, class or tranche of notes;

                  —        if there is no such numerically corresponding date in that month, then the
                           Monthly Interest Accrual Date will be the last Business Day of the month; and

                                                  186

                  —        if the numerically corresponding date in such month is not a Business Day for that class or tranche, then the Monthly Interest Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Interest Accrual Date will be the last
                           Business Day of the earlier month.

         "Monthly Principal Accrual Date" means for any outstanding series, class or tranche of notes:

         o    for any month in which the expected principal payment date occurs for such series, class or tranche, such expected principal payment date, or if that day is not a Business Day, the next following Business Day; and

         o    for any month in which no expected principal payment date occurs for such series, class or tranche, the date in that month corresponding numerically to the expected principal payment date for that series, class or tranche of notes (or for any month following the last expected principal payment date, the date in such month corresponding numerically to the preceding expected principal payment date for such series, class or tranche of notes); but

                  —        following a Pay Out Event, the second Business Day following such Pay Out
                           Event shall be a Monthly Principal Accrual Date;

                  —        any date on which prefunded excess amounts are released from any principal funding subaccount and deposited into the principal funding subaccount of any tranche of notes on or after the expected principal payment date for such tranche of notes will be a Monthly Principal Accrual Date for such tranche of notes;

                  —        any date on which proceeds from a sale of receivables following an event of default and acceleration of any series, class or tranche of notes are deposited into the principal funding account for such series, class or tranche of notes will be a Monthly Principal Accrual Date for such series, class or tranche of notes;

                  —        if there is no numerically corresponding date in that month, then the Monthly
                           Principal Accrual Date will be the last Business Day of the month; and

                  —        if the numerically corresponding date in such month is not a Business Day, the
                           Monthly Principal Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly
                           Principal Accrual Date will be the last Business Day of the earlier month.

         "Net Servicing Fee" has the meaning described in "Master Trust II—Servicing Compensation and
Payment of Expenses" in this prospectus.

                                                  187

         "Nominal Liquidation Amount Deficit" means, for any tranche of notes, the Adjusted Outstanding
Dollar Principal Amount minus the nominal liquidation amount of that tranche.

         "Pay Out Events" means, for a series of investor certificates (including the collateral certificate), the events described in "Master Trust II—Pay Out Events" in this prospectus and any other events described in the related prospectus supplement.

         "Performing" means, for any derivative agreement, that no payment default or repudiation by the derivative counterparty has occurred and such derivative agreement has not been terminated.

         "Permitted Investments" means:

         o    obligations of, or fully guaranteed by, the United States of America;

         o    time deposits or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which have the highest rating from Moody's, Standard & Poor's and, if rated by Fitch, Fitch;

         o    commercial paper having, at the time of master trust II's or the issuing entity's investment, a rating in the highest rating category from Moody's, Standard & Poor's and, if rated by Fitch, Fitch;

         o    bankers' acceptances issued by any depository institution or trust company described in the second clause above;

         o    money market funds which have the highest rating from, or have otherwise been approved in writing by, each rating agency;

         o    certain open end diversified investment companies; and

         o    any other investment if each rating agency confirms in writing that such investment will not adversely affect its then-current rating or ratings of the certificates or the notes.

         "Portfolio Yield" for a month is the annual rate equivalent of:

         o    the sum of:

                  —        Available Funds allocated to the BAseries for the related Transfer Date; plus

                  —        the net investment earnings, if any, in the interest funding subaccounts for notes of the BAseries on that Transfer Date; plus

                  —        any amounts to be treated as BAseries Available Funds remaining in interest funding subaccounts after a sale of receivables as described in

                                                  188

                           "Sources of Funds to Pay the Notes—Sale of Credit Card Receivables" in this prospectus;
                           plus

                  —        any shared excess available funds from any other series of notes; plus

                  —        the product of the servicer interchange allocated to the collateral certificate (as described in "Master Trust II—Servicing Compensation and
                           Payment of Expenses" in this prospectus) for that month times a fraction, the numerator of which is the Weighted Average Available Funds Allocation Amount
                           for the BAseries for that month and the denominator of which is the Weighted
                           Average Available Funds Allocation Amount for all series of notes for that month; minus

                  —        the excess, if any, of the shortfalls in the investment earnings on amounts in any principal funding accounts for notes of the BAseries over the sum of
                           (i) any withdrawals of amounts from the accumulation reserve subaccount and
                           (ii) any additional finance charge collections allocable to the BAseries, in each case, to cover the shortfalls as described under "Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—BAseries Available
                           Funds" in this prospectus; minus

                  —        the sum, for each day during that month, of the product of the Investor
                           Default Amounts for that day times the percentage equivalent of a fraction, the numerator of which is the Available Funds Allocation Amount for the
                           BAseries for that day and the denominator of which is the Available Funds
                           Allocation Amount for all series of notes for that day; divided by

         o    the Weighted Average Available Funds Allocation Amount of the BAseries for that month.

         "Principal Allocation Amount" means, on any date during any month for any tranche, class or series of notes (exclusive of (x) any notes within such tranche, class or series which will be paid in full during such month and (y) any notes which will have a nominal liquidation amount of zero during such month), an amount equal to the sum of (a) for any notes within such tranche, class or series of notes in a note accumulation period, the sum of the nominal liquidation amounts for such notes as of the close of business on the day prior to the commencement of the most recent note accumulation period for such notes, and (b) for all other notes outstanding within such tranche, class or series of notes,
(i) the sum of the nominal liquidation amounts for such notes, each as of the close of business on the last day of the immediately preceding month (or, for the first month for any such tranche of notes, the initial dollar principal amount of such notes), plus (ii) the aggregate amount of any increases in the nominal liquidation amount of such notes as a result of (x) the issuance of additional notes in an outstanding series, class or tranche of notes, (y) the accretion of principal on discount notes of such series, class or tranche, as applicable, or (z) the release of prefunded amounts (other than prefunded amounts deposited during such month) for such series, class or tranche, as applicable, from a principal funding subaccount, in each case during such month on or prior to such date.

                                                  189

         "Principal Investor Percentage" means, for any date of determination, a percentage based on a fraction, the numerator of which is the aggregate Principal Allocation Amounts for such date and the denominator of which is the greater of (a) the total principal receivables in master trust II at the end of the prior month and (b) the sum of the Investor Interests at the end of the prior month for all outstanding master trust II series of investor certificates on such date of determination.  However, this Principal Investor Percentage will be adjusted for certain Investor Interest increases, as well as additions and certain removals of accounts, during the related month.  In calculating the Principal
Investor Percentage, the Investor Interest is the sum of (i) for each tranche of notes which is not accumulating or paying principal, the Investor Interest at the end of the prior month and (ii) for each tranche of notes which is accumulating or paying principal, the Investor Interest prior to any reductions for accumulations or payments of principal.

         "Qualified Institution" means either:

         o    a depository institution, which may include the indenture trustee or the owner trustee (so long as it is a paying agent), organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, the deposits of which are insured by the FDIC and which at all times has a short-term unsecured debt rating in the applicable investment category of each rating agency; or

         o    a depository institution acceptable to each rating agency.

         "Rapid Amortization Period" means for Series 2001-D the period beginning on and including the pay out commencement date and ending on the earlier of the Series 2001-D termination date and the Master
Trust II Termination Date.

         "Removal Date" means the date of any removal of receivables in accounts removed from the Master
Trust II Portfolio.

         "Required Excess Available Funds" means, for any month, zero; provided, however, that this amount may be changed if the issuing entity (i) receives the consent of the rating agencies and
(ii) reasonably believes that the change will not have a material adverse effect on the notes.

         "Servicer Default" means any of the following events:

                  (a) failure by the servicer to make any payment, transfer or deposit, or to give instructions to the master trust II trustee to make certain payments, transfers or deposits, on the date the servicer is required to do so under the master trust II agreement or any series supplement (or within the applicable grace period, which will not exceed 10 Business
         Days);

                  (b) failure on the part of the servicer duly to observe or perform in any respect any other covenants or agreements of the servicer which has a material adverse effect on the certificateholders of any series issued and outstanding under master trust II and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on such certificateholders; or the delegation by the servicer of its duties under the master trust II agreement, except as specifically permitted thereunder;

                                                  190

                  (c) any representation, warranty or certification made by the servicer in the master trust II agreement, or in any certificate delivered pursuant to the master trust II agreement, proves to have been incorrect when made which has a material adverse effect on the certificateholders of any series issued and outstanding under master trust II, and which continues to be incorrect in any material respect for a period of 60 days after written notice and continues to have a material adverse effect on such certificateholders;

                  (d) the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer; or

                  (e) such other event specified in the accompanying prospectus supplement.

Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of 10 Business Days, or referred to under clause (b) or (c) for a period of 60 Business Days, will not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by an act of God or other similar occurrence.

         "Substitution Date" means October 20, 2006.

         "Transfer Date" means the Business Day immediately prior to the Distribution Date in each month.

         "Transferor Interest" means the interest in master trust II not represented by the investor certificates issued and outstanding under master trust II or the rights, if any, of any credit enhancement providers to receive payments from master trust II.

         "Transferor Percentage" means a percentage equal to 100% minus the aggregate investor percentages and, if applicable, the percentage interest of credit enhancement providers, for all series issued by master trust II that are then outstanding.

         "Unallocated Principal Collections" means any amounts collected in respect of principal receivables that are allocable to, but not paid to, Funding because the Transferor Interest is less than the Minimum Transferor Interest.

         "Weighted Average Available Funds Allocation Amount" means, for any month for any tranche, class or series of notes, the sum of the Available Funds Allocation Amount for such tranche, class or series, as applicable, as of the close of business on each day during such month divided by the actual number of days in such month.

         "Weighted Average Floating Allocation Investor Interest" means, for any month, the sum of the aggregate Available Funds Allocation Amounts for all series of notes as of the close of business on each day during such month divided by the actual number of days in such month.

         "Weighted Average Principal Allocation Amount" means, for any period for any tranche, class or series of notes, the sum of the Principal Allocation Amount for such series, class or tranche, as applicable, as of the close of business on each day during such period divided by the actual number of days in such period.

                                                  191

                                                      FIA Card Services, National Association
                                                         Sponsor, Servicer and Originator

                                                           BA Credit Card Funding, LLC
                                                              Transferor and Depositor

                                                              BA Credit Card Trust
                                                                 Issuing Entity

                                                                    BAseries
                                                                  $400,000,000
                                                              Class A(2007-1) Notes

                                                                   __________

                                                              PROSPECTUS SUPPLEMENT
                                                                   __________

                                                                  Underwriters

                                                         Banc of America Securities LLC
                                                                Barclays Capital
                                                                   Citigroup
                                                                  Credit Suisse

                                                                   __________

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus.  Such delivery obligations may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.